Exhibit 10.61

MASTER CREDIT FACILITY AGREEMENT
(SENIORS HOUSING)

BY AND BETWEEN

BORROWERS SIGNATORY HERETO

AND

KEYBANK NATIONAL ASSOCIATION

DATED AS OF

October 31, 2016

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS; SUMMARY OF TERMS		2

Section 1.01	Defined Terms	2
Section 1.02	Schedules, Exhibits, and Attachments Incorporated	2

ARTICLE 2 ADVANCES; COLLATERAL EVENTS		3

Section 2.01	Variable Advance and Fixed Advance	3
(a) Variable Advance		3
(b) Fixed Advance		3
Section 2.02	Advances	3
(a) Request		3
(b) Limitations on Executions		3
(c) Making Advances		4
Section 2.03	Advance Terms and Payments on Advances	5
(a) Debt Service Payments		5
(b) Capitalization of Accrued but Unpaid Interest		8
(c) Late Charges		8
(d) Default Rate		9
(e) Address for Payments		10
(f) Application of Payments		10
Section 2.04	Prepayment; Prepayment Lockout; Prepayment Premium	11
Section 2.05	Acceleration of Advances	12
Section 2.06	Application of Collateral	12
Section 2.07	Casualty and Condemnation	12
Section 2.08	No Effect on Payment Obligations	12
Section 2.09	Loss Resulting from Prepayment	12
Section 2.10	Collateral Events	13
(a) Conversion from Variable Note to Fixed Note		13
(b) Right to Obtain Releases of Mortgaged Property		13
(c) Right to Add Additional Mortgaged Properties as Collateral		13
(d) Right to Substitutions		13
(e) Limitation on Collateral Events		14
Section 2.11	Termination of Master Agreement	14
(a) Request		14
(b) Conditions Precedent		14
(c) Closing		14

ARTICLE 3 PERSONAL LIABILITY		15

Section 3.01	Non-Recourse Liability; Exceptions	15
Section 3.02	Personal Liability of Borrower	15
(a) Personal Liability Based on Lender’s Loss (Partial Recourse)		15
(b) Full Personal Liability (Full Recourse)		17

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Section 3.03	Personal Liability for Indemnity Obligations	18
Section 3.04	Lender’s Right to Forego Rights Against Mortgaged Property	18
Section 3.05	Borrower Agency Provisions	19
Section 3.06	Joint and Several Obligation; Cross-Guaranty	19
Section 3.07	Waivers With Respect to Other Borrower Secured Obligation	20
Section 3.08	No Impairment	24
Section 3.09	Election of Remedies	24
Section 3.10	Subordination of Other Obligations	25
Section 3.11	Insolvency and Liability of Other Borrower	26
Section 3.12	Preferences, Fraudulent Conveyances, Etc.	26
Section 3.13	Maximum Liability of Each Borrower	27
Section 3.14	Liability Cumulative	27

ARTICLE 4 BORROWER AND PROPERTY OPERATOR STATUS		27

Section 4.01	Representations and Warranties	27
(a) Due Organization and Qualification; Organizational Agreements		28
(b) Location		28
(c) Power and Authority		28
(d) Due Authorization		29
(e) Valid and Binding Obligations		30
(f) Effect of Master Agreement on Financial Condition		30
(g) Economic Sanctions, Anti-Money Laundering, and Anti-Corruption		30
(h) Single Purpose Status		31
(i) No Bankruptcies or Judgments		33
(j) No Actions or Litigation		34
(k) Payment of Taxes, Assessments, and Other Charges		34
(l) Not a Foreign Person		34
(m) ERISA		35
(n) Default Under Other Obligations		35
(o) Prohibited Person		35
(p) No Contravention; No Liens		36
(q) Lockbox Arrangement		36
(r) No Reliance		37
(s) Investment Company Act		37
(t) Licensing; Borrower/Property Operator Compliance with Laws		37
Section 4.02	Covenants	38
(a) Maintenance of Existence; Organizational Documents		38
(b) Economic Sanctions, Anti-Money Laundering, and Anti-Corruption		40
(c) Payment of Taxes, Assessments, and Other Charges		40
(d) Single Purpose Status		40
(e) ERISA		42
(f) Notice of Litigation or Insolvency		43
(g) Payment of Costs, Fees, and Expenses		43
(h) Restrictions on Distributions		44
(i) Lockbox Arrangement		44
(j) Confidentiality of Certain Information		44
(k) [Intentionally Deleted.]		45
(l) Borrower/Property Operator Compliance with Laws		45

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ARTICLE 5 THE ADVANCES		45

Section 5.01	Representations and Warranties	45
(a) Receipt and Review of Loan Documents		46
(b) No Default		46
(c) No Defenses		46
(d) Loan Document Taxes		46
Section 5.02	Covenants	46
(a) Ratification of Covenants; Estoppels; Certifications		46
(b) Further Assurances		47
(c) Sale of Advances		48
(d) Limitations on Further Acts of Borrower		49
(e) Financing Statements; Record Searches		49
(f) Loan Document Taxes		49
(g) Date-Down Endorsements		49
Section 5.03	Administrative Matters Regarding Advances	50
(a) Determination of Allocable Facility Amount and Valuations		50

ARTICLE 6 PROPERTY USE, PRESERVATION, AND MAINTENANCE		50

Section 6.01	Representations and Warranties	50
(a) Mortgaged Property Compliance with Laws; Permits and Licenses		51
(b) Operating Documents; Contracts; Resident Records		52
(c) Property Characteristics		52
(d) Property Ownership		52
(e) Condition of the Mortgaged Property		52
(f) Personal Property		53
(g) Medicaid Provider Agreement Representations		53
Section 6.02	Covenants	54
(a) Use of Property		54
(b) Property Maintenance		55
(c) Property Preservation		57
(d) Property Inspections		58
(e) Mortgaged Property Compliance with Laws		58
(f) Alterations to any Mortgaged Property		59
(g) Licensing		60
(h) Medicaid Provider Agreement		61
(i) Facility Operating Agreement		62
(j) Change in Property Operator		64
(k) Contracts		64
(l) All Representations and Covenants Deemed Borrower Responsibility		64
Section 6.03	Administration Matters Regarding the Property	65
(a) Property Management		65
(b) Subordination of Fees by Property Operator		65
(c) Property Condition Assessment		66

ARTICLE 7 LEASES AND RENTS		66

Section 7.01	Representations and Warranties	66
(a) Prior Assignment of Rents		66
(b) Prepaid Rents		66

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(c) Seniors Housing Facility Lease		67
Section 7.02	Covenants	68
(a) Leases		68
(b) Commercial Leases		68
(c) Payment of Rents		70
(d) Assignment of Rents		70
(e) Further Assignments of Leases and Rents		70
(f) Options to Purchase by Tenants		70
(g) Special Covenants Regarding Seniors Housing Facility Lease		70
Section 7.03	Administration Regarding Leases and Rents	73
(a) Material Commercial Lease Requirements		73
(b) Residential Lease Form		74
(c) Seniors Housing Facility Lease Structure Consideration		74

ARTICLE 8 BOOKS AND RECORDS; FINANCIAL REPORTING		74

Section 8.01	Representations and Warranties	74
(a) Financial Information		74
(b) No Change in Facts or Circumstances		75
Section 8.02	Covenants	75
(a) Obligation to Maintain Accurate Books and Records; Access; Discussions with Officers and Accountants		75
(b) Items to Furnish to Lender		76
(c) Audited Financials		81
(d) Delivery of Books and Records		81
Section 8.03	Administration Matters Regarding Books and Records and Financial Reporting	81
(a) Lender’s Right to Obtain Audited Books and Records		81
(b) Credit Reports; Credit Score		82

ARTICLE 9 INSURANCE		82

Section 9.01	Representations and Warranties	82
(a) Compliance with Insurance Requirements		82
(b) Property Condition		82
Section 9.02	Covenants	82
(a) Insurance Requirements		82
(b) Delivery of Policies, Renewals, Notices, and Proceeds		83
Section 9.03	Administration Matters Regarding Insurance	84
(a) Lender’s Ongoing Insurance Requirements		84
(b) Application of Proceeds on Event of Loss		84
(c) Payment Obligations Unaffected		87
(d) Foreclosure Sale		87
(e) Appointment of Lender as Attorney-In-Fact		87

ARTICLE 10 CONDEMNATION		87

Section 10.01	Representations and Warranties	87
(a) Prior Condemnation Action		87
(b) Pending Condemnation Actions		87

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Section 10.02	Covenants	88
(a) Notice of Condemnation		88
(b) Condemnation Proceeds		88
Section 10.03	Administration Matters Regarding Condemnation	88
(a) Application of Condemnation Awards		88
(b) Payment Obligations Unaffected		88
(c) Appointment of Lender as Attorney-In-Fact		89
(d) Preservation of Mortgaged Property		89

ARTICLE 11 LIENS, TRANSFERS, AND ASSUMPTIONS		89

Section 11.01	Representations and Warranties	89
(a) No Labor or Materialmen’s Claims		89
(b) No Other Interests		90
Section 11.02	Covenants	90
(a) Liens; Encumbrances		90
(b) Transfers		91
(c) Facility Operating Agreement		93
(d) No Other Indebtedness		94
(e) No Mezzanine Financing or Preferred Equity		94
Section 11.03	Administration Matters Regarding Liens, Transfers, and Assumptions	94
(a) Transfer of Collateral Pool		94
(b) Permitted Transfers of Ownership		96
(c) Estate Planning		97
(d) Termination or Revocation of Trust		98
(e) Death of Key Principal or Guarantor; Restricted Ownership Interest/Controlling Interest Transfer Due to Death		98
(f) [Intentionally Deleted.]		100
(g) Further Conditions on Transfers Requiring Lender’s Consent		100
(h) Additional Permitted Transfers		101

ARTICLE 12 IMPOSITIONS		103

Section 12.01	Representations and Warranties	103
(a) Payment of Taxes, Assessments, and Other Charges		103
Section 12.02	Covenants	104
(a)	Imposition Deposits, Taxes, and Other Charges	104
Section 12.03	Administration Matters Regarding Impositions	104
(a) Maintenance of Records by Lender		104
(b) Imposition Accounts		105
(c) Payment of Impositions; Sufficiency of Imposition Deposits		105
(d) Imposition Deposits Upon Event of Default		105
(e) Contesting Impositions		106
(f) Release to Borrower		106

ARTICLE 13 REPLACEMENT RESERVE AND REPAIRS		106

Section 13.01	Covenants	106
(a) Initial Deposits to Replacement Reserve Account and Repairs Escrow Account		106
(b) Monthly Replacement Reserve Deposits		106
(c) Payment for Replacements and Repairs		107

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(d) Assignment of Contracts for Replacements and Repairs		107
(e) Indemnification		107
(f) Amendments to Loan Documents		107
(g) Administrative Fees and Expenses		108
Section 13.02	Administration Matters Regarding Reserves	108
(a) Accounts, Deposits, and Disbursements		108
(b) Approvals of Contracts; Assignment of Claims		115
(c) Delays and Workmanship		116
(d) Appointment of Lender as Attorney-In-Fact		116
(e) No Lender Obligation		116
(f) No Lender Warranty		117

ARTICLE 14 DEFAULTS/REMEDIES		117

Section 14.01	Events of Default	117
(a) Automatic Events of Default		117
(b) Events of Default Subject to a Specified Cure Period		120
(c) Events of Default Subject to Extended Cure Period or Release		120
Section 14.02	Remedies	122
(a) Acceleration; Foreclosure		122
(b) Loss of Right to Disbursements from Collateral Accounts		122
(c) Remedies Cumulative		123
(d) Operations upon Event of Default; Lockbox Account		123
Section 14.03	Additional Lender Rights; Forbearance	124
(a) No Effect Upon Obligations		124
(b) No Waiver of Rights or Remedies		124
(c) Appointment of Lender as Attorney-In-Fact		125
(d) Borrower Waivers		126
Section 14.04	Waiver of Marshaling	127
Section 14.05	Severed Loan Documents	127

ARTICLE 15 MISCELLANEOUS		129

Section 15.01	Choice of Law; Consent to Jurisdiction	129
Section 15.02	Waiver of Jury Trial	129
Section 15.03	Notice	129
(a) Process of Serving Notice		129
(b) Change of Address		130
(c) Default Method of Notice		130
(d) Receipt of Notices		130
(e) Property Operator Notices		130
Section 15.04	Successors and Assigns Bound; Sale of Advances	131
(a) Binding Agreement		131
(b) Sale of Advances; Change of Servicer		131
Section 15.05	Counterparts	131
Section 15.06	Intentionally Deleted	131
Section 15.07	Relationship of Parties; No Third Party Beneficiary	131
(a) Solely Creditor and Debtor		131
(b) No Third Party Beneficiaries		131

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SCHEDULES & EXHIBITS

Schedules
Schedule 1	Definitions Schedule – General
Schedule 2	Summary of Master Terms
Schedule 3.1	Schedule of Advance Terms
Schedule 4.1	Prepayment Premium Schedule	Form 6104.11 [modified] [01-11]
Schedule 5	Required Replacement Schedule
Schedule 6	Required Repair Schedule
Schedule 7	General Conditions Schedule
Schedule 8	Property-Related Documents Schedule
Schedule 9	Conversion Schedule
Schedule 10	Mortgaged Property Release Schedule
Schedule 11	Mortgaged Property addition Schedule
Schedule 12	Intentionally Deleted
Schedule 13	Ownership Interests Schedule
Schedule 14	Future Advance Schedule
Schedule 15	Letter of Credit Schedule
Schedule 16	Exceptions to Representations and Warranties Schedule
Schedule 17	Waiver of Imposition Deposits	Form 6228 [modified] [04-12]
Schedule 18	Skilled Nursing Modifications	Form 6230.SRS.SN [modified] [05-16]
Schedule 18-A	Addenda to Schedule 2 (Seniors Housing – Skilled Nursing)	Form 6102.16.SRS.SN [modified] [05-16]
Schedule 19	Kansas – No Oral Agreements Certificate

Exhibits

Exhibit A	Mortgaged Properties
Exhibit B	Conversion Request
Exhibit C	Release Request
Exhibit D	Addition Request
Exhibit E	Future Advance Request
Exhibit F	Termination Request
Exhibit G	Annual Certification (Borrower)
Exhibit H	Annual Certification (Guarantor)
Exhibit I	Confirmation of Guaranty
Exhibit J	Confirmation of Environmental Indemnity Agreement
Exhibit K	Compliance Certificate
Exhibit L-1	Organizational Certificate (Borrower)
Exhibit L-2	Organizational Certificate (Guarantor)
Exhibit M	Confirmation of Obligations

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MASTER CREDIT FACILITY AGREEMENT

(SENIORS HOUSING)

This MASTER CREDIT FACILITY AGREEMENT (SENIORS HOUSING) (as amended, restated, replaced, supplemented, or otherwise modified from time to time, and further defined in the Definitions Schedule, the “Master Agreement”) is made as of October 31, 2016, by and among (i) the entities identified as Borrower on the Summary of Master Terms, each a Delaware limited liability company, and (ii) KEYBANK NATIONAL ASSOCIATION, a national banking association, as Lender.

RECITALS:

A.          Borrower owns one (1) or more Multifamily Residential Properties as more particularly described in Exhibit A to this Master Agreement.

B.           Borrower has requested that Lender make a loan in favor of Borrower, comprised of a $30,000,000 Variable Advance, and a $0 Fixed Advance. Future Advances may be made by Lender to Borrower in accordance with the terms of this Master Agreement.

C.           To secure the obligations of Borrower under this Master Agreement and the other Loan Documents, Borrower shall create a Collateral Pool in favor of Lender. The Collateral Pool shall be comprised of (i) the Multifamily Residential Properties listed on Exhibit A and (ii) any other collateral pledged to Lender from time to time by Borrower pursuant to this Master Agreement or any other Loan Documents.

D.           Each Note and Security Document shall be cross-defaulted (i.e., a default under any Note, Security Document or this Master Agreement shall constitute a default under each other Note and Security Document and under this Master Agreement) and cross-collateralized (i.e., each Security Instrument shall secure all of Borrower’s obligations under each Note, this Master Agreement, and the other Loan Documents). It is the intent of the parties to this Master Agreement that, upon the occurrence and during the continuance of an Event of Default, Lender may accelerate any Note without the obligation but with the right to accelerate any other Note and that in the exercise of its rights and remedies under the Loan Documents, Lender may exercise and perfect any and all of its rights and remedies in and under the Loan Documents with regard to any Mortgaged Property without the obligation but with the right to exercise and perfect its rights and remedies with respect to any other Mortgaged Property. Subject to the limitations set forth in the Security Instruments, any such exercise shall be without regard to the Allocable Facility Amount assigned to such Mortgaged Property. Subject to the limitations set forth in the Security Instruments, Lender may recover an amount equal to the full amount Outstanding in respect of any of the Notes in connection with such exercise and any such amount shall be applied to the Indebtedness as determined by Lender pursuant to the terms of this Master Agreement, the Notes, and the other Loan Documents.

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E.           It is the intent of the parties that, notwithstanding anything to the contrary herein or the existence of any cash management system maintained by Borrower, and/or Guarantor or Borrower Affiliates or the provision by Guarantor of the Guaranty, Lender is making Advances to Borrower (not to Guarantor or Borrower Affiliates). Lender has underwritten the making of the Advances based on its analysis of the value of the Collateral. In making the Advances, Lender is relying on each Borrower being and maintaining itself as a Single Purpose entity whose sole asset is its Mortgaged Property and ancillary property related thereto. Lender acknowledges that it views its credit risk as the performance and value of the Mortgaged Properties and it views the Guaranty as independent supplemental support in the event that one of the exceptions to the non-recourse events occurs.

F.           Subject to the terms, conditions, and limitations of this Master Agreement, Lender has agreed to make the Advances.

G.           It is anticipated that Lender shall assign each Advance made hereunder to Fannie Mae; however Fannie Mae shall not assume (i) any of the obligations of Lender, if any, under this Master Agreement to make Future Advances, or (ii) any of the obligations of Lender which are servicing obligations delegated to Lender as servicer of the Advances.

NOW, THEREFORE, in consideration of Borrower and Lender entering into this Master Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereby covenant, agree, represent, and warrant as follows:

AGREEMENTS:

ARTICLE 1
DEFINITIONS; SUMMARY OF TERMS

Section 1.01            Defined Terms.

Capitalized terms not otherwise defined in the body of this Master Agreement shall have the meanings set forth in the Definitions Schedule attached to this Master Agreement.

Section 1.02            Schedules, Exhibits, and Attachments Incorporated.

The schedules, exhibits, and any other addenda or attachments are incorporated fully into this Master Agreement by this reference and each constitutes a substantive part of this Master Agreement.

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ARTICLE 2
ADVANCES; COLLATERAL EVENTS

Section 2.01             Variable Advance and Fixed Advance.

Subject to the terms, conditions, and limitations of this Master Agreement:

(a)          Variable Advance.

Lender agrees to make Variable Advances to Borrower in accordance with the terms and provisions of this Master Agreement. Future Advances may be made pursuant to Section 2.02(c)(2) (Future Advances). Pursuant to the terms of Section 2.10(a) (Conversion from Variable Note to Fixed Note), Borrower may convert a Variable Note to a Fixed Note.

(b)          Fixed Advance.

Lender agrees to make Fixed Advances to Borrower in accordance with the terms and provisions of this Master Agreement. Future Advances may be made pursuant to Section 2.02(c)(2) (Future Advances).

Section 2.02            Advances.

(a)          Request.

Assuming Advances are available to Borrower under this Master Agreement and this Section 2.02 (Advances), Borrower shall request a Future Advance by giving Lender a Future Advance Request. The Future Advance Request shall indicate whether the Request is for a Fixed Advance or Variable Advance or more than one type of Advance.

(b)          Limitations on Executions.

Notwithstanding anything in this Master Agreement or any other Loan Document to the contrary, any Future Advance (whether a Variable Advance or a Fixed Advance) and any Conversion of an Advance shall be subject to the precondition that Lender must confirm with Fannie Mae that Fannie Mae is generally offering to purchase in the marketplace advances of the execution type requested by Borrower at the time of the Request and at the time the rate for such Advance is locked. In the event Fannie Mae is not purchasing advances of the type requested by Borrower, Lender agrees to offer, to the extent available from Fannie Mae, alternative advance executions based on the types of executions Fannie Mae is generally offering to purchase in the marketplace at that time. Any alternative execution offered would be subject to mutually agreeable documentation necessary to implement the terms and conditions of such alternative execution.

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(c)         Making Advances.

(1)          Initial Advances.

Assuming conditions of Lender have been met prior to or as of the date of this Master Agreement, Lender shall make the Initial Advance(s) to Borrower.

(2)          Future Advances.

(A)         Subject to Section 2.02(b) (Limitations on Executions) and satisfaction of the terms in the Future Advance Schedule, Borrower may request a Future Advance. Lender is not committing in this Master Agreement to make a Future Advance and any Future Advance will be at the option of Lender except for an Advance provided in the proviso of Section 2.02(c)(2)(B) (Future Advances) below, subject to the requirements of such proviso and this Master Agreement. Once made, any Future Advance shall be subject to this Master Agreement in all respects and shall be secured by the Security Instruments encumbering the Mortgaged Properties.

(B)         Any Future Advance shall be made in connection with the Addition of Additional Mortgaged Properties; provided, however, Borrower may request that a Future Advance made pursuant to Section 2.02(c)(2)(A) (Future Advances) above be made without the Addition of Additional Mortgaged Property based on decreases in the Aggregate Loan to Value Ratio and increases in the Aggregate Debt Service Coverage Ratio (or based on the difference between (x) the Aggregate Loan to Value Ratio and Aggregate Debt Service Coverage Ratio and (y) the Coverage and LTV Tests) as determined by Lender in accordance with the Future Advance Schedule and the Underwriting and Servicing Requirements subject to the terms of this Section 2.02(c)(2) (Future Advances) and Section 2.02(b) (Limitations on Executions). Such Future Advance under this paragraph (B) shall be made during the period ending on the Fifth Anniversary but not more than once annually during the Term of this Master Agreement.

(C)         All Future Advances must satisfy the terms of the Future Advance Schedule and any addition of Additional Mortgaged Property shall satisfy the terms of the Mortgaged Property Addition Schedule.

(D)         [Intentionally deleted.]

(E)         [Intentionally deleted.]

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(F)         Notwithstanding anything to the contrary in this Master Agreement, no Future Advance or Conversion shall be permitted unless immediately after such Future Advance or Conversion the Advances then Outstanding will not exceed one hundred percent (100%) of the aggregate fair market value of all real property securing such Advances (where fair market value is determined for these purposes based upon a current Appraisal or some other commercially reasonable valuation method).

(3)         Closing of Future Advance.

If the conditions set forth in this Section 2.02 (Advances) and the Future Advance Schedule are satisfied (and, if applicable, all conditions set forth on the Mortgaged Property Addition Schedule are satisfied), Lender shall make the requested Future Advance on an Effective Date mutually agreed to by Lender and Borrower (or on such other date as Borrower and Lender may agree).

Section 2.03           Advance Terms and Payments on Advances.

(a)          Debt Service Payments.

(1)         Short Month Interest.

If the date the proceeds of an Advance are disbursed is any day other than the first day of the month, interest for the period beginning on the disbursement date and ending on and including the last day of the month in which the disbursement occurs shall be payable by Borrower on the date the Advance proceeds are disbursed. In the event that the disbursement date is not the same as the Effective Date, then:

(A)         the disbursement date and the Effective Date must be in the same month, and

(B)         the Effective Date shall not be the first day of the month.

(2)          Interest Accrual and Computation; Amortization; Interest Rate Cap.

(A)         Except as provided in Section 2.03(a)(1) (Short Month Interest), interest shall be paid in arrears. Except as otherwise provided in this Master Agreement, for Fixed Advances, interest shall accrue at the Interest Rate until fully paid; and for Variable Structured ARM Advances, interest shall accrue at the Adjustable Rate until fully paid. If the Interest Accrual Method is “Actual/360,” Borrower acknowledges and agrees that the amount allocated to interest for each month will vary depending on the actual number of calendar days during such month.

(B)         With respect to any Variable Structured ARM Advances, the following provisions shall apply:

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(i)          The Initial Adjustable Rate shall be effective until the first Rate Change Date. Thereafter, the Adjustable Rate shall change on each Rate Change Date based on fluctuations in the Current Index.

(ii)         Each amortizing Monthly Debt Service Payment shall include a principal payment equal to the Fixed Monthly Principal Component.

(iii)        Before each Payment Change Date, Lender shall notify Borrower of any change in the Adjustable Rate and the amount of the next Monthly Debt Service Payment.

(iv)        If Lender determines at any time that it has miscalculated the amount of a Monthly Debt Service Payment (whether because of a miscalculation of the Adjustable Rate or otherwise), then Lender shall give notice to Borrower of the corrected amount of the Monthly Debt Service Payment (and the corrected Adjustable Rate, if applicable) and (1) if the corrected amount of the Monthly Debt Service Payment represents an increase, then Borrower shall, within thirty (30) calendar days thereafter, pay to Lender any sums that Borrower would have otherwise been obligated to pay to Lender had the amount of the Monthly Debt Service Payment not been miscalculated, or (2) if the corrected amount of the Monthly Debt Service Payment represents a decrease and Borrower is not otherwise in default under any of the Loan Documents, then Borrower shall thereafter be paid the sums that Borrower would not have otherwise been obligated to pay to Lender had the amount of the Monthly Debt Service Payment not been miscalculated.

(v)         [Intentionally Deleted]

(vi)        If required by Lender, to protect against fluctuations in interest rates during the Term of this Master Agreement, Borrower shall enter into the Cap Security Agreement. Pursuant to the terms of the Cap Security Agreement, Borrower shall make arrangements for a LIBOR-based interest rate cap in form and substance satisfactory to Lender with a counterparty satisfactory to Lender (“Interest Rate Cap”) to be in place and maintained at all times with respect to any Variable Advance which has been funded and remains Outstanding. The seller of the Interest Rate Cap (seller and its transferees and assigns, the “Counterparty”) shall be a financial institution meeting the minimum requirements for hedge counterparties acceptable to Lender. The Interest Rate Cap shall have a minimum initial term of three (3) years. The minimum term for all replacement Interest Rate Caps shall be the lesser of three (3) years or the remaining term of the Variable Advance, as further set forth in the Cap Security Agreement. Borrower shall be required to make Monthly Deposits (as defined in the Cap Security Agreement) to be held in an Interest Rate Cap Reserve Escrow Account (as defined in the Cap Security Agreement). As set forth in the Cap Security Agreement, Borrower agrees to pledge its right, title, and interest in the Interest Rate Cap to Lender as additional collateral for the Indebtedness.

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Notwithstanding the foregoing, Borrower may elect to obtain an interest rate swap in lieu of an Interest Rate Cap to satisfy the hedging requirements set forth above. Such interest rate swap shall be with a counterparty approved by Lender and on such forms as are reasonably approved by Lender. In connection with such interest rate swap, Borrower shall enter into a “Hedge Security Agreement” in the form required by Fannie Mae.

(C)         The amortization and payment of interest (and principal, if applicable) for each Advance shall be determined at the Effective Date of each Advance.

(3)          Monthly Debt Service Payments.

Consecutive monthly debt service installments (comprised of either interest only or principal and interest, depending on the Amortization Type), each in the amount of the applicable Monthly Debt Service Payment for an Advance, shall be due and payable on the First Payment Date, and on each Payment Date thereafter until the Maturity Date of such Advance, at which time all Indebtedness relating to such Advance shall be due. Any regularly scheduled Monthly Debt Service Payment that is received by Lender before the applicable Payment Date shall be deemed to have been received on such Payment Date solely for the purpose of calculating interest due. All payments made by Borrower under this Master Agreement shall be made without set-off, counterclaim, or other defense.

(4)          Payment at Maturity.

(A)         The unpaid principal balance of an Advance, any Accrued Interest thereon, and all other Indebtedness relating to such Advance shall be due and payable on the applicable Maturity Date for such Advance.

(B)         Except in connection with a complete repayment of all Advance(s), if Borrower pays any Advances at maturity of such Advance and requests a Release of any Mortgaged Property, such Release shall be subject to the Release Price and release tests in the Mortgaged Property Release Schedule.

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(5)         Maturity Dates.

(A)         The Maturity Date of each Variable Advance shall be specified by Borrower for such Variable Advance, provided that such Maturity Date shall be no earlier than the date that is the first day of the month following the date five (5) years after the Effective Date of such Variable Advance and no later than the date that is the first day of the month following the date ten (10) years after the Effective Date of such Variable Advance provided no Maturity Date shall exceed the date that is the first day of the month following the date ten (10) years after the Initial Effective Date.

(B)         The Maturity Date of each Fixed Advance shall be specified by Borrower for such Fixed Advance, provided that such Maturity Date shall be no earlier than the date that is the first day of the month following the date five (5) years after the Effective Date for such Fixed Advance and no later than the date that is the first day of the month following the date ten (10) years after the Effective Date of such Fixed Advance provided no Maturity Date shall exceed the date that is the first day of the month following the date ten (10) years after the Initial Effective Date.

(6)         Interest Rate Type; Notes.

(A)         The obligation of Borrower to repay each Variable Advance shall be evidenced by one or more separate Variable Notes. Each Variable Note shall be payable to the order of Lender and shall be made in the original principal amount of such Variable Advance.

(B)         The obligation of Borrower to repay each Fixed Advance shall be evidenced by one or more separate Fixed Notes. The Fixed Note shall be payable to the order of Lender and shall be made in the original principal amount of such Fixed Advance.

(b)         Capitalization of Accrued but Unpaid Interest.

Any accrued and unpaid interest on an Advance remaining past due for thirty (30) days or more may, at Lender’s election, be added to and become part of the unpaid principal balance of such Advance.

(c)          Late Charges.

(1)         If any Monthly Debt Service Payment due hereunder is not received by Lender within ten (10) days after the applicable Payment Date, or any amount payable under this Master Agreement (other than the payment due on the applicable Maturity Date for repayment of an Advance in full) or any other Loan Document is not received by Lender within ten (10) days after the date such amount is due, inclusive of the date on which such amount is due, Borrower shall pay to Lender, immediately without demand by Lender, the Late Charge.

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(2)         The Late Charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 2.03(d) (Default Rate).

(3)         Borrower acknowledges and agrees that:

(A)         its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Advances;

(B)         it is extremely difficult and impractical to determine those additional expenses;

(C)         Lender is entitled to be compensated for such additional expenses; and

(D)         the Late Charge represents a fair and reasonable estimate, taking into account all circumstances existing on the date hereof, of the additional expenses Lender will incur by reason of any such late payment.

(d)         Default Rate.

(1)         Default interest shall be paid as follows:

(A)         If any amount due in respect of an Advance (other than amounts due on the Maturity Date) remains past due for thirty (30) days or more, interest on such unpaid amount(s) shall accrue from the date payment is due at the Default Rate and shall be payable upon demand by Lender.

(B)         If any Indebtedness due is not paid in full on the applicable Maturity Date, then interest shall accrue at the Default Rate on all such unpaid amounts from such Maturity Date until fully paid and shall be payable upon demand by Lender.

Absent a demand by Lender, any such amounts shall be payable by Borrower in the same manner as provided for the payment of Monthly Debt Service Payments. To the extent permitted by Applicable Law, interest shall also accrue at the Default Rate on any judgment obtained by Lender against Borrower in connection with the Advances. To the extent Borrower or any other Person is vested with a right of redemption, interest shall continue to accrue at the Default Rate during any redemption period until such time as the Mortgaged Property has been redeemed.

(2)         Borrower acknowledges and agrees that:

(A)         its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Advances; and

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(B)         in connection with any failure to timely pay all amounts due in respect of an Advance on the applicable Maturity Date, or during the time that any amount due in respect of an Advance is delinquent for more than thirty (30) days:

(i)          Lender’s risk of nonpayment of the Advance will be materially increased;

(ii)         Lender’s ability to meet its other obligations and to take advantage of other investment opportunities will be adversely impacted;

(iii)        Lender will incur additional costs and expenses arising from its loss of the use of the amounts due;

(iv)        it is extremely difficult and impractical to determine such additional costs and expenses;

(v)         Lender is entitled to be compensated for such additional risks, costs, and expenses; and

(vi)        the increase from the Interest Rate to the Default Rate represents a fair and reasonable estimate of the additional risks, costs, and expenses Lender will incur by reason of Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquency on the Advance (taking into account all circumstances existing on the applicable Effective Date).

(e)          Address for Payments.

All payments due pursuant to the Loan Documents shall be payable at Lender’s Payment Address, or such other place and in such manner as may be designated from time to time by written notice to Borrower by Lender.

(f)          Application of Payments.

Subject to the terms of Section (d) (Application of Release Price) of the Mortgaged Property Release Schedule, if at any time Lender receives, from Borrower or otherwise, any payment in respect of the Indebtedness that is less than all amounts due and payable at such time, then Lender may apply such payment to amounts then due and payable in any manner and in any order determined by Lender or hold in suspense and not apply such amount at Lender’s election. Neither Lender’s acceptance of a payment that is less than all amounts then due and payable, nor Lender’s application of, or suspension of the application of, such payment, shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Borrower’s obligations under this Master Agreement and the other Loan Documents shall remain unchanged.

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Section 2.04            Prepayment; Prepayment Lockout; Prepayment Premium.

(a)          Subject to the terms and conditions of the applicable Prepayment Premium Schedule and the requirements relating to application of the Release Price set forth in the Mortgaged Property Release Schedule, Notes are prepayable in whole or in part, provided that Borrower shall not make a voluntary full or partial prepayment of a Note during any Prepayment Lockout Period, if any. Except as expressly provided in this Master Agreement (including as provided in the Prepayment Premium Schedule applicable to such Note), a Prepayment Premium calculated in accordance with the Prepayment Premium Schedule applicable to such Note shall be payable in connection with any prepayment of such Note.

(b)          If a Prepayment Lockout Period applies to the applicable Note, and during such Prepayment Lockout Period Lender accelerates the unpaid principal balance of the Note or otherwise applies collateral held by Lender to the repayment of any portion of the unpaid principal balance of the Note, the Prepayment Premium shall be due and payable and equal to the amount obtained by multiplying the percentage indicated (if at all) in the Prepayment Premium Schedule for such Note by the amount of principal being prepaid at the time of such acceleration or application.

(c)          In connection with any such voluntary prepayment, Borrower acknowledges and agrees that interest shall always be calculated and paid through the last day of the month in which the prepayment occurs (even if the Permitted Prepayment Date for such month is not the last day of such month, or if Lender approves prepayment on an Intended Prepayment Date that is not a Permitted Prepayment Date). Borrower further acknowledges that Lender is not required to accept a voluntary prepayment of a Note on any day other than a Permitted Prepayment Date. However, if Lender does approve an Intended Prepayment Date that is not a Permitted Prepayment Date and accepts a prepayment on such Intended Prepayment Date, such prepayment shall be deemed to be received on the immediately following Permitted Prepayment Date. If Borrower fails to prepay the applicable Note (or such portion of the Note as is intended to be prepaid) on the Intended Prepayment Date for any reason (including on any Intended Prepayment Date that is approved by Lender) and such failure either continues for five (5) Business Days, or into the following month, Lender shall have the right to recalculate the payoff amount. If Borrower prepays a Note either in the following month or more than five (5) Business Days after the Intended Prepayment Date that was approved by Lender, Lender shall also have the right to recalculate the payoff amount based upon the amount of such payment and the date such payment was received by Lender. Borrower shall immediately pay to Lender any additional amounts required by any such recalculation.

(d)          After receipt of a partial prepayment, Lender shall re-calculate the Monthly Debt Service Payment based upon the remaining unpaid principal balance of the applicable Note for each subsequent monthly debt service installment due under such Note. For amortizing Advances, the subsequent Monthly Debt Service Payments shall be calculated by amortizing the remaining unpaid principal balance of the applicable Note over the Remaining Amortization Period utilizing the Fixed Rate and the Interest Accrual Method set forth in the applicable Schedule of Advance Terms. Lender shall notify Borrower of the new required Monthly Debt Service Payment following receipt of a partial prepayment and Borrower shall execute any amendment requested by Lender to evidence such new required monthly installment(s).

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Section 2.05            Acceleration of Advances.

Upon acceleration of any Advance in accordance with the terms of the Loan Documents, Borrower shall pay to Lender:

(a)          the entire unpaid principal balance of the Advances;

(b)          all Accrued Interest (calculated through the last day of the month in which the acceleration occurs);

(c)          the Prepayment Premium, if any; and

(d)          all other Indebtedness.

Section 2.06            Application of Collateral.

Any application by Lender of any collateral or other security to the repayment of all or any portion of the unpaid principal balance of the Advances prior to the Maturity Date in accordance with the Loan Documents shall be deemed to be a prepayment by Borrower. Any such prepayment shall require the payment to Lender by Borrower of the Prepayment Premium calculated on the amount being prepaid in accordance with this Master Agreement and applied in accordance with Section (d) (Application of Release Price) of the Mortgaged Property Release Schedule.

Section 2.07             Casualty and Condemnation.

Notwithstanding any provision of this Master Agreement to the contrary, no Prepayment Premium shall be payable with respect to any prepayment occurring as a result of the application of any insurance proceeds or amounts received in connection with a Condemnation Action in accordance with this Master Agreement.

Section 2.08            No Effect on Payment Obligations.

Unless otherwise expressly provided in this Master Agreement, any prepayment required by any Loan Document of less than the entire unpaid principal balance of the Advance(s) shall not extend or postpone the due date of any subsequent Monthly Debt Service Payments, Monthly Replacement Reserve Deposit, or other payment.

Section 2.09            Loss Resulting from Prepayment.

In any circumstance in which a Prepayment Premium is due under this Master Agreement, Borrower acknowledges that:

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(a)          any prepayment of the unpaid principal balance of any Advance, whether voluntary or involuntary, or following the occurrence of an Event of Default by Borrower, will result in Lender’s incurring loss, including reinvestment loss, additional risk, expense, and frustration or impairment of Lender’s ability to meet its commitments to third parties;

(b)          it is extremely difficult and impractical to ascertain the extent of such losses, risks and damages;

(c)          the formula for calculating the Prepayment Premium represents a reasonable estimate of the losses, risks, and damages Lender will incur as a result of a prepayment; and

(d)          the provisions regarding the Prepayment Premium contained in this Master Agreement are a material part of the consideration for this Master Agreement, and that the terms of this Master Agreement are in other respects more favorable to Borrower as a result of Borrower’s voluntary agreement to such prepayment provisions.

Section 2.10            Collateral Events

(a)          Conversion from Variable Note to Fixed Note.

Subject to and in accordance with the terms and conditions of the Conversion Schedule, Borrower shall have the right, from time to time during the Conversion Availability Period, to convert all or any portion of a Variable Note to a Fixed Note.

(b)         Right to Obtain Releases of Mortgaged Property.

Subject to and in accordance with the terms and conditions of the Mortgaged Property Release Schedule, Borrower shall have the right from time to time to obtain a release of one or more Mortgaged Properties (a “Release”) from the Collateral Pool.

(c)          Right to Add Additional Mortgaged Properties as Collateral.

Subject to and in accordance with the terms and conditions of the Mortgaged Property Addition Schedule, Borrower shall have the right, from time to time to add one or more Additional Mortgaged Properties (an “Addition”) to the Collateral Pool.

(d)          Right to Substitutions.

Subject to and in accordance with the terms and conditions of the Mortgaged Property Release Schedule and the Mortgaged Property Addition Schedule, Borrower shall have the right to obtain the release of one or more Mortgaged Properties by replacing such Mortgaged Property with one (1) or more Additional Mortgaged Properties that meet the requirements of this Master Agreement thereby effecting a “Substitution” of Collateral.

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(e)          Limitation on Collateral Events.

Notwithstanding anything to the contrary in this Master Agreement, no Collateral Event (other than a Conversion) shall be permitted unless immediately after such Collateral Event the Advances then Outstanding will not exceed one hundred percent (100%) of the aggregate fair market value of all real property securing such Advances (where fair market value is determined for these purposes based upon a current Appraisal or some other commercially reasonable valuation method as determined by Lender).

Section 2.11            Termination of Master Agreement.

Subject to the terms and conditions set forth below, Borrower shall have the right to terminate this Master Agreement and receive a Release of all of the Collateral.

(a)          Request.

To terminate this Master Agreement, Borrower shall deliver a Termination Request to Lender, which request Borrower shall have the right to rescind at any time prior to the Effective Date of the Termination.

(b)          Conditions Precedent.

The right of Borrower to terminate this Master Agreement and to receive a Release of all of the Collateral from the Collateral Pool and Lender’s obligation to execute and deliver the Termination Documents on the Effective Date are subject to the following conditions precedent:

(1)         receipt by Lender of the fully executed Termination Request;

(2)         payment by Borrower in full of each Note Outstanding on the Effective Date, including any associated Prepayment Premiums or other amounts due under each Note and all of the other amounts owing by Borrower to Lender under this Master Agreement and the Other Loan Documents (it being agreed that no Release Fee shall be payable in connection with such a termination); and

(3)         payment by Borrower of Lender’s and Fannie Mae’s reasonable third party out-of-pocket fees and expenses payable in accordance with this Master Agreement, including Lender’s and Fannie Mae’s legal fees and expenses.

(c)          Closing.

If all conditions precedent contained in this Section 2.11 (Termination of Master Agreement) are satisfied, this Master Agreement shall terminate, and Lender shall cause all of the Collateral to be Released on an Effective Date mutually selected by Borrower and Lender, within thirty (30) Business Days after all of the conditions with respect to such Termination Request have been satisfied (or on such other date as Borrower and Lender may agree), and all applicable parties shall execute and deliver, all at the sole cost and expense of Borrower, the Termination Documents.

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ARTICLE 3
PERSONAL LIABILITY

Section 3.01            Non-Recourse Liability; Exceptions.

Except as otherwise provided in this Article 3 (Personal Liability) or in any other Loan Document, none of Borrower, or any director, officer, manager, member, partner, shareholder, trustee, trust beneficiary, or employee of Borrower, shall have personal liability under this Master Agreement or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents, and Lender’s only recourse for the satisfaction of such Indebtedness and the performance of such obligations shall be Lender’s exercise of its rights and remedies with respect to the Mortgaged Properties and any other Collateral held by Lender as security for the Indebtedness. This limitation on Borrower’s liability shall not limit or impair Lender’s enforcement of its rights against Guarantor under any Loan Document.

Section 3.02            Personal Liability of Borrower

(a)          Personal Liability Based on Lender’s Loss (Partial Recourse).

Borrower shall be personally liable to Lender for the repayment of the portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of, subject to any notice and cure period, if any, or in any manner relating to:

(1)         failure to pay as directed by Lender upon demand after an Event of Default (to the extent actually received by Borrower or Affiliated Property Operator):

(A)         all Rents to which Lender is entitled under the Loan Documents; and

(B)         the amount of all security deposits then held or thereafter collected from tenants and not properly applied pursuant to the applicable Leases;

(2)         failure to maintain all insurance policies required by the Loan Documents, except to the extent Lender has the obligation to pay the premiums pursuant to Section 12.03(c) (Payment of Impositions; Sufficiency of Imposition Deposits);

(3)         failure to apply all insurance proceeds received by Borrower or Affiliated Property Operator or any amounts received by Borrower or Affiliated Property Operator in connection with a Condemnation Action as required by the Loan Documents;

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(4)         failure to comply with any provision of this Master Agreement or any other Loan Document relating to the delivery of books and records, statements, schedules, and reports;

(5)         except to the extent directed otherwise by Lender pursuant to Section 3.02(a)(1) (Personal Liability Based on Lender’s Loss (Partial Recourse)), failure to apply Rents to the ordinary and necessary expenses of owning or operating, as applicable, the Mortgaged Properties and Debt Service Amounts, as and when each is due and payable, except that Borrower will not be personally liable with respect to Rents that are distributed by Borrower in any Calendar Year if Borrower has paid all ordinary and necessary expenses of owning or operating, as applicable, the Mortgaged Properties and Debt Service Amounts for such Calendar Year;

(6)         waste or abandonment of any Mortgaged Property; or

(7)         grossly negligent or reckless unintentional material misrepresentation or omission by Borrower, Affiliated Property Operator, Guarantor, Key Principal, or any officer, director, partner, manager, member, shareholder, or trustee of Borrower, Affiliated Property Operator, Guarantor, or Key Principal (not including shareholders of HTI who do not otherwise Control or have a direct Ownership Interest in Borrower, Affiliated Property Operator, Guarantor, or Key Principal) in connection with on-going financial or other reporting required by the Loan Documents, or any request for action or consent by Lender;

(8)         failure to cause the renewal, continuation, extension, or maintenance of all Licenses or, if any Licenses are to be transferred to a transferee approved by Lender, failure to cause such Licenses to be transferred or reissued within the period of time required under Applicable Law and to provide to Lender written notice of such transfer including copies of the newly issued Licenses;

(9)         revocation or termination without Lender’s consent of the standing instructions from Borrower or Property Operator to the depositary bank pursuant to the Depositary Agreement, if any; or

(10)        failure to comply with each of the Single Purpose requirements of Section 4.02(d)(3), (4) and (7)-(15) (Borrower Status – Covenants – Single Purpose Status) of this Master Agreement (subject to possible full recourse liability as set forth in Section 3.02(b)(1) (Full Personal Liability (Full Recourse)); provided, however, no such recourse liability shall arise until the expiration of the cure periods set forth in this Section 3.02(a)(10) (Personal Liability Based on Lender’s Loss (Partial Recourse)). Borrower must deliver on an annual basis or upon Lender’s written request, a certification as to compliance with the covenants set forth in Section 4.02(d) (Borrower Status – Covenants – Single Purpose Status). If Borrower breaches a covenant set forth in Section 4.02(d) (Borrower Status – Covenants – Single Purpose Status), then, if such breach can be cured, Borrower shall have thirty (30) days from the earlier of (A) the date of delivery of the annual Officer’s Certificate set forth in Section 8.02(b)(7) (Items to Furnish to Lender) indicating such breach, (B) the date Lender notices Borrower of such breach, or (C) the date Borrower discovers such breach, to cure such breach, provided that if such breach can be cured but cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such breach within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such breach, it being agreed that no such extension shall be for a period in excess of sixty (60) days for any individual breach.

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Notwithstanding the foregoing, Borrower shall not have personal liability under clauses (1), (3) or (5) above to the extent that Borrower lacks the legal right to direct the disbursement of the applicable funds due to an involuntary Bankruptcy Event with respect to Borrower that occurs without the consent, collusion, or active participation of Affiliated Property Operator, Guarantor, Key Principal or any Borrower Affiliate.

(b)          Full Personal Liability (Full Recourse).

Borrower shall be personally liable to Lender for the repayment of all of the Indebtedness, and the Advances shall be fully recourse to Borrower, upon the occurrence of any of the following:

(1)         failure to comply with each of the Single Purpose requirements of:

(A)         Section 4.02(d)(1), (2), (5) and (6) (Borrower Status – Covenants – Single Purpose Status) of this Master Agreement; and

(B)         Section 4.02(d)(3), (4) and (7)-(15) (Borrower Status – Covenants – Single Purpose Status) of this Master Agreement and a court of competent jurisdiction holds or determines that such failure or combination of failures is the basis, in whole or in part, for the substantive consolidation of the assets and liabilities of Borrower or any general partner or sole member of Borrower with the assets and liabilities of a debtor pursuant to Title 11 of the Bankruptcy Code;

(2)         a Transfer (other than a conveyance of a Mortgaged Property at a Foreclosure Event pursuant to the Security Instrument and this Master Agreement) that is not permitted under this Master Agreement or any other Loan Document;

(3)         the occurrence of any Bankruptcy Event with respect to Borrower, Key Principal, Guarantor, or Affiliated Property Operator (other than an acknowledgement in writing as described in clause (b) of the definition of “Bankruptcy Event”); provided, however, in the event of an involuntary Bankruptcy Event with respect to Borrower, Key Principal, Guarantor, or Affiliated Property Operator, Borrower shall only be personally liable if such involuntary Bankruptcy Event occurs with the consent, collusion or active participation of Borrower, Affiliated Property Operator, Guarantor, Key Principal, or any Borrower Affiliate;

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(4)         fraud, written material misrepresentation, or material omission by Borrower, Affiliated Property Operator, Guarantor, Key Principal, or any officer, director, partner, manager, member, shareholder, or trustee of Borrower, Affiliated Property Operator, Guarantor, or Key Principal (not including shareholders of HTI who do not otherwise Control or have a direct Ownership Interest in Borrower, Affiliated Property Operator, Guarantor, or Key Principal) in connection with any application for or creation of the Indebtedness; or

(5)         fraud, written intentional material misrepresentation or intentional material omission by Borrower, Affiliated Property Operator, Guarantor, Key Principal, or any officer, director, partner, manager, member, shareholder, or trustee of Borrower, Affiliated Property Operator, Guarantor, or Key Principal (not including shareholders of HTI who do not otherwise Control or have a direct Ownership Interest in Borrower, Affiliated Property Operator, Guarantor, or Key Principal) in connection with on-going financial or other reporting required by the Loan Documents, or any request for action or consent by Lender.

Section 3.03            Personal Liability for Indemnity Obligations.

Borrower shall be personally and fully liable to Lender for Borrower’s indemnity obligations under Section 13.01(e) (Replacement Reserves and Repairs – Indemnification) of this Master Agreement, the Environmental Indemnity Agreement and any other express indemnity obligations provided by Borrower under any Loan Document. Borrower’s liability for such indemnity obligations shall not be limited by the amount of the Indebtedness, the repayment of the Indebtedness, or otherwise, provided that Borrower’s liability for such indemnities shall not include any loss caused by the gross negligence or willful misconduct of Lender as determined by a court of competent jurisdiction pursuant to a final non-appealable court order.

Section 3.04            Lender’s Right to Forego Rights Against Mortgaged Property.

To the extent that Borrower has personal liability under this Master Agreement or any other Loan Document, Lender may exercise its rights against Borrower personally to the fullest extent permitted by Applicable Law without regard to whether Lender has exercised any rights against any Mortgaged Property or any other security, or pursued any rights against Guarantor, or pursued any other rights available to Lender under this Master Agreement, any other Loan Document, or Applicable Law. For purposes of this Section 3.04 (Lender’s Right to Forego Rights Against Mortgaged Property) only, the term “Mortgaged Property” shall not include any funds that have been applied by Borrower or Property Operator as required or permitted by this Master Agreement prior to the occurrence of an Event of Default, or that Borrower was unable to apply as required or permitted by this Master Agreement because of a Bankruptcy Event with respect to Borrower. To the fullest extent permitted by Applicable Law, in any action to enforce Borrower’s personal liability under this Article 3 (Personal Liability), Borrower waives any right to set off the value of a Mortgaged Property against such personal liability.

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Section 3.05            Borrower Agency Provisions.

(a)          Each Borrower shall irrevocably designate Borrower Agent to be its agent and in such capacity to receive on behalf of Borrower all proceeds, receive all notices on behalf of Borrower under this Master Agreement, make all requests under this Master Agreement, and execute, deliver, and receive all instruments, certificates, requests, documents, amendments, writings, and further assurances now or hereafter required hereunder, on behalf of such Borrower, and hereby authorizes Lender to pay over all proceeds hereunder in accordance with the request of Borrower Agent. Each Borrower hereby acknowledges that all notices required to be delivered by Lender to any Borrower shall be delivered to Borrower Agent and thereby shall be deemed to have been received by such Borrower.

(b)          The handling of this Master Agreement as a co-borrowing facility with a Borrower Agent in the manner set forth in this Master Agreement is solely as an accommodation to each of Borrower and Guarantor and is at their mutual request. Lender shall not incur liability to Borrower or Guarantor as a result thereof. To induce Lender to do so and in consideration thereof, each Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all liabilities, expenses, losses, damages, and claims of damage or injury asserted against Lender by any Person arising from or incurred by reason of Borrower Agent handling of the financing arrangements of Borrower as provided herein, reliance by Lender on any written request or instruction from Borrower Agent or any other action taken by Lender with respect to this Section 3.05 (Borrower Agency Provisions) except due to willful misconduct or gross negligence of the indemnified party as determined by a court of competent jurisdiction pursuant to a final, non-appealable court order.

Section 3.06         Joint and Several Obligation; Cross-Guaranty.

Notwithstanding anything contained in this Master Agreement or the other Loan Documents to the contrary (but subject to the provisions of Section 3.01 (Non-Recourse Liability; Exceptions), Section 3.02(a) (Personal Liability Based on Lender’s Loss (Partial Recourse)) and Section 3.02(b) (Full Personal Liability (Full Recourse)), the last sentence of this Section 3.06 (Joint and Several Obligation; Cross-Guaranty) and the provisions of Section 3.13 (Maximum Liability of Each Borrower), each Borrower shall have joint and several liability for the Indebtedness. Notwithstanding the intent of all of the parties to this Master Agreement that the Indebtedness of each Borrower under this Master Agreement and the other Loan Documents shall be joint and several obligations of each Borrower, each Borrower, on a joint and several basis, hereby irrevocably guarantees on a non-recourse basis, subject to the exceptions to non-recourse provisions of Section 3.01 (Non-Recourse Liability; Exceptions), Section 3.02(a) (Personal Liability Based on Lender’s Loss (Partial Recourse)) and Section 3.02(b) (Full Personal Liability (Full Recourse)), to Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Indebtedness owed or hereafter owing to Lender by each other Borrower. Each Borrower agrees that its non-recourse guaranty obligation hereunder is an unconditional guaranty of payment and performance and not merely a guaranty of collection. The Indebtedness of each Borrower under this Master Agreement shall not be subject to any counterclaim, set-off, recoupment, deduction, cross-claim, or defense based upon any claim any Borrower may have against Lender or any other Borrower.

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Section 3.07            Waivers With Respect to Other Borrower Secured Obligation.

To the extent that a Security Instrument or any other Loan Document executed by one Borrower secures an Obligation of another Borrower (the “Other Borrower Secured Obligation”), or to the extent that a Borrower has guaranteed the debt of another Borrower pursuant to Article 3 (Personal Liability), Borrower who executed such Loan Document or guaranteed such debt (the “Waiving Borrower”) hereby agrees to the extent permitted by law, to the provisions of this Section 3.07 (Waivers with Respect to Other Borrower Secured Obligation). To the extent that any Mortgaged Properties are located in California, and to the extent permitted by law, the references to the California statutes below shall apply to this Master Agreement and any California Security Instrument securing or encumbering a Mortgaged Property located in California; otherwise the California statutes referenced below shall have no effect on this Master Agreement or any other Loan Document. All references in Article 3 (Personal Liability) to California law are only applicable if any Mortgaged Property is located in California. To the maximum extent permitted by Applicable Law:

(a)          The Waiving Borrower hereby waives any right it may now or hereafter have to require the beneficiary, assignee, or other secured party under such Loan Document, as a condition to the exercise of any remedy or other right against it thereunder or under any other Loan Document executed by the Waiving Borrower in connection with the Other Borrower Secured Obligation: (1) to proceed against any other Borrower or any other Person, or against any other collateral assigned to Lender by any Borrower or any other Person; (2) to pursue any other right or remedy in Lender’s power; (3) to give notice of the time, place, or terms of any public or private sale of real or personal property collateral assigned to Lender by any other Borrower or any other Person, or otherwise to comply with Section 9615 of the California Commercial Code (as modified or recodified from time to time) with respect to any such personal property collateral located in the State of California; or (4) to make or give (except as otherwise expressly provided in the Security Documents) any presentment, demand, protest, notice of dishonor, notice of protest, or other demand or notice of any kind in connection with the Other Borrower Secured Obligation or any collateral for the Other Borrower Secured Obligation.

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(b)          The Waiving Borrower hereby waives any defense it may now or hereafter have that relates to: (1) any disability or other defense of any other Borrower or any other Person; (2) the cessation, from any cause other than full performance, of the Other Borrower Secured Obligation; (3) the application of the proceeds of the Other Borrower Secured Obligation, by any other Borrower or any other Person, for purposes other than the purposes represented to the Waiving Borrower by any other Borrower or any other Person, or otherwise intended or understood by the Waiving Borrower or any other Borrower; (4) any act or omission by Lender which directly or indirectly results in or contributes to the release of any other Borrower or any other Person or any collateral for any Other Borrower Secured Obligation; (5) the unenforceability or invalidity of any Security Document or Loan Document (other than the Security Instrument executed by the Waiving Borrower that secures the Other Borrower Secured Obligation) or guaranty with respect to any Other Borrower Secured Obligation, or the lack of perfection or continuing perfection or lack of priority of any Lien (other than the Lien of the Security Instrument executed by the Waiving Borrower that secures the Other Borrower Secured Obligation) which secures any Other Borrower Secured Obligation; (6) any failure of Lender to marshal assets in favor of the Waiving Borrower or any other Person; (7) any modification of any Other Borrower Secured Obligation, including any renewal, extension, acceleration, or increase in interest rate; (8) any and all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Waiving Borrower’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (9) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (10) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (11) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code; (12) any extension of credit or the grant of any lien under Section 364 of the Bankruptcy Code; (13) any use of cash collateral under Section 363 of the Bankruptcy Code; or (14) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person. The Waiving Borrower further waives any and all rights and defenses that it may have because the Other Borrower Secured Obligation is secured by real property; this means, among other things, that: (A) Lender may collect from the Waiving Borrower without first foreclosing on any real or personal property collateral pledged by any other Borrower; (B) if Lender forecloses on any real property collateral pledged by any other Borrower, then (i) the amount of the Other Borrower Secured Obligation may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (ii) Lender may foreclose on the real property encumbered by the Security Instrument executed by the Waiving Borrower and securing the Other Borrower Secured Obligation, or otherwise collect from the Waiving Borrower, even if Lender, by foreclosing on the real property collateral of any one or more of the other Borrowers, has destroyed any right the Waiving Borrower may have to collect from such other Borrowers. Subject to the last sentence of Section 3.06 (Joint and Several Obligation; Cross-Guaranty), the foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses the Waiving Borrower may have because the Other Borrower Secured Obligation is secured by real property. These rights and defenses being waived by the Waiving Borrower include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. Without limiting the generality of the foregoing or any other provision hereof, the Waiving Borrower further expressly waives, except as provided in Section 3.07(g) (Waivers with Respect to Other Borrower Secured Obligation) below, to the extent permitted by law any and all rights and defenses that might otherwise be available to it under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433, or under California Code of Civil Procedure Sections 580a, 580b, 580d, and 726, or any of such sections;

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(c)          The Waiving Borrower hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so the Security Instrument executed by the Waiving Borrower and securing the Other Borrower Secured Obligation shall be and remain in full force and effect even if one or more of the other Borrowers had no liability at the time of incurring the Other Borrower Secured Obligation, or thereafter ceases to be liable. The Waiving Borrower hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so the Waiving Borrower’s liability may be larger in amount and more burdensome than that of any one or more of the other Borrowers. The Waiving Borrower hereby waives the benefit of all principles or provisions of law that are or might be in conflict with the terms of any of its waivers, and agrees that the Waiving Borrower’s waivers shall not be affected by any circumstances that might otherwise constitute a legal or equitable discharge of a surety or a guarantor. The Waiving Borrower hereby waives the benefits of any right of discharge and all other rights and defenses under any and all statutes or other laws relating to guarantors or sureties, to the fullest extent permitted by law, diligence in collecting the Other Borrower Secured Obligation, presentment, demand for payment, protest, all notices with respect to the Other Borrower Secured Obligation that may be required by statute, rule of law, or otherwise to preserve Lender’s rights against the Waiving Borrower hereunder, including notice of acceptance, notice of any amendment of the Loan Documents evidencing the Other Borrower Secured Obligation, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, notice of the incurring by the other Borrower of any obligation or indebtedness and all rights to require Lender to (1) proceed against the other Borrower, (2) proceed against any general partner of the other Borrower, (3) proceed against or exhaust any collateral held by Lender to secure the Other Borrower Secured Obligation, or (4) if the other Borrower is a partnership, pursue any other remedy it may have against the other Borrower, or any general partner of the other Borrower, including any and all benefits under California Civil Code Sections 2845, 2849, and 2850;

(d)          The Waiving Borrower understands that the exercise by Lender of certain rights and remedies contained in a Security Instrument executed by any other Borrower (such as a nonjudicial foreclosure sale) may affect or eliminate the Waiving Borrower’s right of subrogation against such other Borrower and that the Waiving Borrower may therefore incur a partially or totally nonreimburseable liability. Nevertheless, the Waiving Borrower hereby authorizes and empowers Lender to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, that may then be available, since it is the intent and purpose of the Waiving Borrower that its waivers shall be absolute, independent and unconditional under any and all circumstances;

(e)          In accordance with Section 2856 of the California Civil Code, the Waiving Borrower also waives any right or defense based upon an election of remedies by Lender, even though such election (e.g., nonjudicial foreclosure with respect to any collateral held by Lender to secure repayment of the Other Borrower Secured Obligation) destroys or otherwise impairs the subrogation rights of the Waiving Borrower to any right to proceed against one or more of the other Borrowers for reimbursement by operation of Section 580d of the California Code of Civil Procedure or otherwise;

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(f)          Subject to the last sentence of Section 3.06 (Joint and Several Obligation; Cross-Guaranty), in accordance with Section 2856 of the California Civil Code, the Waiving Borrower waives any and all other rights and defenses available to the Waiving Borrower by reason of Sections 2787 through 2855, inclusive, of the California Civil Code, including any and all rights or defenses the Waiving Borrower may have by reason of protection afforded to one or more of the other Borrowers with respect to the applicable Other Borrower Secured Obligation pursuant to the antideficiency or other laws of the State of California limiting or discharging such Other Borrower Secured Obligation, including Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure;

(g)          In accordance with Section 2856 of the California Civil Code and pursuant to any other Applicable Law, the Waiving Borrower agrees to withhold the exercise of any and all subrogation, contribution, and reimbursement rights against all other Borrowers, against any other Person, and against any collateral or security for the Other Borrower Secured Obligation, including any such rights pursuant to Sections 2847 and 2848 of the California Civil Code, until the Other Borrower Secured Obligation has been indefeasibly paid and satisfied in full, all obligations owed to Lender under the Loan Documents have been fully performed, and Lender has released, transferred or disposed of all of its right, title, and interest in such collateral or security;

(h)          Each Borrower hereby irrevocably and unconditionally agrees that, notwithstanding Section 3.07(g) (Waivers with Respect to Other Borrower Secured Obligation) hereof, in the event, and to the extent, that its agreement and waiver set forth in Section 3.07(g) (Waivers with Respect to Other Borrower Secured Obligation) is found by a court of competent jurisdiction to be void or voidable for any reason and such Borrower has any subrogation or other rights against any other Borrower, any such claims, direct or indirect, that such Borrower may have by subrogation rights or other form of reimbursement, contribution, or indemnity, against any other Borrower or to any security or any such Borrower, shall be, and such rights, claims, and indebtedness are hereby, deferred, postponed, and fully subordinated in time and right of payment to the prior payment, performance, and satisfaction in full of the Indebtedness. Until payment and performance in full with interest (including post-petition interest in any case under any chapter of the Bankruptcy Code) of the Indebtedness, each Borrower agrees not to accept any payment or satisfaction of any kind of Indebtedness of any other Borrower in respect of any such subrogation rights arising by virtue of payments made pursuant to this Article 3 (Personal Liability), and hereby assigns such rights or indebtedness to Lender, including (1) the right to file proofs of claim and to vote thereon in connection with any case under any chapter of the Bankruptcy Code and (2) the right to vote on any plan of reorganization. In the event that any payment on account of any such subrogation rights shall be received by any Borrower in violation of the foregoing, such payment shall be held in trust for the benefit of Lender, and any amount so collected must be turned over to Lender for, at Lender’s option, application to the Indebtedness; and

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(i)          At any time without notice to the Waiving Borrower, and without affecting or prejudicing the right of Lender to proceed against the Collateral described in any Loan Document executed by the Waiving Borrower and securing the Other Borrower Secured Obligation, (1) the time for payment of the principal of or interest on, or the performance of, the Other Borrower Secured Obligation may be extended or the Other Borrower Secured Obligation may be renewed in whole or in part; (2) the time for any other Borrower’s performance of or compliance with any covenant or agreement contained in the Loan Documents evidencing the Other Borrower Secured Obligation, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (3) the maturity of the Other Borrower Secured Obligation may be accelerated as provided in the related Note or any other related Loan Document; (4) the related Note or any other related Loan Document may be modified or amended by Lender and the applicable other Borrower in any respect, including an increase in the principal amount; and (5) any security for the Other Borrower Secured Obligation may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Other Borrower Secured Obligation.

(j)          It is agreed among each Borrower and Lender that all of the foregoing waivers are of the essence of the transaction contemplated by this Master Agreement and the Loan Documents and that but for the provisions of this Article 3 (Personal Liability) and such waivers Lender would decline to enter into this Master Agreement.

Section 3.08            No Impairment.

Each Borrower agrees that the provisions of this Article 3 (Personal Liability) are for the benefit of Lender and its successors and assigns, and nothing herein contained shall impair, as between any other Borrower and Lender, the obligations of such other Borrower under the Loan Documents.

Section 3.09            Election of Remedies.

(a)          Lender, in its discretion, may (1) bring suit against any one or more Borrowers, jointly and severally, without any requirement that Lender first proceed against any other Borrower or any other Person; (2) compromise or settle with any one or more Borrowers, or any other Person, for such consideration as Lender may deem proper; (3) release one or more Borrowers, or any other Person, from liability; and (4) otherwise deal with any Borrower and any other Person, or any one or more of them, in any manner, or resort to any of the Collateral at any time held by it for performance of the Indebtedness or any other source or means of obtaining payment of the Indebtedness, and no such action shall impair the rights of Lender to collect from any Borrower any amount guaranteed by any Borrower under this Article 3 (Personal Liability).

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(b)          If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its rights to enter a deficiency judgment against any Borrower or any other Person, whether because of any Applicable Law pertaining to “election of remedies” or the like, each Borrower hereby consents to the fullest extent permitted by law to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Lender. Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Indebtedness. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or any of the Loan Documents, Lender may bid all or less than the amount of the Indebtedness and the amount of such bid need not be paid by Lender but shall be credited against the Indebtedness. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Indebtedness shall be conclusively deemed to be the amount of the Indebtedness guaranteed by each Borrower under this Article 3 (Personal Liability), notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

Section 3.10            Subordination of Other Obligations.

(a)          Each Borrower hereby irrevocably and unconditionally agrees that all amounts payable from time to time to such Borrower by any other Borrower pursuant to any agreement, whether secured or unsecured, whether of principal, interest, or otherwise, other than the amounts referred to in this Article 3 (Personal Liability) (collectively, the “Subordinated Obligations”), shall be and such rights, claims, and indebtedness are, hereby deferred, postponed, and fully subordinated in time and right of payment to the prior payment, performance, and satisfaction in full of the Indebtedness; provided, however, that payments may be received by any Borrower in accordance with, and only in accordance with, the provisions of Section 3.10 (Subordination of Other Obligations) hereof.

(b)          Until the Indebtedness has been finally paid in full or fully performed and all the Loan Documents have been terminated, each Borrower irrevocably and unconditionally agrees it will not ask, demand, sue for, take, or receive, directly or indirectly, by set-off, redemption, purchase, or in any other manner whatsoever, any payment with respect to, or any security or guaranty for, the whole or any part of the Subordinated Obligations, and in issuing documents, instruments, or agreements of any kind evidencing the Subordinated Obligations, each Borrower hereby agrees that it will not receive any payment of any kind on account of the Subordinated Obligations, so long as any of the Indebtedness is outstanding or any of the terms and conditions of any of the Loan Documents are in effect; provided, however, that, notwithstanding anything to the contrary contained herein, if no Potential Event of Default or Event of Default has occurred and is continuing under any of the Loan Documents, then payments may be received by such Borrower in respect of the Subordinated Obligations in accordance with the stated terms thereof. Except as aforesaid, each Borrower agrees not to accept any payment or satisfaction of any kind of indebtedness of any other Borrower in respect of the Subordinated Obligations and hereby assigns such rights or indebtedness to Fannie Mae, including the right to file proofs of claim and to vote thereon in connection with any case under any chapter of the Bankruptcy Code, including the right to vote on any plan of reorganization. In the event that any payment on account of Subordinated Obligations shall be received by any Borrower in violation of the foregoing, such payment shall be held in trust for the benefit of Lender, and any amount so collected shall be turned over to Lender upon demand.

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Section 3.11            Insolvency and Liability of Other Borrower.

So long as any of the Indebtedness is Outstanding, if a petition under any chapter of the Bankruptcy Code is filed by or against any Borrower (the “Subject Borrower”), each other Borrower (each, an “Other Borrower”) agrees to file all claims against the Subject Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in connection with indebtedness owed by the Subject Borrower and to assign to Lender all rights thereunder up to the amount of such indebtedness. In all such cases, the Person or Persons authorized to pay such claims shall pay to Lender the full amount thereof and Lender agrees to pay such Other Borrower any amounts received in excess of the amount necessary to pay the Indebtedness. Each Other Borrower hereby assigns to Lender all of such Other Borrower’s rights to all such payments to which such Other Borrower would otherwise be entitled but not to exceed the full amount of the Indebtedness. In the event that, notwithstanding the foregoing, any such payment shall be received by any Other Borrower before the Indebtedness shall have been finally paid in full, such payment shall be held in trust for the benefit of and shall be paid over to Lender upon demand. Furthermore, notwithstanding the foregoing, the liability of each Borrower hereunder shall in no way be affected by:

(a)          the release or discharge of any Other Borrower in any creditors’ receivership, bankruptcy, or other proceedings; or

(b)          the impairment, limitation, or modification of the liability of any Other Borrower or the estate of any Other Borrower in bankruptcy resulting from the operation of any present or future provisions of any chapter of the Bankruptcy Code or other statute or from the decision in any court.

Section 3.12            Preferences, Fraudulent Conveyances, Etc.

If Lender is required to refund, or voluntarily refunds, any payment received from any Borrower because such payment is or may be avoided, invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, fraudulent conveyance, impermissible setoff, or a diversion of trust funds under the Insolvency Laws or for any similar reason, including any judgment, order, or decree of any court or administrative body having jurisdiction over any Borrower or any of its property, or upon or as a result of the appointment of a receiver, intervenor, custodian, or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, or any statement or compromise of any claim effected by Lender with any Borrower or any other claimant (a “Rescinded Payment”), then each Other Borrower’s liability to Lender shall continue in full force and effect, or each Other Borrower’s liability to Lender shall be reinstated and renewed, as the case may be, with the same effect and to the same extent as if the Rescinded Payment had not been received by Lender, notwithstanding the cancellation or termination of any of the Loan Documents, and regardless of whether Lender contested the order requiring the return of such payment. In addition, each Other Borrower shall pay, or reimburse Lender for, all expenses (including all reasonable attorneys’ fees, court costs, and related disbursements) incurred by Lender in the defense of any claim that a payment received by Lender in respect of all or any part of the Indebtedness must be refunded. The provisions of this Section 3.12 (Preferences, Fraudulent Conveyances, Etc.) shall survive the termination of the Loan Documents and any satisfaction and discharge of any Borrower by virtue of any payment, court order, or any federal or state law.

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Section 3.13            Maximum Liability of Each Borrower.

Notwithstanding anything contained in this Master Agreement or any other Loan Document to the contrary, if the obligations of any Borrower under this Master Agreement or any of the other Loan Documents or any Security Instruments granted by any Borrower are determined to exceed the reasonably equivalent value received by such Borrower in exchange for such obligations or grant of such Security Instruments under any Fraudulent Transfer Law (as hereinafter defined), then the liability of such Borrower shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations under this Master Agreement or all the other Loan Documents subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of Indebtedness to any other Borrower or any other Person that is an affiliate of the other Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Borrower in respect of the Indebtedness) and after giving effect (as assets) to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification, or contribution of such Borrower pursuant to Applicable Law or pursuant to the terms of any agreement including the Contribution Agreement.

Section 3.14            Liability Cumulative.

The liability of each Borrower under this Article 3 (Personal Liability) is in addition to and shall be cumulative with all liabilities of such Borrower to Lender under this Master Agreement and all the other Loan Documents to which such Borrower is a party or in respect of any Indebtedness of any other Borrower.

ARTICLE 4
BORROWER AND PROPERTY OPERATOR STATUS

Section 4.01            Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 4.01 (Borrower Status – Representations and Warranties) are made as of each Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

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(a)         Due Organization and Qualification; Organizational Agreements.

(1)         Each of Borrower and Affiliated Property Operator is validly existing and qualified to transact business and is in good standing in (A) the state in which it is formed or organized, (B) the Property Jurisdiction and (C) each other jurisdiction that qualification or good standing is required according to Applicable Law to conduct its business with respect to the Mortgaged Property, in each case, where the failure to be so qualified or in good standing would adversely affect (i) Borrower’s ownership or operation of its Mortgaged Property; (ii) Affiliated Property Operator’s management, leasing, or operation (as applicable) of its Mortgaged Property; (iii) validity or enforceability of, or the ability of Borrower to perform its obligations under, this Master Agreement or any other Loan Document; or (iv) validity or enforceability of, or the ability of Affiliated Property Operator to perform its obligations under, the Facility Operating Agreement. The managing member or general partner of Borrower, as applicable, is validly existing and qualified to transact business and is in good standing in the state in which it is organized and in each other jurisdiction in which such qualification and/or standing is necessary to the conduct of its business.

(2)         The members or partners, as applicable, of Borrower and the percentage of their Ownership Interests are as set forth in the Ownership Interests Schedule attached hereto. True, correct and complete Organizational Documents of each Borrower Entity, Identified Party, and Affiliated Property Operator have been delivered to Lender prior to each Effective Date.

(3)         As of the Initial Effective Date, Healthcare Trust Advisors, LLC, a Delaware limited liability company, is a subsidiary of and Controlled by AR-Global Investments, LLC.

(b)          Location.

Borrower’s General Business Address is Borrower’s principal place of business and principal office. Guarantor’s General Business Address is Guarantor’s principal place of business and principal office. Key Principal’s General Business Address is Key Principal’s principal place of business and principal office. Affiliated Property Operator’s General Business Address is Affiliated Property Operator’s principal place of business and principal office.

(c)          Power and Authority.

(1)         Each Borrower has the requisite power and authority:

(A)         to own its Mortgaged Property and to carry on its business as now conducted and as contemplated to be conducted in connection with the performance of its obligations under this Master Agreement and under the other Loan Documents to which it is a party; and

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(B)         to execute and deliver this Master Agreement and the other Loan Documents to which it is a party, and to carry out the transactions contemplated by this Master Agreement and the other Loan Documents to which it is a party; and

(C)         to execute and deliver the Seniors Housing Facility Lease and to carry out the transactions contemplated by the Facility Operating Agreement.

(2)         Affiliated Property Operator has the requisite power and authority:

(A)         to manage, lease, and operate (as applicable) its Mortgaged Property and to carry on its business as now conducted and as contemplated to be conducted in connection with the performance of its obligations under the Facility Operating Agreement; and

(B)         to execute and deliver the Facility Operating Agreement, to carry out the transactions contemplated by the Facility Operating Agreement, and to facilitate Borrower’s compliance with the requirements of this Master Agreement and the other Loan Documents.

(d)          Due Authorization.

(1)         The execution, delivery, and performance by Borrower of this Master Agreement, the Facility Operating Agreement, and the other Loan Documents have been duly authorized by all necessary action and proceedings by or on behalf of Borrower, and no further approvals or filings of any kind, including any approval of or filing with any Governmental Authority, are required by or on behalf of Borrower as a condition to the valid execution, delivery, and performance by Borrower of this Master Agreement, the Facility Operating Agreement, or any of the other Loan Documents, except filings required to perfect and maintain the liens to be granted under the Loan Documents and routine filings to maintain the good standing and existence of Borrower.

(2)         The execution, delivery, and performance by Affiliated Property Operator of the Facility Operating Agreement and the SASA have been duly authorized by all necessary action and proceedings by or on behalf of Affiliated Property Operator, and no further approvals or filings of any kind, including any approval of or filing with any Governmental Authority, are required by or on behalf of Affiliated Property Operator as a condition to the valid execution, delivery, and performance by Affiliated Property Operator of the Facility Operating Agreement and the SASA, except filings required to perfect and maintain the liens to be granted under the SASA and routine filings to maintain the good standing and existence of Affiliated Property Operator.

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(e)          Valid and Binding Obligations.

(1)         This Master Agreement, the other Loan Documents, and the Facility Operating Agreement have been duly executed and delivered by Borrower and constitute the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable Insolvency Laws or by the exercise of discretion by any court.

(2)         The Facility Operating Agreement and the SASA have been duly executed and delivered by Affiliated Property Operator and constitute the legal, valid, and binding obligations of Affiliated Property Operator, enforceable against Affiliated Property Operator in accordance with their respective terms, except as such enforceability may be limited by applicable Insolvency Laws or by the exercise of discretion by any court.

(f)          Effect of Master Agreement on Financial Condition.

After giving effect to Section 3.13 (Maximum Liability of Each Borrower), neither Borrower nor Borrower’s general partner or sole member will be rendered Insolvent by the transactions contemplated by the provisions of this Master Agreement and the other Loan Documents, and the Facility Operating Agreement obligations will not render Affiliated Property Operator Insolvent. Borrower has sufficient working capital, including proceeds from the Advances, cash flow from the Mortgaged Properties, including the Facility Operating Agreement, or other sources, not only to adequately maintain the Mortgaged Properties in accordance with the terms of the Loan Documents and the Facility Operating Agreement, but also to pay all of Borrower’s outstanding debts as they come due, including all Debt Service Amounts, exclusive of Borrower’s ability to refinance or pay in full any Advance on its Maturity Date. In connection with the execution and delivery of this Master Agreement and the other Loan Documents (and the delivery to, or for the benefit of, Lender of any collateral contemplated thereunder), and the incurrence by Borrower of the obligations under this Master Agreement and the other Loan Documents, Borrower did not receive less than reasonably equivalent value in exchange for the incurrence of the obligations of Borrower under this Master Agreement and the other Loan Documents. Affiliated Property Operator has sufficient working capital, including cash flow from the Mortgaged Property, or other resources, not only to maintain the Mortgaged Property in accordance with the terms of the Facility Operating Agreement, but also to pay the rents and other obligations under the Facility Operating Agreement, as well as other obligations under this Master Agreement and the other Loan Documents that Borrower elects to pass through to Affiliated Property Operator pursuant to the terms of the Facility Operating Agreement.

(g)          Economic Sanctions, Anti-Money Laundering, and Anti-Corruption.

(1)         No Borrower Entity nor any Affiliated Property Operator, nor to Borrower’s knowledge, any Identified Party, nor any Person Controlled by Borrower Entity or any Affiliated Property Operator that also has a direct or indirect ownership interest in any Borrower Entity or Affiliated Property Operator, is in violation of any applicable civil or criminal laws or regulations, including those requiring internal controls, intended to prohibit, prevent, or regulate money laundering, drug trafficking, terrorism, or corruption, of the United States and the jurisdiction where the Mortgaged Property is located or where the Person resides, is domiciled, or has its principal place of business.

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(2)         No Borrower Entity nor any Affiliated Property Operator, nor to Borrower’s knowledge, any Identified Party, nor any Person Controlled by Borrower Entity or any Affiliated Property Operator that also has a direct or indirect ownership interest in any Borrower Entity or Affiliated Property Operator, is a Person:

(A)         against whom proceedings are pending for any alleged violation of any laws described in Section 4.01(g)(1) (Economic Sanctions, Anti-Money Laundering, and Anti-Corruption);

(B)         that has been convicted of any violation of, has been subject to civil penalties or Economic Sanctions pursuant to, or had any of its property seized or forfeited under, any laws described in Section 4.01(g)(1) (Economic Sanctions, Anti-Money Laundering, and Anti-Corruption); or

(C)         with whom any United States Person, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, having its principal place of business within the United States or any of its territories, is a Sanctioned Person or is otherwise prohibited from transacting business of the type contemplated by this Master Agreement and the other Loan Documents under any other Applicable Law.

(3)         Each Borrower Entity and Affiliated Property Operator is in compliance with all applicable Economic Sanctions laws and regulations.

(h)          Single Purpose Status.

Each Borrower and its managing member, sole member, or general partner (as applicable) at all times since its formation:

(1)         has not acquired, held, owned, leased, developed, or improved, and does not own or lease any real property, personal property, or assets other than the Mortgaged Property or equity interests in a Person that owns the Mortgaged Property;

(2)         has not acquired or owned and does not own, operate, or participate in any business other than the leasing, ownership, management, operation, and maintenance of the Mortgaged Property or equity interests in a Person that owns the Mortgaged Property;

(3)         has no material financial obligation under or secured by any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, or other agreement or instrument to which Borrower is a party, or by which Borrower is otherwise bound, or to which the Mortgaged Property is subject or by which it is otherwise encumbered, other than:

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(A)         Permitted Equipment Financing and unsecured trade payables incurred in the ordinary course of the operation of the Mortgaged Property (exclusive of amounts for rehabilitation, restoration, repairs, or replacements of the Mortgaged Property) that (i) are not evidenced by a promissory note, (ii) are payable within sixty (60) days of the date incurred, and (iii) as of the Effective Date such Mortgaged Property is added to the Collateral Pool, do not exceed, the lesser of (x) three percent (3%) of the Allocable Facility Amount for such Mortgaged Property and (y) in the aggregate, when added to unsecured trade payables for all other Mortgaged Properties in the Collateral Pool, five percent (5%) of the principal balance of the Advances Outstanding;

(B)         if the Security Instrument grants a lien on a leasehold estate, Borrower’s obligations as lessee under the ground lease creating such leasehold estate; and

(C)         obligations under the Loan Documents and obligations secured by the Mortgaged Property to the extent permitted by the Loan Documents;

(4)         has maintained its financial statements, accounting records, and other partnership, real estate investment trust, limited liability company, or corporate documents, as the case may be, separate from those of any other Person and has not listed its assets on the financial statement of any other Person (unless Borrower’s assets have been included in a consolidated financial statement prepared in accordance with generally accepted accounting principles);

(5)         has not commingled its assets or funds with those of any other Person, and has held all its assets or funds under its own name, unless such assets or funds can easily be segregated and identified in the ordinary course of business and in such a manner that it will not be costly or difficult to segregate, ascertain, or identify its individual assets from those of any other Person;

(6)         has been adequately capitalized in light of its contemplated business operations;

(7)         has not assumed, guaranteed, or become obligated for the liabilities or obligations of any other Person or pledged its assets for the benefit of any other Person (except in connection with this Master Agreement or other mortgage loans that have been paid in full or collaterally assigned to Lender, including in connection with any Consolidation, Extension and Modification Agreement (for Mortgaged Properties in New York) or similar instrument), or held out its credit as being available to satisfy the obligations of any other Person;

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(8)         has not made loans or advances to any other Person;

(9)         has not entered into and is not a party to any transaction with any Borrower Affiliate, except in the ordinary course of business and on terms which are no more favorable to such Borrower Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(10)        has not acquired obligations or securities of any other Person;

(11)        has paid its own liabilities, including the salaries of its own employees, if any, from its own funds and maintained a sufficient number of employees in light of its contemplated business operations;

(12)        has not failed to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or failed to correct any known misunderstanding regarding its separate identity;

(13)        has allocated fairly and reasonably any overhead for shared expenses;

(14)        has maintained its existence as an entity duly organized, validly existing, and in good standing (if applicable) under the laws of the jurisdiction of its formation or organization and has done all things necessary to observe organizational formalities;

(15)        has not, other than the managing member’s, sole member’s, or general partner’s (as applicable) ownership interest in Borrower, owned any subsidiary or made any investment in, any Person without the prior written consent of Lender; and

(16)        without the prior written consent of Lender or unless otherwise required or permitted by a Cap Security Agreement, has not entered into or guaranteed, provided security for, or otherwise undertaken any form of contingent obligation with respect to any Hedging Arrangement.

(i)          No Bankruptcies or Judgments.

None of Borrower, Affiliated Property Operator, nor Borrower’s general partner or sole member, nor to Borrower’s knowledge any Third Party Property Operator, is currently:

(1)         the subject of or a party to any completed or pending bankruptcy, reorganization, including any receivership, or other insolvency proceeding;

(2)         preparing or intending to be the subject of a Bankruptcy Event; or

(3)         the subject of any judgment unsatisfied of record or docketed in any court; or

(4)         Insolvent.

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(j)          No Actions or Litigation.

(1)         There are no claims, actions, suits, or proceedings at law or in equity by or before any Governmental Authority now pending against or, to Borrower’s knowledge, threatened in writing against or affecting Borrower, any Affiliated Property Operator, or any Mortgaged Property not otherwise covered by insurance (except claims, actions, suits, or proceedings regarding fair housing, anti-discrimination, or equal opportunity, which shall always be disclosed); and

(2)         there are no claims, actions, suits, or proceedings at law or in equity by or before any Governmental Authority now pending or, to Borrower’s knowledge, threatened in writing against or affecting Guarantor, or Key Principal, which claims, actions, suits, or proceedings, if adversely determined (individually or in the aggregate) reasonably would be expected to: (A) materially adversely affect the financial condition or business of Borrower, any Affiliated Property Operator, Guarantor, or Key Principal or the condition, operation, or ownership of the Mortgaged Property (except claims, actions, suits, or proceedings regarding fair housing, anti-discrimination, or equal opportunity, which shall always be deemed material), (B) result in the appointment of a receiver, trustee or other official that would exercise control over the Mortgaged Property and its management and operations, or (C) result in the revocation, transfer, surrender, suspension, or other impairment of the Licenses.

(k)          Payment of Taxes, Assessments, and Other Charges.

Borrower confirms that:

(1)         each of Borrower and Affiliated Property Operator has filed all federal, state, county, and municipal tax returns and reports required to have been filed by it;

(2)         each of Borrower and Affiliated Property Operator has paid, before any fine, penalty, interest, lien, or costs may be added thereto, all taxes, governmental charges, and assessments due and payable with respect to such returns and reports;

(3)         there is no controversy or objection pending, or to the knowledge of Borrower, threatened in writing in respect of any tax returns of Borrower or Affiliated Property Operator; and

(4)         each of Borrower and Affiliated Property Operator has made adequate reserves on its books and records for all taxes that have accrued but which are not yet due and payable.

(l)          Not a Foreign Person.

Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

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(m)          ERISA.

Borrower represents and warrants that:

(1)         neither Borrower nor Affiliated Property Operator is an Employee Benefit Plan;

(2)         no asset of Borrower or Affiliated Property Operator constitutes “plan assets” (within the meaning of Section 3(42) of ERISA and Department of Labor Regulation Section 2510.3-101) of an Employee Benefit Plan;

(3)         no asset of Borrower or Affiliated Property Operator is subject to any laws of any Governmental Authority governing the assets of an Employee Benefit Plan; and

(4)         none of Borrower, Affiliated Property Operator, nor any ERISA Affiliate is subject to any obligation or liability with respect to any ERISA Plan.

(n)          Default Under Other Obligations.

(1)         The execution, delivery, and performance of the obligations imposed on Borrower under this Master Agreement and the Loan Documents to which it is a party will not cause Borrower to be in default under the provisions of any agreement, judgment or order to which Borrower is a party or by which Borrower is bound, and the execution, delivery and performance of the obligations imposed on Affiliated Property Operator or Borrower under the Facility Operating Agreement will not cause Affiliated Property Operator or Borrower to be in default under the provisions of any agreement, judgment, or order to which Affiliated Property Operator or Borrower is a party or by which Affiliated Property Operator or Borrower is bound.

(2)         There are no defaults by Borrower, any Affiliated Property Operator, or, to the knowledge of Borrower, by any other party under any contract to which Borrower or Affiliated Property Operator is a party, including any management, rental, service, supply, security, maintenance or similar contract, other than defaults which do not have, and are not reasonably expected to have, a Material Adverse Effect.

(o)          Prohibited Person.

Neither Borrower Entity nor Affiliated Property Operator is a Prohibited Person, nor to Borrower’s knowledge, is any Person:

(1)         Controlling any Borrower Entity or any Affiliated Property Operator a Prohibited Person; or

(2)         Controlled by and having a direct or indirect ownership interest in any Borrower Entity or any Affiliated Property Operator a Prohibited Person.

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(p)          No Contravention; No Liens.

Neither the execution and delivery of the Facility Operating Agreement and this Master Agreement and the other Loan Documents to which Borrower is a party, nor the fulfillment of or compliance with the terms and conditions of the Facility Operating Agreement and this Master Agreement and the other Loan Documents to which Borrower, or Affiliated Property Operator under the Facility Operating Agreement, is a party, nor the performance of the obligations of Borrower under this Master Agreement and the other Loan Documents:

(1)         does or will conflict with or result in any breach or violation of, to Borrower’s knowledge, (A) any Applicable Law enacted or issued by any Governmental Authority or other agency having jurisdiction over Borrower, the Mortgaged Properties or any other portion of the Collateral or other assets of Borrower, or (B) any judgment or order applicable to Borrower or to which Borrower, the Mortgaged Properties or other assets of Borrower are subject;

(2)         does or will conflict with or result in any breach or violation of, or constitute a default under, any of the terms, conditions or provisions of Borrower’s Organizational Documents, any indenture, existing agreement or other instrument to which Borrower is a party or to which Borrower, the Mortgaged Properties or any other portion of the Collateral or other assets of Borrower are subject;

(3)         does or will result in or require the creation of any Lien on all or any portion of the Collateral or the Mortgaged Properties, except for the Permitted Encumbrances; or

(4)         does or will require the consent or approval of any creditor of Borrower, any Governmental Authority or any other Person except such consents or approvals which have already been obtained.

(q)          Lockbox Arrangement.

Borrower is not party to any type of lockbox agreement or similar cash management arrangement that has not been approved by Lender in writing, and no direct or indirect owner of Borrower, Affiliated Property Operator, and direct or indirect owner of Affiliated Property Operator is party to any type of lockbox agreement or similar cash management arrangement with respect to Rents or other income from the Mortgaged Property that has not been approved by Lender in writing.

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(r)          No Reliance.

Borrower acknowledges, represents, and warrants that it understands the nature and structure of the transactions contemplated by this Master Agreement and the other Loan Documents to which Borrower is a party (including the cross-collateralization and cross-default of the Indebtedness), that it is familiar with the provisions of all of the documents and instruments relating to such transactions; that it understands the risks inherent in such transactions, including the risk of loss of all or any of the Mortgaged Properties; and that it has not relied on Lender or Fannie Mae for any guidance or expertise in analyzing the financial or other consequences of the transactions contemplated by this Master Agreement or any other Loan Document to which Borrower is a party or otherwise relied on Lender or Fannie Mae in any manner in connection with interpreting, entering into or otherwise in connection with this Master Agreement, any other Loan Document or any of the matters contemplated hereby or thereby.

(s)          Investment Company Act.

Borrower is not (1) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (2) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Energy Policy Act of 2005, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(t)          Licensing; Borrower/Property Operator Compliance with Laws.

(1)         Borrower (or the Affiliated Property Operator, if applicable, and to Borrower’s knowledge any Third Party Property Operator, if applicable) is in all respects legally authorized to operate the Mortgaged Property as a Seniors Housing Facility under the Applicable Law of the Property Jurisdiction. If required by Applicable Law, Borrower has, or the Affiliated Property Operator, if applicable, and to Borrower’s knowledge any Third Party Property Operator, if applicable, has a current provider agreement (other than the Medicaid Provider Agreement covered by Section 6.01(g) (Medicaid Provider Agreement Representations)) under any and all applicable federal, state, and local laws for reimbursement for providing housing or services to residents at the Mortgaged Property. There is no decision not to renew any provider agreement (including the Medicaid Provider Agreement covered by Section 6.01(g) (Medicaid Provider Agreement Representations)) related to the Mortgaged Property, nor is there any action pending or threatened to impose alternative, interim, or final sanctions with respect to the Mortgaged Property.

(2)         Other than the Medicaid Provider Agreement covered by Section 6.01(g) (Medicaid Provider Agreement Representations):

(A)         Borrower is not a participant in any federal program whereby any Governmental Authority may have the right to recover funds by reason of the advance of federal funds; and

(B)         Neither Affiliated Property Operator nor, to Borrower’s knowledge, any Third Party Property Operator, is a participant in any federal program whereby any Governmental Authority may have the right to recover funds by reason of the advance of federal funds with respect to the Mortgaged Property.

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(3)         Borrower has not received notice, and is not aware of any violation by Borrower or Affiliated Property Operator of applicable antitrust laws of any Governmental Authority.

(4)         The Licenses will not be adversely affected by (A) the execution and delivery of this Master Agreement, the Note, the Security Instrument, the SASA, or the other Loan Documents, or the Facility Operating Agreement, (B) Borrower’s performance under any of them, or (C) the recordation of the Security Instrument or any other Loan Document.

(5)         In the event any existing Facility Operating Agreement is terminated or Lender acquires the Mortgaged Property through a Foreclosure Event, none of Borrower, Lender, any current or future Property Operator, or any subsequent purchaser must obtain a certificate of need from any applicable state health care regulatory authority or agency (other than giving such notice required under the applicable state law or regulation) prior to applying for any applicable License, provided that no service or unit complement is changed.

(6)         If Borrower or any Property Operator is a HIPAA Covered Entity or HIPAA Business Associate (in the case of any Third Party Property Operator, to Borrower’s knowledge), such entity has developed and implemented appropriate administrative, technical and physical safeguards to protect the privacy and security of Protected Health Information (as that term is defined in HIPAA), and otherwise achieved substantial compliance with all applicable HIPAA requirements, including those concerning privacy, breach notification, security and electronic transaction standards.

Section 4.02            Covenants.

(a)          Maintenance of Existence; Organizational Documents.

(1)         Each of Borrower, its managing member, sole member, or general partner (as applicable), Affiliated Property Operator, Guarantor and Key Principal shall maintain its existence, its entity status, franchises, rights, and privileges under the laws of the state of its formation or organization (as applicable). Borrower and Affiliated Property Operator shall each continue to be duly qualified and in good standing to transact business in each jurisdiction in which qualification or standing is required according to Applicable Law to conduct its business with respect to its Mortgaged Property and where the failure to do so would adversely affect Borrower’s or Affiliated Property Operator’s applicable ownership or operation of its Mortgaged Property or the validity, enforceability, or the ability of Borrower to perform its obligations under this Master Agreement or any other Loan Document, or Affiliated Property Operator to perform its obligations under the Facility Operating Agreement. Except as otherwise permitted under this Master Agreement, neither Borrower nor any partner, member, manager, officer, or director of Borrower, nor Affiliated Property Operator nor any partner, member, manager, officer, or director of Affiliated Property Operator, shall:

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(A)         make or allow any material change to the organizational documents or organizational structure of Borrower or Affiliated Property Operator, including changes relating to the Control of Borrower or Affiliated Property Operator, or

(B)         file any action, complaint, petition, or other claim to:

(i)          divide, partition, or otherwise compel the sale of any Mortgaged Property; or

(ii)         otherwise change the Control of Borrower or Affiliated Property Operator.

(2)         During the Term of this Master Agreement, Healthcare Trust, Inc. shall qualify, and be taxed as, a real estate investment trust under Subchapter M of the Internal Revenue Code and will not be engaged in any activities which would reasonably be anticipated to jeopardize such qualification and tax treatment.

(3)         Except in connection with a Transfer that is permitted under Section 11.03(h) of this Master Agreement or if Lender otherwise consents, if Healthcare Trust Advisors, LLC ceases to advise HTI and Guarantor under that certain advisory agreement in effect as of the Initial Effective Date, any replacement advisor (if any) must be a Qualified Advisor confirmed by Lender. As soon as reasonably practicable after the Board of Directors of HTI selects a Person to be its proposed Qualified Advisor, Borrower shall cause to be delivered to Lender, the Review Fee, the name of the proposed Qualified Advisor and such due diligence reasonably required by Lender to confirm such proposed Qualified Advisor is a Qualified Advisor provided, however, that such disclosure to Lender shall be conditioned upon receipt by Borrower of a mutually acceptable confidentiality agreement executed by Loan Servicer (which agreement Loan Servicer shall disclose to Fannie Mae and its counsel along with the need to preserve such confidentiality) if at the time of such disclosure to Lender, the identity of the proposed Qualified Advisor has not been disclosed to the shareholders of HTI. Upon the later to occur of (i) thirty (30) days following Lender's receipt of satisfactory due diligence to confirm the Qualified Advisor, and (ii) fifteen (15) days following Lender’s receipt of a final version of the proposed advisory agreement with such Qualified Advisor for review, it shall notify Borrower whether or not it has confirmed the Qualified Advisor. Lender shall promptly notify Borrower (a) upon receipt of all required due diligence materials, and (b) in the event Lender has determined that additional due diligence material necessary for purposes of completing its review are required.

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(b)          Economic Sanctions, Anti-Money Laundering, and Anti-Corruption.

(1)         Each Borrower Entity, any Affiliated Property Operator, any Identified Party, or any Person Controlled by Borrower Entity or Affiliated Property Operator that also has a direct or indirect ownership interest in any Borrower Entity or Affiliated Property Operator shall remain in compliance with any applicable civil or criminal laws or regulations (including those requiring internal controls) intended to prohibit, prevent, or regulate money laundering, drug trafficking, terrorism, or corruption, of the United States and the jurisdiction where the Mortgaged Property is located or where the Person resides, is domiciled, or has its principal place of business.

(2)         At no time shall any Borrower Entity, any Affiliated Property Operator, or any Identified Party, or any Person Controlled by Borrower Entity or Affiliated Property Operator that also has a direct or indirect ownership interest in any Borrower Entity or Affiliated Property Operator, be a Person:

(A)         against whom proceedings are pending for any alleged violation of any laws described in Section 4.02(b)(1) (Economic Sanctions, Anti-Money Laundering, and Anti-Corruption);

(B)         that has been convicted of any violation of, has been subject to civil penalties or Economic Sanctions pursuant to, or had any of its property seized or forfeited under, any laws described in Section 4.02(b)(1) (Economic Sanctions, Anti-Money Laundering, and Anti-Corruption); or

(C)         with whom any United States Person, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, having its principal place of business within the United States or any of its territories, is a Sanctioned Person or is otherwise prohibited from transacting business of the type contemplated by this Master Agreement and the other Loan Documents under any other Applicable Law.

(3)         Borrower, Guarantor, and Key Principal shall at all times remain in compliance with any applicable Economic Sanctions laws and regulations.

(c)          Payment of Taxes, Assessments, and Other Charges.

Borrower and Affiliated Property Operator shall each file all federal, state, county, and municipal tax returns and reports required to be filed by Borrower and Affiliated Property Operator, respectively, and shall pay, before any fine, penalty, interest, or cost may be added thereto, all taxes payable with respect to such returns and reports.

(d)          Single Purpose Status.

Borrower and its managing member, sole member, or general partner (as applicable):

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(1)         shall not acquire, hold, develop, lease, or improve any real property, personal property, or assets other than (A) the Mortgaged Property or (B) equity interests in a Person that owns the Mortgaged Property;

(2)         shall not acquire, own, operate, or participate in any business other than the leasing, ownership, management, operation, and maintenance of the Mortgaged Property or equity interests in a Person that owns the Mortgaged Property;

(3)         shall not commingle its assets or funds with those of any other Person, unless such assets or funds can easily be segregated and identified in the ordinary course of business from those of any other Person;

(4)         shall maintain its financial statements, accounting records, and other partnership, real estate investment trust, limited liability company, or corporate documents, as the case may be, separate from those of any other Person (unless Borrower’s assets are included in a consolidated financial statement prepared in accordance with generally accepted accounting principles);

(5)         shall have no material financial obligation under any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, or other agreement or instrument to which Borrower is a party or by which Borrower is otherwise bound, or to which the Mortgaged Property is subject or by which it is otherwise encumbered, other than:

(A)         Permitted Equipment Financing or unsecured trade payables incurred in the ordinary course of the operation of the Mortgaged Property (exclusive of amounts (i) to be paid out of the Replacement Reserve Account or Repairs Escrow Account, or (ii) for rehabilitation, restoration, repairs, or replacements of the Mortgaged Property or otherwise approved by Lender) so long as such trade payables (1) are not evidenced by a promissory note, (2) are payable within sixty (60) days of the date incurred, and (3) as of any date, do not exceed the lesser of (x) three percent (3%) of the Allocable Facility Amount for such Mortgaged Property and (y) in the aggregate, when added to unsecured trade payables for all other Mortgaged Properties in the Collateral Pool, five percent (5%) of the principal balance of the Advances Outstanding;

(B)         if the Security Instrument grants a lien on a leasehold estate, Borrower’s obligations as lessee under the ground lease creating such leasehold estate; and

(C)         obligations under the Loan Documents and obligations secured by the Mortgaged Property to the extent permitted by the Loan Documents;

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(6)         shall not assume, guaranty, or become obligated for the liabilities or obligations of any other Person, or pledge its assets for the benefit of any other Person (except in connection with this Master Agreement or other mortgage loans that have been paid in full or collaterally assigned to Lender, including in connection with any Consolidation, Extension and Modification Agreement (for Mortgaged Properties in New York) or similar instrument) or hold out its credit as being available to satisfy the obligations of any other Person;

(7)         shall not make loans or advances to any other Person;

(8)         shall not enter into or become a party to, any transaction with any Borrower Affiliate, except for the transactions contemplated by this Master Agreement and transactions in the ordinary course of business and on terms which are no more favorable to such Borrower Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(9)         shall not acquire obligations or securities of any other Person;

(10)        shall pay (or shall cause Property Operator on behalf of Borrower from Borrower’s own funds to pay) its own liabilities (other than liabilities under this Master Agreement), including the salaries of its own employees, if any, from its own funds and maintain a sufficient number of employees in light of its contemplated business operations;

(11)        shall not fail to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

(12)        shall allocate fairly and reasonably any overhead for shared expenses;

(13)        shall maintain its existence as an entity duly organized, validly existing, and in good standing (if applicable) under the laws of the jurisdiction of its formation or organization and shall do all things necessary to observe organizational formalities;

(14)        shall not, other than managing member’s, sole member’s, or general partner’s (as applicable) ownership interest in Borrower, own any subsidiary or make any investment in, any Person without the prior written consent of Lender; and

(15)        without the prior written consent of Lender or unless otherwise required or permitted by a Cap Security Agreement, shall not enter into or guarantee, provide security for, or otherwise undertake any form of contingent obligation with respect to any Hedging Arrangement.

(e)          ERISA.

Borrower covenants that:

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(1)         no asset of Borrower shall constitute “plan assets” (within the meaning of Section 3(42) of ERISA and Department of Labor Regulation Section 2510.3-101) of an Employee Benefit Plan;

(2)         no asset of Borrower shall be subject to the laws of any Governmental Authority governing the assets of an Employee Benefit Plan; and

(3)         neither Borrower nor any ERISA Affiliate shall incur any obligation or liability with respect to any ERISA Plan.

(f)           Notice of Litigation or Insolvency.

Borrower shall, within five (5) Business Days following receipt of written notice thereof, give written notice to Lender of any claims, actions, suits, or proceedings at law or in equity (including any insolvency, bankruptcy, or receivership proceeding) by or before any Governmental Authority pending or, to Borrower’s knowledge, threatened against or affecting any Borrower Entity, Property Operator, or Identified Party or the Mortgaged Property, which claims, actions, suits or proceedings, if adversely determined reasonably would be expected to materially adversely affect the Licenses, the financial condition or business of any Borrower Entity, Property Operator, or Identified Party or the condition, operation, or ownership of the Mortgaged Property (including any claims, actions, suits, or proceedings regarding fair housing, anti-discrimination, or equal opportunity, which shall always be deemed material).

(g)          Payment of Costs, Fees, and Expenses.

In addition to the payments specified in this Master Agreement, Borrower shall pay, on demand, all of Lender’s and Fannie Mae’s reasonable out-of-pocket fees, costs, charges, or expenses (including the reasonable fees and expenses of attorneys, accountants, and other experts) incurred by Lender and Fannie Mae in connection with:

(1)         any amendment to, consent, or waiver required under, or Request made pursuant to, this Master Agreement, any of the Loan Documents, or the Facility Operating Agreement (whether or not any such amendment, consent, waiver, or Request is entered into);

(2)         defending or participating in any litigation arising from actions by third parties and brought against or involving Lender with respect to:

(A)         any Mortgaged Property, including the Facility Operating Agreement;

(B)         any event, act, condition, or circumstance in connection with any Mortgaged Property; or

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(C)         the relationship between or among Lender or Fannie Mae on the one hand, and Borrower, Property Operator, Key Principal, and Guarantor on the other hand in connection with this Master Agreement or any of the transactions contemplated by this Master Agreement or the Facility Operating Agreement;

(3)         the administration or enforcement of, or preservation of rights or remedies under, this Master Agreement or any other Loan Documents including or in connection with any litigation or appeals, any Foreclosure Event or other disposition of any collateral granted pursuant to the Loan Documents or collateral to which Lender acquires rights by virtue of the Facility Operating Agreement; and

(4)         any Bankruptcy Event.

(h)          Restrictions on Distributions.

No distributions or dividends of any nature with respect to Rents or other income from the Mortgaged Property shall be made to the owners of Borrower’s or Affiliated Property Operator’s Ownership Interests as such if, at the time of such distribution, (1) Borrower has knowledge that after such distribution it will be unable to make monetary payments as and when such payments become due and payable, (2) an Event of Default has occurred and is continuing, or (3) a Bankruptcy Event has occurred with respect to the owners of its Ownership Interests, Key Principal, or Guarantor.

(i)           Lockbox Arrangement.

Borrower shall not enter into any type of lockbox agreement or similar cash management arrangement that has not been approved by Lender in writing, and no direct or indirect owner of Borrower, Affiliated Property Operator, and direct or indirect owner of Affiliated Property Operator shall enter into any type of lockbox agreement or similar cash management arrangement with respect to Rents or other income from the Mortgaged Property that has not been approved by Lender in writing. Lender’s approval of any such cash management arrangement may be conditioned upon requiring Borrower to enter into a lockbox agreement or similar cash management arrangement with Lender in form and substance acceptable to Lender with regard to Rents and other income from the Mortgaged Property.

(j)          Confidentiality of Certain Information.

Neither Borrower nor Affiliated Property Operator shall disclose, nor shall permit to be disclosed, any terms, conditions, underwriting requirements, or underwriting procedures of this Master Agreement or any of the Loan Documents; provided, however, that such information may be disclosed (1) as required by law or pursuant to GAAP, (2) to officers, directors, employees, agents, advisors, partners, attorneys, accountants, engineers, appraisers, and other consultants of such Borrower Entity, Affiliated Property Operator, or Identified Party who need to know such information, provided such Persons are instructed to treat such information confidentially, (3) to any regulatory authority having jurisdiction over such Borrower Entity, Affiliated Property Operator, or Identified Party, (4) in connection with any filings with the Securities and Exchange Commission or other Governmental Authorities, or (5) to any other Person to which such delivery or disclosure may be necessary or appropriate (A) in compliance with any law, rule, regulation, or order applicable to such Borrower Entity, Affiliated Property Operator, or Identified Party, or (B) in response to any subpoena or other legal process or information investigative demand.

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(k)         [Intentionally Deleted.]

(l)          Borrower/Property Operator Compliance with Laws.

(1)         If required by Applicable Law, Borrower shall at all times maintain a current provider agreement under any and all applicable federal, state, and local laws for reimbursement for providing housing or other services to residents at the Mortgaged Property.

(2)         Other than the Medicaid Provider Agreement covered by Section 6.01(g) (Medicaid Provider Agreement Representations):

(A)         Borrower shall not participate in any federal program whereby any Governmental Authority may have the right to recover funds by reason of the advance of federal funds; and

(B)         Property Operator shall not participate in any federal program whereby any Governmental Authority may have the right to recover funds by reason of the advance of federal funds with respect to the Mortgaged Property.

(3)         Borrower shall provide Lender notice of any violation by Borrower or Affiliated Property Operator of applicable antitrust laws of any Governmental Authority.

(4)         If Borrower or any Property Operator is a HIPAA Covered Entity or HIPAA Business Associate, such entity shall develop and implement appropriate administrative, technical and physical safeguards to protect the privacy and security of Protected Health Information (as that term is defined in HIPAA), and otherwise achieve substantial compliance with all applicable HIPAA requirements, including those concerning privacy, breach notification, security, and electronic transaction standards.

ARTICLE 5
THE ADVANCES

Section 5.01            Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 5.01 (The Advances – Representations and Warranties) are made as of each Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

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(a)          Receipt and Review of Loan Documents.

Borrower has received and reviewed this Master Agreement and all of the other Loan Documents.

(b)          No Default.

No default exists under any of the Loan Documents.

(c)          No Defenses.

The Loan Documents are not currently subject to any right of rescission, set-off, counterclaim, or defense by either Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, Insolvency Laws, and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and neither Borrower nor Guarantor has asserted any right of rescission, set-off, counterclaim, or defense with respect thereto.

(d)          Loan Document Taxes.

All mortgage, mortgage and lease recording, stamp, intangible, or any other similar taxes required to be paid by any Person under Applicable Law currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection, or enforcement of the Facility Operating Agreement or any of the Loan Documents, including the Security Instrument, have been paid or will be paid in the ordinary course of the closing of any Advance.

Section 5.02           Covenants.

(a)          Ratification of Covenants; Estoppels; Certifications.

Borrower shall:

(1)         promptly notify Lender in writing upon any violation of any covenant set forth in any Loan Document of which Borrower has notice or knowledge; provided, however, any such written notice by Borrower to Lender shall not relieve Borrower of, or result in a waiver of, any obligation under this Master Agreement or any other Loan Document; and

(2)         within ten (10) Business Days after a request from Lender, provide a written statement, signed and acknowledged by Borrower, together with such corresponding certifications from Property Operator as Lender may request, certifying to Lender or any Person designated by Lender, as of the date of such statement:

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(A)         that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications);

(B)         the unpaid principal balance of the Advances Outstanding;

(C)         the date to which interest on the Advances Outstanding has been paid;

(D)         that Borrower is not in default in paying the Advances Outstanding or in performing or observing any of the covenants or agreements contained in this Master Agreement or any of the other Loan Documents (or, if Borrower is in default, describing such default in reasonable detail);

(E)         whether or not there are then existing any setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents; and

(F)         any additional facts reasonably requested in writing by Lender.

(b)          Further Assurances.

(1)         Other Documents As Lender May Require.

Within ten (10) Business Days after request by Lender, Borrower shall, subject to Section 5.02(d) (Limitations on Further Acts of Borrower) below, execute, acknowledge, deliver, and, if necessary, file or record, at its cost and expense, all further acts, deeds, conveyances, assignments, financing statements, transfers, documents, agreements, assurances, and such other instruments as Lender may reasonably require from time to time in order to better assure, grant, and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Master Agreement and the other Loan Documents and take such further action as Lender from time to time may reasonably request as reasonably necessary, desirable, or proper to carry out more effectively the purposes of this Master Agreement or any of the other Loan Documents.

(2)         Corrective Actions.

Within ten (10) Business Days after request by Lender, Borrower shall provide, or cause to be provided, to Lender, at Borrower’s cost and expense, such further documentation or information reasonably deemed necessary or appropriate by Lender in the exercise of its rights under the related commitment letter between Borrower and Lender or to correct patent mistakes in the Loan Documents, the Title Policy, or the funding of the Advances.

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(3)         Compliance with Investor Requirements.

Without limiting the generality of subsections (1) and (2) above, Borrower shall subject to Section 5.02(d) (Limitations on Further Acts of Borrower) below, take all reasonable actions necessary to comply with the requirements of Lender to enable Lender to sell any MBS backed by an Advance or achieve or preserve the expected federal income tax treatment of any MBS trust that directly or indirectly holds an Advance and issues MBS as a fixed investment trust or real estate mortgage investment conduit, as the case may be, within the meaning of the Treasury Regulations.

(c)          Sale of Advances.

Borrower shall, subject to Section 5.02(d) (Limitations on Further Acts of Borrower) below:

(1)         comply with the reasonable requirements of Lender or any Investor or provide, or cause to be provided, to Lender or any Investor within ten (10) Business Days after the request, at Borrower’s reasonable cost and expense, such further documentation or information as Lender or Investor may reasonably require in order to:

(A)         enable Lender to sell the Advance to such Investor;

(B)         enable Lender to obtain a refund of any commitment fee from any such Investor;

(C)         enable any such Investor to further sell or securitize the Advance; or

(D)         achieve or preserve the expected federal income tax treatment of any MBS trust that directly or indirectly holds an Advance and issues MBS as a fixed investment trust or real estate mortgage investment conduit, as the case may be, within the meaning of the Treasury Regulations.

(2)         ratify and affirm in writing the representations and warranties set forth in any Loan Document as of such date specified by Lender modified as necessary to reflect changes that have occurred subsequent to the Effective Date;

(3)         confirm that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Master Agreement or any of the other Loan Documents (or, if Borrower is in default, describing such default in reasonable detail); and

(4)         execute and deliver to Lender and/or any Investor such other documentation, including any amendments, corrections, deletions, or additions to this Master Agreement or other Loan Document(s) as is reasonably required by Lender or such Investor.

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(d)          Limitations on Further Acts of Borrower.

Nothing in Section 5.02(b) (Further Assurances) or Section 5.02(c) (Sale of Advances) shall require Borrower to do any further act that has the effect of changing the economic terms, imposing on Borrower or Guarantor greater personal liability, or materially changing the rights and obligations of Borrower or Guarantor, under the Loan Documents, except as may be required to correct patent mistakes or defects.

(e)          Financing Statements; Record Searches.

(1)         Borrower shall pay all costs and expenses associated with:

(A)         any filing or recording of any financing statements, including all continuation statements, termination statements, and amendments or any other filings related to security interests in or liens on collateral; and

(B)         any record searches for financing statements that Lender may require.

(2)         Borrower hereby authorizes Lender (and represents and warrants that the Facility Operating Agreement authorizes Borrower) to file any financing statements, continuation statements, termination statements, and amendments (including an “all assets” or “all personal property” collateral description or words of similar import) in form and substance as Lender may require in order to protect and preserve Lender’s lien priority and security interest in any Mortgaged Property (and to the extent Lender has filed any such financing statements, continuation statements, or amendments prior to the applicable Effective Date, such filings by Lender are hereby authorized and ratified by Borrower and are permitted under the terms of the Facility Operating Agreement).

(f)          Loan Document Taxes.

Borrower shall pay, on demand, any transfer taxes, documentary taxes, assessments, or charges made by any Governmental Authority in connection with the execution, delivery, recordation, filing, registration, perfection, or enforcement of any of the Loan Documents, the Facility Operating Agreement, or the Advances.

(g)          Date-Down Endorsements.

In connection with a Collateral Event, and at any time and from time to time that Lender has a reasonable basis to believe that an additional lien may encumber any Mortgaged Property or in order to protect Lender’s interest in the Collateral, Lender may obtain, at Borrower’s cost, an endorsement to the Title Policy for each Mortgaged Property, amending the effective date of such Title Policy to the date of the title search performed in connection with the endorsement.

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Section 5.03            Administrative Matters Regarding Advances.

(a)          Determination of Allocable Facility Amount and Valuations.

(1)         Initial Determinations.

On the Initial Effective Date, Lender shall determine (A) the Allocable Facility Amount and Valuation for each Initial Mortgaged Property, and (B) the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio. Changes in Allocable Facility Amount, Valuations, the Aggregate Debt Service Coverage Ratio, and the Aggregate Loan to Value Ratio shall be made pursuant to Section 5.03(a)(2) (Subsequent Monitoring Determinations).

(2)         Subsequent Monitoring Determinations.

(A)         Once each Calendar Quarter, within twenty (20) Business Days after Borrower has delivered to Lender the reports required in Section 8.02 (Books and Records; Financial Reporting – Covenants), Lender shall determine the Aggregate Debt Service Coverage Ratio, and the Aggregate Loan to Value Ratio set forth in the Loan Documents. After the First Anniversary if, in Lender’s reasonable judgment, changed market or property conditions warrant, Lender shall redetermine Allocable Facility Amounts and Valuations. After the First Anniversary, Lender shall also redetermine Allocable Facility Amounts and Valuations upon receipt of a Request for a Collateral Event and immediately upon closing such Collateral Event to take account of such Collateral Event, and upon any other event that invalidates the outstanding determination.

(B)         Lender shall promptly disclose its determinations to Borrower. Until redetermined, the outstanding Allocable Facility Amounts and Valuations shall remain in effect. Upon receipt by Borrower of any such new determinations by Lender, Borrower shall promptly acknowledge such receipt.

Notwithstanding anything in this Master Agreement to the contrary, no change in Allocable Facility Amounts, Valuations, the Aggregate Loan to Value Ratio, or the Aggregate Debt Service Coverage Ratio shall (i) result in a Potential Event of Default or Event of Default, (ii) require the prepayment of any Advance in whole or in part, or (iii) require the addition of Collateral to the Collateral Pool.

ARTICLE 6
PROPERTY USE, PRESERVATION, AND MAINTENANCE

Section 6.01            Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 6.01 (Property Use, Preservation and Maintenance – Representations and Warranties) are made as of each Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

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(a)          Mortgaged Property Compliance with Laws; Permits and Licenses.

(1)         To Borrower’s knowledge, all improvements to the Land and the use of the Mortgaged Properties comply with all Applicable Laws, including:

(A)         all applicable statutes, rules, and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, and rent control;

(B)         the applicable provisions of all laws, rules, regulations, and published interpretations thereof including all criteria established to classify the Mortgaged Property as housing for older persons under the Fair Housing Amendments Act of 1988 and the Housing for Older Persons Act of 1995 to which Borrower, Property Operator, or the Mortgaged Property is subject; and

(C)         privacy, breach notification, security, and electronic transaction standards including those set forth in HIPAA; and

Borrower has no knowledge of any action or proceeding (or threatened in writing action or proceeding) regarding noncompliance or nonconformity with any of the foregoing.

(2)         To Borrower’s knowledge, there is no evidence of any illegal activities on the Mortgaged Properties.

(3)         To Borrower’s knowledge, no permits or approvals from any Governmental Authority, other than those previously obtained and furnished to Lender, are necessary for the commencement and completion of the Repairs or Replacements, as applicable, other than those permits or approvals which will be timely obtained in the ordinary course of business.

(4)         All required permits, licenses, and certificates to comply with all Applicable Law, and for the lawful use and operation of the Mortgaged Properties, including certificates of occupancy, apartment licenses, or the equivalent, have been obtained and are in full force and effect.

(5)         No portion of any Mortgaged Property has been purchased with the proceeds of any illegal activity.

(6)         To the extent required under Applicable Law for the Seniors Housing Facility Licensing Designation, the Mortgaged Property is duly licensed and such Licenses are in good standing and are in full force and effect.

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(b)          Operating Documents; Contracts; Resident Records.

(1)         Each Facility Operating Agreement and, to Borrower’s knowledge, each Contract is a valid and binding agreement enforceable against the parties in accordance with its terms and is in full force and effect.

(2)         Neither Borrower nor any Affiliated Property Operator is in default in performing any of their respective obligations under any Facility Operating Agreement or Contract, and to Borrower’s knowledge, no Third Party Operator is in default in performing any of its obligations under any Facility Operating Agreement or Contract.

(3)         Each Facility Operating Agreement and Contract is assignable and no previous assignment of Borrower’s interest in the Facility Operating Agreement or Contracts has been made that is currently in effect. Borrower has entered into the Contracts previously identified to Lender for the provision of goods or services, at or otherwise in connection with the operation, use, or management of the Mortgaged Property.

(4)         All records pertaining to residents living at the Mortgaged Property are true and correct in all material respects.

(c)          Property Characteristics.

No part of the Land is included or assessed under or as part of another tax lot or parcel, and no part of any other property is included or assessed under or as part of the tax lot or parcels for the Land.

(d)          Property Ownership.

The Mortgaged Property is owned by or leased to Borrower or Property Operator.

(e)          Condition of the Mortgaged Property.

Borrower represents that:

(1)         Borrower has not made any claims, and to Borrower’s knowledge, no claims have been made, against any contractor, engineer, architect, or other party with respect to the construction or condition of any Mortgaged Property or the existence of any structural or other material defect therein;

(2)         except with respect to a Release Mortgaged Property that is the subject of a Release Request, no Mortgaged Property has sustained any damage other than damage which has been fully repaired, or is fully insured and is being repaired in the ordinary course of business; and

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(3)         except as disclosed in any third party report delivered to Lender prior to the date on which any Mortgaged Property is added to the Collateral Pool, to the knowledge of Borrower, the Mortgaged Properties are in good condition, order, and repair, and there exist no structural or other material defects in any Mortgaged Property (whether patent, latent, or otherwise), and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in any Mortgaged Property, or any part of it, which would adversely affect the insurability of such Mortgaged Property or cause the imposition of extraordinary premiums or charges for insurance or of any termination or threatened termination of any policy of insurance or bond.

(f)          Personal Property.

Except as set forth in Schedule 1 to the SASA, all Personal Property that is material to and is used in connection with the management, ownership, and operation of the Mortgaged Property is:

(1)         owned by Borrower (or, to the extent disclosed on the Exceptions to Representations and Warranties Schedule, leased by Borrower, other than as lessor pursuant to the Seniors Housing Facility Lease); or

(2)         as applicable, leased by Operator pursuant to the Seniors Housing Facility Lease.

(g)          Medicaid Provider Agreement Representations.

(1)         If neither Borrower nor any Property Operator is a Medicaid Participant as of the Effective Date, Borrower hereby confirms that neither Borrower nor Property Operator has entered into a Medicaid Provider Agreement with respect to the Mortgaged Property.

(2)         The following provisions apply if a Medicaid Provider Agreement is in place with respect to the Mortgaged Property:

(A)         Borrower has delivered to Lender a true and complete copy of the Medicaid Provider Agreement in place as of the date the Mortgaged Property is added to the Collateral Pool, together with any amendments and modifications thereto;

(B)         the Medicaid Provider Agreement is a valid and binding agreement enforceable against the parties in accordance with its terms and is in full force and effect;

(C)         to Borrower’s knowledge, neither Borrower, Property Operator nor a Governmental Authority or Managed Care Organization is in default under the Medicaid Provider Agreement nor does any state of facts exist that with the passage of time or the giving of notice, or both, could constitute a default under the Medicaid Provider Agreement;

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(D)         neither Property Operator nor Borrower has received any notice from a Governmental Authority or Managed Care Organization, as applicable, to the effect that such Governmental Authority or Managed Care Organization, as applicable, intends to terminate its relationship or unilaterally modify any terms of the Medicaid Provider Agreement in effect as of the Effective Date, including the reduction of rates paid to Borrower or Property Operator for services provided under the Medicaid Provider Agreement;

(E)         as of the date the Mortgaged Property is added to the Collateral Pool, Borrower or Property Operator, as applicable, meets the provider standards, including all conditions for participation, as required by such Managed Care Organization or Governmental Authority;

(F)         if Borrower or any Property Operator is a Medicaid Participant as of the Effective Date with respect to the Mortgaged Property, Borrower hereby confirms that no more than twenty percent (20%) of the Mortgaged Property’s effective gross income is derived from funds paid to such Borrower or Property Operator by a Governmental Authority or a Managed Care Organization, as applicable, under a Medicaid Provider Agreement; and

(G)         neither Borrower nor any Affiliated Property Operator has been excluded from participation in any Governmental Health Care Program with respect to the Mortgaged Property or any other property.

Section 6.02           Covenants

(a)          Use of Property.

From and after the Effective Date, Borrower shall not, unless required by Applicable Law or Governmental Authority:

(1)         change the use of all or any part of its Mortgaged Property, including any change in the unit or bed Acuity composition (provided that Borrower may effect an Allowed Change in Use so long as:

(A)         Borrower provides Lender written notice within thirty (30) days of such Allowed Change in Use; and

(B)         all other terms, conditions, and covenants of this Master Agreement are satisfied including covenants related to zoning, certificates of occupancy, Licenses and alterations to the Mortgaged Property);

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(2)         convert any individual dwelling units or common areas to commercial use, or convert any common area or commercial use to individual dwelling units, provided, however, Borrower may convert up to one thousand (1,000) square feet (in the aggregate) of area used for commercial or common use at each Mortgaged Property to individual dwelling units;

(3)         initiate or acquiesce in a change in the zoning classification of the Land;

(4)         establish any condominium or cooperative regime with respect to its Mortgaged Property;

(5)         subdivide the Land;

(6)         suffer, permit, or initiate the joint assessment of any Mortgaged Property with any other real property constituting a tax lot separate from such Mortgaged Property which could cause the part of the Land to be included or assessed under or as part of another tax lot or parcel, or any part of any other property to be included or assessed under or as part of the tax lot or parcels for the Land;

(7)         allow use or occupancy of the Mortgaged Property by residential tenants that do not meet the standards for a Seniors Housing Facility; or

(8)         accept tenants that require skilled nursing care or permit tenants requiring skilled nursing care to remain at the Mortgaged Property as a routine matter, other than in compliance with Section 6.02(h) (Medicaid Provider Agreement).

(b)          Property Maintenance.

Borrower shall:

(1)         pay the expenses of operating, managing, maintaining, and repairing its Mortgaged Property (including insurance premiums, utilities, Repairs, and Replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added;

(2)         keep its Mortgaged Property in good repair and marketable condition (ordinary wear and tear excepted) (including the replacement of Personalty and Fixtures with items of equal or better function and quality) and subject to Section 9.03(b)(3) (Application of Proceeds on Event of Loss) and Section 10.03(d) (Preservation of Mortgaged Property) restore or repair promptly, in a good and workmanlike manner, any damaged part of such Mortgaged Property to the equivalent of its original condition or condition immediately prior to the damage (if improved after the Effective Date), whether or not any insurance proceeds or amounts received in connection with a Condemnation Action are available to cover any costs of such restoration or repair;

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(3)         commence all Required Repairs, Additional Lender Repairs, and Additional Lender Replacements as follows:

(A)         with respect to any Required Repairs, promptly following the Effective Date (subject to Force Majeure, if applicable), in accordance with the timelines set forth on the Required Repair Schedule, or if no timelines are provided, as soon as practical following the Effective Date;

(B)         with respect to Additional Lender Repairs, in the event that Lender determines that Additional Lender Repairs are necessary from time to time or pursuant to Section 6.03 (Administration Matters Regarding the Property), promptly following Lender’s written notice of such Additional Lender Repairs (subject to Force Majeure, if applicable), commence any such Additional Lender Repairs in accordance with Lender’s timelines, or if no timelines are provided, as soon as practical;

(C)         with respect to Additional Lender Replacements, in the event that Lender determines that Additional Lender Replacements are necessary from time to time or pursuant to Section 6.03 (Administration Matters Regarding the Property), promptly following Lender’s written notice of such Additional Lender Replacements (subject to Force Majeure, if applicable), commence any such Additional Lender Replacements in accordance with Lender’s timelines, or if no timelines are provided, as soon as practical;

(4)         make, construct, install, diligently perform, and complete all Replacements and Repairs:

(A)         in a good and workmanlike manner as soon as practicable following the commencement thereof, free and clear of any Liens, including mechanics’ or materialmen’s liens and encumbrances (except Permitted Encumbrances and mechanics’ or materialmen’s liens which attach automatically under the laws of any Governmental Authority upon the commencement of any work upon, or delivery of any materials to, the Mortgaged Property and for which Borrower is not delinquent in the payment for any such work or materials);

(B)         in accordance with all Applicable Law;

(C)         in accordance with all applicable insurance and bonding requirements; and

(D)         within all timeframes required by Lender, and Borrower acknowledges that it shall be an Event of Default if Borrower abandons or ceases work on any Repair at any time prior to the completion of the Repairs for a period of longer than twenty (20) days (except when Force Majeure exists and Borrower is diligently pursuing the reinstitution of such work, provided, however, any such abandonment or cessation shall not in any event allow the Repair to be completed after the Completion Period, subject to Force Majeure);

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(5)         subject to the terms of Section 6.03(a) (Property Management), provide for professional operation and management of the Mortgaged Property as a Seniors Housing Facility either by Borrower or any Property Operator approved by Lender in writing;

(6)         give written notice to Lender of, and, unless otherwise directed in writing by Lender, appear in and defend any action or proceeding purporting to affect any Mortgaged Property, Lender’s security for the Advances, or Lender’s rights under this Master Agreement; and

(7)         upon Lender’s written request, submit to Lender any contracts or work orders described in Section 13.02 (Administration Matters Regarding Reserves).

(c)          Property Preservation.

Borrower shall:

(1)         not commit waste or abandon or (ordinary wear and tear excepted) permit impairment or deterioration of any Mortgaged Property;

(2)         subject to any Allowed Change in Use pursuant to Section 6.02(a) (Use of Property) and except as required herein or as otherwise permitted herein in connection with Repairs and Replacements or Alterations permitted pursuant to Section 6.02(f) (Alterations to any Mortgaged Property), not remove, demolish, or alter any Mortgaged Property or any part of any Mortgaged Property (or permit any tenant or any other Person to do the same) except in connection with the replacement of tangible Personalty or Fixtures (provided such Personalty and Fixtures are replaced with items of equal or better function and quality);

(3)         not engage in or knowingly permit, and shall take appropriate measures to prevent and abate or cease and desist, any illegal activities at any Mortgaged Property that could endanger tenants or visitors, result in damage to such Mortgaged Property, result in forfeiture of the Land or otherwise materially impair the lien created by the Security Instrument or Lender’s interest in such Mortgaged Property;

(4)         not permit any condition to exist on any Mortgaged Property that would invalidate any part of any insurance coverage required by this Master Agreement; or

(5)         not subject any Mortgaged Property to any voluntary, elective, or non-compulsory tax lien or assessment (or opt in to any voluntary, elective, or non-compulsory special tax district or similar regime).

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(d)          Property Inspections.

Borrower shall:

(1)         permit Lender, its agents, representatives, and designees to enter upon and inspect the Mortgaged Properties (including in connection with any Replacement or Repair or to conduct any Environmental Inspection pursuant to the Environmental Indemnity Agreement), and shall cooperate and provide access to all areas of the Mortgaged Properties (subject to the rights of tenants under the Leases, other than the Property Operator under the Seniors Housing Facility Lease):

(A)         during normal business hours;

(B)         at such other reasonable time upon reasonable notice of not less than two (2) Business Days;

(C)         at any time when exigent circumstances exist; or

(D)         at any time after an Event of Default has occurred and is continuing; and

(2)         pay for reasonable costs or expenses incurred by Lender or its agents in connection with any such inspections.

(e)          Mortgaged Property Compliance with Laws.

Borrower shall:

(1)         comply in all material respects with Applicable Law and all recorded lawful covenants and agreements relating to or affecting any Mortgaged Property, including all laws, ordinances, statutes, rules and regulations, and covenants pertaining to construction of improvements on the Land, fair housing, and requirements for equal opportunity, anti-discrimination, and Leases;

(2)         procure and maintain all required permits, licenses, charters, registrations, and certificates necessary to comply with all zoning and land use statutes, laws, ordinances, rules and regulations, and all applicable health, fire, safety, and building codes and for the lawful use and operation of each Mortgaged Property, including certificates of occupancy, apartment licenses, or the equivalent;

(3)         comply with all Applicable Law that pertain to the maintenance and disposition of tenant security deposits;

(4)         at all times maintain records sufficient to demonstrate compliance with the provisions of this Section 6.02(e) (Compliance with Laws);

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(5)         promptly after Borrower’s or Property Operator’s receipt or notification thereof, provide Lender copies of any building code or zoning violation from any Governmental Authority with respect to any Mortgaged Property; and

(6)         cooperate fully with Lender with respect to any proceedings before any court, board, or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

(f)          Alterations to any Mortgaged Property.

No alteration, improvement, demolition, removal, or construction (collectively, “Alterations”) shall be made to any Mortgaged Property without the prior written consent of Lender if:

(1)         such Alteration could reasonably be expected to adversely affect the value of such Mortgaged Property or its operation as a Multifamily Residential Property in substantially the same manner in which it is being operated on the date such property became Collateral;

(2)         the construction of such Alteration could reasonably be expected to result in interference to the occupancy of tenants of such Mortgaged Property such that tenants in occupancy with respect to five percent (5%) or more of the tenants under the Leases would be displaced or permitted to terminate their Leases or to abate the payment of all or any portion of their rent; or

(3)         such Alteration will be completed in more than twelve (12) months from the date of commencement or in the last year of the Term of this Master Agreement.

For purposes hereof, Alterations shall not be deemed to include cosmetic, non-structural changes including new carpeting and painting, which do not require a building permit and shall not require the consent of Lender. In addition, Borrower must obtain Lender’s prior written consent to construct Alterations with respect to any Mortgaged Property costing in excess of, with respect to any Mortgaged Property, the number of units in such Mortgaged Property multiplied by $5,000, but in any event, costs in excess of $250,000, Borrower must give prior written notice to Lender of its intent to construct Alterations at any time with respect to any Mortgaged Property costing in excess of $100,000; provided, however, that the preceding requirements shall not be applicable to Alterations made, conducted, or undertaken by Borrower as part of Borrower’s routine maintenance and repair of the Mortgaged Properties as required by the Loan Documents (including any Repair or Replacement).

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(g)          Licensing.

(1)         Borrower (A) shall maintain and operate, or shall cause Property Operator, if applicable, to maintain and operate, the Mortgaged Property as a Seniors Housing Facility, (B) shall maintain, or shall cause Property Operator, if applicable, to maintain, in good standing all Licenses, (C) shall renew or extend, or shall cause Property Operator, if applicable, to renew and extend, all such required Licenses, and (D) shall not fail, nor allow the failure by Property Operator, if applicable, to take any action necessary to keep all such Licenses in good standing and full force and effect. Borrower will, or shall cause Property Operator, if applicable, to provide Lender written notice within five (5) days of Borrower’s or Property Operator’s receipt of any notice or order of a violation which could be reasonably expected to have a Material Adverse Effect on Borrower, Property Operator, or the Mortgaged Property, its operations, or its compliance with licensing and regulatory requirements.

(2)         If any License requirement is imposed upon the Mortgaged Property after the date the Mortgaged Property is added to the Collateral Pool, Borrower shall obtain, or shall cause the Property Operator, if applicable, to obtain, all Licenses and shall maintain, or shall cause the Property Operator, if applicable, to maintain, such Licenses in full force and effect. Borrower acknowledges and agrees that all such Licenses are subject to the terms of this Master Agreement and the Loan Documents.

(3)         Without the prior written consent of Lender, Borrower shall not, and shall require Property Operator, if applicable, not to amend, modify, transfer, or otherwise change the Licenses.

(4)         Borrower shall promptly inform Lender in writing or shall cause Property Operator to promptly inform Lender in writing, if such party has actual knowledge of, and shall deliver to Lender copies of, (A) any written communications, complaints, orders, judgments, and other documents relating to the commencement of any litigation, rulemaking, or disciplinary proceeding or the promulgation of any proposed or final rule which would have, or may reasonably be expected to have, a Material Adverse Effect on the Mortgaged Property, or the Licenses, and (B) notice from any Governmental Authority having jurisdiction over Borrower or any Property Operator that (i) Borrower or Property Operator is being placed under regulatory supervision, (ii) any License related to the conduct of Borrower’s or Property Operator’s, if applicable, business or the Mortgaged Property is to be suspended or revoked, or (iii) Borrower or Property Operator is to cease and desist any practice, procedure, or policy employed by Borrower or Property Operator in the conduct of its business, and such cessation would have, or may reasonably be expected to have, a Material Adverse Effect on the Mortgaged Property, or the Licenses.

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(h)          Medicaid Provider Agreement.

(1)         If neither Borrower nor any Property Operator is a Medicaid Participant as of the Effective Date, Borrower shall notify Lender in writing thirty (30) days prior to Borrower’s or any Property Operator’s (with respect to the Mortgaged Property) submission of its request to enter into a Medicaid Provider Agreement, and will provide Lender with copies of all correspondence and documentation received from the Governmental Authority or the Managed Care Organization concerning its submission.

(2)         The following provisions apply if a Medicaid Provider Agreement is in place as of the date the Mortgaged Property is added to the Collateral Pool or entered into at any time the Mortgaged Property is subject to this Master Agreement.

(A)         Borrower and such Property Operator shall execute the form of Medicaid reserve agreement and Depositary Agreement as Lender may require;

(B)         Borrower and Property Operator shall comply with the terms and conditions of the Medicaid Provider Agreement and shall enforce the obligations of each Managed Care Organization or Governmental Authority under the applicable Medicaid Provider Agreement;

(C)         Borrower and Property Operator shall maintain their respective compliance with the provider standards, including all conditions for participation, as required by the Managed Care Organization or the Governmental Authority, as applicable;

(D)         Borrower or Property Operator, as applicable, shall not permit or allow more than twenty percent (20%) of the Mortgaged Property’s effective gross income to be derived from funds paid to Borrower or Property Operator by a Governmental Authority or a Managed Care Organization, as applicable, under a Medicaid Provider Agreement. Notwithstanding the foregoing, if Borrower or any Property Operator is a Medicaid Participant with respect to the Mortgaged Property, and if by reason of Applicable Law or regulation more than twenty percent (20%) of effective gross income is derived from funds paid to such Borrower or Property Operator by a Governmental Authority or a Managed Care Organization, Borrower and Property Operator shall take in a diligent and expeditious manner all reasonable steps necessary to comply with the preceding sentence to the extent permissible by Applicable Law or regulation;

(E)         without the prior written consent of Lender, Borrower and Property Operator shall not:

(i)          amend or otherwise modify the then-current Medicaid Provider Agreement;

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(ii)         terminate the then-current Medicaid Provider Agreement;

(iii)        waive a default under the then-current Medicaid Provider Agreement; or

(iv)        enter into a new Medicaid Provider Agreement or renew or replace an existing Medicaid Provider Agreement; and

(F)         within five (5) days after Borrower’s or any Property Operator’s receipt thereof, Borrower shall give Lender written notice of any notice or information received by Borrower or any Property Operator that indicates that:

(i)          either Borrower or any Property Operator is in default under the terms of the Medicaid Provider Agreement;

(ii)         the applicable Governmental Authority or Managed Care Organization intends to amend, modify, or terminate the Medicaid Provider Agreement;

(iii)        Borrower or Property Operator has ceased to meet the provider standards required by the applicable Governmental Authority or Managed Care Organization;

(iv)        Borrower or Property Operator has received notice from any Governmental Authority or Managed Care Organization that the rates for services provided under the then-current Medicaid Provider Agreement will be adjusted; or

(v)         either Borrower or any Property Operator has been excluded from participation in any Governmental Health Care Program with respect to the Mortgaged Property or any other property.

(i)          Facility Operating Agreement.

(1)         The provisions of this Section 6.02(i)(1) (Facility Operating Agreement) apply to all Facility Operating Agreements other than a Seniors Housing Facility Lease and to all Property Operators other than a Property Operator under a Seniors Housing Facility Lease. Borrower shall comply with and shall enforce the obligations of each Property Operator under each Facility Operating Agreement. Without the prior written consent of Lender (which consent shall not be unreasonably withheld), Borrower shall not:

(A)         modify, amend, supplement, or restate any Facility Operating Agreement in a material way, including any modification that amends the fees or duration of any Facility Operating Agreement;

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(B)         waive a default under any Facility Operating Agreement to the extent such default could reasonably be expected to have a Material Adverse Effect on the Mortgaged Property or otherwise result in an Event of Default hereunder;

(C)         waive any of Borrower’s rights or fail to diligently pursue Borrower’s remedies under the Facility Operating Agreement to the extent such waiver or failure could reasonably be expected to have a Material Adverse Effect on the Mortgaged Property or otherwise result in an Event of Default hereunder;

(D)         add or release a property to or from any Facility Operating Agreement (other than in connection with a Release or Addition of a Mortgaged Property to the Collateral Pool which shall be governed by this Master Agreement); or

(E)         violate the provisions of Section 11.02(c) (Facility Operating Agreement).

(2)         Within five (5) days of Borrower’s receipt or delivery (or any Property Operator’s receipt), Borrower shall provide Lender written notice of any notice or information received by Borrower or any Property Operator that indicates either Borrower or any Property Operator is (A) in default under the terms of any Facility Operating Agreement, (B) amending, modifying, or terminating any Facility Operating Agreement, or (C) otherwise discontinuing its operation and management of the Mortgaged Property.

(3)         After Borrower receives notice (or otherwise has actual knowledge) of an Event of Default under the Loan Documents, it will not make any payment of fees under or pursuant to the Facility Operating Agreement without Lender’s prior written consent.

(4)         Borrower shall cause each Property Operator, where applicable, to comply with the terms, conditions, provisions, requirements, and affirmative and negative covenants of this Master Agreement relating to the use and operation of the Mortgaged Property, including all terms, conditions, provisions, requirements, and affirmative and negative covenants set forth in this Master Agreement applicable to the organization, existence, and good standing of Property Operator necessary for the use and operation of the Mortgaged Property.

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(j)          Change in Property Operator.

Each Property Operator and each Facility Operating Agreement must be approved in writing in advance by Lender. Borrower shall not remove or permit or suffer the removal of any Property Operator without the prior written consent of Lender and unless and until Lender has approved in writing a replacement Property Operator. Each Facility Operating Agreement or other similar agreement between Borrower and a new Property Operator must be approved in writing in advance by Lender, and Borrower and the new Property Operator must execute and deliver to Lender a SASA in form required by Lender, subject to the provisions of Section 6.03(a) (Property Management). Borrower shall notify Lender in writing of any name change of an Affiliated Property Operator or any change in an Affiliated Property Operator’s place of incorporation or organization. Borrower agrees that Lender shall have the right to remove any Property Operator at any time if an Event of Default has occurred and is continuing, subject to the provisions of the SASA.

(k)          Contracts.

Borrower may in the future enter into Contracts for the provision of additional goods or services at or otherwise in connection with the operation, use, or management of the Mortgaged Property. Borrower absolutely and unconditionally pledges, grants a security interest in, and assigns to Lender all of Borrower’s right, title, and interest in, to, and under the Contracts, including Borrower’s right, power, and authority to modify the terms of, extend, or terminate any such Contract. Until Lender gives notice to Borrower of Lender’s exercise of its rights under this Master Agreement during the continuance of an Event of Default, Borrower shall have all right, power, and authority granted to Borrower under any Contract (except as otherwise limited by this subsection or any other provision of this Master Agreement), including the right, power, and authority to modify the terms of any Contract or extend or terminate any Contract. If an Event of Default has occurred and is continuing, and at the option of Lender, the permission given to Borrower pursuant to the preceding sentence to exercise all right, power, and authority under Contracts shall terminate. Upon Lender’s delivery of notice to Borrower of an Event of Default, Lender shall immediately have all right, power, and authority granted to Borrower under any Contract, including the right, power, and authority to modify the terms of, extend, or terminate any such Contract. Borrower shall fully perform all of its obligations under the Contracts, and Borrower agrees not to assign, sell, pledge, transfer, mortgage, or otherwise encumber its interests in any of the Contracts without the prior written approval of Lender. Each Contract entered into by Borrower subsequent to the date hereof (other than cable television contracts), the average annual consideration of which, directly or indirectly, is at least $50,000, shall provide: (A) that it shall be terminable for cause, and (B) that it shall be terminable, at Lender’s option, upon the occurrence of an Event of Default.

(l)          All Representations and Covenants Deemed Borrower Responsibility.

(1)         Any act, action, term, condition, provision, requirement, or covenant required to be performed, or prohibited from being performed, by Borrower under the Loan Documents including with respect to (A) the use, management or operation of the Mortgaged Property, including any licensing, repair, reporting, or insurance requirements, and (B) the organization, existence, good standing or other entity-level requirements, shall be interpreted as requiring Borrower either to perform such act or action directly or to cause Property Operator, a property manager or other appropriate agent to perform such act or action. Any right or privilege assigned or delegated by Borrower or Property Operator to any other Person shall be construed as being accompanied by each relevant obligation or restriction set forth in the Loan Documents or any Facility Operating Agreement, as applicable.

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(2)         In each instance that Borrower makes, or in the future renews or is deemed to renew, a representation, warranty, or covenant in this Master Agreement or the other Loan Documents regarding the condition, knowledge, acts, or omissions of Property Operator or any Property Operator Business Information, or the condition of the Mortgaged Property, Borrower does and shall do so with full knowledge, after due inquiry (including the due inquiry of and by Guarantor), of such information. Any reporting or compliance delay caused by Property Operator or Guarantor shall not excuse Borrower’s timely performance of the terms of this Master Agreement or the other Loan Documents. Borrower acknowledges and agrees that Borrower’s reliance upon incorrect or incomplete information received from Property Operator or Guarantor and the reporting of the same to Lender, whether or not Borrower had actual knowledge that such information was incorrect or incomplete and whether or not Borrower is otherwise in violation of the terms of this Master Agreement, shall not be (and none of Borrower, Property Operator, Guarantor, nor Key Principal shall assert) a defense to Lender’s determination that an Event of Default has occurred or that Borrower (or Guarantor) has incurred personal liability as set forth in Article 3 (Personal Liability) of this Master Agreement.

Section 6.03             Administration Matters Regarding the Property.

(a)          Property Management.

From and after the Effective Date, each Property Operator and each Facility Operating Agreement must be approved by Lender. In the event that the Facility Operating Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Facility Operating Agreement in accordance with the terms and provisions of the Loan Documents), Borrower shall promptly enter into a replacement facility operating agreement consented to in writing by Lender with a Property Operator that is approved in advance by Lender in writing. If Lender waives in writing the requirement that Borrower enter into a written contract for the operation or management of a Mortgaged Property, and Borrower later elects to enter into a written contract or change the operation or management of such Mortgaged Property, such new Property Operator and any Facility Operating Agreement must be approved by Lender. As a condition to any approval of a Property Operator by Lender pursuant to this Section 6.03(a) (Property Management), Borrower and such new Property Operator shall enter into a SASA. Any consent or approval by Lender under this Section 6.03(a) (Property Management) shall not be unreasonably withheld.

(b)          Subordination of Fees by Property Operator.

All fees due to an Affiliated Property Operator in connection with the operation and management of the Mortgaged Property shall be subordinated in right to the prior payment in full of the Indebtedness. All fees due to a non-Affiliated Property Operator in connection with the operation and management of the Mortgaged Property shall be subordinated in right of payment to the prior payment in full of monthly debt service and funding of escrows and reserves as required under the Loan Documents, and the payment of all operating expenses and capital expenditures incurred in connection with the operation and management of the Mortgaged Property.

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(c)          Property Condition Assessment.

If, in connection with any inspection of any Mortgaged Property, Lender determines that the condition of such Mortgaged Property has deteriorated (ordinary wear and tear excepted) since the Effective Date that such Mortgaged Property was added to the Collateral Pool, Lender may obtain, at Borrower’s expense, a property condition assessment of each Mortgaged Property. Lender’s right to obtain a property condition assessment pursuant to this Section 6.03(c) (Property Condition Assessment) shall be in addition to any other rights available to Lender under this Master Agreement in connection with any such deterioration. Any such inspection or property condition assessment may result in Lender requiring Additional Lender Repairs or Additional Lender Replacements as further described in Section 13.02(a)(10)(B) (Additional Lender Replacements and Additional Lender Repairs).

ARTICLE 7
LEASES AND RENTS

Section 7.01            Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 7.01 (Leases and Rents – Representations and Warranties) are made as of each Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

(a)          Prior Assignment of Rents.

Borrower has not executed any:

(1)         prior assignment of Rents (other than an assignment of Rents securing prior indebtedness that has been paid off and discharged or will be paid off and discharged with the proceeds of the Initial Advance or a Future Advance); or

(2)         instrument which would prevent Lender from exercising its rights under this Master Agreement, the Security Instrument, or the SASA.

(b)          Prepaid Rents.

Borrower has not accepted, and does not expect to receive prepayment of, any Rents for more than one (1) month for the Seniors Housing Facility Lease or more than two (2) months under any other Lease prior to the due dates of such Rents (provided that up to twelve (12) months’ prepaid Rents for up to five percent (5%) of the units at any Mortgaged Property shall be permitted).

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(c)          Seniors Housing Facility Lease.

(1)         The Seniors Housing Facility Lease is in full force and effect and there is neither a default thereunder nor any condition that, with the passage of time or the giving of notice, or both, would constitute a default thereunder. No right or claim of rescission, offset, abatement, diminution, defense, or counterclaim has been asserted with respect to the Seniors Housing Facility Lease, and there is no existing condition that, with the passage of time or giving of notice, or both, would result in a right or claim of rescission, offset, abatement, diminution, defense, or counterclaim under the terms and provisions of the Seniors Housing Facility Lease. Borrower has performed and discharged all of the obligations on the part of Borrower to be performed and discharged pursuant to the terms set forth in the Seniors Housing Facility Lease.

(2)         The Seniors Housing Facility Lease has not been modified, amended or supplemented by either party thereto. The Property Operator has not been released, in whole or in part, from any of its obligations under the Seniors Housing Facility Lease. There has been no prior sale, transfer, assignment, hypothecation, or pledge of the Seniors Housing Facility Lease (other than in connection with the Loan Documents) that is outstanding.

(3)         The Seniors Housing Facility Lease has an original term ending on or after the date ninety (90) days after the Maturity Date. Absent Lender’s direction, the Property Operator cannot terminate the Seniors Housing Facility Lease for any reason prior to the payment in full of the Indebtedness.

(4)         There is no free rent, partial rent or rebate of rent required to be given by Borrower to Property Operator under the Seniors Housing Facility Lease. The Seniors Housing Facility Lease does not permit Property Operator to accept, and Property Operator has not accepted, prepayment of Rents more than two (2) months in advance (and Borrower has not accepted prepayment of Rents more than one (1) month in advance with respect to the Seniors Housing Facility Lease). Each payment due under the Seniors Housing Facility Lease is sufficient to pay the Debt Service Amounts (including Monthly Debt Service Payments, Taxes, Impositions, and any Replacement Reserve Deposits) in full on or prior to the due date thereof (without giving effect to any applicable grace periods) currently and throughout the term of this Master Agreement. Payments due under the Seniors Housing Facility Lease are payable without notice or demand, and without setoff, recoupment, abatement, or reduction.

(5)         Property Operator has no right or option pursuant to the Seniors Housing Facility Lease or otherwise to purchase all or any part of the Mortgaged Property, the leased premises or the building of which the leased premises are a part.

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(6)         The Seniors Housing Facility Lease contains customary and enforceable provisions that render the rights and remedies of Borrower adequate for the enforcement and satisfaction of the Borrower’s rights thereunder.

(7)         Borrower represents and warrants that it is the express intent of Borrower and Property Operator that the Seniors Housing Facility Lease constitute a lease under applicable real property laws and laws governing bankruptcy, insolvency, and creditors’ rights generally, and that the sole interest of Property Operator in the Mortgaged Property is as a tenant under the Seniors Housing Facility Lease. The Seniors Housing Facility Lease is not intended to be deemed a guaranty.

Section 7.02            Covenants.

(a)          Leases.

Borrower shall:

(1)         comply with and observe all landlord obligations under all Leases, including landlord’s obligations pertaining to the maintenance and disposition of tenant security deposits or any other refundable fees including entrance fees or community fees;

(2)         during the continuance of an Event of Default, surrender possession of the applicable Mortgaged Property, including all Leases and all security deposits and prepaid Rents, immediately upon appointment of a receiver or Lender’s entry upon and taking of possession and control of such Mortgaged Property, as applicable;

(3)         require that all Residential Leases have initial lease terms of not less than six (6) months and not more than twenty-four (24) months (however, if customary in the applicable market for properties comparable to the applicable Mortgaged Property or required by Applicable Law, Residential Leases with terms of less than six (6) months (but in no case less than one (1) month) may be permitted without Lender’s prior written consent so long as Borrower promptly notifies Lender of such requirement); and

(4)         promptly provide Lender a copy of any non-Residential Lease at the time such Lease is executed (subject to Lender’s consent rights for Material Commercial Leases in Section 7.02(b) (Commercial Leases) and subject to Lender’s consent rights for the Seniors Housing Facility Lease pursuant to Section 6.02(j) (Change in Property Operator) and the SASA), and, upon Lender’s written request, promptly provide Lender a copy of any Residential Lease then in effect.

(b)          Commercial Leases.

(1)         With respect to Material Commercial Leases, Borrower shall not:

(A)         enter into any Material Commercial Lease except with the prior written consent of Lender, which consent shall not be unreasonably withheld; or

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(B)         modify the terms of, extend, or terminate any Material Commercial Lease (including any Material Commercial Lease in existence on the Effective Date) without the prior written consent of Lender, which consent shall not be unreasonably withheld.

(2)         With respect to any non-Material Commercial Lease, Borrower shall not:

(A)         enter into any non-Material Commercial Lease that materially alters the use and type of operation of the premises subject to the Lease in effect as of the Effective Date or reduces the number or size of residential units at a Mortgaged Property; or

(B)         modify the terms of any non-Material Commercial Lease (including any non-Material Commercial Lease in existence on the Effective Date) in any way that materially alters the use and type of operation of the premises subject to such non-Material Commercial Lease in effect as of the Effective Date, reduces the number or size of residential units at a Mortgaged Property, or results in such non-Material Commercial Lease being deemed a Material Commercial Lease.

(3)         With respect to any Material Commercial Lease or non-Material Commercial Lease, Borrower shall cause the applicable tenant to provide within ten (10) Business Days after a request by Borrower, a certificate of estoppel, or if not provided by tenant within such ten (10) Business Day period, Borrower shall provide such certificate of estoppel, certifying:

(A)         that such Material Commercial Lease or non-Material Commercial Lease is unmodified and in full force and effect (or if there have been modifications, that such Material Commercial Lease or non-Material Commercial Lease is in full force and effect as modified and stating the modifications);

(B)         the term of the Lease including any extensions thereto;

(C)         the dates to which the Rent and any other charges hereunder have been paid by tenant;

(D)         the amount of any security deposit delivered to Borrower as landlord;

(E)         whether or not Borrower is in default (or whether any event or condition exists which, with the passage of time, would constitute an event of default) under such Lease;

(F)         the address to which notices to tenant should be sent; and

(G)         any other information as may be reasonably required by Lender.

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(c)          Payment of Rents.

Borrower shall:

(1)         pay to Lender upon demand all Rents after an Event of Default has occurred and is continuing;

(2)         cooperate with Lender’s efforts in connection with the assignment of Rents set forth in the Security Instrument and the SASA; and

(3)         not accept prepayment of Rent for more than one (1) month for the Seniors Housing Facility Lease or more than two (2) months under any other Lease (whether a Residential Lease or a non-Residential Lease) (provided that up to twelve (12) months’ prepaid Rents for up to five percent (5%) of the units at any Mortgaged Property shall be permitted).

(d)          Assignment of Rents.

Borrower shall not:

(1)         perform any acts nor execute any instrument that would prevent Lender from exercising its rights under the assignment of Rents granted in the Security Instrument, the SASA, or in any other Loan Document; nor

(2)         interfere with Lender’s collection of such Rents during the continuance of an Event of Default.

(e)          Further Assignments of Leases and Rents.

Borrower shall execute and deliver any further assignments of Leases and Rents as Lender may reasonably require, and shall require Property Operator to execute and deliver any corresponding assignments in support thereof.

(f)          Options to Purchase by Tenants.

No Lease (whether a Residential Lease or a non-Residential Lease) shall contain an option to purchase, right of first refusal to purchase or right of first offer to purchase, except as set forth in the SASA, except as required by Applicable Law.

(g)          Special Covenants Regarding Seniors Housing Facility Lease.

(1)         Seniors Housing Facility Lease.

(A)         Borrower shall:

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(i)          at all times fully perform, observe, and comply with all terms, covenants, and conditions of the Seniors Housing Facility Lease to be performed, observed, or complied with by Borrower as lessor under the Seniors Housing Facility Lease and do all things necessary to preserve and to keep unimpaired its rights thereunder;

(ii)         deliver to Lender, within five (5) Business Days after Borrower’s receipt, a true and correct copy of each material written notice, demand, complaint, or request from Property Operator under, or with respect to, the Seniors Housing Facility Lease;

(iii)        simultaneously deliver to Lender a true and correct copy of each material written notice, demand, complaint, or request that Borrower sends to Property Operator under, or with respect to, the Seniors Housing Facility Lease;

(iv)        to the extent not otherwise covered in Article 8 (Books and Records, Financial Reporting) of this Master Agreement, upon written request from Lender, deliver to Lender a copy of all business plans received by Borrower and any other information reasonably requested by Lender;

(v)         enforce the terms, covenants and conditions contained in the Seniors Housing Facility Lease; and

(vi)        provide Property Operator with written notice of any changes to Monthly Debt Service Payments, Imposition Deposits, Monthly Replacement Reserve Deposits, or any other amounts due under the Loan Documents.

(B)         Borrower shall not without Lender’s consent, which consent shall not be unreasonably withheld:

(i)          modify, amend, supplement, or restate the Seniors Housing Facility Lease in a material way, including any modification that amends the fees or duration of the Seniors Housing Facility Lease;

(ii)         waive a default under the Seniors Housing Facility Lease to the extent such default could reasonably be expected to have a Material Adverse Effect on the Mortgaged Property or otherwise result in an Event of Default hereunder;

(iii)        waive any of Borrower’s rights or fail to diligently pursue Borrower’s remedies under the Seniors Housing Facility Lease to the extent such waiver or failure could reasonably be expected to have a Material Adverse Effect on the Mortgaged Property or otherwise result in an Event of Default hereunder;

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(iv)        add or release a property to or from any Seniors Housing Facility Lease (other than in connection with a Release or Addition of a Mortgaged Property to the Collateral Pool which shall be governed by this Master Agreement); or

(v)         violate the provisions of Section 11.02(b)(3) (Name Change or Entity Conversion).

If, pursuant to the Seniors Housing Facility Lease, Property Operator requests (1) the consent of Borrower (in its capacity as lessor under the Seniors Housing Facility Lease) or Borrower’s designee to any matter as to which, pursuant to the Seniors Housing Facility Lease, Borrower has discretion as to whether or not to grant its consent, (2) a waiver of any covenant or obligation of Property Operator under the Seniors Housing Facility Lease, or (3) a modification of the terms of the Seniors Housing Facility Lease (any of the foregoing, a “Seniors Housing Facility Lease Request”), subject to the provisions of (B)(i), (ii) and (iii) above, Borrower shall give Lender prompt written notice of such Seniors Housing Facility Lease Request (together with such supporting information as may reasonably be required to consider such Seniors Housing Facility Lease Request, and such other information as Lender may reasonably request). Subject to the provisions of (B)(i), (ii) and (iii) above, Borrower shall not approve or consent to any Seniors Housing Facility Lease Request unless Lender has approved and consented in writing to such Seniors Housing Facility Lease Request, which approval and consent by Lender shall not be unreasonably withheld.

(C)         The Seniors Housing Facility Lease shall:

(i)          pursuant to the SASA, be subject and subordinate in all respects to the liens, terms, covenants and conditions of the Security Instrument and the other Loan Documents, and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all advances which may hereafter be made pursuant to the Note, this Master Agreement, the Security Instrument and the other Loan Documents (including all sums advanced for the purposes of (1) protecting or further securing the lien of the Security Instrument, curing defaults by Borrower under the Loan Documents, or for any other purposes expressly permitted by this Master Agreement, the Security Instrument or the other Loan Documents, or (2) constructing, renovating, repairing, furnishing, fixturing, or equipping the Mortgaged Property); and

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(ii)         provide that, or Lender shall have received an Operator Estoppel Certificate that provides that, in the event it shall be determined that the Seniors Housing Facility Lease is not a lease under applicable real property laws or under laws governing bankruptcy, insolvency, and creditors’ rights generally, and that the interest of Property Operator in the Mortgaged Property is other than that of tenant under the Seniors Housing Facility Lease, then the Property Operator’s interest in the Mortgaged Property, however characterized, shall continue to be subject and subordinate to the lien, terms, and conditions of the Security Instrument, and Borrower’s fee interest in the Mortgaged Property, on all the same terms and conditions as contained in the Seniors Housing Facility Lease as of the date the Mortgaged Property was added to the Collateral Pool.

(D)         The Seniors Housing Facility Lease shall provide that Borrower shall continue to have complete access as long as the Mortgaged Property is part of the Collateral Pool to the organizational (only with respect to Affiliated Property Operators), financial, and operational information and documentation of Property Operator in every respect as it relates to this Master Agreement, the Mortgaged Property, and the Seniors Housing Facility Lease (collectively, the “Property Operator Business Information”). Borrower shall continue to be fully informed regarding the Property Operator Business Information to the same extent as if Borrower were the day-to-day operator of the Mortgaged Property and the business activities thereon.

(2)         Seniors Housing Facility Lease Estoppel.

With respect to any Seniors Housing Facility Lease, Borrower shall cause Property Operator to provide as of the date the Mortgaged Property is added to the Collateral Pool (and, after the date the Mortgaged Property is added to the Collateral Pool, within ten (10) Business Days after a request by Borrower), an Operator Estoppel Certificate, or if not provided by Property Operator within such ten (10) Business Day period, Borrower shall provide a certificate of estoppel (and the Seniors Housing Facility Lease shall so empower Borrower as Property Operator’s attorney-in-fact) substantially in the form of the Operator Estoppel Certificate.

Section 7.03           Administration Regarding Leases and Rents.

(a)          Material Commercial Lease Requirements.

Each Material Commercial Lease, including any renewal or extension of any Material Commercial Lease in existence as of the Effective Date, shall provide, directly or pursuant to a subordination, non-disturbance and attornment agreement approved by Lender, that:

(1)         the tenant shall, upon written notice from Lender after the occurrence of an Event of Default, pay all Rents payable under such Lease to Lender;

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(2)         such Lease and all rights of the tenant thereunder are expressly subordinate to the lien of the Security Instrument;

(3)         the tenant shall attorn to Lender and any purchaser at a Foreclosure Event (such attornment to be self-executing and effective upon acquisition of title to the Mortgaged Property by any purchaser at a Foreclosure Event or by Lender in any manner);

(4)         the tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a Foreclosure Event may from time to time request; and

(5)         such Lease shall not terminate as a result of a Foreclosure Event unless Lender or any other purchaser at such Foreclosure Event affirmatively elects to terminate such Lease pursuant to the terms of the subordination, non-disturbance and attornment agreement if such tenant is then in default under its Lease beyond any applicable cure period.

(b)          Residential Lease Form.

All Residential Leases entered into from and after the Effective Date shall be on forms approved by Lender with such commercially reasonable modifications thereto as Property Operator may incorporate from time to time. Any Lease entered into by Property Operator will be subject and subordinate to the Seniors Housing Facility Lease and will not relieve the Property Operator of its obligations under the Seniors Housing Facility Lease.

(c)          Seniors Housing Facility Lease Structure Consideration.

The agreements set forth in this Master Agreement constitute a material portion of the consideration for Lender agreeing to make the Advances and permit the Seniors Housing Facility Lease operating structure described in the Seniors Housing Facility Lease.

ARTICLE 8
BOOKS AND RECORDS; FINANCIAL REPORTING

Section 8.01           Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 8.01 (Books and Records; Financial Reporting – Representations and Warranties) are made as of each Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

(a)          Financial Information.

All financial statements and data, including statements of cash flow and income and operating expenses, that have been delivered to Lender in respect of the Mortgaged Properties:

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(1)         are true, complete, and correct in all material respects as of the respective dates thereof and there has been no material adverse change that would make any such information incomplete or inaccurate in any material respect since such delivery; and

(2)         accurately represent the financial condition of the Mortgaged Properties and present fairly the financial condition of Borrower and Guarantor as of the respective dates thereof and there has been no material adverse change that would make any such information incomplete or inaccurate in any material respect since such delivery.

(b)          No Change in Facts or Circumstances.

All information in the Loan Application and in all financial statements, rent rolls, reports, certificates, and other documents submitted in connection with the Loan Application are complete and accurate in all material respects. There has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate in any material respect.

Section 8.02           Covenants.

(a)          Obligation to Maintain Accurate Books and Records; Access; Discussions with Officers and Accountants.

(1)         Borrower shall, or to the extent a Mortgaged Property is subject to a Facility Operating Agreement with a Third Party Operator, use commercially reasonable efforts to cause the Third Party Operator to, keep and maintain at all times at the Mortgaged Property, the property management agent’s offices, Borrower’s General Business Address, or Property Operator’s General Business Address, as applicable, and, upon Lender’s written request, shall make available to Lender at the Land:

(A)         complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Mortgaged Property; and

(B)         copies of all written contracts, Leases and other instruments that affect Borrower, Property Operator, or the Mortgaged Property.

(2)         To the extent permitted by Applicable Law and subject to the provisions of Section 6.02(d) (Property Inspections), Borrower shall permit Lender to:

(A)         inspect, make copies and abstracts of, and have reviewed, such of Borrower’s books and records as may relate to the obligations of Borrower under this Master Agreement and the other Loan Documents or the Mortgaged Properties;

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(B)         at any time discuss Borrower’s affairs, finances, and accounts with Senior Management or property managers and independent public accountants (with a Senior Management or a representative thereof being present);

(C)         discuss the Mortgaged Properties’ conditions, operation, or maintenance with the Property Operator, the officers, and employees of Borrower, Guarantor, and Key Principal; and

(D)         receive any other information that Lender reasonably deems necessary or relevant in connection with any Loan Document or the obligations of Borrower under this Master Agreement from the officers and employees of such Borrower.

(3)         Borrower shall promptly inform Lender in writing of:

(A)         the occurrence of any act, omission, change, or event that has, or would have, a Material Adverse Effect, subsequent to the date of the most recent financial statements of Borrower delivered to Lender pursuant to Section 8.02 (Books and Records; Financial Reporting – Covenants); and

(B)         any material change in Borrower’s accounting policies or financial reporting practices.

(b)          Items to Furnish to Lender.

Subject to Privacy Laws, Borrower shall furnish to Lender the following, certified as true, complete, and accurate, in all material respects, by an individual having authority to bind Borrower (or Guarantor, as applicable), in such form and with such detail as Lender reasonably requires:

(1)         within forty-five (45) days after the end of each Calendar Quarter, a statement of income and expenses for Borrower, and each Property Operator (in connection with the operation of the Mortgaged Property), Guarantor, and Key Principal, including Borrower’s operation of the Mortgaged Property on a Calendar Quarter basis as of the end of each Calendar Quarter;

(2)         within one hundred twenty (120) days after the end of each Calendar Year:

(A)         for any Borrower, any Property Operator (in connection with the operation of the Mortgaged Property), and any Guarantor that is an entity, a statement of income and expenses for such Calendar Year (provided that Guarantor’s statements may be consolidated with the statements of Healthcare Trust, Inc. as long as income and expense statements are still provided for each Borrower, Property Operator and Guarantor);

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(B)         for any Borrower, any Property Operator (in connection with the operation of the Mortgaged Property), and any Guarantor that is an individual, or a trust established for estate-planning purposes, a personal financial statement for such Calendar Year;

(C)         when requested in writing by Lender, balance sheet(s) showing all assets and liabilities of Borrower, any Property Operator (in connection with the operation of the Mortgaged Property), and Guarantor and a statement of all contingent liabilities as of the end of such Calendar Year (provided that Guarantor’s statements may be consolidated with the statements of Healthcare Trust, Inc.);

(D)         if an energy consumption metric for the Mortgaged Property is required to be reported to any Governmental Authority, the Fannie Mae Energy Performance Metrics report, as generated by ENERGY STAR® Portfolio Manager, for the Mortgaged Property for such Calendar Year, which report must include the ENERGY STAR score, the Source Energy Use Intensity (EUI), the month and year ending period for such ENERGY STAR score and such Source Energy Use Intensity, and the ENERGY STAR Portfolio Manager Property Identification Number; provided that, if the Governmental Authority does not require the use of ENERGY STAR Portfolio Manager for the reporting of the energy consumption metric and Borrower does not use ENERGY STAR Portfolio Manager, then Borrower shall furnish to Lender the Source Energy Use Intensity for the Mortgaged Property for such Calendar Year;

(E)         an Annual Certification (Borrower) in the form attached as Exhibit G;

(F)         an Annual Certification (Guarantor) in the form attached as Exhibit H;

(G)         an accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts;

(H)         written confirmation of:

(i)          any changes occurring since the Effective Date (or that no such changes have occurred since the Effective Date) in (1) the direct owners of Borrower, (2) the indirect owners (and any non-member managers) of Borrower that Control Borrower or own a Restricted Ownership Interest in Borrower (excluding any Publicly-Held Corporations or Publicly-Held Trusts), or (3) the indirect owners of Borrower that hold twenty-five percent (25%) or more of the ownership interests in Borrower (excluding any Publicly-Held Corporations or Publicly-Held Trusts), and their respective interests;

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(ii)         the names of all officers and directors of (1) any Borrower which is a corporation, (2) any corporation which is a general partner of any Borrower which is a partnership, or (3) any corporation which is the managing member or non-member manager of any Borrower which is a limited liability company;

(iii)        the names of all managers who are not members of (1) any Borrower which is a limited liability company, (2) any limited liability company which is a general partner of any Borrower which is a partnership, or (3) any limited liability company which is the managing member or non-member manager of any Borrower which is a limited liability company;

(iv)        any changes occurring since the Effective Date (or that no such changes have occurred since the Effective Date) in (1) the direct owners of Affiliated Property Operator, (2) the indirect owners (and any non-member managers) of Affiliated Property Operator that Control Affiliated Property Operator (excluding any Publicly-Held Corporations or Publicly-Held Trusts), or (3) the indirect owners of Affiliated Property Operator that hold twenty-five percent (25%) or more of the ownership interests in Affiliated Property Operator (excluding any Publicly-Held Corporations or Publicly-Held Trusts), and their respective interests;

(v)         the names of all officers and directors of (1) any Affiliated Property Operator that is a corporation, (2) any corporation which is a general partner of any Affiliated Property Operator which is a partnership, or (3) any corporation which is the managing member or non-member manager of any Property Operator which is a limited liability company; and

(vi)        the names of all managers who are not members of (1) any Property Operator which is a limited liability company, (2) any limited liability company which is a general partner of any Affiliated Property Operator which is a partnership, or (3) any limited liability company which is the managing member or non-member manager of any Affiliated Property Operator which is a limited liability company;

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(I)         if not already provided pursuant to Section 8.02(b)(2)(A) (Items to Furnish to Lender) above, a statement of income and expenses for Borrower’s and Property Operator’s operation of the Mortgaged Property on a year-to-date basis as of the end of each Calendar Year;

(3)         within forty-five (45) days after the end of each Calendar Quarter, and at any other time upon Lender’s written request, a rent schedule for the Mortgaged Property showing the name of each tenant and for each tenant, the space occupied, the lease expiration date, the lease term, the rent payable for the current month, the date through which rent has been paid, and any related information reasonably requested by Lender;

(4)         within ten (10) Business Days after Borrower’s receipt, copies of all inspection reports, surveys, reviews, and certifications prepared by, for, or on behalf of any licensing or regulatory authority relating to the Mortgaged Property and any legal actions, orders, material notices, or reports relating to the Mortgaged Property issued by the applicable regulatory or licensing authorities;

(5)         within ten (10) Business Days after submission, copies of all incident reports submitted by or on behalf of Borrower or any Affiliated Property Operator, or for any Third Party Property Operator (solely with respect to the Mortgaged Property) to any liability insurance carrier or any elderly affairs, regulatory or licensing authority; and

(6)         upon Lender’s written request (but, absent an Event of Default, no more frequently than once in any six (6) month period):

(A)         any item described in Section 8.02(b)(1) or Section 8.02(b)(2) (Items to Furnish to Lender) for Borrower or any Property Operator (in connection with the operation of the Mortgaged Property), certified as true, complete, and accurate by an individual having authority to bind Borrower or such Property Operator;

(B)         a property management or leasing report for the Mortgaged Property, showing the number of rental applications received from tenants or prospective tenants and deposits received from tenants or prospective tenants, and any other information requested by Lender;

(C)         a statement of income and expenses for Borrower’s or any Property Operator’s operation of the Mortgaged Property on a year-to-date basis as of the end of each month for such period as requested by Lender, which statement shall be delivered within thirty (30) days after the end of such month requested by Lender;

(D)         a statement of real estate owned directly or indirectly by Borrower, Affiliated Property Operator, and Guarantor for such period as requested by Lender, which statement shall be delivered within thirty (30) days after the end of such month requested by Lender;

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(E)         a statement that identifies:

(i)          the direct owners of Borrower and Affiliated Property Operator and their respective interests;

(ii)         the indirect owners (and any non-member managers) of Borrower that Control Borrower or own a Restricted Ownership Interest in Borrower (excluding any Publicly-Held Corporations or Publicly-Held Trusts) and their respective interests;

(iii)        the indirect owners of Borrower that hold twenty-five percent (25%) or more of the ownership interests in Borrower (excluding any Publicly-Held Corporations or Publicly-Held Trusts) and their respective interests;

(iv)        the indirect owners (and any non-member managers) of Affiliated Property Operator that Control Affiliated Master Lessee (excluding any Publicly-Held Corporations or Publicly-Held Trusts) and their respective interests; and

(v)         the indirect owners of Affiliated Property Operator that hold twenty-five percent (25%) or more of the ownership interests in Affiliated Master Lessee (excluding any Publicly-Held Corporations or Publicly-Held Trusts) and their respective interests;

(F)         copies of all reports relating to the services and operations of the Mortgaged Property, including, if applicable, Medicaid cost reports and records relating to account balances due to or from Third Party Payments; and

(G)         within ten (10) days after submission to Borrower by any Property Operator, the financial statements, reports, documents, communications, and information delivered to Borrower by any Property Operator pursuant to the Facility Operating Agreement, to the extent not otherwise provided under this Master Agreement.

(7)         Borrower shall furnish to Lender within one hundred twenty (120) days after the end of each Calendar Year, or upon Lender’s written request, an Officer’s Certificate stating whether or not Borrower and its managing member, sole member, or general partner (as applicable) are in compliance with the representation, warranties and covenants set forth in Section 4.02(d) (Borrower Status – Covenants – Single Purpose Status) and, if not in compliance, setting forth the particulars of such noncompliance and the steps that Borrower and its managing member, sole member, or general partner (as applicable) have taken, are taking or intend to take to cure such noncompliance.

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(c)          Audited Financials.

In the event Borrower, any Property Operator, or Guarantor receives or obtains any audited financial statements and such financial statements are required to be delivered to Lender under Section 8.02(b) (Items to Furnish to Lender), Borrower shall deliver or cause to be delivered to Lender the audited versions of such financial statements.

(d)          Delivery of Books and Records.

If an Event of Default has occurred and is continuing, Borrower shall deliver to Lender, upon written demand, all books and records relating to the Mortgaged Property or its operation.

Section 8.03            Administration Matters Regarding Books and Records and Financial Reporting.

(a)          Lender’s Right to Obtain Audited Books and Records.

Lender may require that Borrower’s, Property Operator’s (in connection with the operation of the Mortgaged Property), or Guarantor’s books and records be audited, at Borrower’s expense, by an independent certified public accountant selected by Lender in order to produce or audit any statements, schedules, and reports of Borrower, Guarantor, Property Operator (in connection with the operation of the Mortgaged Property), or the Mortgaged Property required by Section 8.02 (Books and Records; Financial Reporting – Covenants), if

(1)         Borrower or Guarantor fails to provide in a timely manner the statements, schedules, and reports required by Section 8.02 (Books and Records; Financial Reporting – Covenants) and, thereafter, Borrower or Guarantor fails to provide such statements, schedules and reports within the cure period provided in Section 14.01(c) (Events of Default Subject to Extended Cure Period or Release);

(2)         the statements, schedules, and reports submitted to Lender pursuant to Section 8.02 (Books and Records; Financial Reporting – Covenants) are not full, complete, and accurate in all material respects as determined by Lender and, thereafter, Borrower or Guarantor fails to provide such statements, schedules, and reports within the cure period provided in Section 14.01(c) (Events of Default Subject to Extended Cure Period or Release); or

(3)         an Event of Default has occurred and is continuing.

Notwithstanding the foregoing, the ability of Lender to require the delivery of audited financial statements shall be limited to not more than once per Borrower’s fiscal year so long as no Event of Default has occurred during such fiscal year (or any Potential Event of Default has occurred and is continuing). Borrower shall cooperate with Lender in order to satisfy the provisions of this Section 8.03(a) (Lender’s Right to Obtain Audited Books and Records). All related costs and expenses of Lender shall become due and payable by Borrower within ten (10) Business Days after demand therefor.

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(b)          Credit Reports; Credit Score.

No more often than once in any twelve (12) month period, Lender is authorized to obtain a credit report (if applicable) on each of Borrower, Affiliated Property Operator, and Guarantor, the cost of which report shall be paid by Borrower. Lender is authorized to obtain a Credit Score (if applicable) for Borrower, Affiliated Property Operator, or Guarantor at any time at Lender’s expense.

ARTICLE 9
INSURANCE

Section 9.01            Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 9.01 (Insurance – Representations and Warranties) are made as of each Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

(a)          Compliance with Insurance Requirements.

Borrower is in compliance with Lender’s insurance requirements (or has obtained a written waiver from Lender for any non-compliant coverage) and has timely paid all premiums on all required insurance policies. With respect to each Mortgaged Property, Borrower has delivered to Lender certificates of insurance currently in effect as of the date such Mortgaged Property was added to the Collateral Pool, and Borrower shall deliver the original or duplicate original Insurance Policies no later than the earlier of (i) thirty (30) days after Borrower receives the same or (ii) ninety (90) days after the date such Mortgaged Property was added to the Collateral Pool.

(b)          Property Condition.

(1)         No Mortgaged Property is currently damaged by fire, water, wind, or other cause of loss; or

(2)         if previously damaged, any previous damage to any Mortgaged Property has been repaired and such Mortgaged Property has been fully restored.

Section 9.02            Covenants.

(a)          Insurance Requirements.

As required by Lender and Applicable Law, and as may be modified from time to time, Borrower shall:

(1)         keep the Improvements insured at all times against any hazards, which insurance shall include coverage against loss by fire and all other perils insured by the “special causes of loss” coverage form, general boiler and machinery coverage, business income coverage, and flood (if any of the Improvements are located in an area identified by the Federal Emergency Management Agency (or any successor) as an area having special flood hazards and to the extent flood insurance is available in that area), and may include sinkhole insurance, mine subsidence insurance, earthquake insurance, terrorism insurance, windstorm insurance and, if any Mortgaged Property does not conform to applicable building, zoning, or land use laws, ordinance and law coverage;

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(2)         maintain at all times commercial general liability insurance, umbrella liability insurance, workmen’s compensation insurance, auto liability insurance, and such other liability, errors and omissions, and fidelity insurance coverage; and professional liability insurance covering all types of abuse, and any service where healthcare is provided; and

(3)         maintain builder’s risk and commercial general liability insurance, and other insurance in connection with completing the Repairs or Replacements, as applicable.

(b)          Delivery of Policies, Renewals, Notices, and Proceeds.

Borrower shall:

(1)         cause all insurance policies (including any policies not otherwise required by Lender) which can be endorsed with standard non-contributing, non-reporting mortgagee clauses making loss payable to Lender (or Lender’s assigns) to be so endorsed;

(2)         promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies and all receipts for paid premiums;

(3)         deliver evidence, in form and content acceptable to Lender, that each Insurance Policy under this Article 9 (Insurance) has been renewed not less than three (3) Business Days prior to the applicable expiration date, and (if such evidence is other than an original or duplicate original of a renewal policy) deliver the original or duplicate original of each renewal policy (or such other evidence of insurance as may be required by or acceptable to Lender) in form and content acceptable to Lender within ninety (90) days after the applicable expiration date of the original Insurance Policy;

(4)         provide written notice to the insurance company and to Lender of any event of loss within five (5) Business Days of such loss;

(5)         execute such further evidence of assignment of any insurance proceeds as Lender may require; and

(6)         within five (5) Business Days of receipt, provide written notice to Lender of Borrower’s or Property Operator’s receipt of any insurance proceeds under any Insurance Policy required by Section 9.02(a)(1) (Insurance Requirements) above and, if requested by Lender, deliver to Lender all of such proceeds received by Borrower or Property Operator to be applied by Lender in accordance with this Article 9 (Insurance).

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Section 9.03            Administration Matters Regarding Insurance.

(a)          Lender’s Ongoing Insurance Requirements.

Borrower acknowledges that Lender’s insurance requirements may change from time to time. All insurance policies and renewals of insurance policies required by this Master Agreement shall be:

(1)         in the form and with the terms required by Lender;

(2)         in such amounts, with such maximum deductibles and for such periods required by Lender; and

(3)         issued by insurance companies satisfactory to Lender.

BORROWER ACKNOWLEDGES THAT ANY FAILURE OF BORROWER TO COMPLY WITH THE REQUIREMENTS SET FORTH IN Section 9.02(a) (Insurance Requirements) OR Section 9.02(b)(3) (Delivery of Policies, Renewals, Notices, and Proceeds) ABOVE SHALL PERMIT LENDER TO PURCHASE THE APPLICABLE INSURANCE AT BORROWER’S COST. SUCH INSURANCE MAY, BUT NEED NOT, PROTECT BORROWER’S INTERESTS. THE COVERAGE THAT LENDER PURCHASES MAY NOT PAY ANY CLAIM THAT BORROWER MAKES OR ANY CLAIM THAT IS MADE AGAINST BORROWER IN CONNECTION WITH ANY Mortgaged Property. IF LENDER PURCHASES INSURANCE FOR ANY Mortgaged Property AS PERMITTED HEREUNDER, BORROWER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AT THE DEFAULT RATE AND ANY OTHER CHARGES LENDER MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR THE EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE SHALL BE ADDED TO BORROWER’S TOTAL OUTSTANDING BALANCE OR OBLIGATION AND SHALL CONSTITUTE ADDITIONAL INDEBTEDNESS. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE BORROWER MAY BE ABLE TO OBTAIN ON ITS OWN. BORROWER MAY LATER CANCEL ANY INSURANCE PURCHASED BY LENDER, BUT ONLY AFTER PROVIDING EVIDENCE THAT BORROWER HAS OBTAINED INSURANCE AS REQUIRED BY THIS MASTER AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(b)          Application of Proceeds on Event of Loss.

(1)         Upon an event of loss, Lender may, at Lender’s option:

(A)         hold such proceeds to be applied to reimburse Borrower for the cost of Restoration (in accordance with Lender’s then-current policies relating to the restoration of casualty damage on similar multifamily residential properties); or

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(B)         apply such proceeds to the payment of the Indebtedness, whether or not then due; provided, however, Lender shall not apply insurance proceeds to the payment of the Indebtedness and shall require Restoration pursuant to Section 9.03(b)(1)(A) (Application of Proceeds on Event of Loss) if all of the following conditions are met:

(i)          no Potential Event of Default or Event of Default has occurred and is continuing;

(ii)         Lender determines that the combination of insurance proceeds and amounts provided by Borrower will be sufficient funds to complete the Restoration;

(iii)        Lender determines that after completion of the Restoration (1) the Net Operating Income from the applicable Mortgaged Property will be sufficient to support the Debt Service Coverage Ratio set forth in the definition of Individual Property Coverage and LTV Tests (on a pro forma basis), and (2) the Loan to Value Ratio of such Mortgaged Property will be no greater than the Loan to Value Ratio immediately prior to the event of loss, but in no event greater than ninety percent (90%);

(iv)        Lender determines that the Restoration will be completed before the earlier of (1) one year before the latest Maturity Date of any Advance Outstanding, or (2) one year after the date of the loss or casualty; and

(v)         Borrower provides Lender, upon written request, evidence of the availability during and after the Restoration of the insurance required to be maintained pursuant to this Master Agreement.

After the completion of Restoration in accordance with the above requirements, as determined by Lender, the balance, if any, of such proceeds shall be returned to Borrower.

(2)         Notwithstanding the foregoing, if any loss is estimated to be in an amount equal to or less than $250,000, Lender shall not exercise its rights and remedies as power-of-attorney herein and shall allow Borrower to make proof of loss, to adjust and compromise any claims under policies of property damage insurance, to appear in and prosecute any action arising from such policies of property damage insurance, and to collect and receive the proceeds of property damage insurance; provided that each of the following conditions shall be satisfied:

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(A)         Borrower shall immediately notify Lender of the casualty giving rise to the claim;

(B)         no Potential Event of Default or Event of Default has occurred and is continuing;

(C)         the Restoration will be completed before the earlier of (i) one year before the Termination Date, or (ii) one year after the date of the loss or casualty;

(D)         Lender determines that the combination of insurance proceeds and amounts provided by Borrower will be sufficient funds to complete the Restoration;

(E)         all proceeds of property damage insurance shall be issued in the form of joint checks to Borrower and Lender;

(F)         all proceeds of property damage insurance shall be applied to the Restoration;

(G)         Borrower shall deliver to Lender evidence satisfactory to Lender of completion of the Restoration and obtainment of all lien releases;

(H)         Borrower shall have complied to Lender’s satisfaction with the foregoing requirements on any prior claims subject to this provision, if any; and

(I)         Lender shall have the right to inspect the applicable Mortgaged Property (subject to the rights of tenants under the Leases, other than the Seniors Housing Facility Lease).

(3)         If Lender elects to apply insurance proceeds to the Indebtedness in accordance with the terms of this Master Agreement, Borrower shall not be obligated to restore or repair the applicable Mortgaged Property. Rather, Borrower shall restrict access to the damaged portion of such Mortgaged Property and, at its expense and regardless of whether such costs are covered by insurance, clean up any debris resulting from the casualty event, and, if required or otherwise permitted by Lender, demolish or raze any remaining part of the damaged Mortgaged Property to the extent necessary to keep and maintain the Mortgaged Property in a safe, habitable and marketable condition. Nothing in this Section 9.03(b) (Application of Proceeds on Event of Loss) shall affect any of Lender’s remedial rights against Borrower in connection with a breach by Borrower of any of its obligations under this Master Agreement or under any Loan Document, including any failure to timely pay Monthly Debt Service Payments or maintain the insurance coverage(s) required by this Master Agreement.

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(c)          Payment Obligations Unaffected.

The application of any insurance proceeds to the Indebtedness shall not extend or postpone the Maturity Date, or the due date or the full payment of any Monthly Debt Service Payment, Monthly Replacement Reserve Deposit, or any other installments referred to in this Master Agreement or in any other Loan Document. Notwithstanding the foregoing, if Lender applies insurance proceeds to the Indebtedness in connection with a casualty of less than an entire Mortgaged Property, then Lender shall permit an adjustment to the Monthly Debt Service Payments that become due and owing thereafter, based on the Underwriting and Servicing Requirements.

(d)          Foreclosure Sale.

If a Mortgaged Property is transferred pursuant to a Foreclosure Event or Lender otherwise acquires title to a Mortgaged Property, Borrower acknowledges that Lender shall automatically succeed to all rights of Borrower in and to any insurance policies and unearned insurance premiums applicable to such Mortgaged Property and in and to the proceeds resulting from any damage to such Mortgaged Property prior to such Foreclosure Event or such acquisition.

(e)          Appointment of Lender as Attorney-In-Fact.

Borrower hereby authorizes and appoints Lender as attorney-in-fact pursuant to Section 14.03(c) (Appointment of Lender as Attorney-In-Fact).

ARTICLE 10
CONDEMNATION

Section 10.01         Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 10.01 (Condemnation – Representations and Warranties) are made as of each Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

(a)          Prior Condemnation Action.

No part of any Mortgaged Property has been taken in connection with a Condemnation Action during Borrower’s period of ownership of the Mortgaged Property.

(b)          Pending Condemnation Actions.

Except with respect to a Release Mortgaged Property that is the subject of a Release Request, no Condemnation Action is pending nor, to Borrower’s knowledge, is threatened for the partial or total condemnation or taking of any Mortgaged Property.

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Section 10.02         Covenants.

(a)          Notice of Condemnation.

Borrower shall:

(1)         promptly notify Lender of any Condemnation Action of which Borrower has knowledge;

(2)         appear in and prosecute or defend, at its own cost and expense, any action or proceeding relating to any Condemnation Action, including any defense of Lender’s interest in any Mortgaged Property tendered to Borrower by Lender, unless otherwise directed by Lender in writing; and

(3)         execute such further evidence of assignment of any condemnation award in connection with a Condemnation Action as Lender may require.

(b)          Condemnation Proceeds.

Borrower shall pay to Lender all awards or proceeds of a Condemnation Action promptly upon receipt.

Section 10.03         Administration Matters Regarding Condemnation.

(a)          Application of Condemnation Awards.

Lender may apply any awards or proceeds of a Condemnation Action, after the deduction of Lender’s reasonable, out-of-pocket expenses incurred in the collection of such amounts, to:

(1)         the restoration or repair of the applicable Mortgaged Property, if applicable;

(2)         the payment of the Indebtedness, with the balance, if any, paid to Borrower; or

(3)         Borrower.

(b)          Payment Obligations Unaffected.

The application of any awards or proceeds of a Condemnation Action to the Indebtedness shall not extend or postpone any Maturity Date, or the due date or the full payment of any Monthly Debt Service Payment, Monthly Replacement Reserve Deposit, or any other installments referred to in this Master Agreement or in any other Loan Document.

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(c)          Appointment of Lender as Attorney-In-Fact.

Borrower hereby authorizes and appoints Lender as attorney-in-fact pursuant to Section 14.03(c) (Appointment of Lender as Attorney-In-Fact).

(d)          Preservation of Mortgaged Property.

If a Condemnation Action results in or from damage to any Mortgaged Property and Lender elects to apply the proceeds or awards from such Condemnation Action to the Indebtedness in accordance with the terms of this Master Agreement, Borrower shall not be obligated to restore or repair such Mortgaged Property. Rather, Borrower shall restrict access to any portion of the Mortgaged Property which has been damaged or destroyed in connection with such Condemnation Action and, at Borrower’s expense and regardless of whether such costs are covered by insurance, clean up any debris resulting in or from the Condemnation Action, and, if required by any Governmental Authority or otherwise permitted by Lender, demolish or raze any remaining part of the damaged Mortgaged Property to the extent necessary to keep and maintain the Mortgaged Property in a safe, habitable, and marketable condition. Nothing in this Section 10.03(d) (Preservation of Mortgaged Property) shall affect any of Lender’s remedial rights against Borrower in connection with a breach by Borrower of any of its obligations under this Master Agreement or under any Loan Document, including any failure to timely pay Monthly Debt Service Payments or maintain the insurance coverage(s) required by this Master Agreement.

ARTICLE 11
LIENS, TRANSFERS, AND ASSUMPTIONS

Section 11.01         Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 11.01 (Liens, Transfers, and Assumptions – Representations and Warranties) are made as of each Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

(a)          No Labor or Materialmen’s Claims.

All parties furnishing labor and materials on behalf of Borrower or on behalf of Property Operator with respect to the Mortgaged Property have been paid in full to the extent due to and owing. There are no mechanics’ or materialmen’s liens (whether filed or unfiled) outstanding for work, labor, or materials (and no claims or work outstanding that under Applicable Law could give rise to any such mechanics’ or materialmen’s liens) affecting any Mortgaged Property, whether prior to, equal with, or subordinate to the lien of the Security Instrument.

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(b)          No Other Interests.

No Person:

(1)         other than Borrower has any possessory ownership or interest in any Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Facility Operating Agreement and the other existing Leases, the material terms of all such Leases having been previously disclosed in writing to Lender; nor

(2)         has an option, right of first refusal, or right of first offer (except as required by Applicable Law) to purchase any Mortgaged Property, or any interest in any Mortgaged Property.

Section 11.02         Covenants.

(a)          Liens; Encumbrances.

Borrower shall not permit the grant, creation, or existence of any Lien, whether voluntary, involuntary, or by operation of law, on all or any portion of any Mortgaged Property (including any voluntary, elective, or non-compulsory tax lien or assessment pursuant to a voluntary, elective, or non-compulsory special tax district or similar regime) other than:

(1)         Permitted Encumbrances;

(2)         the creation of:

(A)         any tax lien, municipal lien, utility lien, mechanics’ lien, materialmen’s lien, or judgment lien against any Mortgaged Property if bonded off, released of record, or otherwise remedied to Lender’s satisfaction within sixty (60) days after the earlier of the date Borrower or Property Operator has actual notice or constructive notice of the existence of such lien; or

(B)         any mechanics’ or materialmen’s liens which attach automatically under the laws of any Governmental Authority upon the commencement of any work upon, or delivery of any materials to, any Mortgaged Property and for which Borrower or Property Operator is not delinquent in the payment for any such work or materials; and

(3)         the lien created by, or (in connection with Permitted Equipment Financing) permitted under, the Loan Documents.

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(b)           Transfers.

(1)           Mortgaged Property.

A Transfer as described in clause (b) of the definition of Transfer of all or any part of any Mortgaged Property (including any interest in any Mortgaged Property) shall not occur other than:

(A)         a Transfer to which Lender has consented in writing;

(B)         Leases permitted pursuant to the Loan Documents, including the Seniors Housing Facility Lease between Borrower and Property Operator and the subordination thereof to the terms, provisions, and lien of this Master Agreement, the Security Instrument, and the other Loan Documents;

(C)         [reserved];

(D)         a Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality which are free of Liens (other than those created by the Loan Documents);

(E)         the grant of an easement, servitude, or restrictive covenant to which Lender has consented, and Borrower has paid to Lender, upon demand, all costs and expenses incurred by Lender in connection with reviewing Borrower’s request;

(F)         a lien permitted pursuant to Section 11.02 (Liens, Transfers, and Assumptions – Covenants) of this Master Agreement;

(G)         the conveyance of any Mortgaged Property following a Foreclosure Event; or

(H)         the Release of a Mortgaged Property pursuant to the terms hereof.

(2)           No Transfers of Interests in Borrower, Key Principal, Guarantor or Affiliated Property Operator.

Subject to the provisions of this Article 11 (Liens, Transfers, and Assumptions), a Transfer as described in clause (a) of the definition of Transfer, a change of Control, or a Transfer of the Restricted Ownership Interest shall not occur.

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Notwithstanding the restrictions on Control and Restricted Ownership Interests, to the extent a Restricted Ownership Interest is held by a Publicly-Held Corporation or a Publicly-Held Trust, a Transfer of any ownership interests in such Publicly-Held Corporation or Publicly-Held Trust shall not be prohibited under this Master Agreement as long as (1) such Transfer does not result in a conversion of such Publicly-Held Corporation or Publicly-Held Trust to a privately held entity, and (2) Borrower provides written notice to Lender not later than thirty (30) days thereafter of any such Transfer that results in any Person owning ten percent (10%) or more of the ownership interests in such Publicly-Held Corporation or Publicly-Held Trust. For avoidance of doubt, the listing of shares in a Publicly-Held Corporation or Publicly-Held Trust on any exchange shall not constitute a Transfer and is expressly permitted.

(3)           Name Change or Entity Conversion.

Lender shall consent to a Borrower changing its name, changing its jurisdiction of organization, or converting from one type of legal entity into another type of legal entity for any lawful purpose, provided that:

(A)         Lender receives written notice at least thirty (30) days prior to such change or conversion, which notice shall include organizational charts that reflect the structure of such Borrower both prior to and subsequent to such name change or entity conversion;

(B)         such Transfer is not otherwise prohibited under the provisions of Section 11.02(b)(2) (No Transfers of Interests in Borrower, Key Principal, Guarantor, or Affiliated Property Operator);

(C)         Borrower executes an amendment to this Master Agreement and any other Loan Documents required by Lender documenting the name change or entity conversion;

(D)         Borrower agrees and acknowledges, at Borrower’s expense, that (i) Borrower will execute and record in the land records any instrument required by the Property Jurisdiction to be recorded to evidence such name change or entity conversion (or provide Lender with written confirmation from the title company (via electronic mail or letter) that no such instrument is required), (ii) Borrower will execute any additional documents required by Lender, including the amendment to this Master Agreement, and, if applicable, an amendment to the Facility Operating Agreement, and, if applicable, allow such documents to be recorded or filed in the land records of the Property Jurisdiction, (iii) Lender will obtain a “date down” endorsement to the Lender’s Title Policy (or obtain a new Title Policy if a “date down” endorsement is not available in the Property Jurisdiction), evidencing title to the Mortgaged Property being in the name of the successor entity and the Lien of the Security Instrument against the Mortgaged Property, and (iv) Lender will file any required UCC-3 financing statement and make any other filing deemed necessary to maintain the priority of its Liens on the Mortgaged Property;

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(E)         no later than ten (10) days subsequent to such name change or entity conversion, Borrower shall provide Lender (i) the documentation filed with the appropriate office in such Borrower’s state of formation evidencing such name change or entity conversion, (ii) copies of the organizational documents of such Borrower, including any amendments, filed with the appropriate office in Borrower’s state of formation reflecting the post-conversion Borrower name, form of organization, and structure, and (iii) if available, new certificates of good standing or valid formation for such Borrower; and

(F)         Borrower shall provide Lender with confirmation that any Licenses in Borrower’s name remain valid and in full force and effect following the name change or entity conversion or have been properly transferred to Borrower following such name change or entity conversion.

(4)         No Delaware Statutory Trust or Series LLC Conversion.

Notwithstanding any provisions herein to the contrary, no Borrower Entity shall convert to a Delaware Statutory Trust or a series limited liability company.

Notwithstanding the foregoing, Borrower shall provide Lender prompt notice of any name change or entity conversion of any other Borrower Entity, Affiliated Property Operator, or Identified Party.

(c)           Facility Operating Agreement.

Subject to the provisions of this Article 11 (Liens, Transfers, and Assumptions), Borrower shall not:

(1)         Transfer its rights or interests in the Facility Operating Agreement, or Transfer the responsibility for the operation and management of the Mortgaged Property, from Property Operator to any other Person;

(2)         permit Affiliated Property Operator to Transfer its interest in the Facility Operating Agreement;

(3)         remove, permit, or suffer the removal of Affiliated Property Operator from the Facility Operating Agreement;

(4)         surrender or accept a surrender of the Facility Operating Agreement;

(5)         cancel or terminate the Facility Operating Agreement; or

(6)         permit a merger of Borrower’s fee interest estate in the Mortgaged Property with Property Operator’s leasehold interest in the Mortgaged Property, if any.

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Borrower agrees, and the Facility Operating Agreement shall provide, that Lender shall have the right to terminate the Facility Operating Agreement at any time upon the occurrence and continuance of an Event of Default.

(d)          No Other Indebtedness.

Other than the Advances, neither Borrower nor any Affiliated Property Operator shall incur or be obligated at any time with respect to any loan or other indebtedness (except trade payables as otherwise permitted in this Master Agreement), including any indebtedness secured by a Lien on, or the cash flows from, the Mortgaged Property.

(e)          No Mezzanine Financing or Preferred Equity.

Neither Borrower, any Affiliated Property Operator, nor any direct or indirect owner of Borrower or any Affiliated Property Operator shall: (1) incur any Mezzanine Debt other than Permitted Mezzanine Debt; or (2) issue any Preferred Equity other than Permitted Preferred Equity;

Section 11.03         Administration Matters Regarding Liens, Transfers, and Assumptions.

(a)          Transfer of Collateral Pool.

Lender shall consent to a Transfer of the entire Collateral Pool to and an assumption of the Loan Documents by a new borrower if each of the following conditions is satisfied prior to the Transfer:

(1)           Borrower has submitted to Lender all information required by Lender to make the determination required by this Section 11.03(a) (Transfer of Collateral Pool);

(2)          no Event of Default has occurred and is continuing, and no Potential Event of Default has occurred and is continuing;

(3)          Lender determines that:

(A)         the proposed new borrower, new key principal, and any other new guarantor fully satisfy all of Lender’s then-applicable borrower, key principal, or guarantor eligibility, credit, management, and other loan underwriting standards, which shall include an analysis of (i) the previous relationships between Lender and the proposed new borrower, new key principal, new guarantor, and any Person in Control of them, and the organization of the new borrower, new key principal, and new guarantor (if applicable), and (ii) the operating and financial performance of the Mortgaged Property, including physical condition and occupancy;

(B)         any proposed new borrower and its sole or managing member, manager, or general partner, as applicable, is a Single Purpose entity;

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(C)         none of the proposed new borrower, new key principal, and any new guarantor, or any owners of the proposed new borrower, new key principal, and any new guarantor, are a Prohibited Person; and

(D)         none of the proposed new borrower, new key principal, and any new guarantor (if any of such are entities) shall have an organizational existence termination date that ends before the Termination Date;

(4)           [reserved];

(5)           the proposed new borrower has:

(A)         executed an assumption agreement acceptable to Lender that, among other things, requires the proposed new borrower to assume and perform all obligations of Borrower (or any other transferor), and that may require that the new borrower comply with any provisions of any Loan Document which previously may have been waived by Lender for Borrower, subject to the terms of Section 11.03(g) (Further Conditions on Transfers Requiring Lender’s Consent);

(B)         if required by Lender, delivered to the Title Company for filing or recording in all applicable jurisdictions, all applicable Loan Documents including the assumption agreement to correctly evidence the assumption and the confirmation, continuation, perfection, and priority of the Liens created hereunder and under the other Loan Documents; and

(C)         delivered to Lender a “date-down” endorsement to the Title Policy acceptable to Lender (or a new title insurance policy if a “date-down” endorsement is not available);

(6)           one or more individuals or entities acceptable to Lender as new guarantors have executed and delivered to Lender:

(A)         an assumption agreement acceptable to Lender that requires the new guarantor to assume and perform all obligations of Guarantor under any Guaranty given in connection with the Loan Documents; or

(B)         a substitute Non-Recourse Guaranty and other substitute guaranty in a form acceptable to Lender;

(7)           Lender has reviewed and approved the Transfer documents;

(8)           [Intentionally Deleted;]

(9)           Borrower has satisfied the applicable provision of Section 11.03(g) (Further Conditions on Transfers Requiring Lender’s Consent) including Lender’s receipt of the fees described in Section 11.03(g) (Further Conditions on Transfers Requiring Lender’s Consent);

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(10)          if any MBS is Outstanding, the Transfer shall not result in a “significant modification,” as defined under applicable Treasury Regulations, of any Advance that has been securitized in an MBS; and

(11)          Borrower and Property Operator have executed a new SASA required by Lender.

(b)           Permitted Transfers of Ownership.

Notwithstanding the provisions of Section 11.02(b)(2) (No Transfers of Interests in Borrower, Key Principal, Guarantor, or Affiliated Property Operator) or any other provisions of this Master Agreement or the other Loan Documents, the following Transfers are permitted without the consent of Lender (“Permitted Transfers”):

(1)           a Transfer of any direct or indirect Ownership Interest in Borrower, Guarantor, Key Principal, Affiliated Property Operator, or any Identified Party; provided, however, that no change of Control and no Transfer of the Restricted Ownership Interest occurs as the result of such Transfer;

(2)           the issuance or other creation by Borrower, Guarantor, Key Principal, Affiliated Property Operator, or any Identified Party of additional membership interests, partnership interests, or stock (including by creation of a new class or series of interests or stock), as the case may be, and the subsequent direct or indirect Transfer of such interests or stock; provided, however, that no change of Control and no Transfer of the Restricted Ownership Interest occurs as the result of such Transfer;

(3)           a merger, consolidation with or into, or acquisition of another entity by Key Principal or Guarantor, as applicable, provided that (A) such Key Principal or Guarantor, as applicable, is the surviving entity after such merger or acquisition, (B) no change of Control or Transfer of the Restricted Ownership Interest occurs, and (C) such merger or acquisition does not result in an Event of Default;

(4)           a Transfer of any direct or indirect Ownership Interest in Borrower, Affiliated Property Operator, or any Identified Party to a subsidiary of Guarantor or Key Principal, provided that no Transfer of the Restricted Ownership Interest occurs;

(5)           any conversion of Key Principal or Guarantor from one type of entity to another type of entity or any amendment, modification, or any other change in the governing instrument or instruments of Key Principal or Guarantor; provided, however, that

(A)         no change of Control occurs as a result of any such Transfer;

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(B)         the decision-making powers and rights of the board of directors of Key Principal and the board of directors of Guarantor are not eliminated, materially impaired, or materially reduced as a result of such Transfer (provided, however, that the creation of new committees of the board of directors of Key Principal or the board of directors of Guarantor that are delegated certain powers and authority of the board of directors of Key Principal or the board of directors of Guarantor (as applicable) will not be deemed to be an elimination, material impairment, or material reduction of the decision-making powers of the board of directors of Key Principal or the board of directors of Guarantor, so long as the board of directors of Key Principal or the board of directors of Guarantor, as applicable, Controls the composition of any such committee and has the right to rescind any such delegation); and

(C)         the board of directors of Key Principal and the board of directors of Guarantor continue to exist and Control the Key Principal or Guarantor, as applicable;

(6)           the withdrawal, removal or involuntary resignation of any owner of manager of Guarantor, Key Principal, Affiliated Property Operator or Identified Party provided that no change of Control or Transfer of the Restricted Ownership Interests occurs; and

(7)           the amendment, modification or any other change in the Organizational Documents of Borrower Entity, Affiliated Property Operator, or Identified Party which does not result in a material change, including any change related to Control of Borrower Entity, Affiliated Property Operator or Identified Party.

If the conditions set forth in this Section 11.03(b) (Permitted Transfers of Ownership Interests) are satisfied, the Transfer Fee shall be waived provided Borrower shall pay the Review Fee in connection with Transfers made pursuant to Section 11.03(b)(3), Section 11.03(b)(5), and any other circumstance in this Section 11.03(b) where Lender’s review is needed, and all out-of-pocket costs set forth in Section 11.03(g) (Further Conditions on Transfers Requiring Lender’s Consent).

(c)           Estate Planning.

Notwithstanding the provisions of Section 11.02(b)(2) (No Transfers of Interests in Borrower, Key Principal, or Guarantor), so long as (1) the Transfer does not cause a change of Control and (2) Key Principal and Guarantor, as applicable, maintain the same right and ability to Control Borrower as existed prior to the Transfer, Lender shall consent to Transfers of direct or indirect Ownership Interests in Borrower or Affiliated Property Operator, and Transfers of direct or indirect Ownership Interests, in an entity Key Principal or entity Guarantor to:

(A)         Immediate Family Members of such transferor each of whom must have obtained the legal age of majority;

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(B)         United States domiciled trusts established for the benefit of the transferor or Immediate Family Members of the transferor; or

(C)         partnerships or limited liability companies of which the partners or members, respectively, are comprised entirely of (i) such transferor and Immediate Family Members (each of whom must have obtained the legal age of majority) of such transferor, (ii) all Immediate Family Members (each of whom must have obtained the legal age of majority) of such transferor, or (iii) United States domiciled trusts established for the benefit of the transferor or Immediate Family Members of the transferor.

If the conditions set forth in this Section 11.03(c) (Estate Planning) are satisfied, the Transfer Fee shall be waived provided Borrower shall pay the Review Fee and out-of-pocket costs set forth in Section 11.03(g) (Further Conditions on Transfers Requiring Lender’s Consent).

(d)          Termination or Revocation of Trust.

If any of Borrower, Affiliated Property Operator, Guarantor, or Key Principal is a trust (other than a REIT), or if a Restricted Ownership Interest would be violated, or if Control of Borrower, Affiliated Property Operator, Guarantor, or Key Principal would be Transferred due to the termination or revocation of a trust, the termination or revocation of such trust is an unpermitted Transfer; provided that the termination or revocation of the trust due to the death of an individual trustor shall not be considered an unpermitted Transfer so long as:

(1)         Lender is notified within thirty (30) days of the death; and

(2)         such Borrower, Affiliated Property Operator, Guarantor, Key Principal, or other Person, as applicable, is replaced with an individual or entity acceptable to Lender, in accordance with the provisions of Section 11.03(a) (Transfer of Collateral Pool) within ninety (90) days of the date of the death causing the termination or revocation.

If the conditions set forth in this Section 11.03(d) (Termination or Revocation of Trust) are satisfied, the Transfer Fee shall be waived; provided Borrower shall pay the Review Fee and out-of-pocket costs set forth in Section 11.03(g) (Further Conditions on Transfers Requiring Lender’s Consent).

(e)          Death of Key Principal or Guarantor; Restricted Ownership Interest/Controlling Interest Transfer Due to Death.

(1)         If a Key Principal or Guarantor that is a natural person dies, or if a Transfer of the Restricted Ownership Interest or a change of Control occurs as a result of the death of a Person (except in the case of trusts which is addressed in Section 11.03(d) (Termination or Revocation of Trust)), Borrower must notify Lender in writing within ninety (90) days in the event of such death. Unless waived in writing by Lender, the deceased shall be replaced by an individual or entity within one hundred eighty (180) days, subject to Borrower’s satisfaction of the following conditions:

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(A)          Borrower has submitted to Lender all information required by Lender to make the determination required by this Section 11.03(e) (Death of Key Principal or Guarantor; Restricted Ownership Interest/Controlling Interest Transfer Due to Death);

(B)          Lender determines that, if applicable:

(i)          any proposed new key principal and any other new guarantor (or Person Controlling such new key principal or new guarantor) fully satisfies all of Lender’s then-applicable key principal or guarantor eligibility, credit, management, and other loan underwriting standards (including any standards with respect to previous relationships between Lender and the proposed new key principal and new guarantor (or Person Controlling such new key principal or new guarantor) and the organization of the new key principal and new guarantor);

(ii)         none of any proposed new key principal or any new guarantor, or any owners of the proposed new key principal or any new guarantor, is a Prohibited Person; and

(iii)        none of any proposed new key principal or any new guarantor (if any of such are entities) shall have an organizational existence termination date that ends before the Maturity Date; and

(C)          if applicable, one or more individuals or entities acceptable to Lender as new guarantors have executed and delivered to Lender:

(i)          an assumption agreement acceptable to Lender that requires the new guarantor to assume and perform all obligations of Guarantor under any Guaranty given in connection with this Master Agreement; or

(ii)         a substitute Non-Recourse Guaranty and other substitute guaranty in a form acceptable to Lender.

(2)          In the event a replacement Key Principal, Guarantor, or other Person is required by Lender due to the death described in this Section 11.03(e) (Death of Key Principal or Guarantor; Restricted Ownership Interest/Controlling Interest Transfer Due to Death), and such replacement has not occurred within such period, the period for replacement may be extended by Lender to a date not more than one year from the date of such death; however, Lender may require as a condition to any such extension that:

(A)          the then-current Property Operator be replaced with a property operator reasonably acceptable to Lender (or if a Property Operator has not been previously engaged, a property operator reasonably acceptable to Lender be engaged); or

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(B)          a lockbox agreement or similar cash management arrangement (with Property Operator) reasonably acceptable to Lender during such extended replacement period be instituted.

If the conditions set forth in this Section 11.03(e) (Death of Key Principal or Guarantor; Restricted Ownership Interest/Controlling Interest Transfer Due to Death) are satisfied, the Transfer Fee shall be waived, provided Borrower shall pay the Review Fee and out-of-pocket costs set forth in Section 11.03(g) (Further Conditions on Transfers Requiring Lender’s Consent).

(f)           [Intentionally Deleted.]

(g)           Further Conditions on Transfers Requiring Lender’s Consent.

(1)           In connection with any Transfer for which Lender’s approval is required under this Master Agreement including any Transfer under Section 11.02(b)(1)(A) (Liens, Transfers, and Assumptions – Covenants – Transfers – Mortgaged Property) and Section 11.03(a) (Transfer of Collateral Pool), Lender may, as a condition to any such approval, require:

(A)         additional collateral, guaranties, or other credit support to mitigate any risks concerning the proposed transferee or the performance or condition of any Mortgaged Property;

(B)         amendment of the Loan Documents to delete or modify any specially negotiated terms or provisions previously granted for the exclusive benefit of original Borrower, Affiliated Property Operator, Key Principal, or Guarantor and to restore the original provisions of the standard Fannie Mae form multifamily loan documents, to the extent such provisions were previously modified;

(C)         a modification to the amounts required to be deposited into the Reserve/Escrow Account pursuant to the terms of Section 13.02(a)(4)(B) (Adjustment of Deposits – Transfers);

(D)         in connection with any assumption of the Loan Documents, after giving effect to the assumption, the provisions of the General Conditions Schedule shall be satisfied;

(E)         delivery to the Title Company for filing or recording in all applicable jurisdictions, all applicable Loan Documents including assumption documents and any other appropriate documents in form and substance reasonably satisfactory to Lender in form proper for recordation as may be necessary in the opinion of Lender to correctly evidence the assumptions and the confirmation of Liens created hereunder; or

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(F)          if any MBS is Outstanding, the Transfer shall not result in a “significant modification,” as defined under applicable Treasury Regulations, of any Advance that has been securitized in an MBS.

(2)           In connection with any request by Borrower for consent to a Transfer, Borrower shall pay to Lender upon demand:

(A)         the Transfer Fee (to the extent charged by Lender);

(B)         the Review Fee (regardless of whether Lender approves or denies such request); and

(C)         all of Lender’s out-of-pocket costs (including reasonable attorneys’ fees) incurred in reviewing the Transfer request, regardless of whether Lender approves or denies such request.

(h)          Additional Permitted Transfers.

(1)           Replacement of General Partner of Guarantor and/or Transfer of HTI Ownership Interests to Person Advised by AR-Global.

Notwithstanding the provisions of Section 11.02(b)(2) (No Transfers of Interests in Borrower, Key Principal, or Guarantor), Lender shall consent to the one-time replacement of Guarantor and/or the Transfer of the Ownership Interests in Guarantor held by Healthcare Trust, Inc. (“HTI”) as general partner of Guarantor (such events being collectively, the “Removal Transfer Event”), provided that each of the following conditions is satisfied prior such Removal Transfer Event:

(A)         at the time of the Removal Transfer Event, (i) AR-Global or a subsidiary Controlled by AR-Global shall be the advisor of Guarantor and HTI, and (ii) AR-Global shall be the advisor, directly or indirectly, of the replacement guarantor and/or the replacement general partner of, or other Person Controlling, the guarantor;

(B)         Borrower shall have provided Lender with written notice of the proposed Removal Transfer Event and the identity of the proposed replacement general partner of or other entity holding a Controlling Interest in Guarantor, such general partner or other Person (the “Replacement GP”) and any proposed replacement Key Principal and Guarantor (if applicable) not less than thirty (30) days prior to the proposed Removal Transfer Event;

(C)         the Removal Transfer Event satisfies the requirements of Section 11.03(a) (Transfer of Collateral Pool);

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(D)          Lender determines that after giving effect to such Removal Transfer Event:

(i)          the proposed Replacement GP fully satisfies all of Lender’s then-applicable eligibility, credit, management, and other loan underwriting standards, which shall include an analysis of (1) the previous relationships between Lender and the Replacement GP, and any Person in Control of the Replacement GP, and the organization of the Replacement GP, and (2) the operating and financial performance of the Mortgaged Property, including physical condition and occupancy;

(ii)         neither the Replacement GP nor any owner of the Replacement GP is a Prohibited Person; and

(iii)        the Replacement GP (if an entity) shall not have an organizational existence termination date that ends before the Termination Date;

(E)          Lender receives organizational charts that reflect the ownership and management structure of the Borrower, Key Principal, Guarantor and all direct and indirect owners of the Borrower, Key Principal and Guarantor both prior to and subsequent to the Removal Transfer Event, and copies of all then-current organizational documents (including copies of all amendments) of any Person in Control of Borrower, Key Principal and Guarantor after giving effect to such Transfer;

(F)          Borrower and Guarantor shall have executed and delivered to Lender such amendments to the Loan Documents reasonably required to reflect the then current ownership and management structure of Borrower, Key Principal and Guarantor after giving effect to such Removal Transfer Event and such other documents, instruments, certificates, and reaffirmations of the Loan Documents (and if requested by Lender, certified duplicates of executed copies thereof) as Lender may reasonably request;

(G)          Borrower has submitted to Lender all information required by Lender to make the determination required by this Section 11.03(h)(1) (Replacement of General Partner of Guarantor and/or Transfer of HTI Ownership Interests); and

(H)          the Mortgaged Property is at the time of the Removal Transfer Event and will continue to be after such Removal Transfer Event:

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(i)          operated either by (1) the initial Operator or (2) a successor Operator satisfactory to Lender pursuant to a Seniors Housing Facility Lease approved by Lender in writing, which successor Operator, together with Borrower, shall execute a SASA in form acceptable to Lender; and

(ii)         if the Mortgaged Property was subject to a Management Agreement immediately prior to such Removal Transfer Event, managed either by (1) the initial Manager or (2) a successor Manager satisfactory to Lender pursuant to a Management Agreement approved by Lender in writing, which successor Manager, together with Borrower, shall execute a SASA in form acceptable to Lender.

If the conditions set forth in this Section 11.03(h)(1) (Replacement of General Partner of Guarantor and/or Transfer of HTI Ownership Interests) are satisfied, Borrower shall pay a Transfer Fee (in lieu of any other Transfer Fee payable under this Article 11 (Liens, Transfers and Assumptions)) equal to the aggregate amount of all Advances Outstanding multiplied by 25 basis points (.25%), provided Borrower shall pay the out-of-pocket costs set forth in Section 11.03(g)(2)(C) (Further Conditions on Transfers Requiring Lender’s Consent) regardless of whether Lender approves or denies such request for consent. To avoid confusion, this is a one-time reduction of the Transfer Fee and only applicable if all conditions above are satisfied.

ARTICLE 12
IMPOSITIONS

Section 12.01         Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 12.01 (Impositions – Representations and Warranties) are made as of each Effective Date and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

(a)            Payment of Taxes, Assessments, and Other Charges.

Borrower has:

(1)         paid (or with the approval of Lender, established an escrow fund sufficient to pay when due and payable) all amounts and charges relating to the Mortgaged Properties that have become due and payable before any fine, penalty interest, lien, or costs may be added thereto, including Impositions, leasehold payments, and ground rents;

(2)         paid all Taxes for the Mortgaged Properties that have become due before any fine, penalty interest, lien, or costs may be added thereto pursuant to any notice of assessment received by Borrower and any and all taxes that have become due against Borrower before any fine, penalty interest, lien, or costs may be added thereto;

(3)         no knowledge of any basis for any additional assessments;

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(4)           no knowledge of any presently pending special assessments against all or any part of the Mortgaged Properties, or any presently pending special assessments against Borrower; and

(5)           not received any written notice of any contemplated special assessment against any Mortgaged Property, or any contemplated special assessment against Borrower.

Section 12.02         Covenants.

(a)          Imposition Deposits, Taxes, and Other Charges.

Borrower shall:

(1)         deposit the Imposition Deposits with Lender on each Payment Date (or on another day designated in writing by Lender) in amount sufficient, in Lender’s reasonable discretion, to enable Lender to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added, plus an amount equal to no more than one-sixth (1/6) (or the amount permitted by Applicable Law) of the Impositions for the trailing twelve (12) months (calculated based on the aggregate annual Imposition costs divided by twelve (12) and multiplied by two (2));

(2)         deposit with Lender, within ten (10) Business Days after written notice from Lender (subject to Applicable Law), such additional amounts estimated by Lender to be reasonably necessary to cure any deficiency in the amount of the Imposition Deposits held for payment of a specific Imposition;

(3)         except as set forth in Section 12.03(c) (Payment of Impositions; Sufficiency of Imposition Deposits) below, pay all Impositions, leasehold payments, ground rents, and Taxes when due and before any fine, penalty interest, lien, or costs may be added thereto;

(4)         promptly deliver to Lender a copy of all notices of, and invoices for, Impositions, and, if Borrower pays any Imposition directly, Borrower shall promptly furnish to Lender receipts evidencing such payments; and

(5)         promptly deliver to Lender a copy of all notices of any special assessments and contemplated special assessments against any Mortgaged Property or Borrower.

Section 12.03         Administration Matters Regarding Impositions.

(a)          Maintenance of Records by Lender.

Lender shall maintain records of the monthly and aggregate Imposition Deposits held by Lender for the purpose of paying Taxes, insurance premiums, and each other obligation of Borrower for which Imposition Deposits are required.

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(b)          Imposition Accounts.

All Imposition Deposits shall be held in an institution (which may be Lender, if Lender is such an institution) whose deposits or accounts are insured or guaranteed by a federal agency and which accounts meet the standards for custodial accounts as required by Lender from time to time. Lender shall not be obligated to open additional accounts, or deposit Imposition Deposits in additional institutions, when the amount of the Imposition Deposits exceeds the maximum amount of the federal deposit insurance or guaranty. No interest, earnings, or profits on the Imposition Deposits shall be paid to Borrower unless Applicable Law so requires. Imposition Deposits shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Lender for that purpose in accordance with this Master Agreement. For the purposes of §9-104(a)(3) of the UCC, Lender is the owner of the Imposition Deposits and shall be deemed a “customer” with sole control of the account holding the Imposition Deposits.

(c)          Payment of Impositions; Sufficiency of Imposition Deposits.

Lender may pay an Imposition according to any bill, statement, or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement, or estimate or into the validity of the Imposition. Imposition Deposits shall be required to be used by Lender timely to pay Taxes, insurance premiums and any other individual Imposition only if:

(1)         no Event of Default exists;

(2)         Borrower has timely delivered to Lender all applicable bills or premium notices that it has received; and

(3)         sufficient Imposition Deposits are held by Lender for such Imposition at the time such Imposition becomes due and payable.

Lender shall have no liability to Borrower or any other Person for failing to pay any Imposition if any of the conditions are not satisfied. If at any time the amount of the Imposition Deposits held for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender to be held in connection with such Imposition, the excess may be credited against future installments of Imposition Deposits for such Imposition.

(d)          Imposition Deposits Upon Event of Default.

If an Event of Default has occurred and is continuing, Lender may apply any Imposition Deposits, in such amount and in such order as Lender determines, to pay any Impositions or as a credit against the Indebtedness.

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(e)          Contesting Impositions.

Other than insurance premiums, Borrower may contest, at its expense, by appropriate legal proceedings, the amount or validity of any Imposition if:

(1)         Borrower notifies Lender of the commencement or expected commencement of such proceedings;

(2)         Lender determines that the applicable Mortgaged Property is not in danger of being sold or forfeited;

(3)         Borrower deposits with Lender (or the applicable Governmental Authority if required by Applicable Law) reserves sufficient to pay the contested Imposition, if required by Lender (or the applicable Governmental Authority);

(4)         Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested in writing by Lender; and

(5)         Borrower commences, and at all times thereafter diligently prosecutes, such contest in good faith until a final determination is made by the applicable Governmental Authority.

(f)          Release to Borrower.

Upon payment in full of all sums secured by the Security Instrument and this Master Agreement and release by Lender of the lien of the Security Instrument, Lender shall disburse to Borrower the balance of any Imposition Deposits then on deposit with Lender.

ARTICLE 13
REPLACEMENT RESERVE AND REPAIRS

Section 13.01         Covenants.

(a)           Initial Deposits to Replacement Reserve Account and Repairs Escrow Account.

On the Effective Date, Borrower shall pay to Lender:

(1)         the Initial Replacement Reserve Deposit for deposit into the Replacement Reserve Account; and

(2)         the Repairs Escrow Deposit for deposit into the Repairs Escrow Account.

(b)           Monthly Replacement Reserve Deposits.

Borrower shall deposit the applicable Monthly Replacement Reserve Deposit into the Replacement Reserve Account on each Payment Date.

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(c)           Payment for Replacements and Repairs.

Borrower shall:

(1)         pay all invoices for the Replacements and Repairs, regardless of whether funds on deposit in the Replacement Reserve Account or the Repairs Escrow Account, as applicable, are sufficient, prior to any request by Borrower for disbursement from the Replacement Reserve Account or the Repairs Escrow Account, as applicable (unless Lender has agreed to issue joint checks in connection with a particular Replacement or Repair);

(2)         pay all applicable fees and charges of any Governmental Authority on account of the Replacements and Repairs, as applicable; and

(3)         provide evidence satisfactory to Lender of completion of the Replacements and any Required Repairs (within the Completion Period or within such other period or by such other date set forth in the Required Repair Schedule and any Borrower Requested Repairs and Additional Lender Repairs (by the date specified by Lender for any such Borrower Requested Repairs or Additional Lender Repairs)), subject to Force Majeure.

(d)           Assignment of Contracts for Replacements and Repairs.

Borrower shall collaterally assign to Lender as additional security any contract or subcontract for Replacements or Repairs, upon Lender’s written request, on a form of assignment approved by Lender.

(e)           Indemnification.

If Lender elects to exercise its rights under Section 14.03 (Additional Lender Rights; Forbearance) due to Borrower’s failure to timely commence or complete any Replacements or Repairs, Borrower shall indemnify and hold Lender harmless for, from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations, and costs or expenses, including litigation costs and reasonable attorneys’ fees, arising from or in any way connected with the performance by Lender of the Replacements or Repairs or investment of the Reserve/Escrow Account Funds; provided that Borrower shall have no indemnity obligation if such actions, suits, claims, demands, liabilities, losses, damages, obligations, and costs or expenses, including litigation costs and reasonable attorneys’ fees, arise as a result of the willful misconduct or gross negligence of Lender, Lender’s agents, employees, or representatives as determined by a court of competent jurisdiction pursuant to a final non-appealable court order.

(f)           Amendments to Loan Documents.

Subject to Section 5.02 (Advances – Covenants) Borrower shall execute and deliver to Lender, upon written request, an amendment to this Master Agreement, the Security Instrument, any other Loan Document deemed necessary or desirable to perfect Lender’s lien upon any portion of each Mortgaged Property for which Reserve/Escrow Account Funds were expended.

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(g)           Administrative Fees and Expenses.

Borrower shall pay to Lender:

(1)         by the date specified in the applicable invoice, the Repairs Escrow Account Administrative Fee and the Replacement Reserve Account Administration Fee for Lender’s services in administering the Repairs Escrow Account and Replacement Reserve Account and investing the funds on deposit in the Repairs Escrow Account and the Replacement Reserve Account, respectively;

(2)         upon demand, a reasonable inspection fee, not exceeding the Maximum Inspection Fee, for each inspection of a Mortgaged Property by Lender in connection with a Repair or Replacement, plus all other reasonable costs and out-of-pocket expenses relating to such inspections; and

(3)         upon demand, all reasonable fees charged by any engineer, architect, inspector or other person inspecting a Mortgaged Property on behalf of Lender for each inspection of such Mortgaged Property in connection with a Repair or Replacement, plus all other reasonable costs and out-of-pocket expenses relating to such inspections.

Section 13.02         Administration Matters Regarding Reserves.

(a)          Accounts, Deposits, and Disbursements.

(2)           Custodial Accounts.

(A)         The Replacement Reserve Account shall be an interest-bearing account that meets the standards for custodial accounts as required by Lender from time to time. Lender shall not be responsible for any losses resulting from the investment of the Replacement Reserve Deposits or for obtaining any specific level or percentage of earnings on such investment. All interest, if any, earned on the Replacement Reserve Deposits shall be added to and become part of the Replacement Reserve Account; provided, however, if Applicable Law requires, and so long as no Event of Default has occurred and is continuing under any of the Loan Documents, Lender shall pay to Borrower the interest earned on the Replacement Reserve Account not less frequently than the Replacement Reserve Account Interest Disbursement Frequency. In no event shall Lender be obligated to disburse funds from the Reserve/Escrow Account if an Event of Default has occurred and is continuing.

(B)         Lender shall not be obligated to deposit the Repairs Escrow Deposits into an interest-bearing account.

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(3)           Disbursements by Lender Only.

Only Lender or a designated representative of Lender may make disbursements from the Replacement Reserve Account and the Repairs Escrow Account. Except as provided in Section 13.02(a)(8) (Conditions to Disbursement), disbursements shall only be made upon Borrower request and after satisfaction of all conditions for disbursement.

(4)           Adjustment to Deposits.

(A)         Mortgaged Properties in Collateral Pool over Ten (10) Years.

If any Mortgaged Property is part of the Collateral Pool for ten (10) years or more, a property condition assessment shall be ordered by Lender for such Mortgaged Property at the expense of Borrower (which expense may be paid out of the Replacement Reserve Account if excess funds are available). The property condition assessment shall be performed no earlier than the sixth (6th) month and no later than the ninth (9th) month of the tenth (10th) year after such Mortgaged Property was added to the Collateral Pool (and of the twentieth (20th) year if applicable). After review of the property condition assessment, the amount of the Monthly Replacement Reserve Deposit may be adjusted by Lender for the remaining Facility Year by written notice to Borrower so that the Monthly Replacement Reserve Deposits are sufficient to fund the Replacements as and when required and/or the amount to be held in the Repairs Escrow Account may be adjusted by Lender so that the Repairs Escrow Deposit is sufficient to fund the Repairs as and when required.

(B)         Transfers.

In connection with any Transfer of any Mortgaged Property, in connection with an assumption, any Transfer of the Facility Operating Agreement, or any Transfer of Ownership Interest(s) in a Borrower Entity or Affiliated Property Operator that requires Lender’s consent, Lender may review the amounts on deposit, if any, in the Replacement Reserve Account or the Repairs Escrow Account, the amount of the Monthly Replacement Reserve Deposit for the applicable Mortgaged Property(ies) and the likely repairs and replacements required by such Mortgaged Property(ies), and the related contingencies which may arise during the remaining Term of this Master Agreement. Based upon that review, Lender may require an additional deposit to the Replacement Reserve Account or the Repairs Escrow Account, or an increase in the amount of the Monthly Replacement Reserve Deposit as a condition to Lender’s consent to such Transfer.

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(5)           Insufficient Funds.

Lender may, upon thirty (30) days’ prior written notice to Borrower, require an additional deposit(s) to the Replacement Reserve Account or Repairs Escrow Account, or an increase in the amount of the Monthly Replacement Reserve Deposit, if Lender reasonably determines that the amounts on deposit in either the Replacement Reserve Account or the Repairs Escrow Account are not sufficient to cover the costs for Required Repairs or Required Replacements or, pursuant to the terms of Section 13.02(a)(10) (Replacements and Repairs Other than Required Replacements or Required Repairs), not sufficient to cover the costs for Borrower Requested Repairs, Additional Lender Repairs, Borrower Requested Replacements, or Additional Lender Replacements. Borrower’s agreement to complete the Replacements or Repairs as required by this Master Agreement shall not be affected by the insufficiency of any balance in the Replacement Reserve Account or the Repairs Escrow Account, as applicable.

(6)           Disbursements for Replacements and Repairs.

(A)         Disbursement requests may only be made after completion of the applicable Replacements unless the applicable contract requires progress payments and only to reimburse the applicable Borrower for the actual approved costs of the Replacements. Lender shall not disburse from the Replacement Reserve Account the costs of routine maintenance to any Mortgaged Property or for costs which are to be reimbursed from the Repairs Escrow Account or any similar account. Disbursement from the Replacement Reserve Account shall not be made more frequently than the Maximum Replacement Reserve Disbursement Interval for such Mortgaged Property. Other than in connection with a final request for disbursement, disbursements from the Replacement Reserve Account shall not be less than the Minimum Replacement Reserve Disbursement Amount for such Mortgaged Property.

(B)         Disbursement requests may only be made after completion of the applicable Repairs and only to reimburse the applicable Borrower for the actual cost of the Repairs, up to the Maximum Repair Cost for such Mortgaged Property. Lender shall not disburse any amounts which would cause the funds remaining in the Repairs Escrow Account after any disbursement (other than with respect to the final disbursement) to be less than the Maximum Repair Cost of the then-current estimated cost of completing all remaining Repairs. Lender shall not disburse from the Repairs Escrow Account the costs of routine maintenance to any Mortgaged Property or for costs which are to be reimbursed from the Replacement Reserve Account or any similar account. Disbursement from the Repairs Escrow Account shall not be made more frequently than the Maximum Repair Disbursement Interval. Other than in connection with a final request for disbursement, disbursements from the Repairs Escrow Account shall not be less than the Minimum Repairs Disbursement Amount for such Mortgaged Property.

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(7)           Disbursement Requests.

Each request by Borrower for disbursement from the Replacement Reserve Account or the Repairs Escrow Account must be in writing, must specify the Replacement or Repair for which reimbursement is requested (provided that for any Borrower Requested Replacements, Borrower Requested Repairs, Additional Lender Replacements and Additional Lender Repairs, Lender shall have approved the use of the Reserve/Escrow Account Funds for such replacements or repairs pursuant to the terms of Section 13.02(a)(10) (Replacements and Repairs Other than Required Replacements or Required Repairs)), and must:

(A)         if applicable, specify the quantity and price of the items or materials purchased, grouped by type or category;

(B)         if applicable, specify the cost of all contracted labor or other services involved in the Replacement or Repair for which such request for disbursement is made;

(C)         if applicable, include copies of invoices for all items or materials purchased and all contracted labor or services provided;

(D)         include evidence of payment of such Replacement or Repair satisfactory to Lender (unless Lender has agreed to issue joint checks in connection with a particular Repair or Replacement as provided in this Master Agreement); and

(E)         contain a certification by Borrower and, if applicable (and if reasonably requested by Lender), from Property Operator that the Repair or Replacement, or applicable portion thereof, has been completed lien free and in a good and workmanlike manner, in accordance with any plans and specifications previously approved by Lender (if applicable) and in compliance with all Applicable Law, and otherwise in accordance with the provisions of this Master Agreement.

(8)           Conditions to Disbursement.

Lender may require any or all of the following at the expense of Borrower as a condition to disbursement of funds from the Replacement Reserve Account or the Repairs Escrow Account (provided that for any Borrower Requested Replacements, Borrower Requested Repairs, Additional Lender Replacements, and Additional Lender Repairs, Lender shall have approved the use of the Reserve/Escrow Account Funds for such replacements or repairs pursuant to the terms of Section 13.02(a)(10) (Replacements and Repairs Other than Required Replacements or Required Repairs)):

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(A)           an inspection by Lender of the applicable Mortgaged Property and the applicable Replacement or Repair;

(B)           an inspection or certificate of completion by an appropriate independent qualified professional (such as an architect, engineer or property inspector, depending on the nature of the Repair or Replacement) selected by Lender;

(C)           either:

(i)          a search of title to the applicable Mortgaged Property effective to the date of disbursement; or

(ii)         a “date-down” endorsement to Lender’s Title Policy (or a new Lender’s Title Policy if a “date-down” is not available) extending the effective date of such policy to the date of disbursement, and showing no Liens other than (1) Permitted Encumbrances, (2) liens which Borrower is diligently contesting in good faith that have been bonded off to the satisfaction of Lender, or (3) mechanics’ or materialmen’s liens which attach automatically under the laws of any Governmental Authority upon the commencement of any work upon, or delivery of any materials to, the Mortgaged Property and for which Borrower is not delinquent in the payment for any such work or materials; and

(D)           an acknowledgement of payment, waiver of claims, and release of lien for work performed and materials supplied from each contractor, subcontractor or materialman in accordance with the requirements of Applicable Law and covering all work performed and materials supplied (including equipment and fixtures) for the applicable Mortgaged Property by that contractor, subcontractor, or materialman through the date covered by the disbursement request (or, in the event that payment to such contractor, subcontractor, or materialman is to be made by a joint check, the release of lien shall be effective through the date covered by the previous disbursement).

(9)           Joint Checks for Periodic Disbursements.

Lender may, upon Borrower’s written request, issue joint checks, payable to Borrower and the applicable supplier, materialman, mechanic, contractor, subcontractor or other similar party, if:

(A)         the cost of the Replacement or Repair exceeds the Replacement Threshold or the Repair Threshold, as applicable, for such Mortgaged Property and the contractor performing such Replacement or Repair requires periodic payments pursuant to the terms of the applicable written contract;

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(B)         the contract for such Repair or Replacement requires payment upon completion of the applicable portion of the work;

(C)         Borrower makes the disbursement request after completion of the applicable portion of the work required to be completed under such contract;

(D)         the materials for which the request for disbursement has been made are on site at the applicable Mortgaged Property and are properly secured or installed;

(E)         Lender determines that the remaining funds in the Replacement Reserve Account designated for such Replacement, or in the Repairs Escrow Account designated for such Repair, as applicable, are sufficient to pay such costs and the then-current estimated cost of completing all remaining Required Replacements or Required Repairs (at the Maximum Repair Cost), as applicable, and any other Borrower Requested Replacements, Borrower Requested Repairs, Additional Lender Replacements, or Additional Lender Repairs that have been previously approved by Lender;

(F)         each supplier, materialman, mechanic, contractor, subcontractor, or other similar party receiving payments shall have provided, if requested in writing by Lender, a waiver of liens with respect to amounts which have been previously paid to them; and

(G)         all other conditions for disbursement have been satisfied.

(10)         Replacements and Repairs Other than Required Replacements or Required Repairs.

(A)         Borrower Requested Replacements and Borrower Requested Repairs.

Borrower may submit a disbursement request from the Replacement Reserve Account or the Repairs Escrow Account to reimburse Borrower for any Borrower Requested Replacement or Borrower Requested Repair. The disbursement request must be in writing and include an explanation for such request. Lender shall make disbursements for Borrower Requested Replacements or Borrower Requested Repairs if:

(i)          they are of the type intended to be covered by the Replacement Reserve Account or the Repairs Escrow Account, as applicable;

(ii)         the costs are commercially reasonable;

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(iii)        the amount of funds in the Replacement Reserve Account or Repairs Escrow Account, as applicable, is sufficient to pay such costs and the then-current estimated cost of completing all remaining Required Replacements or Required Repairs (at the Maximum Repair Cost), as applicable, and any other Borrower Requested Replacements, Borrower Requested Repairs, Additional Lender Replacements or Additional Lender Repairs that have been previously approved by Lender; and

(iv)        all conditions for disbursement from the Replacement Reserve Account or Repairs Escrow Account, as applicable, have been satisfied.

Nothing in this Master Agreement shall limit Lender’s right to require an additional deposit to the Replacement Reserve Account or an increase to the Monthly Replacement Reserve Deposit in connection with any such Borrower Requested Replacements, or an additional deposit to the Repairs Escrow Account for any such Borrower Requested Repairs.

(B)           Additional Lender Replacements and Additional Lender Repairs.

Lender may require, as set forth in Section 6.02(b) (Property Maintenance), Section 6.03(c) (Property Condition Assessment), or otherwise from time to time, upon written notice to Borrower, that Borrower make Additional Lender Replacements or Additional Lender Repairs. Lender shall make disbursements from the Replacement Reserve Account for Additional Lender Replacements or from the Repairs Escrow Account for Additional Lender Repairs, as applicable, if:

(i)          the costs are commercially reasonable;

(ii)         the amount of funds in the Replacement Reserve Account or the Repairs Escrow Account, as applicable, is sufficient to pay such costs and the then-current estimated cost of completing all remaining Required Replacements or Required Repairs (at the Maximum Repair Cost), as applicable, and any other Borrower Requested Replacements, Borrower Requested Repairs, Additional Lender Replacements or Additional Lender Repairs that have been previously approved by Lender; and

(iii)        all conditions for disbursement from the Replacement Reserve Account or Repairs Escrow Account, as applicable, have been satisfied.

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Nothing in this Master Agreement shall limit Lender’s right to require an additional deposit to the Replacement Reserve Account or an increase to the Monthly Replacement Reserve Deposit for any such Additional Lender Replacements or an additional deposit to the Repairs Escrow Account for any such Additional Lender Repair.

(11)         Excess Costs.

In the event any Replacement or Repair exceeds the approved cost set forth on the Required Replacement Schedule for Replacements, or the Maximum Repair Cost for Repairs, Borrower may submit a disbursement request to reimburse Borrower for such excess cost. The disbursement request must be in writing and include an explanation for such request. Lender shall make disbursements from the Replacement Reserve Account or the Repairs Escrow Account, as applicable, if:

(A)         the excess cost is commercially reasonable;

(B)         the amount of funds in the Replacement Reserve Account or the Repairs Escrow Account, as applicable, is sufficient to pay such costs and the then-current estimated cost of completing all remaining Required Replacements or Required Repairs (at the Maximum Repair Cost), as applicable, and any other Borrower Requested Replacements, Borrower Requested Repairs, Additional Lender Replacements, or Additional Lender Repairs that have been previously approved by Lender; and

(C)         all conditions for disbursement from the Replacement Reserve Account or the Repairs Escrow Account have been satisfied.

(12)         Final Disbursements.

Upon completion of all Repairs in accordance with this Master Agreement and so long as no Event of Default has occurred and is continuing, Lender shall disburse to Borrower any amounts then remaining in the Repairs Escrow Account. Upon payment in full of the Indebtedness and release by Lender of the lien of the Security Instrument, Lender shall disburse to Borrower any and all amounts then remaining in the Replacement Reserve Account and the Repairs Escrow Account (if not previously released).

(b)           Approvals of Contracts; Assignment of Claims.

Lender retains the right to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors, or other parties providing labor or materials in connection with the Replacements or Repairs. Notwithstanding Borrower’s assignment in the Security Instrument (or Property Operator’s assignment pursuant to the SASA) of its rights and claims against all Persons supplying labor or materials in connection with the Replacement or Repairs, Lender will not pursue any such right or claim unless an Event of Default has occurred and is continuing or as otherwise provided in Section 14.03(c) (Appointment of Lender as Attorney-In-Fact).

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(c)           Delays and Workmanship.

If any work for any Replacement or Repair has not timely commenced, has not been timely performed in a workmanlike manner, or has not been timely completed in a workmanlike manner, in each case subject to Force Majeure, Lender may, without notice to Borrower:

(1)         withhold disbursements from the Replacement Reserve Account or Repairs Escrow Account for such unsatisfactory Replacement or Repair, as applicable;

(2)         proceed under existing contracts or contract with third parties to make or complete such Replacement or Repair;

(3)         apply the funds in the Replacement Reserve Account or Repairs Escrow Account toward the labor and materials necessary to make or complete such Replacement or Repair, as applicable; or

(4)         exercise any and all other remedies available to Lender under this Master Agreement or any other Loan Document, including any remedies otherwise available upon an Event of Default pursuant to the terms of Section 14.02 (Remedies).

To facilitate Lender’s completion or making of such Replacements or Repairs, Lender shall have the right to enter onto each Mortgaged Property and perform any and all work and labor necessary to make or complete the Replacements or Repairs and employ watchmen to protect such Mortgaged Property from damage. All funds so expended by Lender in excess of the funds available in the Replacement Reserve Account or Repair Reserve Account, as applicable, shall be deemed to have been advanced to Borrower, shall be part of the Indebtedness and shall be secured by the Security Instrument and this Master Agreement.

(d)           Appointment of Lender as Attorney-In-Fact.

Borrower hereby authorizes and appoints Lender as attorney-in-fact pursuant to Section 14.03(c) (Appointment of Lender as Attorney-In-Fact).

(e)           No Lender Obligation.

Nothing in this Master Agreement shall:

(1)         make Lender responsible for making or completing the Replacements or Repairs;

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(2)           require Lender to expend funds, whether from the Replacement Reserve Account, the Repairs Escrow Account or otherwise, to make or complete any Replacement or Repair;

(3)           obligate Lender to proceed with the Replacements or Repairs; or

(4)           obligate Lender to demand from Borrower additional sums to make or complete any Replacement or Repair.

(f)           No Lender Warranty.

Lender’s approval of any plans for any Replacement or Repair, release of funds from the Replacement Reserve Account or Repairs Escrow Account, inspection of any Mortgaged Property by Lender or its agents, representatives, or designees, or other acknowledgment of completion of any Replacement or Repair in a manner satisfactory to Lender shall not be deemed an acknowledgment or warranty to any Person that the Replacement or Repair has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any Governmental Authority, such responsibility being at all times exclusively that of Borrower.

ARTICLE 14
DEFAULTS/REMEDIES

Section 14.01          Events of Default.

The occurrence of any one or more of the following in this Section 14.01 (Events of Default) shall constitute an Event of Default under this Master Agreement.

(a)            Automatic Events of Default.

Any of the following shall constitute an automatic Event of Default:

(1)         any failure to pay or deposit when due any amount required by the Note, this Master Agreement or any other Loan Document;

(2)         any failure by Borrower to maintain the insurance coverage required by any Loan Document;

(3)         any failure by Borrower to comply with the provisions of Section 4.02(d) (Borrower Status – Covenants – Single Purpose Status) relating to its single asset status;

(4)         if any warranty, representation, certification, or statement of Borrower or Guarantor in this Master Agreement or any of the other Loan Documents is false, inaccurate, or misleading in any material respect when made;

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(5)           fraud, gross negligence, willful misconduct or material misrepresentation or material omission by or on behalf of Borrower, Affiliated Property Operator, Guarantor or Key Principal or any of their officers, directors, trustees, partners, members, or managers in connection with:

(A)         the application for, or creation of, the Indebtedness;

(B)         any financial statement, rent roll, or other report or information provided to Lender during the Term of this Master Agreement; or

(C)         any request for Lender’s consent to any proposed action, including a request for disbursement of Reserve/Escrow Account Funds or Collateral Account Funds;

(6)           the occurrence of any Transfer not permitted by the Loan Documents;

(7)           the occurrence of a Bankruptcy Event;

(8)           the commencement of a forfeiture action or proceeding, whether civil or criminal, which, in Lender’s reasonable judgment, could result in a forfeiture of any Mortgaged Property or otherwise materially impair the lien created by this Master Agreement or the Security Instrument or Lender’s interest in any Mortgaged Property;

(9)           if Borrower, Affiliated Property Operator, Guarantor or Key Principal is a trust (other than a REIT), or if a Transfer of the Restricted Ownership Interest or a change of Control occurs due to the termination or revocation of a trust, the termination or revocation of such trust, except as set forth in Section 11.03(d) (Termination or Revocation of Trust);

(10)          any failure by Borrower to complete any Repair related to fire, life or safety issues in accordance with the terms of this Master Agreement within the Completion Period (or such other date set forth on the Required Repair Schedule or otherwise required by Lender in writing for such Repair);

(11)          any exercise by the holder of any other debt instrument secured by a mortgage, deed of trust, or deed to secure debt on any Mortgaged Property of a right to declare all amounts due under that debt instrument immediately due and payable;

(12)          a dissolution or liquidation for any reason (whether voluntary or involuntary) of Borrower Entity, Affiliated Property Operator, or any general partner, managing member, or sole member of any Borrower Entity or Affiliated Property Operator;

(13)          amendment or modification of Facility Operating Agreement not permitted by the Loan Documents;

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(14)          any failure by Borrower or any Property Operator to comply with the use and License requirements set forth in any Loan Document or as required by any Applicable Law;

(15)          a Transfer or change in the holder of the Licenses not permitted by the Loan Documents;

(16)          a termination of any Facility Operating Agreement not permitted by the Loan Documents;

(17)          (A) any loss by Borrower or any Property Operator of the License needed to maintain the Operating Licensing Designation for any Mortgaged Property, or (B) any failure by Borrower or any Property Operator to comply strictly with any consent order or decree or to correct, within the time deadlines set by any federal, state, or local licensing agency, any deficiency where such failure results, or under Applicable Laws and regulations, is reasonably likely to result, in an action by such agency with respect to the Mortgaged Property that may have a Material Adverse Effect on Borrower, any Property Operator, or the management and operations of the Mortgaged Property or Borrower’s or Property Operator’s interest in the Mortgaged Property, including a termination, revocation, or suspension of the License needed to maintain the Operating Licensing Designation for such Mortgaged Property;

(18)          if Borrower or any Property Operator:

(A)         except for temporary cessation as a result of Force Majeure, ceases to operate the Mortgaged Property as a Seniors Housing Facility or takes any action or permits to exist any condition that causes the Mortgaged Property to no longer be classified as a Seniors Housing Facility;

(B)         except for temporary cessation as a result of Force Majeure, ceases to provide such kitchens, separate bathrooms, and areas for eating, sitting, and sleeping in each independent living or assisted living unit or at a minimum, central bathing and dining facilities for Alzheimer’s/dementia care, as are provided as of the Effective Date the Mortgaged Property is added to the Collateral Pool;

(C)         ceases to provide other facilities and services normally associated with independent living or assisted living units including (i) central dining services providing up to three (3) meals per day, (ii) periodic housekeeping, (iii) laundry services, (iv) customary transportation services, and (v) social activities;

(D)         [Intentionally Deleted];

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(E)         leases or holds available for lease to commercial tenants non-residential space (i.e., space other than the units, dining areas, activity rooms, lobby, parlors, kitchen, mailroom, marketing/management offices) exceeding ten percent (10%) of the net rental area;

(19)          a default which continues beyond any applicable cure period under any Facility Operating Agreement; or

(20)          an Event of Default under the SASA.

(b)          Events of Default Subject to a Specified Cure Period.

Any of the following shall constitute an Event of Default subject to the cure period set forth in the Loan Documents:

(1)           if Key Principal or Guarantor is a natural Person, the death of such individual, unless all requirements of Section 11.03(e) (Death of Key Principal or Guarantor; Restricted Ownership Interest/Controlling Interest Transfer Due to Death) are met;

(2)           [Intentionally Deleted;]

(3)           any failure by Borrower, Affiliated Property Operator, Key Principal, or Guarantor to comply with the provisions of Section 5.02(b) (Further Assurances) and Section 5.02(c) (Sale of Advances); and

(4)           any failure by Borrower to perform any obligation under this Master Agreement or any Loan Document that is subject to a specified written notice and cure period, which failure continues beyond such specified written notice and cure period as set forth herein or in the applicable Loan Document.

(c)          Events of Default Subject to Extended Cure Period or Release.

The following shall constitute an Event of Default if the existence of such condition or event, or such failure to perform or default in performance continues for a period of thirty (30) days after written notice by Lender to Borrower of the existence of such condition or event, or of such failure to perform or default in performance, provided, however, such period may be extended for up to an additional sixty (60) days if Borrower, in the discretion of Lender, is diligently pursuing a cure of such; provided, further, however, no such written notice, grace period or extension shall apply if, in Lender’s discretion, immediate exercise by Lender of a right or remedy under this Master Agreement or any Loan Document is required to avoid harm to Lender or impairment of the Indebtedness, the Mortgaged Property or any other security given to secure the Indebtedness:

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(1)           any failure by Borrower to perform any of its obligations under this Master Agreement or any Loan Document (other than those specified in Section 14.01(a) (Automatic Events of Default) or Section 14.01(b) (Events of Default Subject to a Specified Cure Period)) as and when required; and

(2)           any loss by Borrower or any Property Operator of any License (other than the License needed to maintain the Operating Licensing Designation for any Mortgaged Property, which is covered by Section 14.01(a)(17) (Automatic Events of Default)).

Notwithstanding anything to the contrary herein or in any other Loan Document, if an Event of Default shall occur hereunder or under any other Loan Document because a representation, warranty, affirmative covenant, negative covenant, or other provision hereunder or thereunder shall be breached or violated that in Lender’s sole and exclusive judgment is with respect to a particular Mortgaged Property (other than any misappropriation of funds collected in respect thereof) (each, a “Property-Specific Event of Default”), such Event of Default shall be deemed cured if Borrower shall satisfy all of the conditions set forth in Section 2.10(b) (Right to Obtain Releases of Mortgaged Property) of this Master Agreement relating to the Release of such Mortgaged Property from the Collateral Pool within thirty (30) days of Borrower acquiring knowledge of such Event of Default (the “Release Cure Period”). During the Release Cure Period, Lender agrees that it shall not have the right to exercise the remedy set forth in Section 14.02 (Remedies) of this Master Agreement; provided, however, that the foregoing shall not impair Lender’s right to exercise the remedies available to Lender under any of the other Loan Documents (other than foreclosure rights with respect to the applicable Mortgaged Property subject to the Release) or at law or in equity or under Section 14.03(b) (No Waiver of Rights or Remedies) during such Release Cure Period. If Lender shall elect to exercise any such remedies during such period, and if Borrower releases such Mortgaged Property pursuant to the provisions of the Mortgaged Property Release Schedule as described in the preceding sentence and at the time of such release no other Event of Default has occurred and is continuing, Lender shall cease exercising such remedies with respect to the applicable Property-Specific Event of Default and discontinue any proceedings it may have initiated in connection therewith, and the parties shall be restored to their former positions and rights hereunder; provided, however, that if Borrower shall fail to satisfy all of the conditions set forth in the Mortgaged Property Release Schedule relating to the release of such Mortgaged Property from the Collateral Pool during the Release Cure Period, Lender may thereafter exercise any and all remedies available to Lender under Article 14 (Defaults/Remedies) of this Master Agreement, including, without limitation, the remedies set forth in Section 14.02 (Remedies).

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Section 14.02         Remedies.

(a)            Acceleration; Foreclosure.

(1)         If an Event of Default has occurred and is continuing, the entire unpaid principal balance of the Advances Outstanding, any Accrued Interest, interest accruing at the Default Rate, the Prepayment Premium (if applicable), and all other Indebtedness, at the option of Lender, shall immediately become due and payable, without any prior written notice to Borrower, unless Applicable Law requires otherwise (and in such case, after any required written notice has been given). Lender may exercise this option to accelerate regardless of any prior forbearance. In addition, Lender shall have all rights and remedies afforded to Lender hereunder and under the other Loan Documents, including, foreclosure on and/or the power of sale of any or all of the Mortgaged Properties, as provided in the Security Instrument, and any rights and remedies available to Lender at law or in equity (subject to Borrower’s statutory rights of reinstatement, if any). Any proceeds of a Foreclosure Event may be held and applied by Lender as additional collateral for the Indebtedness pursuant to this Master Agreement. Notwithstanding the foregoing, the occurrence of any Bankruptcy Event of Borrower shall automatically accelerate the Indebtedness, which Indebtedness shall be immediately due and payable without written notice or further action by Lender.

(2)         Lender may Accelerate any Note without the obligation, but the right to accelerate any other Note (if more than one). In the exercise of its rights and remedies under the Loan Documents, Lender may, except as provided in this Master Agreement, exercise and perfect any and all of its rights in and under the Loan Documents with regard to any Mortgaged Property without the obligation (but with the right) to exercise and perfect its rights and remedies with respect to any other Mortgaged Property. Any such exercise shall be without regard to the Allocable Facility Amount assigned to such Mortgaged Property. Lender may recover an amount equal to the full amount Outstanding in respect of any of the Notes in connection with such exercise. Any such amount shall be applied to the Obligations as determined by Lender.

(b)            Loss of Right to Disbursements from Collateral Accounts.

If an Event of Default has occurred and is continuing, Borrower shall immediately lose all of its rights to receive disbursements from the Reserve/Escrow Accounts and any Collateral Accounts. During the continuance of any such Event of Default, Lender may use the Reserve/Escrow Account Funds and any Collateral Account Funds (or any portion thereof) for any purpose, including:

(1)         repayment of the Indebtedness, including principal prepayments and the Prepayment Premium applicable to such full or partial prepayment, as applicable (however, such application of funds shall not cure or be deemed to cure any Event of Default);

(2)         reimbursement of Lender for all losses and expenses (including reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default;

(3)         completion of the Replacement or Repair or for any other replacement or repair to a Mortgaged Property; and

(4)         payment of any amount expended in exercising (and the exercise of) all rights and remedies available to Lender at law or in equity or under this Master Agreement or under any of the other Loan Documents.

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Nothing in this Master Agreement shall obligate Lender to apply all or any portion of the Reserve/Escrow Account Funds or Collateral Account Funds on account of any Event of Default by Borrower or to repayment of the Indebtedness or in any specific order of priority.

(c)           Remedies Cumulative.

Each right and remedy provided in this Master Agreement is distinct from all other rights or remedies under this Master Agreement or any other Loan Document or afforded by Applicable Law, and each shall be cumulative and may be exercised concurrently, independently or successively, in any order. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of additional default by Borrower in order to exercise any of its remedies with respect to an Event of Default.

(d)           Operations upon Event of Default; Lockbox Account.

(1)           If an Event of Default has occurred and is continuing:

(A)         Borrower shall or shall cause each Property Operator to, at the option of Lender, continue to provide all necessary services required under each Facility Operating Agreement or applicable licensing or regulatory requirements to operate and manage the Mortgaged Property as a Seniors Housing Facility and shall fully cooperate with Lender and any receiver as may be appointed by a court, in performing these services and agrees to arrange for an orderly transition to a replacement property operator or provider of the necessary services, and to execute promptly all applications, assignments, consents, and documents requested by Lender to facilitate such transition; and

(B)         Lender may cause the removal of Borrower or any Property Operator (as applicable) from any Mortgaged Property operations. Until such time as Lender has located a replacement property operator, Borrower or the acting Property Operator shall, to the extent permitted under Applicable Laws, continue to provide all required services to maintain the Mortgaged Property in full compliance with all License and regulatory requirements in accordance with the SASA. Borrower acknowledges that its failure to perform or to cause the performance of this service shall constitute a form of waste of the Mortgaged Property, causing irreparable harm to Lender and the Mortgaged Property, and shall constitute sufficient cause for the appointment of a receiver.

(2)           In addition to the remedies set forth herein and elsewhere in the Loan Documents, upon an Event of Default, Lender shall be entitled to mandate the use of a lockbox bank account or other depositary account, to be maintained under the control and supervision of Lender, for all income of the Mortgaged Property, including Rents, service charges, insurance payments, and Third Party Payments.

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Section 14.03         Additional Lender Rights; Forbearance.

(a)           No Effect Upon Obligations.

Lender may, but shall not be obligated to, agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of any Property Operator, Guarantor, Key Principal, or other third party obligor, to take any of the following actions:

(1)           the time for payment of the principal of or interest on the Indebtedness may be extended, or the Indebtedness may be renewed in whole or in part;

(2)           the rate of interest on or period of amortization of the Advances or the amount of the Monthly Debt Service Payments payable under the Loan Documents may be modified;

(3)           the time for Borrower’s performance of or compliance with any covenant or agreement contained in any Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived;

(4)           any or all payments due under this Master Agreement or any other Loan Document may be reduced;

(5)           any Loan Document may be modified or amended by Lender and Borrower in any respect, including an increase in the principal amount of the Advances;

(6)           any amounts under this Master Agreement or any other Loan Document may be released;

(7)           any security for the Indebtedness may be modified, exchanged, released, surrendered, or otherwise dealt with, or additional security may be pledged or mortgaged for the Indebtedness;

(8)           the payment of the Indebtedness or any security for the Indebtedness, or both, may be subordinated to the right to payment or the security, or both, of any other present or future creditor of Borrower; or

(9)           any other terms of the Loan Documents may be modified.

(b)           No Waiver of Rights or Remedies.

Any waiver of an Event of Default or forbearance by Lender in exercising any right or remedy under this Master Agreement or any other Loan Document or otherwise afforded by Applicable Law, shall not be a waiver of any other Event of Default or preclude the exercise or failure to exercise of any other right or remedy. The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness shall not constitute an election by Lender of remedies so as to preclude the exercise or failure to exercise of any other right available to Lender. Lender’s receipt of any insurance proceeds or amounts in connection with a Condemnation Action shall not operate to cure or waive any Event of Default.

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(c)           Appointment of Lender as Attorney-In-Fact.

Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any officer of Lender or any Person designated by Lender for that purpose) as Borrower’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in Borrower’s name, place, and stead, with full power of substitution, to:

(1)           use any of the funds in the Replacement Reserve Account or Repairs Escrow Account for the purpose of making or completing the Replacements or Repairs;

(2)           make such additions, changes, and corrections to the Replacements or Repairs as shall be necessary or desirable to complete the Replacements or Repairs;

(3)           employ such contractors, subcontractors, agents, architects, and inspectors as shall be required for such purposes;

(4)           pay, settle, or compromise all bills and claims for materials and work performed in connection with the Replacements or Repairs, or as may be necessary or desirable for the completion of the Replacements or Repairs, or for clearance of title;

(5)           adjust and compromise any claims under any and all policies of insurance required pursuant to this Master Agreement and any other Loan Document, subject only to Borrower’s rights under this Master Agreement;

(6)           appear in and prosecute any action arising from any insurance policies;

(7)           collect and receive the proceeds of insurance, and to deduct from such proceeds Lender’s expenses incurred in the collection of such proceeds;

(8)           commence, appear in, and prosecute, in Lender’s or Borrower’s name, any Condemnation Action;

(9)           settle or compromise any claim in connection with any Condemnation Action;

(10)          execute all applications and certificates in the name of Borrower which may be required by any of the contract documents;

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(11)         prosecute and defend all actions or proceedings in connection with any Mortgaged Property or the rehabilitation and repair of any Mortgaged Property;

(12)         take such actions as are permitted in this Master Agreement and any other Loan Documents;

(13)         execute such financing statements and other documents and to do such other acts as Lender may require to perfect and preserve Lender’s security interest in, and to enforce such interests in, the collateral; and

(14)         carry out any remedy provided for in this Master Agreement and any other Loan Documents, including endorsing Borrower’s name to checks, drafts, instruments, and other items of payment and proceeds of the collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of Borrower, changing the address of Borrower to that of Lender, opening all envelopes addressed to Borrower, and applying any payments contained therein to the Indebtedness.

Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable and shall not be affected by the disability or incompetence of Borrower. Borrower specifically acknowledges and agrees that this power of attorney granted to Lender may be assigned by Lender to Lender’s successors or assigns as holder of the Note (and the other Loan Documents). The foregoing powers conferred on Lender under this Section 14.03(c) (Appointment of Lender as Attorney-In-Fact) shall not impose any duty upon Lender to exercise any such powers and shall not require Lender to incur any expense or take any action. Borrower hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Master Agreement and any other Loan Documents.

Notwithstanding the foregoing provisions, Lender shall not exercise its rights as set forth in this Section 14.03(c) (Appointment of Lender as Attorney-In-Fact) unless: (A) an Event of Default has occurred and is continuing or (B) Lender determines, in its discretion, that exigent circumstances exist or that such exercise is necessary or prudent in order to protect and preserve the Mortgaged Property, or Lender’s lien priority and security interest in the Mortgaged Property.

(d)           Borrower Waivers.

If more than one Person signs this Master Agreement as Borrower, each Borrower, with respect to any other Borrower, hereby agrees that Lender, in its discretion, may:

(1)           bring suit against Borrower, or any one or more of Borrower, jointly and severally, or against any one or more of them;

(2)           compromise or settle with any one or more of the persons constituting Borrower, for such consideration as Lender may deem proper;

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(3)           release one or more of the persons constituting Borrower, from liability; or

(4)           otherwise deal with Borrower, or any one or more of them, in any manner, and no such action shall impair the rights of Lender to collect from any Borrower the full amount of the Indebtedness.

Section 14.04         Waiver of Marshaling.

Notwithstanding the existence of any other security interests in the Mortgaged Properties held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Properties (or any part thereof) shall be subjected to the remedies provided in this Master Agreement, any other Loan Document or Applicable Law. Lender shall have the right to determine the order in which all or any part of the Indebtedness is satisfied from the proceeds realized upon the exercise of such remedies. Borrower and any party who now or in the future acquires a security interest in any Mortgaged Property and who has actual or constructive notice of this Master Agreement waives any and all right to require the marshaling of assets or to require that any of the Mortgaged Properties be sold in the inverse order of alienation or that any of the Mortgaged Properties be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by Applicable Law or provided in this Master Agreement or any other Loan Documents.

Lender shall account for any moneys received by Lender in respect of any foreclosure on or disposition of collateral hereunder and under the other Loan Documents provided that Lender shall not have any duty as to any collateral, and Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. NONE OF LENDER OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR REPRESENTATIVES SHALL BE RESPONSIBLE TO BORROWER (a) FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED PURSUANT TO A FINAL, NON-APPEALABLE COURT ORDER BY A COURT OF COMPETENT JURISDICTION, NOR (b) FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

Section 14.05         Severed Loan Documents.

Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages, and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder, provided that:

(a)           the amount of Advances Outstanding immediately after the effective date of such modification equals the amount of Advances Outstanding immediately prior to such modification;

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(b)           the weighted average of the interest rates for Advances Outstanding immediately after the effective date of such modification equals the weighted average of the interest rates for Advances Outstanding immediately prior to such modification;

(c)           each future principal payment shall be ratably allocated to each Advance based on the Outstanding principal balance of such Advance at the time of such modification and each future amortization payment shall be ratably paid in accordance with such allocation at all times;

(d)           there shall be no other change to the economic and/or other material terms, rights and obligations of Borrower or Guarantor under the Loan Documents; and

(e)           the Collateral and the revenue therefrom shall continue to secure, and be available to be applied against, the total Advances Outstanding.

Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall reasonably request in order to effect the severance described above, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until ten (10) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording, or filing of the Severed Loan Documents, and the Severed Loan Documents shall not contain any representations, warranties, or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the date last given.

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ARTICLE 15
MISCELLANEOUS

Section 15.01         Choice of Law; Consent to Jurisdiction.

Notwithstanding anything in the Notes, the Security Documents, or any of the other Loan Documents to the contrary, each of the terms and provisions, and rights and obligations of Borrower under this Master Agreement and the Notes and the other Loan Documents, shall be governed by, interpreted, construed, and enforced pursuant to and in accordance with the laws of the District of Columbia (excluding the law applicable to conflicts or choice of law) except to the extent of procedural and substantive matters relating only to the creation, perfection, and foreclosure of liens and security interests, and enforcement of the rights and remedies, against the Mortgaged Properties, which matters shall be governed by the laws of the jurisdiction in which a Mortgaged Property is located, the perfection, the effect of perfection and non-perfection and foreclosure of security interests on personal property, which matters shall be governed by the laws of the jurisdiction determined by the choice of law provisions of the Uniform Commercial Code in effect for the jurisdiction in which any Borrower is organized. Borrower agrees that any controversy arising under or in relation to the Notes, the Security Documents (other than the Security Instruments), or any other Loan Document shall be, except as otherwise provided herein, litigated in the District of Columbia. The local and federal courts and authorities with jurisdiction in the District of Columbia shall, except as otherwise provided herein, have jurisdiction over all controversies which may arise under or in relation to the Loan Documents, including those controversies relating to the execution, jurisdiction, breach, enforcement, or compliance with the Notes, the Security Documents (other than the Security Instruments), or any other issue arising under, relating to, or in connection with any of the Loan Documents. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any litigation arising from the Notes, the Security Documents, or any of the other Loan Documents, and waives any other venue to which it might be entitled by virtue of domicile, habitual residence, or otherwise. Nothing contained herein, however, shall prevent Lender from bringing any suit, action, or proceeding or exercising any rights against Borrower and against the collateral in any other jurisdiction. Initiating such suit, action, or proceeding or taking such action in any other jurisdiction shall in no event constitute a waiver of the agreement contained herein that the laws of the District of Columbia shall govern the rights and obligations of Borrower and Lender as provided herein or the submission herein by Borrower to personal jurisdiction within the District of Columbia.

Section 15.02         Waiver of Jury Trial.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER AND LENDER (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS MASTER AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER, THAT IS TRIABLE OF RIGHT BY A JURY AND (b) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL

Section 15.03         Notice.

(a)           Process of Serving Notice.

Except as otherwise set forth herein or in any other Loan Document, all notices under this Master Agreement and any other Loan Document shall be:

(1)           in writing and shall be:

(A)         delivered, in person;

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(B)         mailed, postage prepaid, either by registered or certified delivery, return receipt requested;

(C)         sent by overnight courier; or

(D)         sent by electronic mail with originals to follow by overnight courier;

(2)            addressed to the intended recipient at Borrower’s Notice Address and Lender’s Notice Address, as applicable; and

(3)           deemed given on the earlier to occur of:

(A)         the date when the notice is received by the addressee; or

(B)         if the recipient refuses or rejects delivery, the date on which the notice is so refused or rejected, as conclusively established by the records of the United States Postal Service or such express courier service.

(b)           Change of Address.

Any party to this Master Agreement may change the address to which notices intended for it are to be directed by means of notice given to the other parties identified on the Summary of Master Terms in accordance with this Section 15.03 (Notice).

(c)           Default Method of Notice.

Any required notice under this Master Agreement or any other Loan Document which does not specify how notices are to be given shall be given in accordance with this Section 15.03 (Notice).

(d)           Receipt of Notices.

Neither Borrower nor Lender shall refuse or reject delivery of any notice given in accordance with this Master Agreement. Each party is required to acknowledge, in writing, the receipt of any notice upon request by the other party.

(e)           Property Operator Notices.

Borrower acknowledges and agrees that Borrower solely shall be responsible for (1) causing Property Operator to comply with any notice received by Borrower from Lender, and (2) promptly providing Lender with copies of notices received by Borrower from Property Operator. Borrower’s compliance with or failure to act as an intermediary as described in this Section 15.03(e) (Property Operator Notices) shall not relieve Borrower from its obligations under this Master Agreement, nor shall it constitute a defense or excuse for nonperformance by Borrower, Property Operator, or any Guarantor, as applicable. Lender shall have no obligation to provide any notice to Property Operator unless and until Lender has taken ownership or control of the Mortgaged Property, or in connection with Lender’s exercise of the power of attorney granted herein, and then only as required by the Loan Documents or the Facility Operating Agreement.

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Section 15.04         Successors and Assigns Bound; Sale of Advances.

(a)           Binding Agreement.

This Master Agreement shall bind, and the rights granted by this Master Agreement shall inure to, the successors and assigns of Lender and the permitted successors and assigns of Borrower. However, a Transfer not permitted by this Master Agreement shall be an Event of Default and shall be void ab initio.

(b)           Sale of Advances; Change of Servicer.

Nothing in this Master Agreement shall limit Lender’s (including its successors and assigns) right to sell or transfer the Advances or any interest in the Advances. The Advances or a partial interest in the Advances (together with this Master Agreement and the other Loan Documents) may be sold one or more times without prior written notice to Borrower. A sale may result in a change of the Loan Servicer.

Section 15.05         Counterparts.

This Master Agreement may be executed in any number of counterparts with the same effect as if the parties hereto had signed the same document and all such counterparts shall be construed together and shall constitute one instrument.

Section 15.06         Intentionally Deleted.

Section 15.07         Relationship of Parties; No Third Party Beneficiary.

(a)           Solely Creditor and Debtor.

The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Master Agreement shall create any other relationship between Lender and Borrower, nor between Lender and Property Operator. Nothing contained in this Master Agreement shall constitute Lender as a joint venturer, partner, or agent of Borrower or Property Operator, or render Lender liable for any debts, obligations, acts, omissions, representations, or contracts of Borrower or Property Operator.

(b)           No Third Party Beneficiaries.

No creditor of any party to this Master Agreement and no other Person shall be a third party beneficiary of this Master Agreement or any other Loan Document or any account created or contemplated under this Master Agreement or any other Loan Document. Nothing contained in this Master Agreement shall be deemed or construed to create an obligation on the part of Lender to any third party nor shall any third party have a right to enforce against Lender any right that Borrower may have under this Master Agreement. Without limiting the foregoing:

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(1)           any Servicing Arrangement between Lender and any Loan Servicer shall constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness;

(2)           Borrower shall not be a third party beneficiary of any Servicing Arrangement; and

(3)           no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

Section 15.08         Severability; Entire Agreement; Amendments.

The invalidity or unenforceability of any provision of this Master Agreement or any other Loan Document shall not affect the validity or enforceability of any other provision of this Master Agreement or of any other Loan Document, all of which shall remain in full force and effect, including the Guaranty. This Master Agreement contains the complete and entire agreement among the parties as to the matters covered, rights granted and the obligations assumed in this Master Agreement. This Master Agreement may not be amended or modified except by written agreement signed by the parties hereto.

Section 15.09         Construction.

(a)          The captions and headings of the sections of this Master Agreement and the Loan Documents are for convenience only and shall be disregarded in construing this Master Agreement and the Loan Documents.

(b)          Any reference in this Master Agreement to an “Exhibit” or “Schedule” or a “Section” or an “Article” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit or Schedule attached to this Master Agreement or to a Section or Article of this Master Agreement.

(c)          Any reference in this Master Agreement to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.

(d)          Use of the singular in this Master Agreement includes the plural and use of the plural includes the singular.

(e)          As used in this Master Agreement, the term “including” means “including, but not limited to” or “including, without limitation,” and is for example only and not a limitation.

(f)          Whenever Borrower’s knowledge is implicated in this Master Agreement or the phrase “to Borrower’s knowledge” or a similar phrase is used in this Master Agreement, Borrower’s knowledge or such phrase(s) shall be interpreted to mean to the best of Borrower’s knowledge after reasonable and diligent inquiry and investigation.

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(g)          Unless otherwise provided in this Master Agreement, if Lender’s approval, designation, determination, selection, estimate, action, or decision is required, permitted, or contemplated hereunder, such approval, designation, determination, selection, estimate, action, or decision shall be made in Lender’s sole and absolute discretion.

(h)          All references in this Master Agreement to a separate instrument or agreement shall include such instrument or agreement as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

(i)          “Lender may” shall mean at Lender’s discretion, but shall not be an obligation.

(j)          Any references in this Master Agreement to a Senior Housing Facility shall refer to the Mortgaged Property identified on the Summary of Master Terms including the Seniors Housing Facility Licensing Designation.

(k)          Each reference to “tenant” or “tenants” in the Loan Documents shall be interpreted to mean “subtenant” or “subtenants” where the context so indicates.

Section 15.10         Loan Servicing.

All actions regarding the servicing of the Advances, including the collection of payments, the giving and receipt of notice, inspections of the Mortgaged Properties, inspections of books and records, and the granting of consents and approvals, may be taken by the Loan Servicer unless Borrower receives notice to the contrary. If Borrower receives conflicting notices regarding the identity of the Loan Servicer or any other subject, any such notice from Lender shall govern. The Loan Servicer may change from time to time (whether related or unrelated to a sale of the Advances). If there is a change of the Loan Servicer, Borrower will be given notice of the change.

Section 15.11         Disclosure of Information.

Subject to Applicable Laws, Lender may furnish information regarding Borrower, Property Operator, Key Principal or Guarantor or the Mortgaged Properties to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, purchase, or securitization of the Advances, including trustees, master servicers, special servicers, rating agencies, and organizations maintaining databases on the underwriting and performance of multifamily mortgage loans. Borrower irrevocably waives any and all rights it may have under Applicable Law to prohibit such disclosure, including any right of privacy.

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Section 15.12         Waiver; Conflict.

No specific waiver of any of the terms of this Master Agreement shall be considered as a general waiver. If any provision of this Master Agreement is in conflict with any provision of any other Loan Document, the provision contained in this Master Agreement shall control.

Section 15.13         [Intentionally Deleted.]

Section 15.14         No Reliance.

Borrower acknowledges, represents, and warrants that:

(a)           it understands the nature and structure of the transactions contemplated by this Master Agreement and the other Loan Documents;

(b)           it is familiar with the provisions of all of the documents and instruments relating to such transactions;

(c)           it understands the risks inherent in such transactions, including the risk of loss of all or any part of any Mortgaged Property;

(d)           it has had the opportunity to consult counsel; and

(e)           it has not relied on Lender for any guidance or expertise in analyzing the financial or other consequences of the transactions contemplated by this Master Agreement or any other Loan Document or otherwise relied on Lender in any manner in connection with interpreting, entering into, or otherwise in connection with this Master Agreement, any other Loan Document, or any of the matters contemplated hereby or thereby.

Section 15.15         Subrogation.

If, and to the extent that, the proceeds of any Advance are used to pay, satisfy, or discharge any obligation of Borrower or Property Operator for the payment of money that is secured by a pre-existing mortgage, deed of trust, or other lien encumbering any Mortgaged Property, such proceeds shall be deemed to have been advanced by Lender at Borrower’s request, and Lender shall be subrogated automatically, and without further action on its part, to the rights, including lien priority, of the owner or holder of the obligation secured by such prior lien, whether or not such prior lien is released.

Section 15.16         Counting of Days.

Except where otherwise specifically provided, any reference in this Master Agreement to a period of “days” means calendar days, not Business Days. If the date on which Borrower is required to perform an obligation under this Master Agreement is not a Business Day, Borrower shall be required to perform such obligation by the Business Day immediately preceding such date; provided, however, in respect of (x) any deliverables required under ARTICLE 8 of this Master Agreement, (y) any Payment Date, or (z) if the Maturity Date is other than a Business Day, Borrower shall be obligated to make such deliverable or payment by the Business Day immediately following such date.

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Section 15.17         Revival and Reinstatement of Indebtedness.

If the payment of all or any part of the Indebtedness by Borrower, Property Operator, Guarantor, or any other Person, or the transfer to Lender of any collateral or other property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Insolvency Laws relating to a Voidable Transfer, and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of its counsel, then the amount of such Voidable Transfer or the amount of such Voidable Transfer that Lender is required or elects to repay or restore, including all reasonable costs, expenses, and attorneys’ fees incurred by Lender in connection therewith, and the Indebtedness shall be automatically revived, reinstated, and restored by such amount and shall exist as though such Voidable Transfer had never been made.

Section 15.18         Time is of the Essence.

Borrower agrees that, with respect to each and every obligation and covenant contained in this Master Agreement and the other Loan Documents, time is of the essence.

Section 15.19         Final Agreement.

THIS MASTER AGREEMENT ALONG WITH ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Master Agreement and the other Loan Documents. This Master Agreement, the other Loan Documents, and any of their provisions may not be waived, modified, amended, discharged, or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that agreement.

Section 15.20         Survival.

The representations, warranties, and covenants made by Borrower in this Master Agreement shall survive the execution and delivery of this Master Agreement and other Loan Documents, regardless of any investigation made by Lender or Fannie Mae.

Section 15.21         Assignments; Third-Party Rights.

Lender may assign its rights and/or obligations under this Master Agreement separately or together, without Borrower’s consent, only to Fannie Mae. Upon assignment to Fannie Mae, Fannie Mae shall be permitted to further assign its rights under this Master Agreement separately or together, without Borrower’s consent. Fannie Mae shall have the right to hold, sell, or securitize the Advances made hereunder without Borrower’s consent.

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Section 15.22         Interpretation.

The parties hereto acknowledge that each party and their respective counsel have participated in the drafting and revision of this Master Agreement and the Loan Documents. Accordingly, the parties agree that any rule of construction that disfavors the drafting party shall not apply in the interpretation of this Master Agreement and the Loan Documents or any amendment or supplement or Exhibit hereto or thereto.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, Borrower and Lender have signed and delivered this Master Agreement under seal (where applicable) or have caused this Master Agreement to be signed and delivered under seal (where applicable) by their duly authorized representatives. Where Applicable Law so provides, Borrower and Lender intend that this Master Agreement shall be deemed to be signed and delivered as a sealed instrument.

BORROWER:

ARHC PVVLGKS01, LLC
ARHC APNVLMI01, LLC
ARHC SCKCYMO01, LLC
ARHC LSSMTMO01, LLC,
each a Delaware limited liability company

By:	/s/ Jesse C. Galloway (SEAL)
Name:	Jesse C. Galloway
Title:	Authorized Signatory

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LENDER:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Tonya Barnes (SEAL)
Name:	Tonya Barnes
Title:	Vice President

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SCHEDULE 1 TO

MASTER CREDIT FACILITY AGREEMENT

Definitions Schedule

Capitalized terms used in this Master Agreement have the meanings given to such terms in this Definitions Schedule.

“Accounts” has the meaning set forth in the Security Instrument.

“Accrued Interest” means unpaid interest, if any, on the Advances Outstanding that has not been added to the unpaid principal balance of the Advances pursuant to Section 2.03(b) (Capitalization of Accrued But Unpaid Interest) of this Master Agreement.

“Acquiring Person” means a “person” or “group of persons” within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

“Acuity” means the type of housing and services categorized as Independent Living, Assisted Living, Alzheimer’s/Dementia Care or Skilled Nursing provided to residents at the Mortgaged Property.

“Addition” has the meaning set forth in Section 2.10(c) (Right to Add Additional Mortgaged Properties as Collateral).

“Addition Request” means a written request, substantially in the form of Exhibit D to this Master Agreement, to add Additional Mortgaged Properties to the Collateral Pool as set forth in Section 2.10(c) (Right to Add Additional Mortgaged Properties as Collateral).

“Additional Borrower” means the owner of an Additional Mortgaged Property, which entity has been approved by Lender and becomes a Borrower under this Master Agreement and the applicable Loan Documents, and its permitted successors and assigns, which owner must demonstrate to the satisfaction of Lender that:

(a)          Additional Borrower is a Single Purpose entity;

(b)          the general partner or sole member or managing member of the Additional Borrower is a Single Purpose entity;

(c)          Additional Borrower is directly or indirectly wholly-owned and Controlled by Guarantor; and

(d)          Additional Borrower is not a Prohibited Person.

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“Additional Due Diligence Fee Deposit” means the deposit made by Borrower to Lender with respect to each proposed Additional Mortgaged Property in an amount equal to $25,000 per Additional Mortgaged Property. On or prior to the applicable Effective Date, Lender shall notify Borrower of the actual amount of the Additional Due Diligence Fees and Borrower shall, on the Effective Date, pay to Lender the remainder of such Additional Due Diligence Fees (if the actual amount of the Additional Due Diligence Fees exceeds the deposit and the other amounts previously paid to Lender by Borrower) or Lender shall promptly refund to Borrower any amounts paid to Lender by Borrower in excess of the Additional Due Diligence Fees (if the actual amount of the Additional Due Diligence Fees is less than the deposit and the other amounts previously paid to Lender by Borrower).

“Additional Due Diligence Fees” means with respect to each proposed Additional Mortgaged Property an amount equal to the actual out-of-pocket costs of Lender’s due diligence for such Additional Mortgaged Properties, including but not limited to third party reports required by Lender plus a non-refundable $7,500 processing fee per Additional Mortgaged Property payable by Borrower to Lender. Borrower shall pay the Additional Due Diligence Fee Deposit towards the Additional Due Diligence Fees.

“Additional Lender Repairs” means repairs of the type listed on the Required Repair Schedule but not otherwise identified thereon that are determined advisable by Lender to keep the Mortgaged Property in good order and repair (ordinary wear and tear excepted) and in good marketable condition or to prevent deterioration of the Mortgaged Property.

“Additional Lender Replacements” means replacements of the type listed on the Required Replacement Schedule but not otherwise identified thereon that are determined advisable by Lender to keep the Mortgaged Property in good order and repair (ordinary wear and tear excepted) and in good marketable condition or to prevent deterioration of the Mortgaged Property.

“Additional Mortgaged Property” means each Multifamily Residential Property owned by Borrower or an Additional Borrower (either in fee simple or as tenant under a ground lease meeting all of the Underwriting and Servicing Requirements) and added to the Collateral Pool after the Initial Effective Date in connection with an Addition or a Substitution pursuant to Section 2.10(c) (Right to Add Additional Mortgaged Properties as Collateral) or Section 2.10(d) (Right to Substitutions).

“Additional Origination Fee” means, for any Future Advance, other than a Future Advance under Section 2.02(c)(2)(B) (Making Advances), a one-time fee equal to (a) for Variable Advances, 110 basis points (1.10%) and (b) for Fixed Advances, 85 basis points (0.85%), in each case multiplied by the amount of such Future Advance.

“Adjustable Rate” has the meaning set forth in the applicable Schedule of Advance Terms.

“Advance” means a Variable Advance and/or a Fixed Advance.

“Advance Year” has the meaning set forth in the applicable Schedule of Advance Terms.

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“Affiliated Property Operator” means any Property Operator that is a Borrower Affiliate, as identified in the Summary of Master Terms.

“Aggregate Debt Service Coverage Ratio” means, for any specified period, the ratio (expressed as a percentage) of—

(a)          the Net Operating Income for the Mortgaged Properties for the preceding number of months as determined pursuant to the Underwriting and Servicing Requirements;

to

(b)          the Facility Debt Service for the specified period.

“Aggregate Loan to Value Ratio” means, for any specified date, the ratio (expressed as a percentage) of—

(a)          the Advances Outstanding on the specified date,

to

(b)          the sum of (i) the aggregate of the Valuations most recently obtained prior to the specified date for all of the Mortgaged Properties, plus (ii) any Substitution Deposit being held by Lender as of such specified date.

“Allocable Facility Amount” means the most recently determined amount of the then Advances Outstanding allocated to a particular Mortgaged Property by Lender in accordance with the Underwriting and Servicing Requirements and as required by this Master Agreement.

“Allowed Change in Use” means, other than the addition or increase of skilled nursing units, a change during the Term of the Master Agreement in the unit or bed Acuity composition at the Mortgaged Property not to exceed ten percent (10%) of the total number of units or beds in place as of the date the Mortgaged Property was added to the Collateral Pool.

“Alterations” has the meaning set forth in Section 6.02(f) (Alterations to any Mortgaged Property).

“Alzheimer’s Property” means a Mortgaged Property with all units and beds designed for residents with significant cognitive impairment resulting from Alzheimer’s disease or other dementia, but which units and bed are not licensed as skilled nursing beds.

“Amortization Period” means the period of thirty (30) years.

“Amortization Type” has the meaning set forth in the applicable Schedule of Advance Terms.

“Applicable Index” means (a) with respect to any Variable Structured ARM Advance, either One Month LIBOR or Three Month LIBOR as set forth in the applicable Schedule of Advance Terms, or (b) with respect to any other Variable Advance, the index pursuant to which the Adjustable Rate is determined, as set forth in the applicable Schedule of Advance Terms.

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“Applicable Law” means (a) all applicable provisions of all constitutions, statutes, rules, regulations and orders of all governmental bodies, all Governmental Approvals and all orders, judgments and decrees of all courts and arbitrators, (b) all zoning, building, environmental and other laws, ordinances, rules, regulations and restrictions of any Governmental Authority affecting the ownership, management, use, operation, maintenance or repair of the Mortgaged Properties, including the Americans with Disabilities Act (if applicable), the Fair Housing Amendment Act of 1988 and Environmental Laws, (c) any building permits or any conditions, easements, rights-of-way, covenants, restrictions of record or any recorded or unrecorded agreement affecting or concerning any Mortgaged Property, planned development permits, condominium declarations, and reciprocal easement and regulatory agreements with any Governmental Authority, (d) all laws, ordinances, rules and regulations, whether in the form of rent control, rent stabilization or otherwise, that limit or impose conditions on the amount of rent that may be collected from the units of a Mortgaged Property, and (e) requirements of insurance companies or similar organizations, affecting the operation or use of any Mortgaged Property or the consummation of the transactions to be effected by this Master Agreement or any of the other Loan Documents.

“Appraisal” means an appraisal of Multifamily Residential Property conforming to the Underwriting and Servicing Requirements.

“Appraised Value” means the value set forth in an Appraisal.

“AR-Global” means AR Global Investments, LLC, a Delaware limited liability company.

“Assisted Living Property” means a Mortgaged Property comprised of one or more assisted living units which offers services limited to non-medical personal care, including support for activities of daily living such as support for medication management and assistance with bathing, dressing, toileting, ambulating, eating, and other similar activities. An Assisted Living Property may also contain up to fifty percent (50%) Independent Living units and/or Alzheimer Care Units.

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended (e.g., 31 U.S.C. Sections 5311-5330).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means any one or more of the following:

(a)          the commencement, filing or continuation of a voluntary case or proceeding under one or more of the Insolvency Laws by any Borrower Entity or Identified Party seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts;

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(b)          the acknowledgment in writing by any Borrower Entity or Identified Party (other than to Lender in connection with a workout) that it is unable to pay its debts generally as they mature;

(c)          the making of a general assignment for the benefit of creditors by any Borrower Entity or Identified Party;

(d)          the commencement, filing or continuation of an involuntary case or proceeding under one or more Insolvency Laws against any Borrower Entity or Identified Party;

(e)          the appointment of a receiver (other than a receiver appointed at the direction or request of Lender under the terms of the Loan Documents), liquidator, custodian, sequestrator, trustee or other similar officer who exercises Control over Borrower or any substantial part of the assets of any Borrower Entity or Identified Party; or

(f)          any action by a Borrower Entity or Identified Party for the purpose of effecting any of the foregoing, provided, however, that any proceeding or case under (d) or (e) above shall not be a Bankruptcy Event until the ninetieth (90th) day after filing (if not earlier dismissed) so long as such proceeding or case occurred without the consent, collusion, active participation or the failure to object in a timely and appropriate manner by any Borrower Entity, Affiliated Property Operator, or Identified Party (in which event such case or proceeding shall be a Bankruptcy Event immediately).

“Borrower” means individually (and jointly and severally if more than one), the Initial Borrower and any Additional Borrower becoming a party to this Master Agreement and any other Loan Documents, together with their permitted successors and assigns.

“Borrower Affiliate” means:

(a)          any Person that owns any direct ownership interest in any Borrower Entity, Identified Party or Affiliated Property Operator but excluding any Person directly or indirectly owning any public stock of Guarantor with no other direct or indirect ownership interest in Borrower;

(b)          any Person that indirectly owns, with the power to vote, twenty percent (20%) or more of the ownership interests in any Borrower Entity, Affiliated Property Operator, or Identified Party;

(c)          any Person Controlled by, under common Control with, or which Controls, any Borrower Entity, Affiliated Property Operator, or Identified Party;

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(d)          any entity in which any Borrower Entity, Affiliated Property Operator, or Identified Party directly or indirectly owns, with the power to vote, twenty percent (20%) or more of the ownership interests in such entity; or

(e)          any other individual that is related (to the third degree of consanguinity) by blood or marriage to any Borrower Entity, Affiliated Property Operator, or Identified Party.

“Borrower Agent” means Guarantor.

“Borrower Entity” means, individually and collectively, Borrower, Guarantor and Key Principal.

“Borrower Requested Repairs” means repairs not listed on the Required Repair Schedule requested by Borrower to be reimbursed from the Repairs Escrow Account and determined advisable by Lender to keep the Mortgaged Property in good order and repair and in a good marketable condition or to prevent deterioration of the Mortgaged Property.

“Borrower Requested Replacements” means replacements not listed on the Required Replacement Schedule requested by Borrower to be reimbursed from the Replacement Reserve Account and determined advisable by Lender to keep the Mortgaged Property in good order and repair and in a good marketable condition or to prevent deterioration of the Mortgaged Property.

“Borrower’s General Business Address” has the meaning set forth in the Summary of Master Terms.

“Borrower’s Notice Address” has the meaning set forth in the Summary of Master Terms.

“Business Day” means any day other than (a) a Saturday, (b) a Sunday, (c) a day on which Lender is not open for business, or (d) a day on which the Federal Reserve Bank of New York is not open for business.

“Calendar Quarter” means, with respect to any year, any of the following three (3) month periods: (a) January-February-March; (b) April-May-June; (c) July-August-September; and (d) October-November-December.

“Calendar Year” means the twelve (12) month period from the first day of January to and including the last day of December, and each twelve (12) month period thereafter.

“Cap Security Agreement” means, individually and collectively, with respect to any Interest Rate Cap, a reserve, hedge assignment and security agreement between Borrower and Lender, for the benefit of Lender in the form required by Fannie Mae from time to time, which will be issued by Borrower to Lender concurrently with the funding of a Variable Advance requiring an Interest Rate Cap.

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“Capitalization Rate” means, for each Mortgaged Property, a rate selected by Lender for use in determining the Valuations which is generally consistent at the time with capitalization rates being applied by institutional lenders underwriting mortgage loans on similar types of facilities.

“Cash Collateral Account” means the cash collateral account established pursuant to the Cash Collateral Agreement.

“Cash Collateral Agreement” means a cash collateral pledge, security and custody agreement in the form approved by Fannie Mae by and among Fannie Mae, Borrower and a collateral agent for Fannie Mae, as the same may be amended, modified or supplemented from time to time.

“Collateral” means the Mortgaged Properties and other collateral from time to time or at any time encumbered by the Security Instruments, or any other property securing Borrower’s obligations under the Loan Documents.

“Collateral Account” means any account designated by Lender as such pursuant to a Collateral Agreement or as established pursuant to this Master Agreement, including the Reserve/Escrow Account and any Cash Collateral Account.

“Collateral Account Funds” means, collectively, the funds on deposit in any or all of the Collateral Accounts, including the Reserve/Escrow Account Funds and any funds in any Cash Collateral Account.

“Collateral Agreement” means any separate agreement between Borrower and Lender for the establishment of any other fund, reserve or account.

“Collateral Event” means, individually and collectively, a Release, Substitution, Addition, Future Advance, and/or Conversion.

“Collateral Pool” means all of the Collateral.

“Completion Period” has the meaning set forth in the Summary of Master Terms.

“Compliance Certificate” means a certificate of Borrower substantially in the form of Exhibit K to this Master Agreement.

“Condemnation Action” has the meaning set forth in the Security Instrument.

“Confirmation of Environmental Indemnity Agreement” means a confirmation of the Environmental Indemnity Agreement executed by Borrower in connection with any Request after the Initial Effective Date, substantially in the form of Exhibit J to this Master Agreement.

“Confirmation of Guaranty” means a confirmation of the Guaranty executed by Guarantor in connection with any Request after the Initial Effective Date, substantially in the form of Exhibit I to this Master Agreement.

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“Confirmation of Obligations” means a Confirmation of Obligations executed by Borrower and Guarantor in connection with any Release Request after the Initial Effective Date, pursuant to which Borrower and Guarantor confirm their obligations under the Loan Documents substantially in the form of Exhibit M to this Master Agreement.

“Contract” means any contract or other agreement for the provision of goods or services at or otherwise in connection with the operation, use or maintenance of the Mortgaged Property, excluding the Facility Operating Agreement and including cash deposited to secure performance by parties of their obligations.

“Contribution Agreement” means the Contribution Agreement by and among Initial Borrower and each Additional Borrower, required by Lender and satisfying Lender’s requirements, as the same may be amended, restated, modified or supplemented from time to time.

“Control” (including with correlative meanings, such as “Controlling,” “Controlled by” and “under common Control with”) means, as applied to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and operations of such entity, whether through the ownership of voting securities or other ownership interests, by contract or otherwise.

As used herein, a “change of Control” means the occurrence of any of the following events:

(a)          Healthcare Trust, Inc. (“HTI”) ceases to directly or indirectly Control Guarantor;

(b)          Guarantor ceases to directly or indirectly Control (1) Borrower, (2) SPE Owner, (3) or Affiliated Property Operator or any Person that Controls Affiliated Property Operator;

(c)          SPE Owner ceases to directly Control Borrower;

(d)          an Acquiring Person becomes (by acquisition, consolidation, merger or otherwise), directly or indirectly, the beneficial owner of more than ten percent (10%) of the total Ownership Interest of HTI and any such Acquiring Person is a Prohibited Person;

(e)          the replacement (other than solely by reason of retirement at age fifty-five (55) or older, death or disability) of more than fifty percent (50%) (or such lesser percentage as is required for decision-making by the governing board) of the members of the governing board of any Borrower Entity over a one-year period from the directors who constituted such board of directors at the beginning of such period and such replacement shall not have been approved by a vote of at least a majority of the governing board of any Borrower Entity then still in office who either were members of such board of directors at the beginning of such one-year period or whose election as members of the governing board was previously so approved; or

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(f)          if more than fifty percent (50%) of the members of the governing board of HTI cease to be an “Independent Board Member.” In this Section (f), “Independent Board Member” shall have the meaning set forth in NASDAQ Marketplace Rule 4260(a)(15), as such may be amended, restated, modified, supplemented or replaced from time to time.

“Conversion” means the conversion of all or a portion of a Variable Note to a Fixed Note pursuant to the Conversion Schedule.

“Conversion Amendment” means an amendment to this Master Agreement and the appropriate Schedules reflecting the Conversion of all or any portion of a Variable Note to a Fixed Note as set forth in Section 2.10(a) (Conversion from Variable Note to Fixed Note).

“Conversion Availability Period” means with respect to a Conversion of any applicable Variable Advance, the date beginning on the first day of the month following twelve (12) complete months after the Effective Date of such Variable Advance and ending on the earlier of (a) the first day of the third month prior to the Maturity Date of such Variable Advance or (b) the first day of the month following the date five (5) years after the Initial Effective Date.

“Conversion Documents” means the Conversion Amendment, together with an amendment to each Security Document if required by Lender and other applicable Loan Documents, in form and substance satisfactory to Lender, reflecting the Conversion of a Variable Note to a Fixed Note pursuant to Section 2.10(a) (Conversion from Variable Note to Fixed Note).

“Conversion Fee” means $25,000 per Conversion Request.

“Conversion Request” means a written request, substantially in the form of Exhibit B to this Master Agreement, to convert all or any portion of a Variable Note to a Fixed Note pursuant to Section 2.10(a) (Conversion from Variable Note to Fixed Note).

“Conversion Schedule” means Schedule 9 attached to this Master Agreement.

“Coverage and LTV Tests” means, for any specified date, each of the following financial tests:

(a)          The Aggregate Debt Service Coverage Ratio is not less than 1.40:1.00 with respect to the amount of the Fixed Advances, and 1.20:1.00 with respect to the amount of the Variable Advances.

(b)          The Aggregate Loan to Value Ratio does not exceed seventy-five percent (75%).

“Credit Score” means a numerical value or a categorization derived from a statistical tool or modeling system used to measure credit risk and predict the likelihood of certain credit behaviors, including default.

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“Current Index” has the meaning set forth in applicable Schedule of Advance Terms.

“Debt Service Amounts” means the Monthly Debt Service Payments and all other amounts payable under this Master Agreement, the Note, the Security Instrument or any other Loan Document.

“Debt Service Coverage Ratio” means, for any Mortgaged Property for any specified period, the ratio (expressed as a percentage) of —

(a)          the Net Operating Income for the specified period for the preceding number of months as determined pursuant to the Underwriting and Servicing Requirements;

to

(b)          the Facility Debt Service for the specified period, assuming, for the purpose of calculating the Facility Debt Service of this definition, that Advances Outstanding shall be the Allocable Facility Amount, in each case, for the subject Mortgaged Property.

“Default Rate” means an interest rate equal to the lesser of:

(a)          the sum of the Interest Rate plus four (4) percentage points; or

(b)          the maximum interest rate which may be collected from Borrower under Applicable Law.

“Definitions Schedule” means this Schedule 1 (Definitions Schedule – General) to this Master Agreement.

“Depositary Agreement” means, individually and together the Government Receivables Depositary Agreement and the Government Receivables Collection Account Agreement.

“Economic Sanctions” means any economic or financial sanction administered or enforced by the United States Government (including, without limitation, those administered by OFAC at http://www.treasury.gov/about/organizational-structure/offices/Pages/Office-of-Foreign-Assets-Control.aspx), the U.S. Department of Commerce, or the U.S. Department of State.

“Effective Date” means the Initial Effective Date and each date after the Initial Effective Date on which the funding or other transaction requested in a Request takes place.

“Employee Benefit Plan” means a plan described in Section 3(3) of ERISA, regardless of whether the plan is subject to ERISA.

“Enforcement Costs” has the meaning set forth in the Security Instrument.

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement dated as of the Effective Date made by Borrower to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

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“Environmental Inspections” has the meaning set forth in the Environmental Indemnity Agreement.

“Environmental Laws” has the meaning set forth in the Environmental Indemnity Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated thereunder.

“ERISA Affiliate” shall mean, with respect to Borrower, any entity that, together with Borrower, would be treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code, or Section 4001(a)(14) of ERISA, or the regulations thereunder.

“ERISA Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (or related trust) that is subject to the requirements of Title IV of ERISA, Sections 430 or 431 of the Internal Revenue Code, or Sections 302, 303, or 304 of ERISA, which is maintained or contributed to by Borrower or its ERISA Affiliates.

“Event of Default” means the occurrence of any event listed in Section 14.01 (Events of Default).

“Exceptions to Representations and Warranties Schedule” means that certain Schedule 16 (Exceptions to Representations and Warranties) to this Master Agreement.

“Facility Debt Service” means, as of any date, for all purposes other than determining the Strike Rate, the sum of the amount of interest and principal amortization that would be payable during the applicable period determined by Lender immediately succeeding the date of determination, except that:

(a)          each Variable Structured ARM Advance to be obtained shall be deemed to require level monthly payments of principal and interest (at an interest rate equal to (1) the Applicable Index, plus (2) the Margin (or until rate locked, the indicative pricing, as determined pursuant to the Underwriting and Servicing Requirements), plus (3) a stressed underwriting margin of 300 basis points (3.00%) or such lower stressed underwriting margin determined pursuant to the Underwriting and Servicing Requirements, plus (4) any Monthly Cap Escrow Payment) in an amount necessary to fully amortize the original principal amount of the Variable Structured ARM Advance over the Amortization Period;

(b)          with respect to each Variable Structured ARM Advance Outstanding:

(1)         where an amortizing Interest Rate Cap has been purchased and is then effective, such Advance shall be deemed to require level monthly payments of principal and interest (at an interest rate equal to (A) the Strike Rate applicable to such Advance, plus (B) the Margin applicable to such Advance, plus (C) any Monthly Cap Escrow Payment applicable to such Advance) in an amount necessary to fully amortize the original principal amount of the Variable Structured ARM Advance over the Amortization Period; and

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(2)         where an interest-only Interest Rate Cap has been purchased and is then effective, such Advance shall be deemed to require level monthly payments of interest (at an interest rate equal to (A) the Strike Rate applicable to such Advance, plus (B) the Margin applicable to such Advance, plus (C) any Monthly Cap Escrow Payment applicable to such Advance);

(c)            [intentionally deleted];

(d)            each Fixed Advance to be obtained or Variable Advance to be converted shall be deemed to require level monthly payments of principal and interest (at an interest rate equal to the sum of the base United States Treasury Index Rate for securities having a maturity substantially similar to the maturity of the Fixed Advance, plus the Fixed Fee (or until rate locked, the estimated Fixed Fee as determined pursuant to the Underwriting and Servicing Requirements)) in an amount necessary to fully amortize the original principal amount of the Fixed Advance over the Amortization Period; and

(e)           each Fixed Advance Outstanding shall be deemed to require level monthly payments of principal and interest (at the Interest Rate for such Fixed Advance as set forth in the Schedule of Advance Terms) in an amount necessary to fully amortize the original principal amount of such Fixed Advance over the Amortization Period.

“Facility Operating Agreement” means, individually and collectively, any of an Operating Lease, Sublease, Management Agreement or any other agreement setting forth the responsibilities for the operation, management, maintenance or administration of the Mortgaged Property as a Seniors Housing Facility.

“Facility Year” means the twelve (12) month period from the first day of the first calendar month after the Initial Effective Date to and including the last day before the first anniversary of the Initial Effective Date, and each twelve (12) month period thereafter.

“Fannie Mae” means the corporation duly organized and existing under the laws of the United States.

“Fifth Anniversary” means the date that is the first day of the month following the date five (5) years after the Initial Effective Date.

“First Anniversary” means the date that is the first day of the month following the date one (1) year after the Initial Effective Date.

“First Payment Date” has the meaning set forth in the applicable Schedule of Advance Terms.

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“First Principal and Interest Payment Date” has the meaning set forth in the applicable Schedule of Advance Terms.

“Fixed Advance” means a fixed rate loan made by Lender to Borrower under this Master Agreement evidenced by a Fixed Note.

“Fixed Fee” means, subject to the provisions of the Conversion Schedule, if applicable, for any Fixed Advance, the number of basis points per annum determined at the time of funding of such Fixed Advance by Lender as the Fixed Fee for such Fixed Advance.

“Fixed Note” means the promissory note (together with all schedules, riders, allonges, addenda, renewals, extensions, amendments and modifications thereto), which will be issued by Borrower to Lender, concurrently with the funding of each Fixed Advance, and which promissory note will be the same or substantially similar in form to the then current form of promissory note utilized by Fannie Mae for fixed rate loans with the applicable type of loan execution.

“Fixed Monthly Principal Component” has the meaning set forth in the applicable Schedule of Advance Terms.

“Fixed Rate” has the meaning set forth in the applicable Schedule of Advance Terms.

“Fixtures” has the meaning set forth in the Security Instrument.

“Force Majeure” shall mean acts of God, acts of war, civil disturbance, governmental action (including the revocation or refusal to grant licenses or permits, where such revocation or refusal is not due to the fault of Borrower), strikes, lockouts, fire, unavoidable casualties or any other causes beyond the reasonable control of Borrower (other than lack of financing), and of which Borrower shall have notified Lender in writing within ten (10) days after its occurrence.

“Foreclosure Event” means:

(a)          foreclosure under the Security Instrument;

(b)          any other exercise by Lender of rights and remedies (whether under the Security Instrument or under Applicable Law, including Insolvency Laws) as holder of the Note and/or the Security Instrument, as a result of which Lender (or its designee or nominee) or a third party purchaser becomes owner of a Mortgaged Property;

(c)          delivery by Borrower to Lender (or its designee or nominee) of a deed or other conveyance of Borrower’s interest in a Mortgaged Property in lieu of any of the foregoing; or

(d)          in Louisiana, any dation en paiement.

“Future Advance” means an Advance made after the Initial Effective Date pursuant to Section 2.02(c)(2) (Future Advances) including any refinance of an Advance.

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“Future Advance Request” means a written request for a Future Advance, substantially in the form of Exhibit E to this Master Agreement.

“Future Advance Schedule” means Schedule 14 attached to this Master Agreement.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time, consistently applied.

“General Conditions” means those conditions set forth on Schedule 7 attached hereto.

“General Conditions Schedule” means that certain Schedule 7 (General Conditions Schedule) to this Master Agreement.

“Goods” has the meaning set forth in the Security Instrument.

“Government Receivables Collection Account Agreement” means, if any, that certain Government Receivables Collection Account Agreement among Borrower, Lender, any applicable Property Operator and a depositary bank executed in connection with this Master Agreement.

“Government Receivables Depositary Agreement” means, if any, that certain Government Receivables Depositary Agreement among Borrower, Lender, any applicable Property Operator and a depositary bank executed in connection with this Master Agreement.

“Governmental Approval” means an authorization, permit, consent, approval, license, registration or exemption from registration or filing with, or report to, any Governmental Authority.

“Governmental Authority” means any court, board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any court, board, commission, department or body of any municipal, county, state or federal governmental unit, that has or acquires jurisdiction over Borrower or the Mortgaged Property or the use, operation or improvement of the Mortgaged Property.

“Governmental Health Care Program” means any plan or program that provides health benefits, whether directly, through insurance, or otherwise, and that is funded directly, in whole or in part, by the U.S. Government or a state health care program.

“Gross Revenues” means, for any specified period, all income in respect of each Mortgaged Property as reflected on the certified operating statement for such specified period as adjusted to exclude unusual income (e.g. temporary or nonrecurring income, provided that month-to-month rents are not deemed to be non-recurring), income not allowed by Lender pursuant to the Underwriting and Servicing Requirements (e.g. interest income, furniture income, etc.), and the value of any unreflected concessions.

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“Guarantor” means, individually and collectively, any guarantor of the Indebtedness or any other obligation of Borrower under any Loan Document which must be a Key Principal.

“Guarantor’s General Business Address” has the meaning set forth in the Summary of Master Terms.

“Guarantor’s Notice Address” has the meaning set forth in the Summary of Master Terms.

“Guaranty” means, individually and collectively, any Payment Guaranty, Non-Recourse Guaranty or other guaranty executed by Guarantor in connection with this Master Agreement.

“Hedging Arrangement” means any interest rate swap, interest rate cap or other arrangement, contractual or otherwise, which has the effect of an interest rate swap or interest rate cap or which otherwise (directly or indirectly, derivatively or synthetically) hedges interest rate risk associated with being a debtor of variable rate debt or any agreement or other arrangement to enter into any of the above on a future date or after the occurrence of one or more events in the future.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, Subtitle D of the Health Information Technology for Economic and Clinical Health Act of 2009, and all regulations and other guidance promulgated under both laws by the U.S. Department of Health and Human Services, as may be amended from time to time.

“HIPAA Business Associate” means any entity that is a “business associate” as that term is defined in HIPAA, as identified on the Summary of Master Terms.

“HIPAA Covered Entity” means any entity that is a “covered entity” as that term is defined in HIPAA, as identified on the Summary of Master Terms.

“Identified Party” means, individually and collectively, (a) Borrower’s general partners, sole member, managing members and managers (if non-member managed), and (b) any Person Controlling Borrower, Guarantor, Key Principal or Borrower’s general partners, sole members, managing members or managers (if non-member managed) but excluding the individuals comprising the Board of Directors of Borrower or any Person Controlling Borrower and any Persons directly or indirectly owning any public stock of Healthcare Trust, Inc. with no other direct or indirect ownership interest in Borrower.

“Immediate Family Members” means a child, stepchild, grandchild, spouse, sibling, or parent, each of whom is not a Prohibited Person.

“Imposition Deposits” has the meaning set forth in the Security Instrument.

“Impositions” has the meaning set forth in the Security Instrument.

“Improvements” has the meaning set forth in the Security Instrument.

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“Indebtedness” has the meaning set forth in the Security Instrument.

“Independent Living Property” means a Mortgaged Property where at least fifty percent (50%) of the units are comprised entirely of independent living units, where all of such units are restricted to the elderly and provide limited programs of assistance with domestic activities (e.g., meals, housekeeping, activities, transportation, etc.). An Independent Living Property may contain one or more Assisted Living units and/or one or more Alzheimer’s Memory Care units.

“Index” has the meaning set forth in the applicable Schedule of Advance Terms.

“Individual Property Coverage and LTV Tests” means each of the following tests:

(a)           with respect to a Mortgaged Property operated as:

(i)          an Independent Living Property, the Debt Service Coverage Ratio is not less than 1.30:1.0 with respect to any Fixed Advance and 1.15:1.0 with respect to any Variable Advance;

(ii)         an Assisted Living Property, the Debt Service Coverage Ratio is not less than 1.40:1.0 with respect to any Fixed Advance and 1.20:1.0 with respect to any Variable Advance;

(iii)        an Alzheimer’s Property, the Debt Service Coverage Ratio is not less than 1.45:1.0 with respect to any Fixed Advance and 1.25:1.0 with respect to any Variable Advance; and

(iv)        a Skilled Nursing Property, the Debt Service Coverage Ratio is not less than 1.50:1.0 with respect to any Fixed Advance and 1.30:1.0 with respect to any Variable Advance; and

(b)           the Loan to Value Ratio does not exceed seventy-five percent (75%) with respect to the properties identified in (i) through (iii) above and does not exceed seventy percent (70%) with respect to a Skilled Nursing Property.

“Initial Adjustable Rate” for an Advance has the meaning set forth in the applicable Schedule of Advance Terms.

“Initial Advance” means the Fixed Advance and/or Variable Advance made on the Initial Effective Date in the aggregate amount of $30,000,000.

“Initial Allocable Facility Amount” means the initial Allocable Facility Amount for each of the Initial Mortgaged Properties as set forth in Exhibit A to this Master Agreement.

“Initial Borrower” means each Borrower under this Master Agreement as of the Initial Effective Date.

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“Initial Effective Date” means the date of this Master Agreement.

“Initial Monthly Debt Service Payment” has the meaning set forth in the applicable Schedule of Advance Terms.

“Initial Mortgaged Properties” means the Multifamily Residential Properties described on Exhibit A to this Master Agreement and which represent the Mortgaged Properties that are made part of the Collateral Pool on the Initial Effective Date.

“Initial Replacement Reserve Deposit” has the meaning set forth in the Summary of Master Terms.

“Initial Valuation” means, when used with reference to specified Collateral, the Valuation initially performed for the Collateral as of the date on which the Collateral was added to the Collateral Pool. The Initial Valuation for each of the Initial Mortgaged Properties is as set forth in Exhibit A to this Master Agreement.

“Insolvency Laws” means the Bankruptcy Code, together with any other federal or state law affecting debtor and creditor rights or relating to the bankruptcy, insolvency, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar laws, proceedings, or equitable principles affecting the enforcement of creditors’ rights, as amended from time to time.

“Insolvent” means:

(a)          that the sum total of all of a specified Person’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of such Person’s non-exempt assets, i.e., all of the assets of such Person that are available to satisfy claims of creditors (provided that for the purposes of determining liability for each Borrower under this definition, liability for the Advances Outstanding under this Master Agreement shall mean the then current Allocable Facility Amount attributable to the Mortgaged Property owned by each Borrower); or

(b)          such Person’s inability to pay its debts as they become due (provided that for the purposes of determining debt for each Borrower under this definition, liability for the Advances Outstanding under this Master Agreement shall mean the then current Allocable Facility Amount attributable to the Mortgaged Property owned by each Borrower).

“Insurance Policy” means, with respect to any Mortgaged Property, the insurance coverage and insurance certificates evidencing such insurance required to be maintained pursuant to this Master Agreement.

“Intended Prepayment Date” means the date upon which Borrower intends to make a prepayment on an Advance, as set forth in the Prepayment Notice, which date must be a Permitted Prepayment Date.

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“Interest Accrual Method” has the meaning set forth in the applicable Schedule of Advance Terms.

“Interest Only Term” has the meaning set forth in the applicable Schedule of Advance Terms.

“Interest Rate” means with respect to a Fixed Advance, the Fixed Rate, or with respect to a Variable Advance, the Initial Adjustable Rate and the Adjustable Rate, each as set forth in the applicable Schedule of Advance Terms.

“Interest Rate Cap” has the meaning set forth in Section 2.03(a)(2)(B)(vi) (Interest Accrual and Computation; Amortization; Interest Rate Cap).

“Interest Rate Cap Documents” means the Cap Security Agreement and any and all other documents required pursuant thereto or hereto or as Lender shall require from time to time in connection with Borrower’s obligation to maintain an Interest Rate Cap when a Variable Advance is Outstanding.

“Interest Rate Type” has the meaning set forth in the applicable Schedule of Advance Terms.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investor” means any Person to whom Lender intends to (a) sell, transfer, deliver or assign the Advances in the secondary mortgage market or (b) sell an MBS backed by the Advances.

“Issuer” means a financial institution satisfactory to Fannie Mae issuing a Letter of Credit.

“Key Principal” means, collectively:

(a)          the natural Person(s) or entity that Controls Borrower that Lender determines is critical to the successful operation and management of Borrower and the Mortgaged Property, as identified as such in the Summary of Master Terms; or

(b)          any natural Person or entity who becomes a Key Principal after the date of this Master Agreement and is identified as such in an assumption agreement, or another amendment or supplement to this Master Agreement.

“Key Principal’s General Business Address” has the meaning set forth in the Summary of Master Terms.

“Key Principal’s Notice Address” has the meaning set forth in the Summary of Master Terms.

“Land” means the land described in Exhibit A to the Security Instrument.

“Last Interest Only Payment Date” has the meaning set forth in the applicable Schedule of Advance Terms.

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“Late Charge” means an amount equal to the delinquent amount then due under the Loan Documents multiplied by five percent (5%).

“Leases” has the meaning set forth in the Security Instrument.

“Lender” means the entity identified as “Lender” in the first paragraph of this Master Agreement and its transferees, successors and assigns, or any subsequent holder of the Note.

“Lender’s General Business Address” has the meaning set forth in the Summary of Master Terms.

“Lender’s Notice Address” has the meaning set forth in the Summary of Master Terms.

“Lender’s Payment Address” has the meaning set forth in the Summary of Master Terms.

“Letter of Credit” means a letter of credit issued by an Issuer satisfactory to Fannie Mae naming Fannie Mae as beneficiary, in form and substance approved by Lender and Fannie Mae.

“Letter of Credit Schedule” means Schedule 15 attached to this Master Agreement.

“LIBOR” means One Month LIBOR or Three Month LIBOR, as specified by the Current Index set forth in the applicable Schedule of Advance Terms.

“License” means any operating licenses, certificates of occupancy, health department licenses, food service licenses, certificates of need, business licenses, permits, registrations, certificates, authorizations, approvals, legal authority, and similar documents required by Applicable Law and regulations for the lawful operation of the Mortgaged Property as a Seniors Housing Facility in the Property Jurisdiction as of the date the Mortgaged Property is added to the Collateral Pool or during the Term of this Master Agreement, including renewals, replacements and additions to any of the foregoing.

“Lien” has the meaning set forth in the Security Instrument.

“Loan Application” means the application for the Advances submitted by Borrower to Lender.

“Loan Document Taxes” has the meaning set forth in Section 5.02(f) (Loan Taxes).

“Loan Documents” means the Note, this Master Agreement, the Security Instrument, the SASA, the Environmental Indemnity Agreement, the Guaranty, all guaranties, all indemnity agreements, all Collateral Agreements, all O&M Plans, and any other documents now or in the future executed by Borrower, Property Operator, Guarantor, Key Principal, any other guarantor or any other Person in connection with the Advances, as such documents may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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“Loan Servicer” means the entity that from time to time is designated by Lender to collect payments and deposits and receive notices under the Note, this Master Agreement, the Security Instrument and any other Loan Document, and otherwise to service the Advances for the benefit of Lender. Unless Borrower receives notice to the contrary, the Loan Servicer shall be Lender originally named on the Summary of Master Terms.

“Loan to Value Ratio” means, for a Mortgaged Property, for any specified date, the ratio (expressed as a percentage) of —

(a)          the Allocable Facility Amount of the subject Mortgaged Property on the specified date,

to

(b)          the Valuation most recently obtained prior to the specified date for the subject Mortgaged Property.

“Managed Care Organization” means a Person that has been certified by, and has entered into a contractual relationship with, a Governmental Authority in the Property Jurisdiction to make available to its members (including residents of the Mortgaged Property) certain long-term care and health care services through Medicaid Participant(s), which, as of the date the Mortgaged Property is added to the Collateral Pool, is the party identified on the Summary of Master Terms.

“Management Agreement” means, if applicable, any agreement for management services as amended, restated, replaced, supplemented, or otherwise modified from time to time, preapproved in writing by Lender, under which daily management or operation with respect to the Mortgaged Property as a Seniors Housing Facility has been granted to any individual or entity other than Borrower.

“Manager” means the Person responsible for the operation or management of the Mortgaged Property pursuant to a Management Agreement, if any.

“Margin” means the “Margin” set forth in the applicable Schedule of Advance Terms, which includes the Variable Fee.

“Master Agreement” means this Master Credit Facility Agreement (Seniors Housing), as it may be amended, restated, supplemented or otherwise modified from time to time, including all Recitals, Schedules and Exhibits to this Master Agreement, each of which is hereby incorporated into this Master Agreement by this reference.

“Material Adverse Effect” means, with respect to any circumstance, act, condition or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, or circumstance or circumstances, whether or not related, a material adverse change in or a materially adverse effect upon any of

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(a)          the business, operations, property or condition (financial or otherwise) of any Borrower Entity, Affiliated Property Operator, or Mortgaged Property, to the extent specifically referred to in the applicable provision of the applicable Loan Document;

(b)          the present or future ability of Borrower to perform the obligations of Borrower under this Master Agreement and the other Loan Documents, or of Guarantor to perform its obligations under the Guaranty, as the case may be, to the extent specifically referred to in the applicable provision of the applicable Loan Document;

(c)          the validity, priority, perfection or enforceability of this Master Agreement or any other Loan Document or the rights or remedies of Lender under any Loan Document; or

(d)          the value of, or Lender’s ability to have recourse against, any Mortgaged Property.

“Material Commercial Lease” means any Lease that is not a Residential Lease and which is:

(a)          a Lease comprising five percent (5%) or more of total gross income of any Mortgaged Property on an annualized basis;

(b)          a master Lease (which term “master Lease” shall include any master Lease to a single corporate tenant);

(c)          a cell tower Lease;

(d)          a solar (power) Lease;

(e)          a solar power purchase agreement; or

(f)          a Lease of oil, gas, or mineral rights.

For purposes of the Loan Documents, any Seniors Housing Facility Lease on the Mortgaged Property shall not be deemed either a “Material Commercial Lease” or a “non-Material Commercial Lease.”

“Maturity Date” for any Advance has the meaning set forth in the applicable Schedule of Advance Terms.

“Maximum Inspection Fee” has the meaning set forth in the Summary of Master Terms.

“Maximum Permitted Equipment Financing” has the meaning set forth in the Summary of Master Terms.

“Maximum Repair Cost” shall be the amount(s) set forth in the Required Repair Schedule, if any.

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“Maximum Repair Disbursement Interval” has the meaning set forth in the Summary of Master Terms.

“Maximum Replacement Reserve Disbursement Interval” has the meaning set forth in the Summary of Master Terms.

“MBS” means an investment security that represents an undivided beneficial interest in a pool of mortgage loans or participation interests in mortgage loans held in trust pursuant to the terms of a governing trust document.

“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Secs. 1396 et seq.) and any statutes succeeding thereto.

“Medicaid Participant” means a Person that has entered into a Medicaid Provider Agreement as identified on the Summary of Master Terms.

“Medicaid Program” means the Medicaid assisted living waiver program administered by a Governmental Authority under which certain benefits are available through a Governmental Authority or a Managed Care Organization.

“Medicaid Provider Agreement” means, individually and collectively, an agreement between Borrower or Property Operator and a Governmental Authority (or administered by a Governmental Authority, as applicable) or a Managed Care Organization to be a participating provider under the Medicaid Program, as further described in the Summary of Master Terms, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

“Mezzanine Debt” means a loan to a direct or indirect owner of Borrower or Affiliated Property Operator secured by a pledge of such owner’s interest in an entity owning a direct or indirect interest in Borrower or Affiliated Property Operator.

“Minimum Repairs Disbursement Amount” has the meaning set forth in the Summary of Master Terms.

“Minimum Replacement Reserve Disbursement Amount” has the meaning set forth in the Summary of Master Terms.

“Monthly Cap Escrow Payment” shall have the same meaning as the term “Monthly Deposit” in the Cap Security Agreement.

“Monthly Debt Service Payment” has the meaning set forth in the applicable Schedule of Advance Terms.

“Monthly Replacement Reserve Deposit” has the meaning set forth in the Summary of Master Terms.

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“Moody’s” means Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns, if such successors and assigns shall continue to perform the functions of a securities rating agency.

“Mortgaged Property” individually has the meaning set forth in the Security Instrument and collectively means the Initial Mortgaged Properties and the Additional Mortgaged Properties, but excluding each Release Mortgaged Property from and after the date of its Release from the Collateral Pool.

“Mortgaged Property Addition Schedule” means Schedule 11 attached to this Master Agreement.

“Mortgaged Property Release Schedule” means Schedule 10 attached to this Master Agreement.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions; (b) to which Borrower or any ERISA Affiliate has in the past made contributions; or (c) with respect to which Borrower or any ERISA Affiliate could incur liability.

“Multifamily Project Address” has the meaning set forth in the Summary of Master Terms.

“Multifamily Residential Property” means a residential property which is a Seniors Housing Facility located in the United States and conforming to the Underwriting and Servicing Requirements.

“Net Operating Income” means, for any specified period determined by Lender with respect to any Mortgaged Property, the net income during such period equal to Gross Revenues during such period less the aggregate Operating Expenses during such period.

“Non-Recourse Guaranty” means, if applicable, that certain Guaranty of Non-Recourse Obligations of even date herewith executed by Guarantor to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Note” means, individually and collectively, each Fixed Note and/or each Variable Note.

“O&M Plan” has the meaning set forth in the Environmental Indemnity Agreement.

“OFAC” means the United States Treasury Department, Office of Foreign Assets Control, and any successor thereto.

“One Month LIBOR” means the ICE Benchmark Administration Limited (or any successor administrator) fixing of the London Inter-Bank Offered Rate for 1-month U.S. Dollar-denominated deposits as reported by Reuters through electronic transmission. If the Index is no longer available, or is no longer posted through electronic transmission, Lender will choose a new index that is based upon comparable information and provide notice thereof to Borrower.

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“Operating Expenses” means, for any period, all expenses in respect of any Mortgaged Property, as determined pursuant to the Underwriting and Servicing Requirements based on the certified operating statement for such specified period, as may be adjusted by Lender in its sole and absolute discretion to provide for the following:

(a)          all appropriate types of expenses, including a management fee, deposits for the Replacements (whether funded or not), and deposits for Repair are included in the total operating expense figure;

(b)          upward adjustments to individual line item expenses to reflect market norms or actual costs and to correct any unusually low expense items, which could not be replicated by a different owner or manager (e.g., a market rate management fee will be included regardless of whether or not a management fee is charged, market rate payroll will be included regardless of whether shared payroll provides for economies, etc.); and

(c)          downward adjustments to individual line item expenses to reflect unique or aberrant costs (e.g., non-recurring capital costs, non-operating borrower expenses, etc.).

“Operating Lease” means, if applicable, any operating lease, master lease, or similar document as amended, restated, replaced, supplemented, or otherwise modified from time to time, preapproved in writing by Lender, under which control of the occupancy, use, operation, management, maintenance or administration of the Mortgaged Property as a Seniors Housing Facility has been granted by Borrower as lessor to any Person (other than Borrower) as lessee.

“Operating License” means the license necessary to operate the Mortgaged Property as a Seniors Housing Facility.

“Operator” means the Person responsible for the occupancy, use, operation, management, maintenance and administration of the Mortgaged Property pursuant to an Operating Lease, if any.

“Operator Estoppel Certificate” means a certificate of estoppel from Property Operator to Lender in a form required by Lender pursuant to the terms of Section 7.02(g)(2) (Seniors Housing Facility Lease Estoppel) of this Master Agreement.

“Organizational Certificate” means, collectively, certificates from Borrower and Guarantor to Lender, in the form of Exhibits L-1 and L-2 to this Master Agreement, certifying as to certain organizational matters with respect to each Borrower and Guarantor.

“Organizational Documents” means all certificates, instruments, other documents and any amendments thereto in effect on the Initial Effective Date and the applicable Effective Date pursuant to which any Person is organized, operates or is governed, including (a) with respect to a corporation, its articles of incorporation and bylaws, (b) with respect to a limited partnership, its limited partnership certificate and partnership agreement, (c) with respect to a general partnership or joint venture, its partnership or joint venture agreement, (d) with respect to a limited liability company, its articles of organization and operating agreement, in each case all amendments, supplements and modifications thereto, and (e) any other document that affects the Control of, or the ability to oversee the management and day-to-day operations of such Person.

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“Outstanding” or “outstanding” means, when used in connection with promissory notes, other debt instruments or the Advances, for a specified date, promissory notes or other debt instruments which have been issued, or Advances which have been made, to the extent not repaid in full as of the specified date.

“Ownership Interests” means, with respect to any entity, any direct or indirect ownership interests in the entity and any economic rights (such as a right to distributions, net cash flow or net income) to which the owner of such ownership interests is entitled.

“Ownership Interests Schedule” means Schedule 13 attached to this Master Agreement.

“Payment Change Date” has the meaning set forth in the applicable Schedule of Advance Terms.

“Payment Date” means the First Payment Date and the first (1st) day of each month thereafter until the applicable Advance is fully paid.

“Payment Guaranty” means, if applicable, that certain Guaranty (Payment) of even date herewith executed by Guarantor to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Permitted Encumbrance” has the meaning set forth in the Security Instrument.

“Permitted Equipment Financing” means equipment lease or other purchase money financing incurred in the ordinary course for acquisition of additional or replacement equipment or other personal property, or to refinance Permitted Equipment Financing, in an amount not to exceed, at any time, the Maximum Permitted Equipment Financing.

“Permitted Mezzanine Debt” means Mezzanine Debt incurred by a direct or indirect owner or owners of Borrower or Affiliated Property Operator where the exercise of any of the rights and remedies by the holder or holders of the Mezzanine Debt would not in any circumstance cause (a) a change in Control in Borrower, Affiliated Property Operator, Key Principal, or Guarantor, or (b) a Transfer of a direct or indirect Restricted Ownership Interest in Borrower, Affiliated Property Operator, Key Principal, or Guarantor.

“Permitted Preferred Equity” means Preferred Equity (a) where any preferred payments or returns to the holder (including any dividends, distributions, payments or returns) are subject to the availability of excess cash flow, and (b) that does not provide the Preferred Equity owner with rights or remedies, the exercise of which would violate Article 11 (Liens, Transfers and Assumptions) of this Master Agreement.

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“Permitted Prepayment Date” means the last Business Day of a calendar month.

“Person” means an individual, an estate, a trust, a corporation, a partnership, a limited liability company or any other organization or entity (whether governmental or private).

“Personal Property” means the Goods, accounts, choses of action, chattel paper, documents, general intangibles (including Software), payment intangibles, instruments, investment property, letter of credit rights, supporting obligations, computer information, source codes, object codes, records and data, all telephone numbers or listings, claims (including claims for indemnity or breach of warranty), deposit accounts and other property or assets of any kind or nature related to the Land or the Improvements, including operating agreements, surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements, and all other intangible property and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land.

“Personalty” has the meaning set forth in the Security Instrument.

“Potential Event of Default” means any event or circumstance that, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

“Preferred Equity” means a direct or indirect equity ownership interest in, economic interests in, or rights with respect to, Borrower that provide an equity owner preferred dividend, distribution, payment, or return treatment relative to other equity owners.

“Prepayment Lockout Period” for any Advance has the meaning set forth in the applicable Schedule of Advance Terms.

“Prepayment Notice” means the written notice that Borrower is required to provide to Lender in accordance with Section 2.04 (Prepayment; Prepayment Lockout; Prepayment Premium) in order to make a prepayment on an Advance, which shall include, at a minimum, the Intended Prepayment Date.

“Prepayment Premium” means, individually, the amount payable by Borrower in connection with a prepayment of an Advance, as provided in Section 2.04 (Prepayment; Prepayment Lockout; Prepayment Premium) and calculated in accordance with the Prepayment Premium Schedule applicable to such Advance for such Advance, and, collectively, all amounts payable pursuant to all Prepayment Premium Schedules.

“Prepayment Premium Period End Date” or “Yield Maintenance Period End Date” for any Advance has the meaning set forth in the applicable Schedule of Advance Terms.

“Prepayment Premium Period Term” or “Yield Maintenance Period Term” for any Advance has the meaning set forth in the applicable Schedule of Advance Terms.

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“Prepayment Premium Schedule” means, individually and collectively, Schedule 4 (Prepayment Premium) to this Master Agreement for each Advance.

“Prepayment Premium Term” for any Advance has the meaning set forth in the applicable Schedule of Advance Terms.

“Privacy Laws” mean any federal, state and local laws and regulations applicable to resident and tenant privacy, including but not limited to HIPAA.

“Prohibited Person” means:

(a)          any Person with whom Lender or Fannie Mae is prohibited from doing business pursuant to any law, rule, regulation, judicial proceeding or administrative directive; or

(b)          any Person identified on the United States Department of Housing and Urban Development’s “Limited Denial of Participation, HUD Funding Disqualifications and Voluntary Abstentions List,” or on the General Services Administration’s “System for Award Management (SAM)” exclusion list, each of which may be amended from time to time, and any successor or replacement thereof; or

(c)          any Person that is determined by Fannie Mae to pose an unacceptable credit risk due to the aggregate amount of debt of such Person owned or held by Fannie Mae; or

(d)          any Person that has caused any unsatisfactory experience of a material nature with Fannie Mae or Lender, such as a default, fraud, intentional misrepresentation, litigation, arbitration or other similar act.

“Property Delivery Deadline” has the meaning set forth in the Mortgaged Property Addition Schedule.

“Property Jurisdiction” has the meaning set forth in the Security Instrument.

“Property Operator” means individually and collectively, (a) any Operator (b) any Sublessee, and (c) any Manager, as identified in the Summary of Master Terms.

“Property Operator Business Information” has the meaning set forth in Section 7.02(g)(1)(D) (Seniors Housing Facility Lease) of this Master Agreement.

“Property Operator’s General Business Address” means, as applicable, the Manager’s General Business Address, the Operator’s General Business Address, and/or the Sublessee’s General Business Address.

“Property-Related Documents” has the meaning set forth on Schedule 8 attached to this Master Agreement.

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“Property-Related Documents Schedule” means Schedule 8 attached to this Master Agreement.

“Publicly-Held Corporation” means a corporation, the outstanding voting stock of which is registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended.

“Publicly-Held Trust” means a real estate investment trust, the outstanding voting shares or beneficial interests of which are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended.

“Qualified Advisor” means any proposed Person that will perform property management, investment strategies and related services and will also perform and supervise the various administrative functions necessary for the day to day management of the operations of HTI and/or the Guarantor and such Person satisfies all of the following requirements: (i) the proposed advisory agreement with the Qualified Advisor provides for materially similar duties and authority of the Qualified Advisor as those of the advisor in the then current advisory agreement (or if one is not in effect, the advisory agreement in effect as of the Initial Effective Date) and sets forth substantially similar restrictions on the Qualified Advisor in favor of the Board of Directors of HTI as those on the advisor in the then current advisory agreement (or if one is not in effect, the advisory agreement in effect as of the Initial Effective Date); (ii) at least two (2) of the officers or individuals constituting the senior management team of the Qualified Advisor have (A) at least ten (10) years’ experience in the ownership and operation of senior housing communities similar to the Mortgaged Property, and (B) experience in the ownership and/or operation of at least (10) senior housing communities that collectively contain at least one thousand (1,000) independent, assisted living and memory care units; (iii) such Person is not or has not been the subject of any bankruptcy or similar insolvency proceeding; (iv) such Person is in compliance, in all material respects, with all Applicable Laws, relating to terrorism and money laundering, including, Executive Order No. 13224 (effective October 24, 2001), the USA Patriot Act, the laws comprising the Bank Secrecy Act, and the laws administered by the U.S. Department of Treasury Office of Foreign Assets Control (OFAC); and (v) such Person is not a Prohibited Person.

“Rate Change Date” has the meaning set forth in the applicable Schedule of Advance Terms.

“Release” has the meaning set forth in Section 2.10(b) (Right to Obtain Releases of Mortgaged Property).

“Release Documents” mean instruments releasing the applicable Security Instrument as a Lien on a Mortgaged Property, and UCC-3 Termination Statements terminating the UCC-1 Financing Statements, and such other documents and instruments to evidence the Release of such Mortgaged Property from the Collateral Pool.

“Release Fee” means with respect to any Release effected in accordance with Section 2.10(b) (Right to Obtain Releases of Mortgaged Property), a fee in the amount of $25,000 per each Release Request.

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“Release Mortgaged Property” means the Mortgaged Property to be released pursuant to Section 2.10(b) (Right to Obtain Releases of Mortgaged Property).

“Release Price” has the meaning set forth in the Mortgaged Property Release Schedule.

“Release Request” means a written request, substantially in the form of Exhibit C to this Master Agreement, to obtain a Release of Mortgaged Property from the Collateral Pool pursuant to Section 2.10(b) (Right to Obtain Releases of Mortgaged Property).

“Remaining Amortization Period” has the meaning set forth in the applicable Schedule of Advance Terms.

“Remaining Mortgaged Properties” has the meaning set forth in the Mortgaged Property Release Schedule.

“Removal Transfer Event” has the meaning set forth in Section 11.03(h).

“Rent Roll” means, with respect to any Mortgaged Property, a rent roll prepared and certified by the owner of such Mortgaged Property, on a form approved by Lender.

“Rents” has the meaning set forth in the Security Instrument.

“Repair Threshold” has the meaning set forth in the Summary of Master Terms.

“Repairs” means, individually and collectively, the Required Repairs, Borrower Requested Repairs, and Additional Lender Repairs.

“Repairs Escrow Account” means the account established by Lender into which the Repairs Escrow Deposit is deposited to fund the Repairs.

“Repairs Escrow Account Administrative Fee” has the meaning set forth in the Summary of Master Terms.

“Repairs Escrow Deposit” has the meaning set forth in the Summary of Master Terms.

“Replacement GP” has the meaning set forth in Section 11.03(h).

“Replacement Reserve Account” means the account established by Lender into which the Replacement Reserve Deposits are deposited to fund the Replacements.

“Replacement Reserve Account Administration Fee” has the meaning set forth in the Summary of Master Terms.

“Replacement Reserve Account Interest Disbursement Frequency” has the meaning set forth in the Summary of Master Terms.

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“Replacement Reserve Deposits” means the Initial Replacement Reserve Deposit, Monthly Replacement Reserve Deposits and any other deposits to the Replacement Reserve Account required by this Master Agreement.

“Replacement Threshold” has the meaning set forth in the Summary of Master Terms.

“Replacements” means, individually and collectively, the Required Replacements, Borrower Requested Replacements and Additional Lender Replacements.

“Request” means a Future Advance Request, an Addition Request, a Release Request, or a Conversion Request.

“Request Opinion” means a favorable opinion of counsel (including local counsel, as applicable) to Borrower, as to the due organization and qualification of Borrower, the due authorization, execution, delivery and enforceability of each Loan Document executed in connection with the applicable Request and such other matters as Lender may reasonably require, each dated as of the Effective Date for the Request, in form and substance satisfactory to Lender in all respects.

“Required Repair Schedule” means that certain Schedule 6 (Required Repair Schedule) to this Master Agreement.

“Required Repairs” means those items listed on the Required Repair Schedule.

“Required Replacement Schedule” means that certain Schedule 5 (Required Replacement Schedule) to this Master Agreement.

“Required Replacements” means those items listed on the Required Replacement Schedule.

“Rescinded Payment” has the meaning set forth in Section 3.12 (Preferences, Fraudulent Conveyances, Etc.) of this Master Agreement.

“Reserve/Escrow Account Funds” means, collectively, the funds on deposit in the Reserve/Escrow Accounts.

“Reserve/Escrow Accounts” means, together, the Replacement Reserve Account and the Repairs Escrow Account.

“Residential Lease” means a Lease of an individual dwelling unit and shall not include any master Lease (which term “master Lease” includes any master Lease to a single corporate tenant but not a Seniors Housing Facility Lease).

“Restoration” means restoring and repairing the applicable Mortgaged Property to the equivalent of its physical condition immediately prior to the casualty or to a condition approved by Lender following a casualty.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 30
Schedule 1 (Definitions Schedule)	06-16	© 2016 Fannie Mae

“Restricted Ownership Interest” means:

(a)           with respect to Borrower, SPE Owner, Guarantor, Affiliated Property Operator and any entity Controlling Borrower, SPE Owner, Guarantor or Affiliated Property Operator:

(1)           if such entity is a limited partnership:

(A)         the interest of any general partner; or

(B)         fifty one percent (51%) or more of all limited partnership interests in such entity;

(2)           if such entity is a limited liability company or a limited liability partnership:

(A)         the interest of any managing member or the contractual rights of any non-member manager; or

(B)         fifty one percent (51%) or more of all membership or other ownership interests in such entity;

(b)           notwithstanding any to the contrary above, with respect to SPE Owner, any Ownership Interests in Borrower;

(c)           notwithstanding any to the contrary above, the amount of Ownership Interests sufficient to have Guarantor retain the power to maintain Control of SPE Owner of Borrower, Borrower and Affiliated Operator; or

(d)           with respect to HTI, the amount of shares of voting stock sufficient to have the power to elect the majority of directors of such corporation or the amount of shares of voting stock sufficient to take HTI private.

“Re-Underwriting Fee” means a non-refundable fee equal to the greater of (a) $50,000 or (b) 75 basis points (0.75%) multiplied by the new Advance amount in connection with any Request for a Future Advance under Section 2.02(c)(2)(B) (Making Advances).

“Review Fee” means the non-refundable fee of $6,000 payable to Lender.

“S&P” means Standard & Poor’s Credit Markets Services, a division of The McGraw-Hill Companies, Inc., a New York corporation, and its successors and assigns, if such successors and assigns shall continue to perform the functions of a securities rating agency.

“Sanctioned Country” means a country subject to a comprehensive country-wide sanctions program administered and enforced by OFAC, which list is updated from time to time.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 31
Schedule 1 (Definitions Schedule)	06-16	© 2016 Fannie Mae

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC, available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time; (b) (1) an agency of the government of a Sanctioned Country, (2) an organization controlled by a Sanctioned Country, or (3) a Person resident in a Sanctioned Country, to the extent any Person described in clauses (1), (2) or (3) is the subject of a sanctions program administered by OFAC; and, (c) a Person whose property and interests in property are blocked pursuant to an Executive Order or regulations administered by OFAC consistent with the guidance issued by OFAC.

“SASA” means a Subordination, Assignment and Security Agreement or Subordination Agreement in a form approved by Lender affecting the Mortgaged Property executed and delivered to Lender by Borrower and any Property Operator as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

“Schedule of Advance Terms” means, individually and collectively as the context may require the Schedule(s) of Advance Terms attached to this Master Agreement as Schedule 3 as of the Initial Effective Date and as such Schedule shall be amended or supplemented with respect to any Future Advance.

“Security Documents” means the Security Instruments and any other documents executed by Borrower or Guarantor from time to time to secure any of Borrower’s or Guarantor’s obligations under the Loan Documents, as the same may be amended, restated, modified or supplemented from time to time.

“Security Instrument” means for each Mortgaged Property, a Multifamily Mortgage, Deed of Trust or Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement given by a Borrower to or for the benefit of Lender to secure the obligations of Borrower under the Loan Documents. With respect to each Mortgaged Property owned by a Borrower, the Security Instrument shall be substantially in the form published by Fannie Mae for use in the state in which the Mortgaged Property is located. The amount secured by the Security Instrument shall be equal to the aggregate original principal amount of all Advances Outstanding in effect from time to time.

“Selected Advance” has the meaning set forth in Section (d) (Application of Release Price) of the Mortgaged Property Release Schedule.

“Senior Management” initially means Todd Jensen and Katie Kurtz.

“Seniors Housing Facility” means a residential housing facility which qualifies as “housing for older persons” under the Fair Housing Amendments Act of 1988 and the Housing for Older Persons Act of 1995, and conforms to the Underwriting and Servicing Requirements, and with respect to any Mortgaged Property, is comprised of and licensed for use as identified on the Summary of Master Terms.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 32
Schedule 1 (Definitions Schedule)	06-16	© 2016 Fannie Mae

“Seniors Housing Facility Lease” if applicable, means, individually and together, any Operating Lease or Sublease.

“Seniors Housing Facility Lease Request” has the meaning set forth in Section 7.02(g)(1) (Seniors Housing Facility Lease) of this Master Agreement.

“Seniors Housing Facility Licensing Designation” means the licensing designation under the laws of the Property Jurisdiction, if applicable, for the Seniors Housing Facility as set forth on the Summary of Master Terms.

“Servicing Arrangement” means any arrangement between Lender and the Loan Servicer for loss sharing or interim advancement of funds.

“Single Purpose” means compliance with Section 4.01(h) (Borrower Status – Representations and Warranties – Single Purpose Status) and Section 4.02(d) (Borrower Status – Covenants – Single Purpose Status) of this Master Agreement.

“Skilled Nursing Property” means a Mortgaged Property comprised of one or more skilled nursing units which are highly regulated and provide 24-hour resident supervision and registered nursing care services.

“SPE Owner” means the general partner, sole member or managing member of Borrower.

“Staggered Substitution” means a Substitution of Additional Mortgaged Property that occurs subsequent to the release of the Release Mortgaged Property.

“Strike Rate” means:

(a)            In determining the Strike Rate for new Interest Rate Caps (other than replacement Interest Rate Caps) purchased in connection with Future Advances that are Variable Advances made under this Master Agreement, the Strike Rate shall be the lower of (x) the percentage approved by Lender and (y) the percentage derived by taking:

(1)           the Net Operating Income for all Mortgaged Properties, minus

(A)          the product of (i) 1.40 and (ii) the payment due on each Fixed Advance provided that:

(1)         each Fixed Advance to be obtained shall be deemed to require level monthly payments of principal and interest (at an interest rate equal to (A) the base United States Treasury Index Rate for securities having a maturity substantially similar to the maturity of the Fixed Advance, plus (B) the Fixed Fee (or until rate locked, the estimated Fixed Fee as determined pursuant to the Underwriting and Servicing Requirements)) in an amount necessary to fully amortize the original principal amount of the Fixed Advance over the Amortization Period (provided, however, if there are no principal payments due on a Fixed Advance during the Interest Rate Cap term for which the Strike Rate is being calculated, then the payments relating to such Fixed Advance shall not be required to include principal amortization for purposes of this calculation);

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 33
Schedule 1 (Definitions Schedule)	06-16	© 2016 Fannie Mae

(2)         each Fixed Advance Outstanding shall be deemed to require level monthly payments of principal and interest as set forth in the Schedule of Advance Terms, (provided, however, if there are no principal payments due on a Fixed Advance during the Interest Rate Cap term for which the Strike Rate is being calculated, then the payments relating to such Fixed Advance shall not be required to include principal amortization for purposes of this calculation);

minus

(B)           the product of (i) 1.20 and (ii) the payment due on each Variable Structured ARM Advance Outstanding, provided that each Variable Structured ARM Advance Outstanding shall be deemed to require monthly payments of principal and interest (at an interest rate equal to (1) the weighted average Strike Rate for all outstanding Interest Rate Caps plus (2) the principal component of the Variable Structured ARM Advance payment(s) equal to the Fixed Monthly Principal Component as set forth in the Schedule of Advance Terms plus (3) the Margin applicable to such non-replacement Interest Rate Caps plus (4) the Monthly Cap Escrow Payments, if any, for the succeeding twelve (12) month period) (provided, however, if there are no principal payments due on a Variable Structured ARM Advance during the Interest Rate Cap term for which the Strike Rate is being calculated, then the payments relating to such Variable Structured ARM Advance shall not be required to include principal amortization for purposes of this calculation). Notwithstanding the foregoing, if there are Variable Structured ARM Advances Outstanding for which there are no Interest Rate Caps outstanding at the time of the calculation, then such Variable Advances shall be included in (3) below;

divided by

(2)           1.20

divided by

(3)           the total of all Variable Advances to be obtained or Variable Advances Outstanding, that were not included in (a)(1)(B), at the time of the calculation of the Strike Rate

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 34
Schedule 1 (Definitions Schedule)	06-16	© 2016 Fannie Mae

minus

(4)           the amortization factor for all Variable Advances to be obtained or Variable Advances Outstanding if principal is to be paid during the Interest Rate Cap term minus

(5)           the Margin (or for Variable Structured ARM Advances to be obtained, until rate locked, the indicative pricing as determined pursuant to the Underwriting and Servicing Requirements).

(b)           In determining the Strike Rate for any replacement Interest Rate Cap purchased in connection with this Master Agreement pursuant to the Cap Security Agreement, the Strike Rate shall be the lower of (x) the percentage approved by Lender and (y) the percentage derived by taking:

(1)           the Net Operating Income for all Mortgaged Properties, minus

(A)         the product of (i) 1.40 and (ii) the payment due on each Fixed Advance provided that each Fixed Advance Outstanding shall be deemed to require level monthly payments of principal and interest (at the Interest Rate for such Fixed Advance as set forth in the Schedule of Advance Terms) in an amount necessary to fully amortize the original principal amount of such Fixed Advance over the Amortization Period, (provided, however, if there are no principal payments due on a Fixed Advance during the Interest Rate Cap term for which the Strike Rate is being calculated, then the payments relating to such Fixed Advance shall not be required to include principal amortization for purposes of this calculation)

minus

(B)         the product of (i) 1.20 and (ii) the payment due on each Variable Structured ARM Advance Outstanding where the applicable Interest Rate Cap is not being replaced in connection with the calculation of the Strike Rate, provided that each Variable Structured ARM Advance Outstanding shall be deemed to require monthly payments of principal and interest (at an interest rate equal to (1) the weighted average Strike Rate for all outstanding Interest Rate Caps plus (2) the principal component of the Variable Structured ARM Advance payment(s) equal to the Fixed Monthly Principal Component as set forth in the Schedule of Advance Terms plus (3) the Margin applicable to such non-replacement Interest Rate Caps plus (4) the Monthly Cap Escrow Payments, if any, for the succeeding twelve (12) month period) (provided, however, if there are no principal payments due on a Variable Structured ARM Advance during the Interest Rate Cap term for which the Strike Rate is being calculated, then the payments relating to such Variable Structured ARM Advance shall not be required to include principal amortization for purposes of this calculation). Notwithstanding the foregoing, if there are Variable Structured ARM Advances Outstanding for which there are no Interest Rate Caps outstanding at the time of the calculation, then such Variable Advances shall be included in (3) below

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 35
Schedule 1 (Definitions Schedule)	06-16	© 2016 Fannie Mae

divided by

(2)           1.20

divided by

(3)           the total of all Variable Advances Outstanding, that were not included in (b)(1)(B), at the time of the calculation minus

(4)           the amortization factor for all Variable Advances to be obtained or Variable Advances Outstanding if principal is to be paid during the Interest Rate Cap term minus

(5)           the Margin (or for Variable Structured ARM Advances to be obtained, until rate locked, the indicative pricing as determined pursuant to the Underwriting and Servicing Requirements).

“Sublease” means, if applicable, any sublease or similar document as amended, restated, replaced, supplemented or otherwise modified from time to time, preapproved in writing by Lender, pursuant to which control of the occupancy, use, operation, maintenance and administration of the Mortgaged Property as a Seniors Housing Facility has been granted by an Operator as sub-lessor to any Person (other than Borrower or Operator) as Sublessee.

“Sublessee” means the Person responsible for the operation and management of the Mortgaged Property pursuant to any Sublease.

“Substitution” has the meaning set forth in Section 2.10(d) (Right to Substitutions).

“Substitution Cost Deposit” has the meaning set forth in the Mortgaged Property Release Schedule.

“Substitution Costs” has the meaning set forth in the Mortgaged Property Release Schedule.

“Substitution Deposit” has the meaning set forth in the Mortgaged Property Release Schedule.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 36
Schedule 1 (Definitions Schedule)	06-16	© 2016 Fannie Mae

“Substitution Fee” means with respect to any Substitution effected in accordance with Section 2.10(d) (Right to Substitutions), a fee in the amount which is the greater of (a) $50,000 or (b) fifty basis points (0.50%) multiplied by the Allocable Facility Amount of the Mortgaged Property being added in connection with the Substitution.

“Summary of Master Terms” means that certain Schedule 2 (Summary of Master Terms) to this Master Agreement.

“Survey” means the as-built survey of each Mortgaged Property prepared in accordance with the Underwriting and Servicing Requirements.

“Taxes” has the meaning set forth in the Security Instrument.

“Term of this Master Agreement” means the period beginning on the Initial Effective Date and ending on the Termination Date.

“Termination Date” means the earlier of (a) the date this Master Agreement is terminated pursuant to a Termination Request and (b) at any time during which Advances are Outstanding, the latest Maturity Date for any Advance Outstanding.

“Termination Documents” means the instruments releasing the Security Instruments as liens on the Mortgaged Properties, UCC-3 Termination Statements terminating the UCC-1 Financing Statements in favor of Lender, and such other documents and instruments necessary to evidence the release of the Collateral from any Lien securing the Indebtedness, and the Notes, all in connection with the termination of this Master Agreement pursuant to Section 2.11 (Termination of Master Agreement).

“Termination Request” means a written request, substantially in the form of Exhibit F to this Master Agreement, to terminate this Master Agreement pursuant to Section 2.11 (Termination of Master Agreement).

“Third Party Operator” means a Property Owner which is not an Affiliated Property Operator.

“Third Party Payments” means all payments and the rights to receive such payments from Medicaid or other federal, state or local programs, boards, bureaus or agencies, and from residents, private insurers or others relating to the Mortgaged Property.

“Three Month LIBOR” means the ICE Benchmark Administration Limited (or any successor administrator) fixing of the London Inter-Bank Offered Rate for three (3) month U.S. Dollar-denominated deposits as reported by Reuters through electronic transmission. If the Index is no longer available, or is no longer posted through electronic transmission, Lender will choose a new index that is based upon comparable information and provide notice thereof to Borrower.

“Title Company” means the title company which provides title insurance for the Mortgaged Property.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 37
Schedule 1 (Definitions Schedule)	06-16	© 2016 Fannie Mae

“Title Policy” means, individually and collectively, the mortgagee’s loan policies of title insurance issued by the Title Company from time to time in connection with the Advances and insuring the lien of the Security Instrument as set forth therein, as approved by Lender, including any endorsements attached thereto.

“Transfer” means:

(a)           as used with respect to Ownership Interests, (1) a sale, assignment, pledge, grant or creation of a lien, encumbrance or security interest, transfer or other disposition (whether voluntary, involuntary, or by operation of law) in any right, title or interest in any Ownership Interest in a Borrower Entity, Affiliated Property Operator, or Identified Party, or (2) the issuance or other creation of new Ownership Interests in a Borrower Entity or Affiliated Property Operator, or (3) a merger or consolidation of Borrower Entity, Affiliated Property Operator, or Identified Party into another entity or of another entity into Borrower Entity or Identified Party as the case may be, or (4) the conversion of a Borrower Entity, Affiliated Property Operator, or Identified Party from one type of entity to another type of entity, or (5) the amendment, modification or any other change in the governing instrument or instruments of Borrower Entity, Affiliated Property Operator, or Identified Party which has the effect of changing the relative powers, rights, privileges, voting rights or economic interests of the Ownership Interests in such Borrower Entity, Affiliated Property Operator, or Identified Party; or (6) the withdrawal, removal or involuntary resignation of any owner or manager of any Borrower Entity, Affiliated Property Operator, or Identified Party;

(b)           as used with respect to a Mortgaged Property, (1) a sale, assignment, lease, pledge, transfer or other disposition (whether voluntary or by operation of law) other than Residential Leases, Material Commercial Leases or non-Material Commercial Leases permitted by this Master Agreement, or (2) a grant, pledge, creation or attachment of a lien (other than a Permitted Encumbrance), encumbrance or security interest (whether voluntary, involuntary, or by operation of law) in, any estate, rights, title or interest in the Mortgaged Property, or any portion thereof.

“Transfer Fee” means a fee equal to one percent (1%) of the unpaid principal balance of the Advances Outstanding (or such lesser amount as determined by Lender) payable to Lender.

“Treasury Regulations” means regulations, revenue rulings and other public interpretations of the Internal Revenue Code by the Internal Revenue Service, as such regulations, rulings and interpretations may be amended or otherwise revised from time to time.

“UCC” has the meaning set forth in the Security Instrument.

“UCC Collateral” has the meaning set forth in the Security Instrument.

“Underwriting and Servicing Requirements” means Lender’s overall requirements for Seniors Housing Facilities in connection with similar loans sold or anticipated to be sold to Fannie Mae, pursuant to Fannie Mae’s then current written guidelines, including, requirements relating to appraisals, property condition assessments, environmental site assessments, and servicing and asset management, as such requirements may be amended, modified, updated, superseded, supplemented or replaced from time to time.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 38
Schedule 1 (Definitions Schedule)	06-16	© 2016 Fannie Mae

“Valuation” means, for any specified date, with respect to a Multifamily Residential Property, (a) if an Appraisal of the Multifamily Residential Property was more recently obtained by Lender than a Capitalization Rate for the Multifamily Residential Property, the Appraised Value of such Multifamily Residential Property, or (b) if a Capitalization Rate for the Multifamily Residential Property was more recently obtained by Lender than an Appraisal of the Multifamily Residential Property, the value derived by dividing—

(1)           the Net Operating Income of such Multifamily Residential Property, by

(2)           the most recent Capitalization Rate determined by Lender.

Notwithstanding the foregoing, any Valuation for a Multifamily Residential Property calculated for a date occurring before the first anniversary of the date on which the Multifamily Residential Property becomes a part of the Collateral Pool shall equal the Appraised Value of such Multifamily Residential Property, unless Lender reasonably determines that changed market or property conditions warrant that the value be determined as set forth in the preceding sentence.

“Variable Advance” means any variable rate execution approved by Lender evidenced by a Variable Note.

“Variable Fee” means for any Variable Advance, the number of basis points per annum determined at the time of funding of such Variable Advance by Lender as the Variable Fee for such Variable Advance.

“Variable Note” means the promissory note (together with all schedules, riders, allonges, addenda, renewals, extensions, amendments and modifications thereto), which will be issued by Borrower to Lender, concurrently with the funding of each Variable Advance, and which promissory note will be the same or substantially similar in form to the then current form of promissory note utilized by Fannie Mae for variable rate loans with the applicable type of loan execution.

“Variable Structured ARM Advance” means a loan made by Lender to Borrower that is anticipated to be sold to Fannie Mae under the Fannie Mae Structured Adjustable Rate Mortgage Program.

“Voidable Transfer” means any fraudulent conveyance, preference or other voidable or recoverable payment of money or transfer of property.

“Yield Maintenance Period End Date” or “Prepayment Premium Period End Date” for any Advance has the meaning set forth in the applicable Schedule of Advance Terms.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 39
Schedule 1 (Definitions Schedule)	06-16	© 2016 Fannie Mae

“Yield Maintenance Period Term” or “Prepayment Premium Period Term” for any Advance has the meaning set forth in the applicable Schedule of Advance Terms.

[Remainder of Page Intentionally Blank]

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 40
Schedule 1 (Definitions Schedule)	06-16	© 2016 Fannie Mae

INITIAL PAGE TO SCHEDULE 1 TO

MASTER CREDIT FACILITY AGREEMENT

Definitions Schedule

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Initial Page
Schedule 1 (Definitions Schedule)	06-16	© 2016 Fannie Mae

SCHEDULE 2 TO

MASTER CREDIT FACILITY AGREEMENT

Summary of Master Terms

I. GENERAL PARTY AND MULTIFAMILY PROJECT INFORMATION
Borrower	(a) ARHC LSSMTMO01, LLC (b) ARHC PVVLGKS01, LLC (c) ARHC SCKCYMO01, LLC (d) ARHC APNVLMI01, LLC
Lender	KeyBank National Association
Key Principal	Healthcare Trust Operating Partnership, LP (f/k/a American Realty Capital Healthcare Trust II Operating Partnership, L.P.) and Healthcare Trust, Inc. (f/k/a American Realty Capital Healthcare Trust II, Inc.)
Guarantor	Healthcare Trust Operating Partnership, LP
Multifamily Project	As shown on Exhibit A
Type of Property	As shown on the SASA for each Mortgaged Property
Seniors Housing Facility Licensing Designation	As shown on the SASA for each Mortgaged Property

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 1
Schedule 2 (Summary of Master Terms)	06-16	© 2016 Fannie Mae

HIPAA Covered Entity

Sunnybrook of Lee’s Summit

Borrower          ☐ Yes           ☒ No

Operator           ☒ Yes           ☐ No

Manager           ☐ Yes           ☒ No

Sunnybrook of Prairie Village

Borrower          ☐ Yes           ☒ No

Operator           ☒ Yes           ☐ No

Manager           ☐ Yes           ☒ No

Sunnybrook of Shoal Creek

Borrower          ☐ Yes           ☒ No

Operator           ☒ Yes           ☐ No

Manager           ☐ Yes           ☒ No

Addington Place

Borrower          ☐ Yes           ☒ No

Operator           ☒ Yes           ☐ No

Manager           ☐ Yes           ☒ No

Medicaid Participant

Sunnybrook of Lee’s Summit

Borrower          ☐ Yes           ☒ No

Operator           ☐ Yes           ☒ No

Manager           ☐ Yes           ☒ No

Sunnybrook of Prairie Village

Borrower          ☐ Yes           ☒ No

Operator           ☐ Yes           ☒ No

Manager           ☐ Yes           ☒ No

Sunnybrook of Shoal Creek

Borrower          ☐ Yes           ☒ No

Operator           ☐ Yes           ☒ No

Manager           ☐ Yes           ☒ No

Addington Place

Borrower          ☐ Yes           ☒ No

Operator           ☒ Yes           ☐ No

Manager           ☐ Yes           ☒ No

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 2
Schedule 2 (Summary of Master Terms)	06-16	© 2016 Fannie Mae

Property Operator(s)

Sunnybrook of Lee’s Summit

Operator       ARHC LSSMTMO01 TRS, LLC

Manager       Cedarhurst Living, LLC

Sunnybrook of Prairie Village

Operator       ARHC PVVLGKS01 TRS, LLC

Manager       Cedarhurst Living, LLC

Sunnybrook of Shoal Creek

Operator       ARHC SCKCYMO01 TRS, LLC

Manager       Cedarhurst Living, LLC

Addington Place

Operator       ARHC APNVLMI01 TRS, LLC

Manager       Homestead Management Group, LLC

Affiliated Property Operator(s)	☒ Yes – All Operators listed above are Affiliated Property Operator(s) ☐ No
Maximum Permitted Equipment Financing	Two percent (2%) of the Outstanding Advance Amount.
ADDRESSES
Borrower’s General Business Address	c/o Healthcare Trust, Inc. 405 Park Avenue, 7th Floor New York, NY 10022 Attention: W. Todd Jensen Email: tjensen@ar-global.com
Borrower’s Notice Address	c/o Healthcare Trust, Inc. 405 Park Avenue, 7th Floor New York, NY 10022 Attention: W. Todd Jensen Email: tjensen@ar-global.com

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 3
Schedule 2 (Summary of Master Terms)	06-16	© 2016 Fannie Mae

With a copy to:

c/o Healthcare Trust, Inc.

405 Park Avenue, 14th Floor

New York, New York 10022

Attention: Jeremy Eichel

Email: JEichel@ar-global.com

and to

Katten Muchin Rosenman LLP
2900 K Street NW, North Tower - Suite 200

Washington, DC 20007-5118
Attention: Jeffrey S. Scharff
Email: jeff.scharff@kattenlaw.com

Multifamily Project Address	As shown on Exhibit A
Key Principal’s General Business Address	c/o Healthcare Trust, Inc. 405 Park Avenue, 7th Floor New York, NY 10022 Attention: W. Todd Jensen Email: tjensen@ar-global.com
Key Principal’s Notice Address

c/o Healthcare Trust, Inc.

405 Park Avenue, 7th Floor

New York, NY 10022

Attention: W. Todd Jensen

Email: tjensen@ar-global.com

With a copy to:

c/o Healthcare Trust, Inc.

405 Park Avenue, 14th Floor

New York, New York 10022

Attention: Jeremy Eichel

Email: JEichel@ar-global.com

and to

Katten Muchin Rosenman LLP
2900 K Street NW, North Tower - Suite 200

Washington, DC 20007-5118
Attention: Jeffrey S. Scharff
Email: jeff.scharff@kattenlaw.com

Guarantor’s General Business Address	c/o Healthcare Trust, Inc. 405 Park Avenue, 7th Floor New York, NY 10022 Attention: W. Todd Jensen Email: tjensen@ar-global.com

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 4
Schedule 2 (Summary of Master Terms)	06-16	© 2016 Fannie Mae

Guarantor’s Notice Address

c/o Healthcare Trust, Inc.

405 Park Avenue, 7th Floor

New York, NY 10022

Attention: W. Todd Jensen

Email: tjensen@ar-global.com

With a copy to:

c/o Healthcare Trust, Inc.

405 Park Avenue, 14th Floor

New York, New York 10022

Attention: Jeremy Eichel

Email: JEichel@ar-global.com

and to

Katten Muchin Rosenman LLP
2900 K Street NW, North Tower - Suite 200

Washington, DC 20007-5118
Attention: Jeffrey S. Scharff
Email: jeff.scharff@kattenlaw.com

Lender’s General Business Address	c/o KeyBank Real Estate Capital – Servicing Dept. 11501 Outlook Street, Suite #300 Overland Park, Kansas 66211 Mailcode: KS-01-11-0501 Attn: Servicing Manager
Lender’s Notice Address	c/o KeyBank Real Estate Capital – Servicing Dept. 11501 Outlook Street, Suite #300 Overland Park, Kansas 66211 Mailcode: KS-01-11-0501 Attn: Servicing Manager Gina_Sullivan@keybank.com
Lender’s Payment Address	KeyBank Real Estate Capital P.O. Box 145404 Cincinnati, OH 45250

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 5
Schedule 2 (Summary of Master Terms)	06-16	© 2016 Fannie Mae

Manager’s General Business Address

Sunnybrook of Prairie Village, Sunnybrook of Shoal Creek and Sunnybrook of Lee’s Summit

Cedarhurst Living, LLC

c/o Joshua Stevens

120 South Central Avenue, Suite 725

Clayton, Missouri 63105

jstevens@cedarhurstliving.com

Addington Place

Homestead Management Group

21800 Haggerty Rd. #205

Northville, MI 48167

carlsimcox@gmail.com

Manager’s Notice Address

Sunnybrook of Prairie Village, Sunnybrook of Shoal Creek and Sunnybrook of Lee’s Summit

Cedarhurst Living, LLC

c/o Joshua Stevens

120 South Central Avenue, Suite 725

Clayton, Missouri 63105

jstevens@cedarhurstliving.com

Addington Place

Homestead Management Group

21800 Haggerty Rd. #205

Northville, MI 48167

carlsimcox@gmail.com

Operator’s General Business Address	c/o Healthcare Trust, Inc. 405 Park Avenue, 7th Floor New York, NY 10022 Attention: W. Todd Jensen Email: tjensen@ar-global.com
Operator’s Notice Address

c/o Healthcare Trust, Inc.

405 Park Avenue, 7th Floor

New York, NY 10022

Attention: W. Todd Jensen

Email: tjensen@ar-global.com

With a copy to:

c/o Healthcare Trust, Inc.

405 Park Avenue, 14th Floor

New York, New York 10022

Attention: Jeremy Eichel

Email: JEichel@ar-global.com

and to

Katten Muchin Rosenman LLP
2900 K Street NW, North Tower - Suite 200

Washington, DC 20007-5118
Attention: Jeffrey S. Scharff
Email: jeff.scharff@kattenlaw.com

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 6
Schedule 2 (Summary of Master Terms)	06-16	© 2016 Fannie Mae

Sublessee’s General Business Address	N/A
Sublessee’s Notice Address	N/A

II. RESERVE INFORMATION
Completion Period	Within twelve (12) months after the Effective Date or as otherwise shown on the Required Repair Schedule (provided that life safety Repairs shall be completed prior to the Effective Date unless the Mortgaged Property is being acquired in an arm’s-length transaction with an unrelated third party, in which case life safety Repairs shall be completed within one (1) month of the Effective Date).
Initial Replacement Reserve Deposit	As set forth on the Required Replacement Schedule
Maximum Inspection Fee	$950
Maximum Repair Disbursement Interval	One time per calendar quarter
Maximum Replacement Reserve Disbursement Interval	One time per calendar quarter
Minimum Repairs Disbursement Amount	$5,000
Minimum Replacement Reserve Disbursement Amount	$5,000

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 7
Schedule 2 (Summary of Master Terms)	06-16	© 2016 Fannie Mae

Monthly Replacement Reserve Deposit	As set forth on the Required Replacement Schedule
Repair Threshold	$25,000
Repairs Escrow Account Administrative Fee	$1,000, payable annually
Repairs Escrow Deposit	As set forth on the Required Repair Schedule
Replacement Reserve Account Administration Fee	$1,000, payable annually
Replacement Reserve Account Interest Disbursement Frequency	Quarterly
Replacement Threshold	$5,000

[Remainder of Page Intentionally Blank]

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 8
Schedule 2 (Summary of Master Terms)	06-16	© 2016 Fannie Mae

INITIAL PAGE TO SCHEDULE 2 TO

MASTER CREDIT FACILITY AGREEMENT

Summary of Master Terms

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Initial Page
Schedule 2 (Summary of Master Terms)	06-16	© 2016 Fannie Mae

SCHEDULE 3.1 TO

MASTER CREDIT FACILITY AGREEMENT

Schedule of Advance Terms

VARIABLE STRUCTURED ARM ADVANCE

III. INFORMATION FOR $30,000,000 VARIABLE ADVANCE MADE October 31, 2016
Adjustable Rate	Until the first Rate Change Date, the Initial Adjustable Rate, and from and after each Rate Change Date following the first Rate Change Date until the next Rate Change Date, a per annum interest rate that is the sum of (i) the Current Index, and (ii) the Margin, which sum is then rounded to the nearest three (3) decimal places; provided, however, that the Adjustable Rate shall never be less than the Margin.
Advance Amount	$30,000,000
Advance Term	120 months.
Advance Year	The period beginning on the Effective Date and ending on the last day of October, 2017, and each successive twelve (12) month period thereafter.
Amortization Type	[Select only one:] ☐ Amortizing ☐ Full Term Interest Only ☒ Partial Interest Only
Current Index	The published Index that is effective on the Business Day immediately preceding the applicable Rate Change Date.
Effective Date	October 31, 2016
First Payment Date	The first day of December, 2016.
First Principal and Interest Payment Date	The first day of December, 2021.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 1
Schedule 3.1 (Schedule of Advance Terms)	06-16	© 2016 Fannie Mae

Fixed Monthly Principal Component	$45,858.81
Fixed Rate Amortization Factor	4.05% per annum
Index	One Month LIBOR
Initial Adjustable Rate	3.15% per annum.
Initial Monthly Debt Service Payment	$78,750.00
Interest Accrual Method	Actual/360 (computed on the basis of a three hundred sixty (360) day year and the actual number of calendar days during the applicable month, calculated by multiplying the unpaid principal balance of the Advance by the Interest Rate, dividing the product by three hundred sixty (360), and multiplying the quotient obtained by the actual number of days elapsed in the applicable month).
Interest Only Term	60 months.
Interest Rate Type	Structured ARM
Last Interest Only Payment Date	The first day of November, 2021.
Margin	2.62%
Maturity Date	The first day of November, 2026, or any later date to which the Maturity Date may be extended (if at all) pursuant to this Master Agreement in connection with an election by Borrower to convert the Interest Rate on the Advance to a fixed rate pursuant to the terms of this Master Agreement, or any earlier date on which the unpaid principal balance of the Advance becomes due and payable by acceleration or otherwise.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 2
Schedule 3.1 (Schedule of Advance Terms)	06-16	© 2016 Fannie Mae

Monthly Debt Service Payment

(i)           for the First Payment Date, the Initial Monthly Debt Service Payment;

(ii)          for each Payment Date thereafter through and including the Last Interest Only Payment Date, the amount obtained by multiplying the unpaid principal balance of the Advance by the Adjustable Rate, dividing the product by three hundred sixty (360), and multiplying the quotient by the actual number of days elapsed in the applicable month;

(iii)         for the First Principal and Interest Payment Date and each Payment Date thereafter until the Advance is fully paid, an amount equal to the sum of:

(1)          the Fixed Monthly Principal Component; plus

(2)          an interest payment equal to the amount obtained by multiplying the unpaid principal balance of the Advance by the Adjustable Rate, dividing the product by three hundred sixty (360), and multiplying the quotient by the actual number of days elapsed in the applicable month.

Payment Change Date	The first (1st) day of the month following each Rate Change Date until the Advance is fully paid.
Prepayment Lockout Period	The first (1st) Advance Year of the term of the Advance.
Rate Change Date	The First Payment Date and the first (1st) day of each month thereafter until the Advance is fully paid.
Remaining Amortization Period	As of the First Principal and Interest Payment Date and each Payment Date thereafter, the Amortization Period minus the number of scheduled principal and interest Monthly Debt Service Payments that have elapsed since the Effective Date.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 3
Schedule 3.1 (Schedule of Advance Terms)	06-16	© 2016 Fannie Mae

IV. YIELD MAINTENANCE/PREPAYMENT PREMIUM INFORMATION
Prepayment Premium Term	The period beginning on the Effective Date and ending on the last calendar day of the fourth (4th) month prior to the month in which the Maturity Date occurs.

[Remainder of Page Intentionally Blank]

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 4
Schedule 3.1 (Schedule of Advance Terms)	06-16	© 2016 Fannie Mae

INITIAL PAGE TO SCHEDULE 3.1 TO

MASTER CREDIT FACILITY AGREEMENT

Schedule of Advance Terms

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Initial Page
Schedule 3.1 (Schedule of Advance Terms)	06-16	© 2016 Fannie Mae

SCHEDULE 4.1 TO

MASTER CREDIT FACILITY AGREEMENT

Prepayment Premium Schedule

(1% Prepayment Premium – ARM, SARM)

1.             Defined Terms.

All capitalized terms used but not defined in this Prepayment Premium Schedule shall have the meanings assigned to them in the Master Agreement.

2.            Prepayment Premium.

(a)          Any Prepayment Premium payable under Section 2.04 (Prepayment; Prepayment Lockout; Prepayment Premium) of the Master Agreement shall be equal to the following percentage of the amount of principal being prepaid at the time of such prepayment, acceleration or application:

Prepayment Lockout Period	5.00%
Second Loan Year, and each Loan Year thereafter	1.00%

(b)          Notwithstanding the provisions of Section 2.04 (Prepayment; Prepayment Lockout; Prepayment Premium) of the Master Agreement or anything to the contrary in this Prepayment Premium Schedule, no Prepayment Premium shall be payable with respect to any prepayment made on or after the last calendar day of the fourth (4th) month prior to the month in which the Maturity Date occurs.

[Remainder of Page Intentionally Blank]

Master Credit Facility Agreement (Seniors Housing)	Form 6104.11 [modified]	Page 1
Schedule 4.1 (Prepayment Premium Schedule)	01-11	© 2016 Fannie Mae

INITIAL PAGE TO SCHEDULE 4.1 TO

MASTER CREDIT FACILITY AGREEMENT

Prepayment Premium Schedule

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6104.11 [modified]	Initial Page
Schedule 4.1 (Prepayment Premium Schedule)	01-11	© 2016 Fannie Mae

SCHEDULE 5 TO

MASTER CREDIT FACILITY AGREEMENT

Required Replacement Schedule

Mortgaged Property Name:     Addington Place

Item
Asphalt Seal Coat and Striping
Caulk - Cladding
Roof Replacement (Phase I Only)
Common Area Carpet
Common Area Washers & Dryers
Common Area FFE & Hard Goods
Common Area Kitchen Equipment
Gas Fired Package Units
Packaged Thermal Air Conditioning Unit (PTAC)
Domestic Hot Water Heater Tank Type (80 gallons)
Carpet Flooring Replacement
FFE Unit Hard Goods

		Per Unit
Initial Deposit	$0.00	$0

Monthly Deposit	$4,464	$744

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 1
Schedule 5 (Required Replacement Schedule)	06-16	© 2016 Fannie Mae

Mortgaged Property Name:     Lee’s Summit

Item
Asphalt Seal Coat and Striping
Paint/Caulk - Cladding
Common Area Carpet
Common Area FFE
Condenser, Remote - Component
Packaged Terminal Air Conditioning Unit (PTAC)
Domestic Hot Water Heater Tank Type Central
Fire Alarm Control Panel
Carpet Flooring Replacement
Vinyl Flooring Replacement
Refrigerators

		Per Unit
Initial Deposit	$0.00	$0.00

Monthly Deposit	$2,051	$337

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 2
Schedule 5 (Required Replacement Schedule)	06-16	© 2016 Fannie Mae

Mortgaged Property Name:     Prairie Village

Item
Asphalt Seal Coat and Striping
Paint/Caulk - Cladding
Common Area Carpet
Common Area FFE
Packaged Terminal Air Conditioning Unit (PTAC)
Domestic Water Heater Tank Type Central
Carpet Flooring Replacement
Vinyl Flooring Replacement

		Per Unit
Initial Deposit	$0	$0

Monthly Deposit	$1,775	$300

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 3
Schedule 5 (Required Replacement Schedule)	06-16	© 2016 Fannie Mae

Mortgaged Property Name:     Shoal Creek

Item
Asphalt-Seal Coat and Striping
Paint/Caulk-Cladding
Common Area Carpet
Common Area FFE
Condenser, Remote - Component
Packaged Terminal Air Conditioning Unit (PTAC)
Domestic Water Heater Tank Type Central
Fire Alarm Control Panel
Carpet Flooring Replacement
Vinyl Flooring Replacement
Refrigerators

		Per Unit
Initial Deposit	$0.00	$0.00

Monthly Deposit	$2,051	$337

[Remainder of Page Intentionally Blank]

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 4
Schedule 5 (Required Replacement Schedule)	06-16	© 2016 Fannie Mae

INITIAL PAGE TO SCHEDULE 5 TO

MASTER CREDIT FACILITY AGREEMENT

Required Replacement Schedule

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Initial Page
Schedule 5 (Required Replacement Schedule)	06-16	© 2016 Fannie Mae

SCHEDULE 6 TO

MASTER CREDIT FACILITY AGREEMENT

Required Repair Schedule

Mortgaged Property Name:     Addington Place

Required Repair Schedule
Repair Description	Estimated Cost	Maximum Repair Escrow (125%)	Completion Date
None	$0.00

Total Repairs	$0.00

Total Repairs Escrow

Mortgaged Property Name:     Lee’s Summit

Required Repair Schedule
Repair Description	Estimated Cost	Maximum Repair Escrow (125%)	Completion Date
Pavement Sectional Replacements	$1,750		12 Months

Total Repairs	$1,750

Total Repairs Escrow		Funding Waived

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 1
Schedule 6 (Required Repair Schedule)	06-16	© 2016 Fannie Mae

Mortgaged Property Name:     Prairie Village

Required Repair Schedule
Repair Description	Estimated Cost	Maximum Repair Escrow (125%)	Completion Date
None	$0.00

Total Repairs	$0.00

Total Repairs Escrow

Mortgaged Property Name:     Shoal Creek

Required Repair Schedule
Repair Description	Estimated Cost	Maximum Repair Escrow (125%)	Completion Date
None.

Total Repairs

Total Repairs Escrow

Remainder of Page Intentionally Blank]

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 2
Schedule 6 (Required Repair Schedule)	06-16	© 2016 Fannie Mae

INITIAL PAGE TO SCHEDULE 6 TO

MASTER CREDIT FACILITY AGREEMENT

Required Repair Schedule

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Initial Page
Schedule 6 (Required Repair Schedule)	06-16	© 2016 Fannie Mae

SCHEDULE 7 TO

MASTER CREDIT FACILITY AGREEMENT

General Conditions Schedule

Borrower’s right to close any transaction requested in a Request (other than a Termination Request) shall be subject to satisfaction of the following General Conditions precedent, in addition to any other applicable conditions precedent contained in this Master Agreement:

(a)            No Material Adverse Effect.

There has been no Material Adverse Effect since the date of the most recent Compliance Certificate.

(b)            No Default.

There shall exist no Event of Default or Potential Event of Default (that is not otherwise cured by the closing of such Request). The closing of such Request shall not result in an Event of Default or Potential Event of Default.

(c)            No Insolvency.

Receipt by Lender on the Effective Date for the Request of evidence satisfactory to Lender that neither Borrower nor Affiliated Property Operator nor any general partner or sole member of Borrower nor Affiliated Property Operator is Insolvent or will be rendered Insolvent by the transactions contemplated by the Loan Documents or, after giving effect to such transactions, will be left with an unreasonably small capital with which to engage in its business or undertakings, or will have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature or will have intended to hinder, delay or defraud any existing or future creditor.

(d)            Representations and Warranties.

All representations and warranties made by Borrower, Affiliated Property Operator, and Guarantor in the Loan Documents shall be true and correct on the Effective Date for the Request with the same force and effect as if such representations and warranties had been made on and as of the Effective Date for the Request.

(e)            Payment of Expenses.

The payment by Borrower of Lender’s and Fannie Mae’s reasonable third party out-of-pocket fees and expenses payable in accordance with this Master Agreement, including the legal fees and expenses described in Section 4.02(g) (Payments of Costs, Fees, and Expenses) of this Master Agreement whether or not the Request closes; provided, however, if Borrower makes a Request and fails to close on a Request for any reason other than the default by Lender, then Borrower shall also pay to Lender and Fannie Mae all actual damages incurred by Lender and Fannie Mae in connection with the failure to close.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 1
Schedule 7 (General Conditions Schedule)	06-16	© 2016 Fannie Mae

(f)            No Untrue Statements.

The Loan Documents shall not contain any untrue or misleading statement of a material fact and shall not fail to state a material fact necessary to make the information contained therein not misleading.

(g)            Covenants.

Borrower and Guarantor are in full compliance with each of the covenants contained in the Loan Documents and Affiliated Property Operator is in compliance with the covenants in the SASA, without giving effect to any notice and cure rights of Borrower, Affiliated Property Operator, or Guarantor.

(h)            Delivery of Closing Documents.

The receipt by Lender of the following, each dated as of the Effective Date for the Request, in form and substance satisfactory to Lender in all respects:

(1)         the Loan Documents relating to such Request including a Compliance Certificate and an Organizational Certificate; and

(2)         such other documents, instruments, approvals (and, if requested by Lender, certified duplicates of executed copies thereof) and opinions as Lender may reasonably request.

[Remainder of Page Intentionally Blank]

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 2
Schedule 7 (General Conditions Schedule)	06-16	© 2016 Fannie Mae

INITIAL PAGE TO SCHEDULE 7 TO

MASTER CREDIT FACILITY AGREEMENT

General Conditions Schedule

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Initial Page
Schedule 7 (General Conditions Schedule)	06-16	© 2016 Fannie Mae

SCHEDULE 8 TO

MASTER CREDIT FACILITY AGREEMENT

Property-Related Documents Schedule

With respect to any Additional Mortgaged Property or Future Advance, it shall be a condition precedent that Lender receive from Borrower each of the documents and reports required by Lender in connection with the addition of such Mortgaged Property to the Collateral Pool or making of such Future Advance and, each of the following, each dated as of the applicable Effective Date, in form and substance satisfactory to Lender in all respects (the “Property-Related Documents”):

(a)            a commitment for the Title Policy applicable to each Mortgaged Property being added and a pro forma Title Policy based on the commitment in the amount of title insurance afforded by the Title Policy for each Mortgaged Property being added to the Collateral Pool (1) if tie-in endorsements are available for all or a portion of the Mortgaged Properties, in an aggregate amount equal to the combined Allocable Facility Amounts for all of the Mortgaged Properties covered by the tie-in endorsements, not to exceed the amount of the aggregate original principal amount of all Advances Outstanding, or (2) if a tie-in endorsement is not available for any Mortgaged Property, then with respect to such Mortgaged Properties not subject to the tie-in endorsement an amount equal to one hundred twenty-five percent (125%) of the Valuation of such Mortgaged Property not subject to the tie-in endorsement (or such lesser amount that is the maximum allowed by law or regulation);

(b)            a Security Instrument for each Additional Mortgaged Property. The amount secured by each Security Instrument shall be equal to the aggregate original principal amount of all Advances Outstanding in effect from time to time;

(c)            a SASA for each Additional Mortgaged Property;

(d)            a title instruction letter directing the Title Company to file and/or record in all applicable jurisdictions, all applicable Loan Documents required by Lender to be filed or recorded, including duly executed and delivered original copies of the Security Instruments covering the applicable Mortgaged Properties and UCC-1 Financing Statements covering the portion of the Collateral comprised of personal property, and other appropriate instruments, in form and substance satisfactory to Lender and in form proper for recordation, as may be necessary in the opinion of Lender to perfect the Liens created by the applicable Security Instruments and SASAs and any other Loan Documents creating a Lien in favor of Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

(e)            if the Title Policy for an Additional Mortgaged Property contains a tie-in endorsement (as available), an endorsement to each Title Policy for each Mortgaged Property in the Collateral Pool containing a tie-in endorsement, adding a reference to the Additional Mortgaged Property;

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 1
Schedule 8 (Property-Related Documents Schedule)	06-16	© 2016 Fannie Mae

(f)            if required by Lender, amendments to this Master Agreement, the Notes, the existing Security Instruments, and the SASAs, reflecting any Addition, Substitution or Future Advance and increase in the secured amount of each Security Instrument, if applicable, and, as to any Security Instrument, the SASAs, or Note so amended or if Lender determines that such endorsement is necessary to maintain the priority of the Lien created in favor of Lender with respect to the Outstanding Indebtedness or to maintain the validity of any Title Policy, the receipt by Lender of an endorsement to each Title Policy insuring the amended Security Instruments, amending the effective date of each Title Policy to the Effective Date and showing no additional exceptions to coverage other than the exceptions shown on the initial Effective Date for such Mortgaged Property, Permitted Encumbrances and other exceptions approved by Lender, together with any reinsurance agreements required by Lender;

(g)            clean UCC searches, judgment searches and tax lien searches on Borrower, Affiliated Property Operator, Guarantor and the sole member, managing member or general partner of Borrower;

(h)            the Insurance Policy (or a certified copy of the Insurance Policy) applicable to the Additional Mortgaged Property;

(i)            unless waived by Lender, the Survey applicable to the Additional Mortgaged Property and approved by Lender (which shall be last revised no less than forty-five (45) days prior to the applicable Effective Date);

(j)            either (1) (A) letters or other evidence with respect to the Additional Mortgaged Property from the appropriate Governmental Authority or a third party zoning report concerning applicable zoning and building laws, and (B) a zoning endorsement to the Title Policy or (2) a zoning opinion letter, in each case in substance satisfactory to Lender;

(k)            a Guaranty or Confirmation of Guaranty by each party providing a Guaranty to Lender;

(l)            a Contribution Agreement or an amendment thereto;

(m)            an Environmental Indemnity Agreement, amendment thereto or Confirmation of Environmental Indemnity Agreement, as required by Lender;

(n)            a Facility Operating Agreement or an amendment thereto applicable to the Additional Mortgaged Property, as approved by Lender;

(o)            an assignment of leases and rents applicable to the Additional Mortgaged Property, if Lender determines one to be necessary or desirable;

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 2
Schedule 8 (Property-Related Documents Schedule)	06-16	© 2016 Fannie Mae

(p)            any required subordination, non-disturbance and attornment agreements and/or estoppel certificates with respect to any commercial leases, master leases and/or ground lease (if any) affecting the Additional Mortgaged Property; and

(q)            such other documents, instruments and approvals (and if requested by Lender, certified duplicates of executed copies thereof) as Lender may reasonably request and which are consistent with the terms of this Master Agreement.

[Remainder of Page Intentionally Blank]

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 3
Schedule 8 (Property-Related Documents Schedule)	06-16	© 2016 Fannie Mae

INITIAL PAGE TO SCHEDULE 8 TO

MASTER CREDIT FACILITY AGREEMENT

Property-Related Documents Schedule

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Initial Page
Schedule 8 (Property-Related Documents Schedule)	06-16	© 2016 Fannie Mae

SCHEDULE 9 TO

MASTER CREDIT FACILITY AGREEMENT

Conversion Schedule

The procedure for converting all or any portion of a Variable Note to a Fixed Note contained in this Conversion Schedule shall apply to all Conversion of Variable Notes to Fixed Notes which are permitted during the Conversion Availability Period.

(a)            Request.

Borrower shall deliver a Conversion Request to Lender. Each Conversion Request shall designate the amount of the Variable Note Outstanding to be converted. Each Conversion Request shall be in the minimum amount of $5,000,000 or such other amount permitted by Lender.

(b)            Underwriting and Terms of Conversion.

(1)         Coverage and LTV Tests; Failure to Underwrite.

After giving effect to the requested Conversion, the Coverage and LTV Tests shall be satisfied. In the event that the Coverage and LTV Tests would not be satisfied after the proposed Conversion, if Borrower continues to elect the Conversion, Borrower shall prepay such Advances or a portion of an Advance to meet the Coverage and LTV Tests and shall pay all Prepayment Premiums and other fees associated with such prepayment.

(2)         Maturity Date of Converted Advances.

Upon Conversion, such converted Note shall have a Maturity Date specified by Borrower, provided that such Maturity Date shall be no earlier than the date that is the first day of the month following the date five (5) years after the Effective Date of such Conversion and, subject to Section 2.03(a)(5) (Maturity Dates), not later than the first day of the month following the date ten (10) years after the Initial Effective Date.

(3)         Interest Rate for Converted Note; Guaranty and Servicing Fee.

The Interest Rate for such converted Note shall be determined by Lender at the time of the Conversion. The guaranty and servicing fee applicable to such converted Note shall be determined by Lender prior to such Conversion.

(c)            Conditions Precedent.

The Conversion of all or a portion of a Variable Note to a Fixed Note on the applicable Effective Date shall be subject to satisfaction of the following conditions precedent:

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 1
Schedule 9 (Conversion Schedule)	06-16	© 2016 Fannie Mae

(1)         satisfaction of the tests set forth in (b) (Underwriting and Terms of Conversion) of this Conversion Schedule;

(2)         receipt by Lender of:

(A)         if required by Lender, an endorsement to each Title Policy, amending the effective date of the Title Policy to the Effective Date and showing no additional exceptions to coverage other than the exceptions shown on the Effective Date when each Title Policy was issued, Permitted Encumbrances and other exceptions approved by Lender;

(B)         clean UCC searches, judgment searches and tax lien searches on Guarantor, Borrower and Affiliated Property Operator and the sole member, managing member or general partner of Borrower;

(C)         the Conversion Fee;

(D)         a Request Opinion; and

(E)         one (1) or more executed, original counterparts of all Conversion Documents, dated as of the Effective Date, each of which shall be in full force and effect and in form and substance satisfactory to Lender in all respects; and

(3)         satisfaction of all General Conditions.

(d)            Closing.

The Effective Date shall occur during the Conversion Availability Period and in connection with a Variable Structured ARM Advance on a Rate Change Date. The Effective Date of a Conversion shall not be earlier than thirty (30) Business Days after Lender’s receipt of the Conversion Request (or on such other date as Borrower and Lender may agree). At the closing, Lender and Borrower shall execute and deliver, at the sole cost and expense of Borrower, in form and substance satisfactory to Lender, the Conversion Documents.

[Remainder of Page Intentionally Blank]

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 2
Schedule 9 (Conversion Schedule)	06-16	© 2016 Fannie Mae

INITIAL PAGE TO SCHEDULE 9 TO

MASTER CREDIT FACILITY AGREEMENT

Conversion Schedule

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Initial Page
Schedule 9 (Conversion Schedule)	06-16	© 2016 Fannie Mae

SCHEDULE 10 TO

MASTER CREDIT FACILITY AGREEMENT

Mortgaged Property Release Schedule

Any Mortgaged Property released from the Collateral Pool pursuant to Section 2.10 (Collateral Events) of this Master Agreement shall be subject to the terms of this Master Agreement including this Mortgaged Property Release Schedule.

(a)           Request.

(1)         To obtain a Release of a Mortgaged Property from the Collateral Pool, Borrower shall deliver a Release Request to Lender which request Borrower shall have the right to rescind at any time prior to the Effective Date of such Release. Borrower shall not be permitted to re-borrow any amounts that will be prepaid in connection with the Release and any prepayments associated with such release shall automatically result in a permanent reduction of the Advances Outstanding.

(2)         In connection with a Substitution, Borrower shall simultaneously deliver to Lender both a completed and executed Release Request and Addition Request pursuant to the Mortgaged Property Addition Schedule (unless the substitute Additional Mortgaged Property has not been identified by Borrower, in which case Borrower shall submit the Addition Request not less than sixty (60) Calendar Days prior to the date on which Borrower desires to add such Additional Mortgaged Property, but not later than sixty (60) Calendar Days prior to the Property Delivery Deadline). The Release Request shall indicate whether Borrower is requesting a simultaneous Substitution or a Staggered Substitution (as described in Section (e)(2)(B) (Closing) of the Mortgaged Property Addition Schedule).

(b)           Underwriting.

(1)           Lender shall release a Released Mortgaged Property pursuant to a Release Request if all of the following conditions are satisfied:

(A)         the resulting Collateral Pool satisfies the Coverage and LTV Tests; and

(B)         the Aggregate Debt Service Coverage Ratio will not be reduced and the Aggregate Loan to Value Ratio will not be increased as a result of such Release.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 1
Schedule 10 (Mortgaged Property Release Schedule)	06-16	© 2016 Fannie Mae

(c)          Release Price

(1)           The “Release Price” for each Release Mortgaged Property means the greater of

(A)         one hundred percent (100%) of the Allocable Facility Amount for the Release Mortgaged Property; and

(B)         one hundred percent (100%) of the amount, if any, of Advances Outstanding that are required to be repaid by Borrower to Lender in connection with the proposed Release of the Release Mortgaged Property from the Collateral Pool so that, immediately after the Release, the provisions of Section (b) (Underwriting) of this Mortgaged Property Release Schedule shall be satisfied.

(2)           In addition to the Release Price, Borrower shall pay to Lender all associated Prepayment Premiums and other amounts due under the Notes evidencing the Advances being repaid. In connection with a Staggered Substitution, Borrower shall post a Substitution Deposit (which shall include the Release Price) pursuant to the terms of this Mortgaged Property Release Schedule.

(d)          Application of Release Price.

(1)           The Release Price for the Release Mortgaged Property shall be applied in reduction of the principal amounts of the Advances Outstanding in the order selected by Borrower, provided that (A) any amount of the Note that Borrower elects to prepay must be prepaid in full or, if the Release Price is not sufficient to do so, the Note shall be the only Note partially prepaid; (B) prepayment is permitted under such Note; (C) any Prepayment Premium due and owing is paid; and (D) interest is paid through the end of the month. If Borrower does not give Lender direction with respect to the application of the Release Price or if the selected Note does not comply with the provisions of (A) and (B) above, then the Release Price shall be applied:

(i)          first against any Variable Advances Outstanding so long as the prepayment is permitted under the Variable Note (and any Prepayment Premium due and owing is paid), until any Variable Advance is no longer Outstanding (provided that, in the event there are multiple Variable Advances Outstanding, Lender shall determine the order of application of the Release Price taking into account factors including the unpaid principal balances of the Variable Notes, and which Variable Note Outstanding has the lowest prepayment costs or highest interest rate);

(ii)         then against any Fixed Advances Outstanding, so long as prepayment is permitted under the applicable Fixed Note (and any Prepayment Premium due and owing is paid) (provided that, in the event there are multiple Fixed Advances Outstanding, Lender shall determine the order of application of the Release Price taking into account factors including the unpaid principal balances of the Fixed Notes, and which Fixed Note Outstanding has the lowest prepayment costs or the highest interest rate).

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 2
Schedule 10 (Mortgaged Property Release Schedule)	06-16	© 2016 Fannie Mae

The Note to be prepaid or partially prepaid as determined pursuant to this Section (d) (Application of Release Price), shall be referred to as the “Selected Advance”.

(2)         In connection with a Substitution, Borrower may substitute a Mortgaged Property that has an estimated Allocable Facility Amount that is less than the Allocable Facility Amount of the Release Mortgaged Property so long as Borrower pays the Release Price associated with the difference between such Allocable Facility Amounts.

(e)            Conditions Precedent.

The Release of a Mortgaged Property from the Collateral Pool is subject to the satisfaction of the following conditions precedent on or before the Effective Date:

(1)         the Selected Advance must be prepayable as of the Effective Date of the Release of such Mortgaged Property;

(2)         receipt by Lender of the fully executed Release Request;

(3)         immediately after giving effect to the requested Release, the provisions of Section (b) (Underwriting) of this Mortgaged Property Release Schedule are satisfied;

(4)         receipt by Lender of the Release Price and all amounts owing under Section (c) (Release Price) of this Mortgaged Property Release Schedule, or, in connection with a Staggered Substitution, receipt by Lender of the Substitution Deposit (inclusive of the Substitution Cost Deposit) to the extent necessary under Section (g)(1) (The Substitution Deposit) of this Mortgaged Property Release Schedule;

(5)         receipt by Lender of the Release Fee, or in connection with a Substitution, receipt by Lender of the Substitution Fee (it being agreed that no Release Fee is payable in connection with a Substitution or Staggered Substitution unless the Addition fails to close);

(6)         receipt by Lender of all legal fees and expenses in connection with a Release Request;

(7)         receipt by Lender of one (1) or more executed, original counterparts of all Release Documents, dated as of the Effective Date, each of which shall be in full force and effect, in form and substance satisfactory to Lender in all respects;

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 3
Schedule 10 (Mortgaged Property Release Schedule)	06-16	© 2016 Fannie Mae

(8)         if required by Lender, amendments to this Master Agreement, the Notes and the Security Instruments, reflecting the release of the Release Mortgaged Property from the Collateral Pool and, as to any Security Instrument or Note so amended or if Lender reasonably determines that such endorsement is necessary to maintain the priority of the Lien created in favor of Lender with respect to the Outstanding Indebtedness or to maintain the validity of any Title Policy, the receipt by Lender of an endorsement to each Title Policy insuring the Security Instruments, amending the effective date of each Title Policy to the Effective Date and showing no additional exceptions to coverage other than the exceptions shown on the initial Effective Date for such Mortgaged Property, Permitted Encumbrances and other exceptions approved by Lender;

(9)         satisfaction of all applicable General Conditions;

(10)        if the Release Mortgaged Property is one phase of a project, and one or more other phases of the project are Mortgaged Properties which will remain in the Collateral Pool (“Remaining Mortgaged Properties”), the Remaining Mortgaged Properties must be able to be operated separately from the Release Mortgaged Property and any other phases of the project which are not Mortgaged Properties, taking into account any cross use agreements or easements, access, utilities, marketability, community services, ownership and operation of the Remaining Mortgaged Properties and any other relevant factors pursuant to the Underwriting and Servicing Requirements. Borrower shall deliver to Lender evidence satisfactory to Lender that this condition precedent is satisfied prior to the closing of the transaction that is the subject of the Request. Borrower acknowledges that none of the Initial Mortgaged Properties are part of a phase of a project;

(11)        after the Release no Borrower, nor any remaining managing member, sole member or general partner of Borrower, owns the Release Mortgaged Property or any portion thereof;

(12)        receipt by Lender of endorsements to the tie-in endorsements of the Title Policies, if deemed necessary by Lender, to reflect the Release. Notwithstanding anything to the contrary herein, no Release of any Mortgaged Property in the Collateral Pool shall be made unless Borrower has provided title insurance to Lender in respect of each of the remaining Mortgaged Properties in the Collateral Pool in an amount equal to one hundred twenty-five percent (125%) of the Initial Valuation of such Mortgaged Properties (which amount shall take into account the title insurance coverage provided by any “tie-in” endorsements); and

(13)        receipt by Lender on the Effective Date of a Confirmation of Obligations and a Confirmation of Guaranty.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 4
Schedule 10 (Mortgaged Property Release Schedule)	06-16	© 2016 Fannie Mae

(f)            Closing.

If all conditions precedent contained in this Master Agreement are satisfied, Lender shall cause the Release Mortgaged Property to be Released on an Effective Date mutually selected by Lender and Borrower, and occurring within thirty (30) days after Lender’s receipt of the Release Request (or on such other date as Borrower and Lender may agree), by executing and delivering, and causing all applicable parties to execute and deliver, all at the sole cost and expense of Borrower, the Release Documents. If approved by Lender, Borrower may prepare the Release Documents and submit them to Lender for its review.

(g)            Staggered Substitution Specific Terms.

The following provisions are applicable to Staggered Substitutions only:

(1)           The Substitution Deposit.

If a Substitution is a Staggered Substitution, on or before the Effective Date of the Release of the Release Mortgaged Property, Borrower shall deposit with Lender the “Substitution Deposit” described below in the form of cash in a non-interest bearing account held by Lender as additional Collateral. In lieu of (or in addition to) depositing cash for the Substitution Deposit, Borrower may post a Letter of Credit as additional Collateral issued by a financial institution reasonably acceptable to Lender in accordance with the Letter of Credit Schedule, with a face amount available to be drawn equal to the Substitution Deposit (less any amount deposited in cash) as additional Collateral.

(2)           Substitution Deposit Amount.

(A)         The “Substitution Deposit” for each proposed Staggered Substitution shall be an amount equal to the sum of:

(i)          the Release Price relating to the Release Mortgaged Property; plus

(ii)         any and all Prepayment Premiums, as applicable, for the Selected Advance determined in accordance with the conditions set forth in Section (d) (Application of Release Price) of this Mortgaged Property Release Schedule, as the Advance(s) that shall be prepaid if the Substitution fails to take place. The Prepayment Premium shall be calculated as of the end of the month in which the Property Delivery Deadline occurs, as if the Selected Advance were to be prepaid in such month; plus

(iii)        estimated costs, expenses and fees of Lender and Fannie Mae pertaining to the Substitution (such costs, fees and expenses, the “Substitution Cost Deposit”);

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 5
Schedule 10 (Mortgaged Property Release Schedule)	06-16	© 2016 Fannie Mae

(iv)        without duplication to any other amounts included in the definition of Substitution Deposit, in the event that (1) at the time of the Release no Note is prepayable (i.e. all Notes are subject to a lockout period) or (2) the Release Price is in excess of all Notes that are open to prepayment, all scheduled principal and interest due and owing through the end of the lockout period with respect to such Selected Advance.

The amount of the required Substitution Deposit shall be recalculated by Lender in the event the Property Delivery Deadline is extended pursuant to Section (e) (Closing) of the Mortgaged Property Addition Schedule, and in the event a Substitution is partially satisfied by the Addition of an Additional Mortgaged Property, as further set forth in Section (f)(2)) (Substitution Deposit Disbursement and Recalculation) of the Mortgaged Property Addition Schedule.

(B)         The Substitution Cost Deposit shall be used by Lender to cover all reasonable out-of-pocket costs and expenses incurred by Lender and Fannie Mae, including any out-of-pocket legal fees and expenses incurred by Fannie Mae and Lender in connection with such Substitution whether such Substitution actually closes (the “Substitution Costs”).

(3)           Continued Obligations; Restriction on Borrowings.

(A)         Borrower shall continue to be obligated to make any regularly scheduled payments of principal and interest due under all Notes Outstanding during the Staggered Substitution period. Until the completion of the Staggered Substitution, no Future Advances will be permitted unless and until the provisions of Section (f)(1) (Failure to Close Substitution) of the Mortgaged Property Addition Schedule are satisfied.

(B)         In connection with a Staggered Substitution, until the Addition of the Additional Mortgaged Property to the Collateral Pool and closing of the Substitution occurs, no Future Advances or other Requests will be permitted, provided that a Termination Request shall be permitted subject to satisfaction of the conditions in Section 2.11 (Termination of Master Agreement), and a Conversion pursuant to a Conversion Request shall be permitted subject to satisfaction of the conditions in the Conversion Schedule; provided further, however, with respect to any Conversion, the Substitution Deposit shall be recalculated based on the provisions in Section (g) (Staggered Substitution Specific Terms) of this Mortgaged Property Release Schedule and Borrower shall deposit with Lender as additional Collateral all increases, if any, in such Substitution Deposit within five (5) days after receipt of notice of the same).

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 6
Schedule 10 (Mortgaged Property Release Schedule)	06-16	© 2016 Fannie Mae

(C)         Notwithstanding anything to the contrary in this Master Agreement, no Staggered Substitution shall be permitted unless immediately after the Release of the Release Mortgaged Property the requirements in Section 2.10(e) (Limitation on Collateral Events) are satisfied.

(h)           Release of Borrower, Guarantor, and Property Operator.

Upon the Release of a Mortgaged Property, Borrower that is the owner of such Release Mortgaged Property (assuming Borrower owns no other Mortgaged Property in the Collateral Pool), Guarantor, and Property Operator shall be released automatically of all obligations solely related to the Release Mortgaged Property as set forth in this Master Agreement and the other Loan Documents, except for any provisions of this Master Agreement and the other Loan Documents that are expressly stated to survive any release or termination or for any liabilities or obligations of such Borrower, Guarantor, or Property Operator which arose prior to the Effective Date of such Release.

[Remainder of Page Intentionally Blank]

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 7
Schedule 10 (Mortgaged Property Release Schedule)	06-16	© 2016 Fannie Mae

INITIAL PAGE TO SCHEDULE 10 TO

MASTER CREDIT FACILITY AGREEMENT

Mortgaged Property Release Schedule

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Initial Page
Schedule 10 (Mortgaged Property Release Schedule)	06-16	© 2016 Fannie Mae

SCHEDULE 11 TO

MASTER CREDIT FACILITY AGREEMENT

Mortgaged Property Addition Schedule

Any Mortgaged Property (including a Mortgaged Property added in connection with a Substitution) added to the Collateral Pool pursuant to Section 2.10 (Collateral Events) of this Master Agreement shall be subject to the terms of this Master Agreement including this Mortgaged Property Addition Schedule.

(a)           Request.

(1)           From time to time, Borrower may deliver to Lender an Addition Request to add one (1) or more Additional Mortgaged Properties to the Collateral Pool.

(2)           Any Addition Request shall be accompanied by the Additional Due Diligence Fees and Additional Due Diligence Fee Deposits. Borrower shall provide Lender information similar to the property-related information required by Lender in connection with the Initial Advances made hereunder and any additional information Lender may reasonably request.

(b)           Underwriting.

(1)           The following tests shall be satisfied as of the Effective Date:

(A)         the proposed Additional Mortgaged Property satisfies the Individual Property Coverage and LTV Tests;

(B)         immediately after such Addition, the Collateral Pool satisfies the Coverage and LTV Tests;

(C)         in connection with a Substitution, the Aggregate Debt Service Coverage Ratio of the Collateral Pool will not be less than the Aggregate Debt Service Coverage Ratio of the Collateral Pool immediately prior to the Release (taking into account any paydown Borrower may make in order to comply with such ratio, subject to the terms of this Master Agreement); and

(D)         in connection with a Substitution, the Aggregate Loan to Value Ratio of the Collateral Pool will not be greater than the Aggregate Loan to Value Ratio of the Collateral Pool immediately prior to the Release (taking into account any paydown Borrower may make in order to comply with such ratio, subject to the terms of this Master Agreement).

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 1
Schedule 11 (Mortgaged Property Addition Schedule)	06-16	© 2016 Fannie Mae

Notwithstanding anything to the contrary in this Master Agreement, no Collateral Event shall be permitted unless immediately after such Collateral Event the provisions of Section 2.10(e) (Limitation on Collateral Events) shall be satisfied.

(2)           Lender shall evaluate the proposed Additional Mortgaged Property in accordance with the Underwriting and Servicing Requirements. Lender shall determine the Loan to Value Ratio of the proposed Additional Mortgaged Property and the Aggregate Loan to Value Ratio applicable to the Collateral Pool on the basis of the lesser of:

(A)         the acquisition price of the proposed Additional Mortgaged Property, if purchased by Borrower within twelve (12) months of the related Addition Request, and

(B)         a Valuation made with respect to the proposed Additional Mortgaged Property.

(3)           After receipt of the Addition Request and all reports, certificates and documents required by Lender to determine compliance with this Mortgaged Property Addition Schedule, Lender shall notify Borrower whether the proposed Additional Mortgaged Property meets the requirements for Additions set forth in this Mortgaged Property Addition Schedule.

(4)           If the proposed Additional Mortgaged Property meets the conditions set forth in this Mortgaged Property Addition Schedule, Lender shall notify Borrower of the Aggregate Debt Service Coverage Ratio, the Aggregate Loan to Value Ratio, and (in connection with any Future Advance made in connection with an Addition) the Advance amount that shall result from the Addition.

(c)            Additional Borrower.

On the Effective Date of the Addition of an Additional Mortgaged Property, the owner of such Additional Mortgaged Property, if such owner is an Additional Borrower, shall become a party to the Contribution Agreement in a manner satisfactory to Lender. Any Additional Borrower shall join into this Master Agreement and other Loan Documents and shall execute and deliver to Lender an amendment adding such Additional Borrower as a party to this Master Agreement and revising the Schedules and Exhibits hereto, as applicable, to reflect the Additional Mortgaged Property and Additional Borrower, in each case satisfactory to Lender. Any Additional Borrower and any related general partner, sole member or managing member must comply with the provisions of this Master Agreement, including the Single Purpose requirements of Section 4.01(h) (Borrower Status – Representations and Warranties – Single Purpose Status) unless otherwise waived by Lender.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 2
Schedule 11 (Mortgaged Property Addition Schedule)	06-16	© 2016 Fannie Mae

(d)            Conditions Precedent.

The Addition of an Additional Mortgaged Property to the Collateral Pool on the applicable Effective Date is subject to the satisfaction of the following conditions precedent:

(1)           satisfaction of the provisions of Section (b) (Underwriting) of this Mortgaged Property Addition Schedule;

(2)           receipt by Lender of the Additional Due Diligence Fee and the Additional Due Diligence Fee Deposit;

(3)           satisfaction of all General Conditions;

(4)           receipt by Lender of all Property-Related Documents;

(5)           receipt by Lender of a Request Opinion; and

(6)           receipt by Lender of a licensing opinion in form and substance satisfactory to Lender in all respects.

(e)           Closing.

(1)           Additions.

Other than in connection with a Substitution, if the proposed Additional Mortgaged Property meets the conditions set forth in this Mortgaged Property Addition Schedule, and Borrower timely elects to add the proposed Additional Mortgaged Property to a Collateral Pool, the proposed Additional Mortgaged Property shall be added to the Collateral Pool on an Effective Date mutually selected by Lender and Borrower, occurring within thirty (30) Business Days after all of the conditions for an Addition have been satisfied (or on such other date as Borrower and Lender may agree).

(2)           Substitutions.

In connection with a Substitution, if the Additional Mortgaged Property satisfies the conditions set forth herein and Borrower timely elects to proceed with the Substitution, the proposed Additional Mortgaged Property shall be added in replacement of the Mortgaged Property being released on an Effective Date selected by Lender and occurring:

(A)         if the Substitution of the proposed Additional Mortgaged Property is to occur simultaneously with the release of the Release Mortgaged Property, within sixty (60) days after Lender’s receipt of Borrower’s Release Request indicating there is to be a Substitution (or on such other date to which Borrower and Lender may agree); or

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 3
Schedule 11 (Mortgaged Property Addition Schedule)	06-16	© 2016 Fannie Mae

(B)         if the Substitution is a Staggered Substitution, within ninety (90) days after the release of such Release Mortgaged Property (provided such date shall be extended an additional ninety (90) days if Borrower provides reasonable evidence of Borrower’s diligent efforts in finding a suitable proposed Additional Mortgaged Property) (the “Property Delivery Deadline”) in accordance with the terms of the Mortgaged Property Release Schedule and this Mortgaged Property Addition Schedule.

(f)            Staggered Substitutions.

(1)           Failure to Close Substitution.

If the Substitution of the proposed Additional Mortgaged Property does not occur by the Property Delivery Deadline, then such Borrower shall have irrevocably waived its right to substitute such Release Mortgaged Property with the proposed Additional Mortgaged Property, and the release of the Release Mortgaged Property shall be deemed to be a Release pursuant to the terms of the Mortgaged Property Release Schedule and shall trigger payment pursuant to the terms of the Mortgaged Property Release Schedule, plus the Release Fee.

(2)           Substitution Deposit Disbursement and Recalculation.

(A)         On or prior to the Effective Date of the Substitution, Lender shall notify Borrower of the actual amount of the Substitution Costs incurred by Lender and Fannie Mae in connection with the Substitution and Borrower shall, on or before the Effective Date of the Substitution, pay to Lender the remainder of such Substitution Costs (if the actual amount of the Substitution Costs exceed the Substitution Cost Deposit (as defined in Section (g) (Staggered Substitution Specific Terms) of the Mortgaged Property Release Schedule) and the other amounts previously deposited with Lender by Borrower) or Lender shall promptly refund to Borrower any Substitution Cost Deposit deposited with Lender by Borrower in excess of the Substitution Costs (if the actual amount of the Substitution Costs is less than the Substitution Cost Deposit deposited with Lender by Borrower).

(B)         At closing of the Substitution, Lender shall disburse or return the Substitution Deposit (as defined in Section (g) (Staggered Substitution Specific Terms) of the Mortgaged Property Release Schedule), as applicable (less any portion of the Substitution Cost Deposit used by Lender to cover all reasonable out-of-pocket costs and expenses incurred by Lender and Fannie Mae, including any out-of-pocket legal fees and expenses incurred by Fannie Mae and Lender in connection with such Substitution), directly to Borrower at such time as the conditions precedent for the Substitution have been satisfied, which must occur no later than the Property Delivery Deadline.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 4
Schedule 11 (Mortgaged Property Addition Schedule)	06-16	© 2016 Fannie Mae

(C)         If, pursuant to Section (b) (Underwriting) of this Mortgaged Property Addition Schedule, Borrower substitutes a Mortgaged Property that has an estimated Allocable Facility Amount that is less than the Allocable Facility Amount of the Release Mortgaged Property and Borrower notifies Lender that no further property will be substituted or Borrower fails to timely identify an additional replacement Mortgaged Property, then Lender shall disburse to Borrower that portion of the Substitution Deposit (less any portion of the Substitution Cost Deposit used by Lender to cover all reasonable out-of-pocket costs and expenses incurred by Lender and Fannie Mae, including any out-of-pocket legal fees and expenses incurred by Fannie Mae and Lender in connection with such Substitution) equal to the Allocable Facility Amount of such substitute Mortgaged Property and apply the remainder of the Substitution Deposit pursuant to Section (d) (Application of Release Price) of the Mortgaged Property Release Schedule.

(D)         Notwithstanding the foregoing, in the event that (i) the Property Delivery Deadline is extended pursuant to Section (e)(2)(B) (Closing) of this Mortgaged Property Addition Schedule or (ii) Borrower adds an Additional Mortgaged Property to the Collateral Pool prior to the Property Delivery Deadline but the addition of such Additional Mortgaged Property has not in and of itself satisfied the requirements of this Mortgaged Property Addition Schedule, Lender shall recalculate the Substitution Deposit. Any reduction, if any, in the Substitution Deposit shall be returned to Borrower, or in the case of a Letter of Credit, such Letter of Credit shall be reduced by such reduction in the Substitution Deposit. Any increase, if any, in the Substitution Deposit shall be paid by Borrower to Lender within three (3) Business Days of notice from Lender.

[Remainder of Page Intentionally Blank]

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 5
Schedule 11 (Mortgaged Property Addition Schedule)	06-16	© 2016 Fannie Mae

INITIAL PAGE TO SCHEDULE 11 TO

MASTER CREDIT FACILITY AGREEMENT

Mortgaged Property Addition Schedule

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Initial Page
Schedule 11 (Mortgaged Property Addition Schedule)	06-16	© 2016 Fannie Mae

SCHEDULE 12 TO

MASTER CREDIT FACILITY AGREEMENT

Intentionally Deleted.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 1
Schedule 12 (Additional Collateral Schedule)	06-16	© 2016 Fannie Mae

SCHEDULE 13 TO

MASTER CREDIT FACILITY AGREEMENT

Ownership Interests Schedule

See attached.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 1
Schedule 13 (Ownership Interests Schedule)	06-16	© 2016 Fannie Mae

Organizational Chart

Sunnybrook of Shoal Creek

9601 North Tulls Drive, Kansas City, MO 64157

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 2
Schedule 13 (Ownership Interests Schedule)	06-16	© 2016 Fannie Mae

Organizational Chart

Sunnybrook of Lee’s Summit

2160 SE Parkway, Lee’s Summit, MO 64063

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 3
Schedule 13 (Ownership Interests Schedule)	06-16	© 2016 Fannie Mae

Organizational Chart

Addington Place

42010 West Seven Mile Road, Northville, MI 48167

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 4
Schedule 13 (Ownership Interests Schedule)	06-16	© 2016 Fannie Mae

Organizational Chart

Sunnybrook of Prairie Village

2700 Somerset Drive, Prairie Village, KS 66206

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 5
Schedule 13 (Ownership Interests Schedule)	06-16	© 2016 Fannie Mae

INITIAL PAGE TO SCHEDULE 13 TO

MASTER CREDIT FACILITY AGREEMENT

Ownership Interests Schedule

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Initial Page
Schedule 13 (Ownership Interests Schedule)	06-16	© 2016 Fannie Mae

SCHEDULE 14 TO

MASTER CREDIT FACILITY AGREEMENT

Future Advance Schedule

Any Future Advance made under this Master Agreement shall be subject to the terms of this Master Agreement including this Future Advance Schedule.

(a)            Request.

Borrower shall deliver a Future Advance Request to Lender. Any Future Advance Request for a Future Advance shall be in the minimum amount of $5,000,000 or such lesser amount permitted by Lender.

(b)            Underwriting.

Any Future Advance shall be subject to satisfaction of the following tests:

(1)           if the Future Advance is being made in connection with a Future Advance pursuant to Section 2.02(c)(2)(B) (Making Advances) the Coverage and LTV Tests would be satisfied and all of the Underwriting and Servicing Requirements shall be satisfied; or

(2)           if the Future Advance is being made in connection with the Addition of an Additional Mortgaged Property, the conditions of Section (b) (Underwriting) of the Mortgaged Property Addition Schedule would be satisfied.

(c)            Conditions Precedent.

The funding of any Future Advance on the applicable Effective Date is subject to the satisfaction of the following conditions precedent:

(1)           satisfaction of the underwriting tests set forth in (b) (Underwriting) above;

(2)           Lender’s determination that the proposed borrower, property operator, key principal, and guarantor meet all of Lender’s eligibility, credit, management and other standards customarily applied by Lender in connection with the origination or purchase of similar mortgage finance structures on similar Seniors Housing Facilities at the time of the Future Advance Request for the Future Advance;

(3)           if required by Lender, if the Future Advance is a Variable Advance, receipt by Lender at least three (3) Business Days prior to the applicable Effective Date of the confirmation of an Interest Rate Cap commitment, in accordance with the Cap Security Agreement, effective as of the Effective Date;

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 1
Schedule 14 (Future Advance Schedule)	06-16	© 2016 Fannie Mae

(4)           if required by Lender, if the Future Advance is a Variable Advance, receipt by Lender, within fifteen (15) days after the applicable Effective Date, of Interest Rate Cap Documents, in accordance with the Cap Security Agreement, effective as of the Effective Date;

(5)           if the Future Advance is a Fixed Advance, delivery of one or more Fixed Notes, duly executed by Borrower, in the amount and reflecting all of the terms of the Fixed Advance;

(6)           if the Future Advance is a Variable Advance, delivery of one or more Variable Notes, duly executed by Borrower, in the amount and reflecting all of the terms of the Variable Advance;

(7)           receipt by Lender of the completed Schedule of Advance Terms and Prepayment Premium Schedule, in each case applicable to the Future Advance, together with an amendment to this Master Agreement in form and substance acceptable to Lender incorporating such Schedules in their entirety to this Master Agreement;

(8)           if the Future Advance is made in connection with the Addition of a Mortgaged Property, satisfaction of the conditions set forth in the Mortgaged Property Addition Schedule including payment receipt by Lender of all fees required pursuant to the Mortgaged Property Addition Schedule;

(9)           if the Future Advance is being made in connection with the Addition of an Additional Mortgaged Property, receipt by Lender of the Additional Origination Fee;

(10)          if the Future Advance is being made under Section 2.02(c)(2)(B) (Making Advances), receipt by Lender of the non-refundable Re-Underwriting Fee;

(11)          receipt by Lender of any other costs and expenses including all legal fees incurred by Lender and Fannie Mae;

(12)          satisfaction of all General Conditions;

(13)          receipt by Lender of a Request Opinion; and

(14)          receipt by Lender of all applicable Property-Related Documents, if applicable.

(d)           Closing of Future Advance.

If the conditions set forth in Section 2.02 (Advances) for a Future Advance are satisfied, Lender shall make the requested Future Advance on an Effective Date mutually selected by Borrower and Lender.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 2
Schedule 14 (Future Advance Schedule)	06-16	© 2016 Fannie Mae

[Remainder of Page Intentionally Blank]

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 3
Schedule 14 (Future Advance Schedule)	06-16	© 2016 Fannie Mae

INITIAL PAGE TO SCHEDULE 14 TO

MASTER CREDIT FACILITY AGREEMENT

Future Advance Schedule

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Initial Page
Schedule 14 (Future Advance Schedule)	06-16	© 2016 Fannie Mae

SCHEDULE 15 TO

MASTER CREDIT FACILITY AGREEMENT

Letter of Credit Schedule

Any Letter of Credit required or permitted pursuant to this Master Agreement shall be subject to the terms of this Master Agreement and this Letter of Credit Schedule. Any Letter of Credit must be issued by a financial institution satisfactory to Fannie Mae (“Issuer”).

(a)            Issuer; Letter of Credit Requirements.

The Letter of Credit shall be in form and substance satisfactory to Lender and Lender shall be entitled (pursuant to Section (b) (Draws Under Letter of Credit) below) to draw under such Letter of Credit solely upon presentation of a sight draft to the Issuer. Any Letter of Credit shall be for a term of at least three hundred sixty-four (364) days (provided that in connection with a Substitution, the term of any Letter of Credit shall be no earlier than the date ten (10) Business Days after the Property Delivery Deadline).

(b)            Draws Under Letter of Credit.

Lender shall have the right to draw monies under the Letter of Credit:

(1)           upon the occurrence of an Event of Default;

(2)           if thirty (30) days prior to the expiration of the Letter of Credit, either the Letter of Credit has not been extended for a term of at least three hundred sixty-four (364) days (provided that in connection with a Substitution, the term of any Letter of Credit shall be at least until the date ten (10) Business Days after the Property Delivery Deadline) or Borrower has not replaced the Letter of Credit with substitute cash collateral in the amount required by Lender;

(3)           upon the downgrading of the ratings of the long-term or short-term debt obligations of the Issuer below a level satisfactory to Fannie Mae, the failure of Borrower within five (5) days after notice of such downgrading to deliver to Lender either (A) an acceptable replacement Letter of Credit or (B) substitute cash collateral in the amount required by Lender; or

(4)           upon the failure to close a Substitution pursuant to Section (f)(1) (Failure to Close Substitution) of the Mortgaged Property Addition Schedule.

(c)            Deposit to Cash Collateral Agreement.

If Lender draws under the Letter of Credit pursuant to this Master Agreement or Section (b) (Draws Under Letter of Credit) above for reasons other than an Event of Default, Lender shall deposit such draw monies into a Cash Collateral Account until the earliest of the following events occurs:

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 1
Schedule 15 (Letter of Credit Schedule)	06-16	© 2016 Fannie Mae

(1)           Borrower presents an acceptable replacement Letter of Credit and Lender agrees to accept such Letter of Credit (provided that any agreement by Lender to accept a replacement Letter of Credit will be conditioned upon Borrower’s payment of all administrative and legal costs incurred by Lender and Fannie Mae in connection with the replacement of the Letter of Credit);

(2)           the applicable provisions of this Master Agreement pursuant to which the Letter of Credit was provided are satisfied;

(3)           Borrower pays all amounts due and payable under the Loan Documents and Lender releases the liens of all Security Instruments;

(4)           Lender consents to Borrower’s request to apply the funds to the principal balance of a Note specified by Borrower and to any Prepayment Premium due in connection with such application; or

(5)           an Event of Default occurs and Lender elects to apply the proceeds as described below in Section (d) (Default Draws) of this Letter of Credit Schedule.

(d)            Default Draws.

If Lender draws under the Letter of Credit pursuant to Section (b) (Draws Under Letter of Credit) of this Letter of Credit Schedule as a result of an Event of Default, Lender shall have the right to use monies drawn under the Letter of Credit for any of the following purposes:

(1)           to pay any amounts required to be paid by Borrower under the Loan Documents (including, without limitation, any amounts required to be paid to Lender under this Master Agreement);

(2)           to prepay any Note (on Borrower’s behalf, or on its own behalf, if Lender becomes the owner of any Mortgaged Property) in whole or in part, including any Prepayment Premium;

(3)           to deposit monies into the Cash Collateral Account; or

(4)           to exercise any other remedies available to Lender pursuant to this Master Agreement.

(e)            Legal Opinion.

Prior to or simultaneous with the delivery of any new Letter of Credit (but not the extension of any existing Letter of Credit), Borrower shall cause the Issuer’s counsel to deliver a legal opinion satisfactory in form and substance to Lender.

[Remainder of Page Intentionally Blank]

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 2
Schedule 15 (Letter of Credit Schedule)	06-16	© 2016 Fannie Mae

INITIAL PAGE TO SCHEDULE 15 TO

MASTER CREDIT FACILITY AGREEMENT

Letter of Credit Schedule

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Initial Page
Schedule 15 (Letter of Credit Schedule)	06-16	© 2016 Fannie Mae

SCHEDULE 16 TO

MASTER CREDIT FACILITY AGREEMENT

Exceptions to Representations and Warranties Schedule

6.01(f)(1)

Vehicles for the Shoal Creek, Prairie Village and Lee’s Summit Mortgaged Properties are currently titled to the prior facility operator. Titles are in the process of being transferred to the Manager.

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Page 1
Schedule 16 (Exceptions to Representations and Warranties Schedule)	06-16	© 2016 Fannie Mae

INITIAL PAGE TO SCHEDULE 16 TO

MASTER CREDIT FACILITY AGREEMENT

Exceptions to Representations and Warranties Schedule

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6001.MCFA.SRS	Initial Page
Schedule 16 (Exceptions to Representations and Warranties Schedule)	06-16	© 2016 Fannie Mae

SCHEDULE 17 TO

MASTER CREDIT FACILITY AGREEMENT

Waiver of Imposition Deposits

The foregoing Master Agreement is hereby modified as follows:

1.            Capitalized terms used and not specifically defined herein have the meanings given to such terms in this Master Agreement.

2.            The Definitions Schedule is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Insurance Impositions” means the premiums for maintaining all Required Insurance Coverage.

“Required Insurance Coverage” means the insurance coverage required pursuant to Article 9 (Insurance) of this Master Agreement and under any other Loan Document.

3.            Section 12.02 (Imposition Deposits, Taxes, and Other Charges – Covenants) of this Master Agreement is hereby amended by adding the following provisions to the end thereof:

(b)           Conditional Waiver of Collection of Imposition Deposits.

(1)           Notwithstanding anything contained in this Section 12.02 (Imposition Deposits, Taxes, and Other Charges – Covenants) to the contrary, Lender hereby agrees to waive the collection of Imposition Deposits for Insurance Impositions, provided, that:

(A)         Borrower shall pay such Insurance Impositions directly to the carrier or agent ten (10) days prior to expiration or as necessary to prevent the Required Insurance Coverage from lapsing due to non-payment of premiums;

(B)         Borrower shall provide Lender with proof of payment acceptable to Lender of all Insurance Impositions within five (5) days after the date such Insurance Impositions are paid; and

(C)         Borrower shall cause its insurance agent to provide Lender with such certifications regarding the Required Insurance Coverage as Lender may request from time to time evidencing that the Insurance Impositions have been paid in a timely manner and that all of the Required Insurance Coverage is in full force and effect.

Master Credit Facility Agreement (Seniors Housing)	Form 6228 [modified]	Page 1
Schedule 17 (Waiver of Imposition Deposits)	04-12	© 2013 Fannie Mae

(2)         Lender reserves the right to require Borrower to deposit the Imposition Deposits with Lender on each Payment Date for Insurance Impositions in accordance with this Section 12.02 (Imposition Deposits, Taxes, and Other Charges – Covenants):

(A)         upon Borrower’s failure to pay Insurance Impositions or to provide Lender with proof of payment of Insurance Impositions as required in this Section 12.02(b) (Conditional Waiver of Collection of Imposition Deposits);

(B)         upon Borrower’s failure to maintain insurance coverage in accordance with the requirements of Article 9 (Insurance);

(C)         upon the occurrence of any Transfer which is not permitted by the Loan Documents, or any Transfer which requires Lender’s consent; or

(D)         during the continuance of an Event of Default under any of the other terms, conditions and covenants set forth in this Master Agreement or any of the other Loan Documents.

(3)         Except as specifically provided in this Section 12.02(b) (Conditional Waiver of Collection of Imposition Deposits), the provisions of Article 9 (Insurance) shall remain in full force and effect.

[Remainder of Page Intentionally Blank]

Master Credit Facility Agreement (Seniors Housing)	Form 6228 [modified]	Page 2
Schedule 17 (Waiver of Imposition Deposits)	04-12	© 2013 Fannie Mae

INITIAL PAGE TO SCHEDULE 17 TO

MASTER CREDIT FACILITY AGREEMENT

Waiver of Imposition Deposits

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6228 [modified]	Initial Page
Schedule 17 (Waiver of Imposition Deposits)	04-12	© 2013 Fannie Mae

SCHEDULE 18 TO

MASTER CREDIT FACILITY AGREEMENT

Seniors Housing – Skilled Nursing

As of the date any Mortgaged Property that has skilled nursing units is added to the Collateral Pool, the foregoing Master Agreement shall be automatically modified as follows:

1.            Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Master Agreement.

2.            The Definitions Schedule is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Quarterly Testing” means Lender’s performance of a Skilled Nursing Compliance Calculation on a quarterly basis for the prior consecutive six (6) month period.

“Skilled Nursing Compliance Calculation” means Lender’s periodic calculation of the Skilled Nursing Net Operating Income Percentage to determine Borrower’s compliance with the Skilled Nursing Covenant.

“Skilled Nursing Covenant” means Borrower’s covenant and agreement that the Skilled Nursing Net Operating Income Percentage shall not exceed twenty percent (20%) with respect to any Mortgaged Property.

“Skilled Nursing Net Operating Income” means, for any specified period, net income derived from the skilled nursing units of the applicable Mortgaged Property available for repayment of debt as adjusted in accordance with the Underwriting and Servicing Requirements applicable to skilled nursing units.

“Skilled Nursing Net Operating Income Percentage” means the ratio of Skilled Nursing Net Operating Income to the total Net Operating Income for the applicable Mortgaged Property, expressed as a percentage.

3.            Section 6.02(a) (Property Use, Preservation and Maintenance – Covenants – Use of Property) of this Master Agreement is hereby amended by deleting Section 6.02(a)(8) in its entirety, and a new subsection is hereby added to the end of Section 6.02(a)(1) as follows:

(C)         such change in use does not increase the number of skilled nursing units or beds at the Mortgaged Property);

4.            Section 6.02 (Property Use, Preservation and Maintenance – Covenants) of this Master Agreement is hereby amended to add the following provision to the end thereof:

Master Credit Facility Agreement (Seniors Housing)	Form 6230.SRS.SN [modified]	Page 1
Schedule 18 (Seniors Housing – Skilled Nursing)	05-16	© 2016 Fannie Mae

(m)          Skilled Nursing Covenant.

(1)         Borrower covenants and agrees to comply with the Skilled Nursing Covenant.

(2)         Following Borrower’s delivery of the annual financial statements required pursuant to Section 8.02 in form sufficient for Lender to determine the Net Operating Income for the applicable Mortgaged Property and the Skilled Nursing Net Operating Income for Borrower’s most recent fiscal year, Lender shall perform a Skilled Nursing Compliance Calculation for the prior calendar year.

(3)         If the Skilled Nursing Compliance Calculation shows a resulting Skilled Nursing Net Operating Income Percentage equal to or exceeding fifteen percent (15%), Lender shall notify Borrower in writing. Lender shall thereafter complete Quarterly Testing, based on the most recent financial statements and reports delivered by Borrower pursuant to Section 8.02 in form sufficient for Lender to determine the Net Operating Income for the applicable Mortgaged Property and the Skilled Nursing Net Operating Income for Borrower’s most recent Quarterly Testing period, beginning at the end of the second calendar quarter until such time as the results of the Quarterly Testing show a Skilled Nursing Net Operating Income Percentage less than fifteen percent (15%).

(4)         If any Skilled Nursing Compliance Calculation shows that Borrower is in violation of the Skilled Nursing Covenant, Lender shall notify Borrower in writing. If Borrower continues to be in violation of the Skilled Nursing Covenant as of the end of the next Quarterly Testing, Lender shall notify Borrower in writing and such continued violation shall be an Event of Default subject to the terms of Section 14.01(c) of this Master Agreement.

(5)         If Borrower has actual knowledge of a violation of the Skilled Nursing Covenant, Borrower shall promptly notify Lender.

5.             Section 14.01(a) (Defaults/Remedies – Events of Default – Automatic Events of Default) of this Master Agreement is hereby amended to add the following provision to the end thereof:

Master Credit Facility Agreement (Seniors Housing)	Form 6230.SRS.SN [modified]	Page 2
Schedule 18 (Seniors Housing – Skilled Nursing)	05-16	© 2016 Fannie Mae

(21)        ceases to provide other facilities and services normally associated with skilled nursing units, including (A) three (3) meals per day either delivered to the resident or in central dining services, (B) ancillary services such as physical therapy or occupational therapy, (C) periodic housekeeping, (D) laundry services, (E) sufficient medical staff to provide the required resident medical care, (F) customary transportation services, and (G) social activities.

[Remainder of Page Intentionally Blank]

Master Credit Facility Agreement (Seniors Housing)	Form 6230.SRS.SN [modified]	Page 3
Schedule 18 (Seniors Housing – Skilled Nursing)	05-16	© 2016 Fannie Mae

INITIAL PAGE TO SCHEDULE 18 TO

MASTER CREDIT FACILITY AGREEMENT

Seniors Housing – Skilled Nursing

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6230.SRS.SN [modified]	Initial Page
Schedule 18 (Seniors Housing – Skilled Nursing)	05-16	© 2016 Fannie Mae

SCHEDULE 18-A TO

MASTER CREDIT FACILITY AGREEMENT

Addenda to Schedule 2 – Summary of Master Terms

Seniors Housing – Skilled Nursing

[TO BE COMPLETED FOR EACH MORTGAGED PROPERTY WITH SKILLED NURSING AS THEY ARE ADDED TO THE COLLATERAL POOL; UNDER “TYPE OF PROPERTY” ON SCHEDULE 2 TO LOAN AGREEMENT, INDICATE SKILLED NURSING ALONG WITH ANY OTHER APPLICABLE PROPERTY TYPES.]

III.A Seniors Housing – Skilled Nursing [PROPERTY NAME]
Skilled Nursing Net Operating Income Percentage	____________%
Skilled nursing units	____________ [DRAFTING NOTE: INSERT NUMBER OF SKILLED NURSING UNITS AS OF THE EFFECTIVE DATE]
Medicaid-eligible units	____________ [DRAFTING NOTE: INSERT NUMBER OF MEDICAID-ELIGIBLE UNITS AS OF THE EFFECTIVE DATE]

[Insert for each Mortgaged Property]

[Remainder of Page Intentionally Blank]

Master Credit Facility Agreement (Seniors Housing)	Form 6102.16.SRS.SN [modified]	Page 1
Schedule 18-A (Schedule 2 Addenda - Seniors Housing – Skilled Nursing)	05-16	© 2016 Fannie Mae

INITIAL PAGE TO SCHEDULE 18-A TO

MASTER CREDIT FACILITY AGREEMENT

Addenda to Schedule 2 – Summary of Master Terms

Seniors Housing – Skilled Nursing

JG

Borrower Initials

Master Credit Facility Agreement (Seniors Housing)	Form 6102.21.SRS.SN [modified]	Initial Page
Schedule 18-A (Schedule 2 Addenda - Seniors Housing – Skilled Nursing)	05-16	© 2016 Fannie Mae

SCHEDULE 19 TO

MASTER CREDIT FACILITY AGREEMENT

Kansas – No Oral Agreements Certificate

[See attached.]

Master Credit Facility Agreement (Seniors Housing)	Page 1
Schedule 19 (Kansas – No Oral Agreements Certificate)